      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 16, 2003

                                                    Registration No. 333-_______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                    FORM S-4
                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933

                            ------------------------

                              THE SHAW GROUP INC.*
             (exact name of registrant as specified in its charter)

                    LOUISIANA                                     3490                                 72-1106167
(State or Other Jurisdiction of Incorporation or      (Primary Standard Industrial        (I.R.S. Employer Identification No.)
                  Organization)                        Classification Code Number)

                         4171 ESSEN LANE                                                  GARY P. GRAPHIA
                   BATON ROUGE, LOUISIANA 70809                                    SECRETARY AND GENERAL COUNSEL
                          (225) 932-2500                                                  4171 ESSEN LANE
                   (Address, Including Zip Code,                                   BATON ROUGE, LOUISIANA 70809
            and Telephone Number, Including Area Code,                                    (225) 932-2500
           of Registrant's Principal Executive Offices)                         (Name, Address, Including Zip Code,
                                                                                  and Telephone Number, Including
                                                                                 Area Code, of Agent for Service)

                            ------------------------
                                    Copy to:
                              DAVID P. OELMAN, ESQ.
                             VINSON & ELKINS L.L.P.
                              2300 FIRST CITY TOWER
                               1001 FANNIN STREET
                            HOUSTON, TEXAS 77002-6760
                                  713-758-2222
                               713-758-2346 (FAX)
                            ------------------------

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

      If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

      If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

                         CALCULATION OF REGISTRATION FEE

                                                                 PROPOSED MAXIMUM     PROPOSED MAXIMUM
         TITLE OF EACH CLASS OF               AMOUNT TO BE        OFFERING PRICE     AGGREGATE OFFERING          AMOUNT OF
       SECURITIES TO BE REGISTERED             REGISTERED          PER NOTE (1)          PRICE (1)           REGISTRATION FEE
       ---------------------------             ----------          ------------          ---------           ----------------
10.75% Senior Notes Due 2010. . . . .         $253,029,000             100%             $253,029,000              $20,470
Guarantees by certain subsidiaries of               --                  --                   --                    -- (2)
The Shaw Group Inc.*

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(f) under the Securities Act of 1933, as amended.

(2) Pursuant to Rule 457(n) no separate fee for the guarantees is payable because the guarantees relate to other securities that are being registered concurrently.

* Includes certain subsidiaries of The Shaw Group Inc. identified on the following pages.

                    AMERICAN PLASTIC PIPE AND SUPPLY, L.L.C.
             (Exact Name of Registrant As Specified In Its Charter)

                    LOUISIANA                                  33-1011591
(State or Other Jurisdiction of Incorporation or     (I.R.S. Employer Identification
                  Organization)                                  Number)

                         ARLINGTON AVENUE E VENTURE, LLC
             (Exact Name of Registrant As Specified In Its Charter)


                    DELAWARE                                   68-0498475
(State or Other Jurisdiction of Incorporation or     (I.R.S. Employer Identification
                  Organization)                                  Number)

                        BENICIA NORTH GATEWAY II, L.L.C.
             (Exact Name of Registrant As Specified In Its Charter)

                    LOUISIANA                                  75-3047268
(State or Other Jurisdiction of Incorporation or     (I.R.S. Employer Identification
                  Organization)                                  Number)

                                 B.F. SHAW, INC.
             (Exact Name of Registrant As Specified In Its Charter)

                 SOUTH CAROLINA                                72-1106168
(State or Other Jurisdiction of Incorporation or     (I.R.S. Employer Identification
                  Organization)                                  Number)

                            CAMDEN ROAD VENTURE, LLC
             (Exact Name of Registrant As Specified In Its Charter)

                    DELAWARE                                   68-0498480
(State or Other Jurisdiction of Incorporation or     (I.R.S. Employer Identification
                  Organization)                                  Number)

                            C.B.P. ENGINEERING CORP.
             (Exact Name of Registrant As Specified In Its Charter)

                    ILLINOIS                                   36-2860678
(State or Other Jurisdiction of Incorporation or     (I.R.S. Employer Identification
                  Organization)                                  Number)

                            CHIMENTO WETLANDS, L.L.C.
             (Exact Name of Registrant As Specified In Its Charter)

                    LOUISIANA                                  01-0692358
(State or Other Jurisdiction of Incorporation or     (I.R.S. Employer Identification
                  Organization)                                  Number)

                                 EMCON/OWT, INC.
             (Exact Name of Registrant As Specified In Its Charter)

                    LOUISIANA                                  77-0589893
(State or Other Jurisdiction of Incorporation or     (I.R.S. Employer Identification
                  Organization)                                  Number)

                                ENVIROGEN, INC.
             (Exact Name of Registrant As Specified In Its Charter)

                     DELAWARE                                   22-2899415
(State or Other Jurisdiction of Incorporation or     (I.R.S. Employer Identification
                  Organization)                                  Number)

                              FIELD SERVICES, INC.
             (Exact Name of Registrant As Specified In Its Charter)

                    LOUISIANA                                  72-1482550
(State or Other Jurisdiction of Incorporation or     (I.R.S. Employer Identification
                  Organization)                                  Number)

                      GREAT SOUTHWEST PARKWAY VENTURE, LLC
             (Exact Name of Registrant As Specified In Its Charter)

                    DELAWARE                                   68-0498479
(State or Other Jurisdiction of Incorporation or     (I.R.S. Employer Identification
                  Organization)                                  Number)

                              HL NEWHALL II, L.L.C.
             (Exact Name of Registrant As Specified In Its Charter)

                    LOUISIANA                                  73-1638493
(State or Other Jurisdiction of Incorporation or     (I.R.S. Employer Identification
                  Organization)                                  Number)

                            JERNEE MILL ROAD, L.L.C.
             (Exact Name of Registrant As Specified In Its Charter)

                    LOUISIANA                                  77-0592653
(State or Other Jurisdiction of Incorporation or     (I.R.S. Employer Identification
                  Organization)                                  Number)

                              KATO ROAD II, L.L.C.
             (Exact Name of Registrant As Specified In Its Charter)

                    LOUISIANA                                  73-1641813
(State or Other Jurisdiction of Incorporation or     (I.R.S. Employer Identification
                  Organization)                                  Number)

                                  KIP I, L.L.C.
             (Exact Name of Registrant As Specified In Its Charter)

                    LOUISIANA                                  77-0591660
(State or Other Jurisdiction of Incorporation or     (I.R.S. Employer Identification
                  Organization)                                  Number)

                             LANDBANK BAKER, L.L.C.
             (Exact Name of Registrant As Specified In Its Charter)

                    LOUISIANA                                  03-0445175
(State or Other Jurisdiction of Incorporation or     (I.R.S. Employer Identification
                  Organization)                                  Number)

                           LANDBANK PROPERTIES, L.L.C.
             (Exact Name of Registrant As Specified In Its Charter)

                    LOUISIANA                                  73-1638502
(State or Other Jurisdiction of Incorporation or     (I.R.S. Employer Identification
                  Organization)                                  Number)

                             LFG SPECIALTIES, L.L.C.
             (Exact Name of Registrant As Specified In Its Charter)

                    LOUISIANA                                  33-1011588
(State or Other Jurisdiction of Incorporation or     (I.R.S. Employer Identification
                  Organization)                                  Number)

                    MILLSTONE RIVER WETLAND SERVICES, L.L.C.
             (Exact Name of Registrant As Specified In Its Charter)

                    LOUISIANA                                  74-3040582
(State or Other Jurisdiction of Incorporation or     (I.R.S. Employer Identification
                  Organization)                                  Number)

                                   MWR, INC.
             (Exact Name of Registrant As Specified In Its Charter)

                     MICHIGAN                                  38-2677202
(State or Other Jurisdiction of Incorporation or     (I.R.S. Employer Identification
                  Organization)                                  Number)

                            NORWOOD VENTURE I, L.L.C.
             (Exact Name of Registrant As Specified In Its Charter)

                    LOUISIANA                                  APPLIED FOR
(State or Other Jurisdiction of Incorporation or     (I.R.S. Employer Identification
                  Organization)                                  Number)

                          OTAY MESA VENTURES II, L.L.C.
             (Exact Name of Registrant As Specified In Its Charter)

                    LOUISIANA                                  27-0009050
(State or Other Jurisdiction of Incorporation or     (I.R.S. Employer Identification
                  Organization)                                  Number)

                           PLATTSBURG VENTURE, L.L.C.
             (Exact Name of Registrant As Specified In Its Charter)

                    LOUISIANA                                  27-0009151
(State or Other Jurisdiction of Incorporation or     (I.R.S. Employer Identification
                  Organization)                                  Number)

                            POWER TECHNOLOGIES, INC.
             (Exact Name of Registrant As Specified In Its Charter)

                    LOUISIANA                                  72-1496643
(State or Other Jurisdiction of Incorporation or     (I.R.S. Employer Identification
                  Organization)                                  Number)

                      PROSPECT INDUSTRIES (HOLDINGS), INC.
             (Exact Name of Registrant As Specified In Its Charter)

                    DELAWARE                                   36-2860679
(State or Other Jurisdiction of Incorporation or     (I.R.S. Employer Identification
                  Organization)                                  Number)

                            RARITAN VENTURE I, L.L.C.
             (Exact Name of Registrant As Specified In Its Charter)

                    LOUISIANA                                  75-3046549
(State or Other Jurisdiction of Incorporation or     (I.R.S. Employer Identification
                  Organization)                                  Number)

                                S C WOODS, L.L.C.
             (Exact Name of Registrant As Specified In Its Charter)

                    DELAWARE                                   72-1507985
(State or Other Jurisdiction of Incorporation or     (I.R.S. Employer Identification
                  Organization)                                  Number)

                                 SHAW A/DE, INC.
             (Exact Name of Registrant As Specified In Its Charter)

                    LOUISIANA                                  72-1326466
(State or Other Jurisdiction of Incorporation or     (I.R.S. Employer Identification
                  Organization)                                  Number)

                        SHAW ALLOY PIPING PRODUCTS, INC.
             (Exact Name of Registrant As Specified In Its Charter)

                    LOUISIANA                                  72-0742268
(State or Other Jurisdiction of Incorporation or     (I.R.S. Employer Identification
                  Organization)                                  Number)

                                SHAW BENECO, INC.
             (Exact Name of Registrant As Specified In Its Charter)

                    LOUISIANA                                  68-0501371
(State or Other Jurisdiction of Incorporation or     (I.R.S. Employer Identification
                  Organization)                                  Number)

                             SHAW CALIFORNIA, L.L.C.
             (Exact Name of Registrant As Specified In Its Charter)

                    LOUISIANA                                  04-3667855
(State or Other Jurisdiction of Incorporation or     (I.R.S. Employer Identification
                  Organization)                                  Number)

                               SHAW CAPITAL, INC.
             (Exact Name of Registrant As Specified In Its Charter)

                     NEVADA                                    88-0441288
(State or Other Jurisdiction of Incorporation or     (I.R.S. Employer Identification
                  Organization)                                  Number)

                                 SHAW CMS, INC.
             (Exact Name of Registrant As Specified In Its Charter)

                    DELAWARE                                   54-1574893
(State or Other Jurisdiction of Incorporation or     (I.R.S. Employer Identification
                  Organization)                                  Number)

                                SHAW CONNEX, INC.
             (Exact Name of Registrant As Specified In Its Charter)

                    DELAWARE                                   31-1333038
(State or Other Jurisdiction of Incorporation or     (I.R.S. Employer Identification
                  Organization)                                  Number)

                             SHAW CONSTRUCTORS, INC.
             (Exact Name of Registrant As Specified In Its Charter)

                    LOUISIANA                                  72-0944168
(State or Other Jurisdiction of Incorporation or     (I.R.S. Employer Identification
                  Organization)                                  Number)

                       SHAW E&I INVESTMENT HOLDINGS, INC.
             (Exact Name of Registrant As Specified In Its Charter)

                    LOUISIANA                                  41-2037834
(State or Other Jurisdiction of Incorporation or     (I.R.S. Employer Identification
                  Organization)                                  Number)

                            SHAW ENVIRONMENTAL, INC.
             (Exact Name of Registrant As Specified In Its Charter)

                    LOUISIANA                                  77-0589932
(State or Other Jurisdiction of Incorporation or     (I.R.S. Employer Identification
                  Organization)                                  Number)

                    SHAW ENVIRONMENTAL & INFRASTRUCTURE, INC.
             (Exact Name of Registrant As Specified In Its Charter)

                    LOUISIANA                                  75-3044680
(State or Other Jurisdiction of Incorporation or     (I.R.S. Employer Identification
                  Organization)                                  Number)

                 SHAW ENVIRONMENTAL LIABILITY SOLUTIONS, L.L.C.
             (Exact Name of Registrant As Specified In Its Charter)

                    LOUISIANA                                  57-1158927
(State or Other Jurisdiction of Incorporation or     (I.R.S. Employer Identification
                  Organization)                                  Number)

                             SHAW FABRICATORS, INC.
             (Exact Name of Registrant As Specified In Its Charter)

                    LOUISIANA                                  62-1718401
(State or Other Jurisdiction of Incorporation or     (I.R.S. Employer Identification
                  Organization)                                  Number)

                              SHAW FACILITIES, INC.
             (Exact Name of Registrant As Specified In Its Charter)

                    LOUISIANA                                  82-0540781
(State or Other Jurisdiction of Incorporation or     (I.R.S. Employer Identification
                  Organization)                                  Number)

                                 SHAW FCI, INC.
             (Exact Name of Registrant As Specified In Its Charter)

                    DELAWARE                                   72-1266939
(State or Other Jurisdiction of Incorporation or     (I.R.S. Employer Identification
                  Organization)                                  Number)

                                 SHAW FVF, INC.
             (Exact Name of Registrant As Specified In Its Charter)

                    LOUISIANA                                  72-1135365
(State or Other Jurisdiction of Incorporation or     (I.R.S. Employer Identification
                  Organization)                                  Number)

                        SHAW GLOBAL ENERGY SERVICES, INC.
             (Exact Name of Registrant As Specified In Its Charter)

                    LOUISIANA                                  72-0962273
(State or Other Jurisdiction of Incorporation or     (I.R.S. Employer Identification
                  Organization)                                  Number)

                             SHAW GRP OF CALIFORNIA
             (Exact Name of Registrant As Specified In Its Charter)

                   CALIFORNIA                                  72-1492217
(State or Other Jurisdiction of Incorporation or     (I.R.S. Employer Identification
                  Organization)                                  Number)

                                 SHAW HEAT, INC.
             (Exact Name of Registrant As Specified In Its Charter)

                    LOUISIANA                                  94-3419136
(State or Other Jurisdiction of Incorporation or     (I.R.S. Employer Identification
                  Organization)                                  Number)

                        SHAW INDUSTRIAL SUPPLY CO., INC.
             (Exact Name of Registrant As Specified In Its Charter)

                    LOUISIANA                                  72-1310139
(State or Other Jurisdiction of Incorporation or     (I.R.S. Employer Identification
                  Organization)                                  Number)

                            SHAW INFRASTRUCTURE, INC.
             (Exact Name of Registrant As Specified In Its Charter)

                    LOUISIANA                                  41-2042864
(State or Other Jurisdiction of Incorporation or     (I.R.S. Employer Identification
                  Organization)                                  Number)

                    SHAW INTELLECTUAL PROPERTY HOLDINGS, INC.
             (Exact Name of Registrant As Specified In Its Charter)

                    LOUISIANA                                  45-0475552
(State or Other Jurisdiction of Incorporation or     (I.R.S. Employer Identification
                  Organization)                                  Number)

                            SHAW INTERNATIONAL, INC.
             (Exact Name of Registrant As Specified In Its Charter)

                    LOUISIANA                                  72-1237437
(State or Other Jurisdiction of Incorporation or     (I.R.S. Employer Identification
                  Organization)                                  Number)

                            SHAW JV HOLDINGS, L.L.C.
             (Exact Name of Registrant As Specified In Its Charter)

                    LOUISIANA                                  72-1483385
(State or Other Jurisdiction of Incorporation or     (I.R.S. Employer Identification
                  Organization)                                  Number)

                             SHAW MAINTENANCE, INC.
             (Exact Name of Registrant As Specified In Its Charter)

                    LOUISIANA                                  72-1360032
(State or Other Jurisdiction of Incorporation or     (I.R.S. Employer Identification
                  Organization)                                  Number)

                           SHAW MANAGED SERVICES, INC.
             (Exact Name of Registrant As Specified In Its Charter)

                    LOUISIANA                                  72-1345961
(State or Other Jurisdiction of Incorporation or     (I.R.S. Employer Identification
                  Organization)                                  Number)

                       SHAW MANAGEMENT SERVICES ONE, INC.
             (Exact Name of Registrant As Specified In Its Charter)

                    LOUISIANA                                  41-2055300
(State or Other Jurisdiction of Incorporation or     (I.R.S. Employer Identification
                  Organization)                                  Number)


                               SHAW NAPTECH, INC.
             (Exact Name of Registrant As Specified In Its Charter)

                    DELAWARE                                   87-0492102
(State or Other Jurisdiction of Incorporation or     (I.R.S. Employer Identification
                  Organization)                                  Number)

                             SHAW PIPE SHIELDS, INC.
             (Exact Name of Registrant As Specified In Its Charter)

                   CALIFORNIA                                  94-1682925
(State or Other Jurisdiction of Incorporation or     (I.R.S. Employer Identification
                  Organization)                                  Number)

                            SHAW PIPE SUPPORTS, INC.
             (Exact Name of Registrant As Specified In Its Charter)

                      TEXAS                                    72-1266940
(State or Other Jurisdiction of Incorporation or     (I.R.S. Employer Identification
                  Organization)                                  Number)

                        SHAW POWER SERVICES GROUP, L.L.C.
             (Exact Name of Registrant As Specified In Its Charter)

                    LOUISIANA                                  72-1515472
(State or Other Jurisdiction of Incorporation or     (I.R.S. Employer Identification
                  Organization)                                  Number)

                            SHAW POWER SERVICES, INC.
             (Exact Name of Registrant As Specified In Its Charter)

                    LOUISIANA                                  72-1338077
(State or Other Jurisdiction of Incorporation or     (I.R.S. Employer Identification
                  Organization)                                  Number)

                     SHAW PROCESS AND INDUSTRIAL GROUP, INC.
             (Exact Name of Registrant As Specified In Its Charter)

                    LOUISIANA                                  72-1405017
(State or Other Jurisdiction of Incorporation or     (I.R.S. Employer Identification
                  Organization)                                  Number)

                         SHAW PROCESS FABRICATORS, INC.
             (Exact Name of Registrant As Specified In Its Charter)

                    LOUISIANA                                  72-1080769
(State or Other Jurisdiction of Incorporation or     (I.R.S. Employer Identification
                  Organization)                                  Number)

                          SHAW PROPERTY HOLDINGS, INC.
             (Exact Name of Registrant As Specified In Its Charter)

                    LOUISIANA                                  27-0009256
(State or Other Jurisdiction of Incorporation or     (I.R.S. Employer Identification
                  Organization)                                  Number)

                        SHAW REMEDIATION SERVICES, L.L.C.
             (Exact Name of Registrant As Specified In Its Charter)

                    LOUISIANA                                  75-3046705
(State or Other Jurisdiction of Incorporation or     (I.R.S. Employer Identification
                  Organization)                                  Number)

                              SHAW SERVICES, L.L.C.
             (Exact Name of Registrant As Specified In Its Charter)

                    LOUISIANA                                  72-1515466
(State or Other Jurisdiction of Incorporation or     (I.R.S. Employer Identification
                  Organization)                                  Number)

                           SHAW SSS FABRICATORS, INC.
             (Exact Name of Registrant As Specified In Its Charter)

                    LOUISIANA                                  72-1495933
(State or Other Jurisdiction of Incorporation or     (I.R.S. Employer Identification
                  Organization)                                  Number)

                         SHAW SUNLAND FABRICATORS, INC.
             (Exact Name of Registrant As Specified In Its Charter)

                    LOUISIANA                                  72-1239935
(State or Other Jurisdiction of Incorporation or     (I.R.S. Employer Identification
                  Organization)                                  Number)

                     SHAW WORD INDUSTRIES FABRICATORS, INC.
             (Exact Name of Registrant As Specified In Its Charter)

                    OKLAHOMA                                   73-1486975
(State or Other Jurisdiction of Incorporation or     (I.R.S. Employer Identification
                  Organization)                                  Number)

                              SO-GLEN GAS CO., LLC
             (Exact Name of Registrant As Specified In Its Charter)

                      OHIO                                     34-1881112
(State or Other Jurisdiction of Incorporation or     (I.R.S. Employer Identification
                  Organization)                                  Number)

                           STONE & WEBSTER ASIA, INC.
             (Exact Name of Registrant As Specified In Its Charter)

                    LOUISIANA                                  72-1481348
(State or Other Jurisdiction of Incorporation or     (I.R.S. Employer Identification
                  Organization)                                  Number)

                       STONE & WEBSTER CONSTRUCTION, INC.
             (Exact Name of Registrant As Specified In Its Charter)

                    LOUISIANA                                  72-1481673
(State or Other Jurisdiction of Incorporation or     (I.R.S. Employer Identification
                  Organization)                                  Number)

                  STONE & WEBSTER CONSTRUCTION SERVICES, L.L.C.
             (Exact Name of Registrant As Specified In Its Charter)

                    LOUISIANA                                  72-1515465
(State or Other Jurisdiction of Incorporation or     (I.R.S. Employer Identification
                  Organization)                                  Number)

                        STONE & WEBSTER HOLDING ONE, INC.
             (Exact Name of Registrant As Specified In Its Charter)

                    LOUISIANA                                  72-1478573
(State or Other Jurisdiction of Incorporation or     (I.R.S. Employer Identification
                  Organization)                                  Number)

                        STONE & WEBSTER HOLDING TWO, INC.
             (Exact Name of Registrant As Specified In Its Charter)

                    LOUISIANA                                  72-1478616
(State or Other Jurisdiction of Incorporation or     (I.R.S. Employer Identification
                  Organization)                                  Number)

                              STONE & WEBSTER, INC.
             (Exact Name of Registrant As Specified In Its Charter)

                    LOUISIANA                                  72-1478572
(State or Other Jurisdiction of Incorporation or     (I.R.S. Employer Identification
                  Organization)                                  Number)

                       STONE & WEBSTER INTERNATIONAL, INC.
             (Exact Name of Registrant As Specified In Its Charter)

                    LOUISIANA                                  72-1484951
(State or Other Jurisdiction of Incorporation or     (I.R.S. Employer Identification
                  Organization)                                  Number)

                  STONE & WEBSTER INTERNATIONAL HOLDINGS, INC.
             (Exact Name of Registrant As Specified In Its Charter)

                    LOUISIANA                                  72-1486511
(State or Other Jurisdiction of Incorporation or     (I.R.S. Employer Identification
                  Organization)                                  Number)

            STONE & WEBSTER - IT RUSSIA MANAGEMENT CONSULTANTS, INC.
             (Exact Name of Registrant As Specified In Its Charter)

                    LOUISIANA                                  43-1969254
(State or Other Jurisdiction of Incorporation or     (I.R.S. Employer Identification
                  Organization)                                  Number)

                STONE & WEBSTER-JSC MANAGEMENT CONSULTANTS, INC.
             (Exact Name of Registrant As Specified In Its Charter)

                    LOUISIANA                                  81-0579206
(State or Other Jurisdiction of Incorporation or     (I.R.S. Employer Identification
                  Organization)                                  Number)

                  STONE & WEBSTER MANAGEMENT CONSULTANTS, INC.
             (Exact Name of Registrant As Specified In Its Charter)

                    LOUISIANA                                  72-1483422
(State or Other Jurisdiction of Incorporation or     (I.R.S. Employer Identification
                  Organization)                                  Number)

                       STONE & WEBSTER MASSACHUSETTS, INC.
             (Exact Name of Registrant As Specified In Its Charter)

                  MASSACHUSETTS                                04-3529340
(State or Other Jurisdiction of Incorporation or     (I.R.S. Employer Identification
                  Organization)                                  Number)

                         STONE & WEBSTER MICHIGAN, INC.
             (Exact Name of Registrant As Specified In Its Charter)

                    MICHIGAN                                   72-1493510
(State or Other Jurisdiction of Incorporation or     (I.R.S. Employer Identification
                  Organization)                                  Number)

                    STONE & WEBSTER PROCESS TECHNOLOGY, INC.
             (Exact Name of Registrant As Specified In Its Charter)

                    LOUISIANA                                  72-1478641
(State or Other Jurisdiction of Incorporation or     (I.R.S. Employer Identification
                  Organization)                                  Number)

                        STONE & WEBSTER SERVICES, L.L.C.
             (Exact Name of Registrant As Specified In Its Charter)

                    LOUISIANA                                  72-1515448
(State or Other Jurisdiction of Incorporation or     (I.R.S. Employer Identification
                  Organization)                                  Number)

                         SWINC ACQUISITION FIVE, L.L.C.
             (Exact Name of Registrant As Specified In Its Charter)

                    LOUISIANA                                  72-1479284
(State or Other Jurisdiction of Incorporation or     (I.R.S. Employer Identification
                  Organization)                                  Number)

                            THE LANDBANK GROUP, INC.
             (Exact Name of Registrant As Specified In Its Charter)

                    LOUISIANA                                  01-0679394
(State or Other Jurisdiction of Incorporation or     (I.R.S. Employer Identification
                  Organization)                                  Number)

                           WHIPPANY VENTURE I, L.L.C.
             (Exact Name of Registrant As Specified In Its Charter)

                    LOUISIANA                                  33-1003786
(State or Other Jurisdiction of Incorporation or     (I.R.S. Employer Identification
                  Organization)                                  Number)

      EACH REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

================================================================================

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


SUBJECT TO COMPLETION, DATED MAY 16, 2003.

PROSPECTUS

                               THE SHAW GROUP INC.
                             OFFER TO EXCHANGE UP TO
                  $253,029,000 OF 10.75% SENIOR NOTES DUE 2010

                                       FOR

                  $253,029,000 OF 10.75% SENIOR NOTES DUE 2010
           THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933

                           TERMS OF THE EXCHANGE OFFER

o We are offering to exchange up to $253,029,000 of our outstanding 10.75% Senior Notes Due 2010 for new notes with substantially identical terms that have been registered under the Securities Act and are freely tradable.

o We will exchange all outstanding notes that you validly tender and do not validly withdraw before the exchange offer expires for an equal principal amount of new notes.

o The exchange offer expires at 5:00 p.m., New York City time, on __________, 2003, unless extended. We do not currently intend to extend the exchange offer.

o Tenders of outstanding notes may be withdrawn at any time prior to the expiration of the exchange offer.

o The exchange of outstanding notes for new notes will not be a taxable event to you for U.S. federal income tax purposes.

       TERMS OF THE NEW 10.75% SENIOR NOTES OFFERED IN THE EXCHANGE OFFER

MATURITY

o     The new notes will mature on March 15, 2010.

INTEREST

o Interest on the new notes is payable on March 15 and September 15 of each year, beginning September 15, 2003.

o     Interest will accrue from March 17, 2003.

REDEMPTION

o We may redeem some or all of the new notes at any time on or after March 15, 2007 at redemption prices listed in "Description of the Notes -- Optional Redemption," and prior to that date we may redeem all, but not less than all, of the notes by the payment of a make-whole premium.

o Subject to certain limitations, at any time on or before March 15, 2006, we may also redeem up to 35% of the new notes using the net proceeds of certain equity offerings.

CHANGE OF CONTROL

o If we experience a change of control, subject to certain conditions, we must offer to purchase the new notes.

RANKING

o The new notes are unsecured. The new notes rank equally in right of payment with all of our other existing and future unsecured senior debt and senior in right of payment to all of our future subordinated debt.

o The new notes are subordinated to our existing and future secured debt to the extent of that security.

GUARANTEES

o If we cannot make payment on the new notes when they are due, certain of our subsidiaries have guaranteed the notes and must make payment instead.


--------------------------------------------------------------------------------

      PLEASE READ "RISK FACTORS" ON PAGE 6 FOR A DISCUSSION OF FACTORS YOU SHOULD CONSIDER BEFORE PARTICIPATING IN THE EXCHANGE OFFER.

--------------------------------------------------------------------------------

      NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

--------------------------------------------------------------------------------

                  THE DATE OF THIS PROSPECTUS IS     , 2003.

      This prospectus is part of a registration statement we filed with the Securities and Exchange Commission. In making your investment decision, you should rely only on the information contained in this prospectus and in the accompanying letter of transmittal. We have not authorized anyone to provide you with any other information. If you receive any unauthorized information, you must not rely on it. We are not making an offer to sell these securities in any state where the offer is not permitted. You should not assume that the information contained in this prospectus, or the documents incorporated by reference into this prospectus, is accurate as of any date other than the date on the front cover of this prospectus or the date of such document, as the case may be.

                                 ---------------

                                TABLE OF CONTENTS

WHERE YOU CAN FIND MORE INFORMATION..........................................i
PROSPECTUS SUMMARY...........................................................1
RISK FACTORS.................................................................7
EXCHANGE OFFER..............................................................24
RATIOS OF EARNINGS TO FIXED CHARGES.........................................30
USE OF PROCEEDS.............................................................32
DESCRIPTION OF THE NEW NOTES................................................33
FEDERAL INCOME TAX CONSIDERATIONS...........................................74
PLAN OF DISTRIBUTION........................................................74
LEGAL MATTERS...............................................................75
INDEPENDENT AUDITORS........................................................75
FORWARD-LOOKING STATEMENTS..................................................76
INDEX TO FINANCIAL STATEMENTS..............................................F-1
LETTER OF TRANSMITTAL..................................................ANNEX A

                                 ---------------

                       WHERE YOU CAN FIND MORE INFORMATION

      We file annual, quarterly and current reports and other information with the SEC (File No. 1-12227). You may read and copy any documents that are filed at the SEC Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may also obtain copies of these documents at prescribed rates from the Public Reference Section of the SEC at its Washington address. Please call the SEC at l-800-SEC-0330 for further information.

      Our filings are also available to the public through:

      -     the SEC web site at http://www.sec.gov; and

      -     The New York Stock Exchange 20 Broad Street New York, New York
            10005.

     The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to that information. This prospectus incorporates important business and financial information about us that is not included in or delivered with this prospectus. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any further filings made with the SEC under
Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), excluding any information furnished to the SEC pursuant to Item 9, Item 11 or Item 12 of any current report on Form 8-K and any certification furnished to the SEC as an exhibit to any periodic report on Form 10-K or Form 10-Q, until the termination of this offering:

      -     Our Annual Report on Form 10-K for the fiscal year ended August 31,
            2002;

      - Our Quarterly Report on Form 10-Q for the fiscal quarter ended November 30, 2002;

      - Our Quarterly Report on Form 10-Q for the fiscal quarter ended February 28, 2003 (other than Exhibits 99.1 and 99.2 furnished to the SEC with such Quarterly Report);

      - Our Current Report on Form 8-K filed on May 16, 2002, as amended by Form 8-K/A filed on July 12, 2002, as further amended by Form
            8-K/A filed on May 16, 2003;

      - Our Current Reports on Form 8-K filed with the SEC on February 27, 2003 (other than any information furnished to the SEC pursuant to Item 9 of such Current Reports);

      -     Our Current Report on Form 8-K filed with the SEC on March 13, 2003;
            and

      - Our Current Report on Form 8-K filed with the SEC on March 19, 2003 (other than any information furnished to the SEC pursuant to Item 9 or Item 12 of such Current Report).

            All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information furnished pursuant to Item 9, Item 11 or Item 12 on any current report on Form 8-K and any certification furnished to the SEC as an exhibit to any periodic report on Form 10-K or Form 10-Q) subsequent to the date of this filing and prior to the termination of this offering shall be deemed to be incorporated in this prospectus and to be a part hereof from the date of the filing of such document. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this prospectus, or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

            You may request a copy of these filings at no cost by writing or telephoning us at the following address or phone number:

           The Shaw Group Inc.
           4171 Essen Lane
           Baton Rouge, Louisiana 70809
           (225) 932-2500

            To obtain timely delivery, you should request this information no later than 5 business days before expiration of the offer.

            You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this document.

                               PROSPECTUS SUMMARY

      The following summary may not contain all of the information that may be important to you. You should consider carefully all of the information in this prospectus and the documents we have incorporated into this prospectus by reference before making an investment decision, particularly the information set forth under the caption "Risk Factors" included in this prospectus. In addition, certain statements include forward-looking information which involves risks and uncertainties. Please read "Forward-Looking Statements." Except as otherwise indicated herein, or as the context may otherwise require, the words "we," "our," "us," and "Shaw" refer to The Shaw Group Inc. and its subsidiaries, including the operations of businesses we acquired prior to the date of acquisition. References to the "notes" in this prospectus include both the outstanding notes and the new notes.

                                   THE COMPANY

      We offer a broad range of services to clients in the environmental and infrastructure, power and process industries worldwide. We are a leading provider of consulting, engineering, construction, remediation and facilities management services to the environmental, infrastructure and Homeland Security markets. We are also a vertically-integrated provider of comprehensive engineering, consulting, procurement, pipe fabrication, construction and maintenance services to the power and process industries.

            Our executive offices are located at 4171 Essen Lane, Baton Rouge, Louisiana 70809, and our telephone number is (225) 932-2500.

                               THE EXCHANGE OFFER

            On March 17, 2003, we completed a private offering of the outstanding notes. As part of the private offering that closed on March 17, 2003, we entered into a registration rights agreement with the initial purchasers of the outstanding notes in which we agreed, among other things, to deliver this prospectus to you and to use commercially reasonable efforts to complete the exchange offer within 220 days after the date we issued the outstanding notes. The following is a summary of the exchange offer.

Exchange Offer................................   We are offering to exchange new notes for outstanding notes.

Expiration Date...............................   The exchange offer will expire at 5:00 p.m. New York City time, on
                                                 ________________, 2003, unless we decide to extend it.

Condition to the Exchange Offer...............   The registration rights agreement does not require us to accept outstanding notes for exchange if the exchange offer or the making of any exchange by a holder of the outstanding notes would violate any applicable law or interpretation of the staff of the SEC. A minimum aggregate principal amount of outstanding notes being tendered is not a condition to the exchange offer.

Procedures for Tendering Outstanding
    Notes.....................................   To participate in the exchange offer, you must follow the procedures established by The Depository Trust Company, which we call "DTC,"
                                                 for tendering notes held in book-entry form. These procedures, which we call "ATOP," require that the exchange agent receive, prior to the expiration date of the exchange offer, a computer generated message known as an "agent's message" that is transmitted through
                                                 DTC's automated tender offer program and that DTC confirm that:

                                                    -  DTC has received your instructions to exchange your notes;
                                                       and

                                                    -  you agree to be bound by the terms of the letter of transmittal.

                                                 For more details, please refer to the sections of this prospectus entitled "Exchange Offer -- Terms of the Exchange Offer" and " --
                                                 Procedures for Tendering."

Guaranteed Delivery Procedures................   None.

Withdrawal of Tenders.........................   You may withdraw your tender of outstanding notes at any time prior to the expiration date. To withdraw, you must submit a notice of withdrawal to exchange agent using ATOP procedures before 5:00 p.m.
                                                 New York City time on the expiration date of the exchange offer.
                                                 Please read "Exchange Offer -- Withdrawal of Tenders."

Acceptance of Outstanding Notes and
    Delivery of New Notes.....................   If you fulfill all conditions required for proper acceptance of outstanding notes, we will accept any and all outstanding notes that you properly tender in the exchange offer on or before 5:00 p.m. New
                                                 York City time on the expiration date. We will return any
                                                 outstanding notes that we do not accept for exchange to you without expense as promptly as practicable after the expiration date. We will deliver the new notes as promptly as practicable after the expiration date and acceptance of the outstanding notes for exchange. Please refer to the section in this prospectus entitled
                                                 "Exchange Offer -- Terms of the Exchange Offer."

Fees and Expenses.............................   We will bear all expenses related to the exchange offer. Please refer to the section in this prospectus entitled "Exchange Offer --
                                                 Fees and Expenses."

Use of Proceeds...............................   The issuance of the new notes will not provide us with any new proceeds. We are making this exchange offer solely to satisfy our obligations under our registration rights agreement.

Consequences of Failure to Exchange
    Outstanding Notes.........................   If you do not exchange your outstanding notes in this exchange offer, you will no longer be able to require us to register the outstanding notes under the Securities Act except in the limited circumstances provided under our registration rights agreement. In addition, you will not be able to resell, offer to resell or otherwise transfer the outstanding notes unless we have registered the outstanding notes under the Securities Act, or unless you resell, offer to resell or otherwise transfer them under an exemption from the registration requirements of, or in a transaction not subject to, the Securities Act.

U.S. Federal Income Tax
    Considerations............................   The exchange of new notes for outstanding notes in the exchange offer should not be a taxable event to you for U.S. federal income tax purposes. Please read "Federal Income Tax Considerations."

Exchange Agent................................   We have appointed The Bank of New York as exchange agent for the exchange offer. You should direct questions and requests for assistance and requests for additional copies of this prospectus
                                                 (including the letter of transmittal) to the exchange agent addressed as follows:  The Bank of New York, Corporate Trust
                                                 Operations,

                                                 Reorganization Unit, 101 Barclay Street - 7 East, New York, New York,
                                                 10286. Eligible institutions may make requests by facsimile at
                                                 (212) 298-1915.

                             TERMS OF THE NEW NOTES

      The new notes will be identical to the outstanding notes except that the new notes are registered under the Securities Act and will not have restrictions on transfer, registration rights or provisions for additional interest and will contain different administrative terms. The new notes will evidence the same debt as the outstanding notes, and the same indenture will govern the new notes and the outstanding notes.

      The following summary contains basic information about the new notes and is not intended to be complete. It does not contain all the information that is important to you. For a more complete understanding of the new notes, please refer to the section of this prospectus entitled "Description of the New Notes."

Issuer........................................   The Shaw Group Inc.

Notes Offered.................................   $253,029,000 in aggregate principal amount of 10.75% Senior Notes
                                                 Due 2010.

Maturity......................................   March 15, 2010.

Interest Payment..............................   Interest will be payable semiannually in arrears on March 15 and
                                                 September 15 of each year, beginning September 15, 2003.

Optional Redemption...........................   We may redeem some or all of the notes beginning on March 15, 2007 at the redemption prices listed under "Description of the New Notes
                                                 -- Optional Redemption."

                                                 Prior to March 15, 2007, we may, at our option, redeem all, but not less than all, of the notes at a redemption price equal to the principal amount of the notes plus the Applicable Premium and accrued and unpaid interest to the redemption date. The
                                                 "Applicable Premium" is defined under "Description of the New Notes -- Certain
                                                 Definitions."

                                                 At any time on or before March 15, 2006, we may redeem up to 35% of the aggregate principal amount of the notes with the net proceeds of certain equity offerings.

Change of Control.............................   If we experience a change of control as defined under "Description of the New Notes," we will be required to make an offer to repurchase the notes at a price equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to the date of repurchase.

Guarantees....................................   The new notes will be guaranteed, jointly and severally, on a senior unsecured basis, by all of our material domestic restricted subsidiaries.

Ranking.......................................   The notes and the guarantees will be our and the applicable guarantor's unsecured senior debt obligations and:

                                                 o  will be effectively subordinated to all of our and such guarantor's existing and future secured debt, if any, to the extent of such security, including indebtedness under our amended and restated credit facility dated as of March
                                                    17, 2003;

                                                 o  will rank equally with all of our and such guarantor's existing and future unsecured senior debt, including our Liquid Yield Option(TM) Notes Due 2021
                                                    (Zero Coupon -- Senior), or LYONs; and

                                                 o  will rank senior to all of our and such guarantor's existing and future subordinated indebtedness, if any.

                                                 In addition, the notes will be effectively subordinated to the existing and future liabilities of our subsidiaries that are not providing guarantees.

Restrictive Covenants.........................   The terms of the notes place certain limitations on our ability to, among other things:

                                                 o  incur or guarantee additional indebtedness or issue preferred stock;

                                                 o  pay dividends or make distributions to our stockholders;

                                                 o  repurchase or redeem capital stock or subordinated indebtedness;

                                                 o  make investments;

                                                 o  create liens;

                                                 o  enter into sale/leaseback transactions;

                                                 o  incur restrictions on the ability of our subsidiaries to pay dividends or to make other payments to us;

                                                 o  enter into transactions with our affiliates; and

                                                 o  merge or consolidate with other companies or transfer all or substantially all of our assets.

                                                 These limitations are subject to a number of exceptions and qualifications described under "Description of the New Notes -- Certain Covenants." Many of the
                                                 covenants will be suspended during any period when the notes have an investment grade rating from the Rating Agencies as defined under "Description of the New
                                                 Notes."

Transfer Restrictions; Absence of a
    Public Market for the Notes...............   The new notes generally will be freely transferable, but will also be new securities for which there will not initially be a market.
                                                 There can be no assurance as to the development or liquidity of any market for the new notes.


                                  RISK FACTORS

            Please read "Risk Factors," beginning on page 6 of this prospectus, for a discussion of certain factors that you should consider before participating in the exchange offer.

                      SELECTED CONSOLIDATED FINANCIAL DATA

The following table presents, for the periods and as of the dates indicated, selected statement of income data and balance sheet data of the Company on a consolidated basis. The selected historical consolidated financial data for each of the three fiscal years in the period ended August 31, 2002 presented below has been derived from the Company's audited consolidated financial statements. Such data should be read in conjunction with the Consolidated Financial Statements of the Company and related notes thereto included elsewhere in this prospectus and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's Annual Report on Form 10-K.

                                                                        YEAR ENDED AUGUST 31,
                                                -------------------------------------------------------------------
                                                   2002           2001            2000         1999         1998
                                                -----------    -----------    -----------    ---------    ---------
                                                    (2)            (3)             (4)                       (5)
                                                              (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
CONSOLIDATED STATEMENTS OF INCOME

 Revenues                                       $ 3,170,696    $ 1,538,932    $   762,655    $ 494,014    $ 501,638
                                                ===========    ===========    ===========    =========    =========

Income from continuing operations               $    98,367    $    61,212    $    30,383    $  18,121    $  16,232
                                                ===========    ===========    ===========    =========    =========

Basic income per common share before
 extraordinary item and cumulative effect
 of change in accounting principle (1)          $      2.41    $      1.53    $      1.03    $    0.76    $    0.65
                                                ===========    ===========    ===========    =========    =========
Diluted income per common share before
 extraordinary item and cumulative
 effect of change in accounting
 principle (1)                                  $      2.26    $      1.46    $      0.99    $    0.73    $    0.63
                                                ===========    ===========    ===========    =========    =========
CONSOLIDATED BALANCE SHEETS

Total assets                                    $ 2,304,200    $ 1,701,854    $ 1,335,083    $ 407,062    $ 389,844
                                                ===========    ===========    ===========    =========    =========

Long-term debt and capital lease obligations
 net of current maturities                      $   522,147    $   512,867    $   254,965    $  87,841    $  91,715
                                                ===========    ===========    ===========    =========    =========

Cash dividends declared per common share        $        --    $        --    $        --    $      --    $      --
                                                ===========    ===========    ===========    =========    =========

(1) Earnings per share for fiscal 2000, 1999 and 1998 have been restated to reflect the effect of the December 2000 two-for-one stock split of the Company's Common Stock.

(2) Includes the acquisition of certain assets of the IT Group and PsyCor Inc. in fiscal 2002. (See Note 4 of Notes to Consolidated Financial Statements.)

(3) Includes the acquisition of certain assets of Scott, Sevin & Schaffer, Inc. and Technicomp, Inc. in fiscal 2001. (See Note 4 of Notes to Consolidated Financial Statements.)

(4) Includes the acquisitions of certain assets of Stone & Webster and PPM Contractors, Inc. in fiscal 2000. (See Note 4 of Notes to Consolidated Financial Statements.)

(5) Includes the acquisitions of certain assets of Prospect Industries plc, Lancas, C.A., Cojafex B.V. and Bagwell Brothers, Inc. in fiscal 1998.

                                  RISK FACTORS

      In addition to the other information set forth elsewhere or incorporated by reference in this prospectus, the following factors relating to us, the exchange offer and the new notes should be considered carefully in deciding whether to participate in the exchange offer.

RISKS RELATED TO OUR BUSINESS

DEMAND FOR OUR PRODUCTS AND SERVICES IS CYCLICAL AND VULNERABLE TO DOWNTURNS IN THE INDUSTRIES TO WHICH WE MARKET OUR PRODUCTS AND SERVICES.

      The demand for our products and services depends on conditions in the environmental and infrastructure industries and the power generation industry that accounted for approximately 50% and 35%, respectively, of our backlog as of February 28, 2003, and, to a lesser extent, on conditions in the petrochemical, chemical and refining industries. These industries historically have been, and will likely continue to be, cyclical in nature and vulnerable to general downturns in the domestic and international economies. Our results of operations have varied and may continue to vary depending on the demand for future projects from these industries. Our results of operations may also be adversely affected by cancellations of existing projects by our customers or difficulties in collecting amounts owed to us for work completed or in progress.

      In fiscal 2002 and the first quarter of fiscal 2003, there has been a slowdown in construction activity and new construction awards for power generation projects, primarily as a result of the current economic downturn and less activity by certain independent power producers who have encountered financing and liquidity problems. These factors contributed to the cancellation or suspension of projects by three customers in the fourth quarter of fiscal 2002, resulting in a reduction of our backlog by approximately $300.0 million. We have incurred costs in connection with these cancelled or suspended projects for which we have not been paid. See "Notes to Condensed Consolidated Financial Statements -- Contingencies and Subsequent Developments Associated with Domestic Power Market EPC Projects" in our financial statements for the quarter ended February 28, 2003 included elsewhere in this prospectus for a more complete discussion of the potential impact of the developments related to these projects as well as other risks to our business in the domestic power market.

      Also, the planning for new projects by the power generation industry has been affected by recent economic forecasts which indicate the possibility that growth rates in the United States may be less than previously anticipated. We can provide no assurance as to future demand for new power generation projects or other projects and services.

THE DOLLAR AMOUNT OF OUR BACKLOG, AS STATED AT ANY GIVEN TIME, IS NOT NECESSARILY INDICATIVE OF OUR FUTURE EARNINGS.

      As of February 28, 2003, our backlog was approximately $5.0 billion. There can be no assurance that the revenues projected in our backlog will be realized or, if realized, will result in profits. Further, project terminations, suspensions or adjustments in scope may occur with respect to contracts reflected in our backlog. For example, during the fourth quarter of fiscal 2002, three domestic power projects previously reflected in our backlog were suspended or cancelled, resulting in a reduction of approximately $300.0 million of backlog.

      Reductions in backlog due to cancellation by a customer or for other reasons adversely affect, potentially to a material extent, the revenue and profit we actually receive from contracts projected in backlog. In the event of project cancellation, we may be reimbursed for certain costs but typically have no contractual right to the total revenues reflected in our backlog. In addition, projects may remain in our backlog for extended periods of time. If we were to experience significant cancellations or delays of projects in our backlog, our financial condition would be significantly adversely affected.

      We define backlog as a "working backlog" which includes projects for which we have received a commitment from our customers. This commitment may be in the form of a written contract for a specific project, a purchase order or an indication of the amount of time or material we need to make available for a customer's anticipated project. In certain instances, the engagement is for a particular product or project for which we estimate anticipated revenue, often based on engineering and design specifications that have not been finalized and may be revised over time. Also, we estimate (based on our prior experience) the amount of future work we will receive for multi-year government contracts for which funding is approved on an annual or periodic basis during the term of the contract. In the Environmental & Infrastructure segment, many of these contracts are multi-year indefinite delivery order, or IDO, agreements with the federal government. These contracts do not initially provide for a specific amount of work, and we derive the contract backlog of IDO agreements from our historical experience with IDO agreements.

      Our backlog for maintenance work is derived from maintenance contracts, some of which do not specify actual dollar amounts of maintenance work, in which case our backlog is based on an estimate of work to be performed in light of such customers' historic maintenance requirements. Accordingly, the amount of future actual awards may be more or less than our estimates.

      We also include in backlog commitments from certain individual customers that have committed to more than one significant EPC project and other customers who have committed to multi-year orders for environmental, piping or maintenance services. There can be no assurance that the customers will complete all of these projects or that the projects will be performed in the currently anticipated time-frame.

WE MAY INCUR UNEXPECTED LIABILITIES ASSOCIATED WITH THE STONE & WEBSTER AND IT GROUP ACQUISITIONS, AS WELL AS OTHER ACQUISITIONS.

      In July 2000, we acquired substantially all of the operating assets and assumed certain liabilities of Stone & Webster, Inc., and during fiscal 2002, we acquired substantially all of the operating assets and assumed certain liabilities of The IT Group, Inc. We believe, pursuant to the terms of the agreements for the Stone & Webster and IT Group asset acquisitions, that we assumed only certain liabilities, which we refer to as assumed liabilities, specified in those agreements. In addition, those agreements provide that certain other liabilities, including but not limited to, certain outstanding borrowings, certain leases, certain contracts in process, completed contracts, claims or litigation that relate to acts or events occurring prior to the actual acquisition date, and certain employee benefit obligations are specifically excluded from our transactions. We refer to these as excluded liabilities. There can be no assurance, however, that we do not have any exposure related to the excluded liabilities.

      In addition, some of the former owners of companies that we have acquired are contractually required to indemnify us against liabilities related to the operation of their companies before we acquired them and for misrepresentations made by them in connection with the acquisitions. In some cases, these former owners may not have the financial ability to meet their indemnification responsibilities. If this occurs, we may incur unexpected liabilities.

DIFFICULTIES INTEGRATING OUR ACQUISITIONS COULD ADVERSELY AFFECT US.

      From time to time, we have made acquisitions to pursue market opportunities, increase our existing capabilities and expand into new areas of operation. We plan to pursue select acquisitions in the future. As a result, we may encounter difficulties integrating our future acquisitions and in successfully managing the growth we expect from the acquisitions. In addition, our expansion into new businesses, such as with our IT Group acquisition, may expose us to additional business risks that are different from those we have traditionally experienced. To the extent we encounter problems in integrating our acquisitions, we could be materially adversely affected. Because we may pursue acquisitions around the world and may actively pursue a number of opportunities simultaneously, we may encounter unforeseen expenses, complications and delays, including difficulties in employing sufficient staff and maintaining operational and management oversight.

OUR INABILITY TO COMPLETE ACQUISITIONS COULD IMPACT OUR GROWTH STRATEGY.

      Our strategy has been, and continues to be, to grow through acquisitions. We pursue strategic acquisitions in markets where we currently operate as well as in markets in which we have not previously operated. We may have difficulties identifying attractive acquisition candidates in the future, or we may be unable to acquire desired businesses or assets on economically acceptable terms. In the event we are unable to complete future strategic acquisitions, we may not grow in accordance with our expectations or our historical experience.

THE NATURE OF OUR CONTRACTS COULD ADVERSELY AFFECT US.

      Although approximately 80% of our contracts as of February 28, 2003 are cost-plus contracts, the remaining 20% are fixed price or unit price. A significant number of our domestic piping contracts and substantially all of our international piping contracts are fixed price or unit price. In addition, a number of the contracts we assumed in the Stone & Webster and IT Group acquisitions were fixed price contracts, and we will continue to enter into these types of contracts in the future. Under fixed price or unit price contracts, we agree to perform the contract for a fixed price and, as a result, benefit from costs savings and earnings from approved change orders; but we are generally unable to recover any cost overruns to the approved contract price. Under fixed price incentive contracts, we share with the customer any savings up to a negotiated or target ceiling. When costs exceed the negotiated ceiling price, we may be required to reduce our fee or to absorb some or all of the cost overruns. Contract prices are established based in part on cost estimates that are subject to a number of assumptions, including assumptions regarding future economic conditions. If these estimates prove inaccurate or circumstances change, cost overruns could have a material adverse effect on our business and results of our operations. Our profit for these projects could decrease or we could experience losses, if we are unable to secure fixed pricing commitments from our suppliers at the time the contracts are entered into or if we experience cost increases for material or labor during the performance of the contracts.

      We enter into contractual agreements with customers for some of our engineering, procurement and construction services to be performed based on agreed upon reimbursable costs and labor rates. Some of these contracts provide for the customer's review of the accounting and cost control systems to verify the completeness and accuracy of the reimbursable costs invoiced. These reviews could result in reductions in reimbursable costs and labor rates previously billed to the customer.

WE ARE SUBJECT TO THE RISKS ASSOCIATED WITH BEING A GOVERNMENT CONTRACTOR.

      We are a major provider of services to governmental agencies and therefore are exposed to risks associated with government contracting. For example, a reduction in spending by federal government agencies could limit the continued funding of existing contracts with these agencies and could limit our ability to obtain additional contracts, which could have a material adverse effect on our business. The risks of government contracting also include the risk of civil and criminal fines and penalties for violations of applicable regulations and statutes and the risk of public scrutiny of our performance at high profile sites.

      In addition, government customers typically can terminate or modify any of their contracts with us at their convenience, and some of these government contracts are subject to renewal or extension annually. If a government customer terminates a contract or fails to renew or extend a contract, our backlog may be reduced or we may incur a loss, either of which could impair our financial condition and operating results. A termination due to our unsatisfactory performance could expose us to liability and have a material adverse effect on our ability to recompete for future contracts and orders. In cases where we are a subcontractor, the prime contract under which we are a subcontractor could be terminated, regardless of the quality of our services as a subcontractor or our relationship with the relevant government agency. Our government customers can also reduce the value of existing contracts, issue modifications to a contract and control and potentially prohibit the export of our services and associated materials.

      As a result of our government contracting business, we have been, are and will be in the future, the subject of audits and/or cost reviews by the Defense Contract Audit Agency, which we refer to as DCAA, or by the contracting agency. Additionally, we have been and may in the future be, the subject of investigations by governmental agencies such as the Office of Inspector General of the Environmental Protection Agency, which we refer to as EPA. During the course of an audit, the DCAA may disallow costs if it determines that we improperly accounted for such costs in a manner inconsistent with Cost Accounting Standards or regulatory and contractual requirements. Under the type of cost-plus government contracts that we typically perform, only those costs that are reasonable, allocable and allowable are recoverable under the Federal Acquisition Regulation and Cost Accounting Standards.

      In addition, our failure to comply with the terms of one or more of our government contracts, other government agreements, or government regulations and statutes could result in our being suspended or barred from future government contract projects for a significant period of time. This could materially adversely affect our business.

ACTUAL RESULTS COULD DIFFER FROM THE ESTIMATES AND ASSUMPTIONS THAT WE USE TO PREPARE OUR FINANCIAL STATEMENTS.

      To prepare financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions, as of the date of the financial statements, which affect the reported values of assets and liabilities and revenues and expenses and disclosures of contingent assets and liabilities. Areas requiring significant estimates by our management include:

      - contract expenses and profits and application of percentage-of-completion accounting;

      - recoverability of inventory and application of lower of cost or market accounting;

      -     provisions for uncollectable receivables and customer claims;

      -     provisions for income taxes and related valuation allowances;

      -     recoverability of net goodwill;

      -     recoverability of other intangibles and related amortization;

      - valuation of assets acquired and liabilities assumed in connection with business combinations; and

      - accruals for estimated liabilities, including litigation and insurance reserves.

      Our actual results could differ from those estimates.

OUR USE OF PERCENTAGE-OF-COMPLETION ACCOUNTING COULD RESULT IN A REDUCTION OR ELIMINATION OF PREVIOUSLY REPORTED PROFITS.

      As is more fully discussed in "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Critical Accounting Policies and Related Estimates That Have a Material Effect on Our Consolidated Financial Statements" included in our annual report on Form 10-K for the year ended August 31, 2002 incorporated by reference herein and the notes to our financial statements included elsewhere in this prospectus, a substantial portion of our revenues are recognized using the percentage-of-completion, or POC, method of accounting. This accounting method is standard for engineering, procurement and construction, or EPC, contracts. The POC accounting practices that we use result in our recognizing contract revenues and earnings ratably over the contract term in proportion to our incurrence of contract costs. The earnings or losses recognized on individual contracts are based on estimates of contract costs and profitability. Contract losses are recognized in full when determined, and contract profit estimates are adjusted based on ongoing reviews of contract profitability. Further, a substantial portion of our contracts contain various cost and performance incentives and penalties that impact the earnings we realize from the contracts, and adjustments related to these incentives and penalties are recorded when known or finalized, which is generally during the latter stages of the contract.

      Although most of our contracts are cost-plus and our financial loss exposure on cost-reimbursable contracts is generally limited to a portion of our gross margin, it is possible that the loss provisions or adjustments to the contract profit and loss resulting from ongoing reviews or contract penalty provisions could be significant and could result in a reduction or elimination of previously recognized earnings. In certain circumstances it is possible that such adjustments could be material to our operating results.

OUR RESULTS OF OPERATIONS DEPEND ON THE AWARD OF NEW CONTRACTS AND THE TIMING OF THE PERFORMANCE OF THESE CONTRACTS.

      A substantial portion of our revenues is directly or indirectly derived from large-scale domestic and international projects. It is generally very difficult to predict whether and when we will receive such awards as these contracts frequently involve a lengthy and complex bidding and selection process which is affected by a number of factors, such as market conditions, financing arrangements, governmental approvals and environmental matters. Because a significant portion of our revenues is generated from large projects, our results of operations can fluctuate from quarter to quarter depending on the timing of our contract awards.

      The uncertainty of our contract award timing can also present difficulties in matching workforce size with contract needs. In some cases, we maintain and bear the cost of a ready workforce that is larger than called for under existing contracts in anticipation of future workforce needs for expected contract awards. If an expected contract award is delayed or not received, we would incur costs that could have a material adverse effect on us. Further, our significant customers vary between years, and the loss of any one or more of our key customers could have a material adverse impact on us.

      In addition, timing of the revenues and earnings from our projects can be affected by a number of factors beyond our control, including unavoidable delays from weather conditions, unavailability of material and equipment from vendors, changes in the scope of services requested by clients or labor disruptions.

POLITICAL AND ECONOMIC CONDITIONS IN FOREIGN COUNTRIES IN WHICH WE OPERATE COULD ADVERSELY AFFECT US.

      Approximately 13% of our fiscal 2002 revenues were attributable to projects in international markets, some of which are subject to political unrest and uncertainty. We have operations in Venezuela, Russia, China and the Middle East. We expect international revenues and operations to continue to contribute to our growth and earnings for the foreseeable future. International contracts, operations and expansion expose us to risks inherent in doing business outside the United States, including:

      - uncertain economic conditions in the foreign countries in which we make capital investments, operate and sell products and services;

      - the lack of well-developed legal systems in some countries in which we operate and sell products and services, which could make it difficult for us to enforce our contractual rights;

      -     expropriation of property;

      -     restrictions on the right to convert or repatriate currency; and

      - political risks, including risks of loss due to civil strife, acts of war, guerrilla activities and insurrection.

FOREIGN EXCHANGE RISKS MAY AFFECT OUR ABILITY TO REALIZE A PROFIT FROM CERTAIN PROJECTS OR TO OBTAIN PROJECTS.

      We generally attempt to denominate our contracts in U.S. dollars; however, from time to time we enter into contracts denominated in a foreign currency. This practice subjects us to foreign exchange risks, particularly to the extent contract revenues are denominated in a currency different than the contract costs. We attempt to minimize our exposure from foreign exchange risks by obtaining escalation provisions for projects in inflationary economies, matching the contract revenue currency with the contract costs currency or entering into hedge contracts when there are different currencies for contract revenues and costs. However, these actions will not always eliminate all foreign exchange risks.

      Foreign exchange controls may also adversely affect us. For instance, foreign exchange controls were instituted in Venezuela on February 6, 2003. These controls may limit our ability to repatriate profits from our Venezuelan subsidiary or otherwise convert local currency into U.S. dollars. These limitations could adversely affect us. Further, our ability to obtain international contracts is impacted by the relative strength or weakness of the U.S. dollar to foreign currencies.

OUR FAILURE TO MEET SCHEDULE OR PERFORMANCE REQUIREMENTS OF OUR CONTRACTS COULD ADVERSELY AFFECT US.

      In certain circumstances, we guarantee facility completion by a scheduled acceptance date or achievement of certain acceptance and performance testing levels. Failure to meet any such schedule or performance requirements could result in additional costs, and the amount of such additional costs could exceed project profit margins. Performance problems for existing and future contracts could cause actual results of operations to differ materially from those anticipated by us.

OUR DEPENDENCE ON ONE OR A FEW CUSTOMERS COULD ADVERSELY AFFECT US.

      Due to the size of many engineering and construction projects, one or a few clients have in the past and may in the future contribute a substantial portion of our consolidated revenues in any one year or over a period of several consecutive years. For example, in fiscal 2002, approximately 21% of our revenues were from PG&E National Energy Group, Inc. Similarly, our backlog frequently reflects multiple projects for individual clients; therefore, one major customer may comprise a significant percentage of backlog at a point in time. An example of this is the TVA, with which we have two contracts representing an aggregate of 15% of our backlog at February 28, 2003.

      Because these significant customers generally contract with us for specific projects, we may lose these customers from year to year as their projects with us are completed. If we do not replace them with other customers or other projects, our business could be materially adversely affected.

      Additionally, we have long-standing relationships with many significant customers, including customers with which we have alliance agreements that have preferred pricing arrangements. However, our contracts with these customers are on a project by project basis, and they may unilaterally reduce or discontinue their purchases at any time. The loss of business from any one of such customers could have a material adverse effect on our business or results of operations.

OUR DEPENDENCE ON SUBCONTRACTORS AND EQUIPMENT MANUFACTURERS COULD ADVERSELY AFFECT US.

      We rely on third party equipment manufacturers as well as third party subcontractors to complete our projects. To the extent that we cannot engage subcontractors or acquire equipment or materials, our ability to complete a project in a timely fashion or at a profit may be impaired. If the amount we are required to pay for these goods and services exceeds the amount we have estimated in bidding for fixed price work, we could experience losses in the performance of these contracts. In addition, if a subcontractor or a manufacturer is unable to deliver its services, equipment or materials according to the negotiated terms for any reason, including the deterioration of its financial condition, we may be required to purchase the services, equipment or materials from another source at a higher price. This may reduce the profit to be realized or result in a loss on a project for which the services, equipment or materials were needed.

OUR PROJECTS EXPOSE US TO POTENTIAL PROFESSIONAL LIABILITY, PRODUCT LIABILITY, WARRANTY AND OTHER CLAIMS.

      We engineer, construct and perform services in large industrial facilities in which accidents or system failures can be disastrous. Any catastrophic occurrences in excess of insurance limits at locations engineered or constructed by us or where our products are installed or services performed could result in significant professional liability, product liability, warranty and other claims against us. In addition, under some of our contracts, we must use new metals or processes for producing or fabricating pipe for our customers. The failure of any of these metals or processes could result in warranty claims against us for significant replacement or reworking costs.

      Further, the engineering and construction projects we perform expose us to additional risks including cost overruns, equipment failures, personal injuries, property damage, shortages of materials and labor, work stoppages, labor disputes, weather problems and unforeseen engineering, architectural, environmental and geological problems. In addition, once our construction is complete, we may face claims with respect to the performance of these facilities.

OUR ENVIRONMENTAL AND INFRASTRUCTURE OPERATIONS MAY SUBJECT US TO POTENTIAL CONTRACTUAL AND OPERATIONAL COSTS AND LIABILITIES.

      Many of our Environmental & Infrastructure segment customers attempt to shift financial and operating risks to the contractor, particularly on projects involving large scale cleanups and/or projects where there may be a risk that the contamination could be more extensive or difficult to resolve than previously anticipated. In this competitive market, customers increasingly try to pressure contractors to accept greater risks of performance, liability for damage or injury to third parties or property and liability for fines and penalties. Prior to its acquisition by us, IT Group was involved in claims and litigation involving disputes over such issues. Therefore, it is possible that we could also become involved in similar claims and litigation in the future as a result of our acquisition of the assets of IT Group and our participation in environmental and infrastructure contracts.

      Environmental management contractors also potentially face liabilities to third parties for property damage or personal injury stemming from exposure to or a release of toxic substances resulting from a project performed for customers. These liabilities could arise long after completion of a project. Although the risks we face in our anthrax and other biological agent work are similar to those faced in our toxic chemical emergency response business, the risks posed by attempting to detect and remediate these biological agents may include risks to our employees, subcontractors and those who may be affected should detection and remediation prove less effective than anticipated. Because anthrax and similar contamination is so recent, there may be unknown risks involved; and in certain circumstances there may be no body of knowledge or standard protocols for dealing with these risks. The risks we face also include the potential ineffectiveness of developing technologies to detect and remediate the contamination, claims for infringement of these technologies, difficulties in working with the smaller, specialized firms that may own these technologies and have detection and remediation capabilities, our ability to attract and retain qualified employees and subcontractors in light of these risks, the high profile nature of the work and the potential unavailability of insurance and indemnification for the risks associated with biological agents and terrorism.

      Over the past several years, the EPA and other federal agencies have constricted significantly the circumstances under which they will indemnify their contractors against liabilities incurred in connection with the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or CERCLA, and similar projects.

WE ARE EXPOSED TO CERTAIN RISKS ASSOCIATED WITH OUR INTEGRATED ENVIRONMENTAL SOLUTIONS BUSINESSES.

      Certain subsidiaries within our Environmental & Infrastructure division are engaged in two similar programs that may involve assumption of a client's environmental remediation obligations and potential claim obligations. One program involves our subsidiary, The LandBank Group, Inc., or LandBank, which we acquired from IT Group. Under this program, LandBank purchases and then remediates and/or takes other steps to improve environmentally impaired properties. The second program is operated by our newly-created subsidiary Shaw Environmental Liability Solutions, LLC, which will contractually assume responsibility for environmental matters at a particular site or sites and provide indemnifications for defined cleanup costs and post closing third party claims in return for compensation by the client. These subsidiaries may operate and/or purchase and redevelop environmentally impaired property. As the owner or operator of such properties, we may be required to clean up all contamination at these sites even if we did not place the contamination there. Although we attempt to reduce our exposure to unplanned risks through the performance of environmental due diligence, the use of liability protection provisions of federal laws like the Brownfields Revitalization Act and similar state laws and the purchase of environmental and cost cap insurance coverage or other risk management products. Although we believe our risk management strategies and these products and laws adequately protect us against these obligations, there can be no assurance that in all circumstances or that no material adverse impacts will occur.

      Our ability to be profitable in this type of business also depends on our ability to accurately estimate cleanup costs. While we engage in comprehensive engineering and cost analyses, if we were to materially underestimate the required cost of cleanup at a particular project, such underestimation could significantly adversely affect us. Further, the continued growth of this type of business is dependent upon the availability of environmental and cost cap insurance or other risk management products. There can be no assurance that such products will continue to be available to us in the future. Moreover, environmental laws and regulations governing the cleanup of contaminated sites are constantly changing. We cannot predict the effect of future changes to these laws and regulations on our LandBank and Environmental Liability Solutions businesses. In addition, prior to the IT Group acquisition, we had not previously conducted this type of business and we have had no material transactions in this business. Additionally, when we purchase real estate in this business, we are subject to many of the same risks as real estate developers, including the timely receipt of building and zoning permits, construction delays, the ability of markets to absorb new development projects, market fluctuations and the ability to obtain additional equity or debt financing on satisfactory terms, among others.

ENVIRONMENTAL FACTORS AND CHANGES IN LAWS AND REGULATIONS COULD INCREASE OUR COSTS AND LIABILITIES AND AFFECT THE DEMAND FOR OUR SERVICES.

      In addition to the environmental risks described above relating to the businesses acquired from IT Group and our environmental remediation business, our operations are subject to environmental laws and regulations, including those concerning:

      -     emissions into the air;

      -     discharges into waterways;

      - generation, storage, handling, treatment and disposal of hazardous materials and wastes; and

      -     health and safety.

      Our projects often involve highly regulated materials, including hazardous and nuclear materials and wastes. Environmental laws and regulations generally impose limitations and standards for regulated materials and require us to obtain a permit and comply with various other requirements. The improper characterization, handling, or disposal of regulated materials or any other failure to comply with federal, state and local environmental laws and regulations or associated environmental permits may result in the assessment of administrative, civil, and criminal penalties, the imposition of investigatory or remedial objections, or the issuance of injunctions that could restrict or prevent our ability to perform.

      In addition, under CERCLA and comparable state laws, we may be required to investigate and remediate regulated materials. CERCLA and these comparable state laws typically impose liability without regard to whether a company knew of or caused the release, and liability has been interpreted to be joint and several unless the harm is divisible and there is a reasonable basis of allocation. The principal federal environmental legislation affecting our Environmental & Infrastructure subsidiaries and its clients include: the National Environmental Policy Act of 1969, or NEPA; the Resource Conservation and Recovery Act of 1976, or RCRA; the Clean Air Act; the Federal Water Pollution Control Act; and the CERCLA, together with the Superfund Amendments and Reauthorization Act of 1986, or SARA. Our foreign operations are also subject to similar governmental controls and restrictions relating to environmental protection.

      We could also incur environmental liability at sites where we have been hired by potentially responsible parties, or PRPs, to remediate contamination of the site. Such PRPs have sought to expand the reach of CERCLA, RCRA and similar state statutes to make the remediation contractor responsible for cleanup costs. These companies claim that environmental contractors are owners or operators of hazardous waste facilities or that the contractors arranged for treatment, transportation or disposal of hazardous substances. If we are held responsible under CERCLA or RCRA for damages caused while performing services or otherwise, we may be forced to incur such cleanup costs by ourselves, notwithstanding the potential availability of contribution or indemnification from other parties.

      The environmental health and safety laws and regulations to which we are subject are constantly changing, and it is impossible to predict the effect of any future changes to these laws and regulations on us. We do not yet know the full extent, if any, of environmental liabilities associated with many of our recently acquired properties undergoing or scheduled to undergo site restoration, including any liabilities associated with the assets we acquired from Stone & Webster and IT Group. There can be no assurance that our operations will continue to comply with future laws and regulations or that any such laws and regulations will not significantly adversely affect us.

      The level of enforcement of these laws and regulations also affects the demand for many of our services. Proposed changes in regulations and the perception that enforcement of current environmental laws has been reduced has decreased the demand for some services, as clients have anticipated and adjusted to the potential changes. Proposed changes could result in increased or decreased demand for some of our services. The ultimate impact of the proposed changes will depend upon a number of factors, including the overall strength of the economy and clients' views on the cost-effectiveness of remedies available under the changed regulations. If proposed or enacted changes materially reduce demand for our environmental services, our results of operations could be adversely effected.

THE LIMITATION OR THE EXPIRATION OF THE PRICE ANDERSON ACT'S INDEMNIFICATION AUTHORITY COULD ADVERSELY AFFECT OUR BUSINESS.

      The Price Anderson Act, or PAA, comprehensively regulates the manufacture, use and storage of radioactive materials, while promoting the nuclear power industry by offering broad indemnification to nuclear power plant operators and DOE contractors. Because we provide services for the DOE relating to its nuclear weapons facilities and the nuclear power industry in the on-going maintenance and modification, as well as decontamination and decommissioning, of its nuclear power plants, we are entitled to the indemnification protections under the PAA. Although the PAA's indemnification provisions are broad, it has not been determined whether such indemnification applies to all liabilities that we might incur while performing services as a radioactive materials cleanup contractor for the DOE and the nuclear power industry. In addition, the PAA's ability to indemnify us with respect to any new contract expired on August 1, 2002, but was reauthorized and extended through December 31, 2004. Because nuclear power remains controversial, there can be no assurance that the PAA's indemnification authority will be reauthorized and extended when that authority expires again at the end of 2004. If the PAA's indemnification authority is not extended, our business could be adversely affected by either a refusal of plant operators to retain us or our inability to obtain commercially adequate insurance and indemnification.

WE FACE SUBSTANTIAL COMPETITION IN EACH OF OUR BUSINESS SEGMENTS.

      In our Environmental & Infrastructure segment, we compete with a diverse array of small and large organizations, including national and regional environmental management firms, national, regional and local architectural, engineering and construction firms, environmental management divisions or subsidiaries of international engineering, construction and systems companies, and waste generators that have developed in-house capabilities. Increased competition in this business, combined with changes in client procurement procedures, has resulted in changes in the industry, including among other things, lower contract margins, more fixed price or unit-price contracts and contract terms that may increasingly require us to indemnify our clients against damages or injuries to third parties and property and environmental fines and penalties. We believe, therefore, these market conditions may require us to accept more contractual and performance risk than we have historically for the Environmental & Infrastructure segment to be competitive.

      The entry of large systems contractors and international engineering and construction firms into the environmental services industry has increased competition for major federal government contracts and programs, which have been a primary source of revenue in recent years for our Environmental & Infrastructure business. There can be no assurance that our Environmental & Infrastructure segment will be able to compete successfully given the intense competition and trends in its industry.

      In our engineering, procurement and construction business, we face competition from numerous regional, national and international competitors, many of which have greater financial and other resources than we do. Our competitors include well-established, well-financed concerns, both privately and publicly held, including many major power equipment manufacturers and engineering and construction companies, some engineering companies, internal engineering departments at utilities and certain of our customers. The markets that we serve require substantial resources and particularly highly skilled and experienced technical personnel.

      In our pipe engineering and fabrication business, we face substantial competition on a domestic and international level. In the United States, there are a number of smaller pipe fabricators. Internationally, our principal competitors are divisions of large industrial firms. Some of our competitors, primarily in the international sector, have greater financial and other resources than we do.

OUR FAILURE TO ATTRACT AND RETAIN QUALIFIED PERSONNEL COULD HAVE AN ADVERSE EFFECT ON US.

      Our ability to attract and retain qualified engineers, scientists and other professional personnel in accordance with our needs, either through direct hiring or acquisition of other firms employing such professionals, will be an important factor in determining our future success. The market for these professionals is competitive, and there can be no assurance that we will be successful in our efforts to attract and retain needed professionals. In addition, our ability to be successful depends in part on our ability to attract and retain skilled laborers and craftsmen in our pipe fabrication and construction businesses. Demand for these workers can at times be high and the supply extremely limited.

TERRORISTS' ACTIONS HAVE AND COULD NEGATIVELY IMPACT THE U.S. ECONOMY AND THE MARKETS IN WHICH WE OPERATE.

      Terrorist attacks, like those that occurred on September 11, 2001, have contributed to economic instability in the United States, and further acts of terrorism, violence or war could affect the markets in which we operate, our business and our expectations. There can be no assurance that armed hostilities will not increase or that terrorist attacks, or responses from the United States, will not lead to further acts of terrorism and civil disturbances in the United States or elsewhere, which may further contribute to economic instability in the United States. These attacks or armed conflicts may directly impact our physical facilities or those of our suppliers or customers and could impact our domestic or international revenues, our supply chain, our production capability and our ability to deliver our products and services to our customers. Political and economic instability in some regions of the world may also result and could negatively impact our business.

IF WE MUST WRITE OFF A SIGNIFICANT AMOUNT OF INTANGIBLE ASSETS, OUR EARNINGS WILL BE NEGATIVELY IMPACTED.

      Because we have grown in part through acquisitions, goodwill and other acquired intangible assets represent a substantial portion of our assets. Goodwill was approximately $501.0 million as of February 28, 2003. If we make additional acquisitions, it is likely that we will record additional intangible assets on our books. A determination that a significant impairment in value of our unamortized intangible assets has occurred would require us to write off a substantial portion of our assets. Such a write off would negatively affect our earnings.

WE ARE AND WILL CONTINUE TO BE INVOLVED IN LITIGATION.

      We have been and may from time to time be named as a defendant in legal actions claiming damages in connection with engineering and construction projects and other matters. These are typically actions that arise in the normal course of business, including employment-related claims and contractual disputes or claims for personal injury or property damage which occur in connection with services performed relating to project or construction sites. Our contractual disputes normally involve claims relating to the performance of equipment, design or other engineering services or project construction services provided by our subsidiaries.

OUR REPURCHASE OBLIGATIONS UNDER THE LYONS COULD RESULT IN ADVERSE CONSEQUENCES.

      In May 2001, we issued $790.0 million aggregate principal amount at maturity of 20-year, zero-coupon, unsecured, convertible debt Liquid Yield Option(TM) Notes, or LYONs. The LYONs were issued on an original issue discount basis of $639.23 per $1,000 maturity value of the LYONs. On May 1 of 2004, 2006, 2011 and 2016, holders of LYONs may require us to purchase all or a portion of the LYONs at their accreted value (the original issue price of LYONs increases by 2.25% per year). In March 2003, we repurchased $384.6 million aggregate principal amount at maturity of LYONs pursuant to our tender offer for the LYONs. At May 1, 2004, the accreted value of the remaining outstanding LYONs will be $683.61 per $1,000 maturity value and the aggregate accreted value of the LYONs will be $277.1 million after giving effect to the repurchase of $384.6 million aggregate principal amount at maturity of LYONs in our recently completed tender offer. The effective conversion price of the LYONs into our common stock is $77.03 per share and the closing price of our common stock on the New York Stock Exchange on May 15, 2003 was $11.78 per share. Unless our common stock price increases to a price in excess of $77.03 per share, we anticipate that a substantial portion, and perhaps all, of the remaining outstanding LYONs will be submitted for repurchase as early as May 1, 2004. In the event that holders of LYONs require us to repurchase the LYONs on any of these dates, we may, subject to certain conditions, choose to redeem the LYONs in cash or in shares of our common stock, or in a combination of both. If we elect to issue our common stock, the value of the common stock would be determined by reference to the current market value of our common stock at the time of each repurchase. Unless our common stock price increases significantly, we anticipate that we would fund all or substantially all of this repurchase obligation with cash. Assuming that our cash flow from operations through the repurchase date meets our reported projections, we anticipate that we would have sufficient cash resources to repurchase up to the remaining $277.1 million in accreted value of the LYONs with cash on May 1, 2004. However, if we elect to fund all or substantially all of this repurchase obligation with cash, we will substantially reduce our available cash resources or other forms of liquidity. This could have the effect of restricting our ability to fund new acquisitions or to meet other future working capital needs, as well as increasing our costs of borrowing. We may seek to refinance or restructure our obligations under the LYONs, including the incurrence of additional borrowings, but we may not be successful in doing so or the refinancing or restructuring may result in terms less favorable to us and the holders of the notes than the terms of the LYONs. Our amended and restated credit facility dated as of March 17, 2003, which we refer to as our "amended credit facility", permits us to repurchase LYONs as long as, after giving effect to the purchase, we have the ability to borrow up to $50.0 million under that facility and that we have designated amounts of cash and cash equivalents. Prior to May 1, 2004, cash and cash equivalent amounts must be not less than $100.0 million and thereafter not less than $75.0 million. Under our amended credit facility, cash and cash equivalents for purposes of this test consist of those sums not otherwise pledged or escrowed under our amended credit facility and are reduced by amounts borrowed under our amended credit facility. In addition, regardless of whether we meet these tests, our amended credit facility permits us to use up to $10.0 million to repurchase LYONs.

ADVERSE EVENTS COULD NEGATIVELY AFFECT OUR LIQUIDITY POSITION.

      Our operations could require us to utilize large sums of working capital, sometimes on short notice and sometimes without the ability to recover the expenditures. This has been the experience of certain of our competitors. Circumstances or events which could create large cash outflows include losses resulting from fixed price contracts, environmental liabilities, litigation risks, unexpected costs or losses resulting from acquisitions, contract initiation or completion delays, political conditions, customer payment problems, foreign exchange risks, professional and product liability claims and cash repurchases of our LYONs, among others. We cannot provide assurance that we will have sufficient liquidity or the credit capacity to meet all of our cash needs if we encounter significant working capital requirements as a result of these or other factors.

      Insufficient liquidity could have important consequences to us. For example, we could:

      - experience difficulty in financing future acquisitions and/or continuing operations;

      - be required to dedicate a substantial portion of cash flows from operations to the repayment of debt and the interest associated with that debt;

      - have less operating flexibility due to restrictions which could be imposed by our creditors, including restrictions on incurring additional debt, creating liens on our properties and paying dividends;

      - have less success in obtaining new work if our sureties or our lenders were to limit our ability to provide new performance bonds or letters of credit for our projects; and

      -     incur increased lending fees, costs and interest rates.

      All or any of these matters could place us at a competitive disadvantage compared with competitors with more liquidity and could have a negative impact upon our financial condition and results of operations.

WORK STOPPAGES AND OTHER LABOR PROBLEMS COULD ADVERSELY AFFECT US.

      Some of our employees in the United States and abroad are represented by labor unions. We experienced a strike, without material impact on pipe production, by union members in February 1997 relating to the termination of collective bargaining agreements covering our pipe facilities in Walker and Prairieville, Louisiana. A lengthy strike or other work stoppage at any of our facilities could have a material adverse effect on us. From time to time we have also experienced attempts to unionize our non-union shops. While these efforts have achieved limited success to date, we cannot give any assurance that we will not experience additional union activity in the future.

CHANGES IN TECHNOLOGY COULD ADVERSELY AFFECT US, AND OUR COMPETITORS MAY DEVELOP OR OTHERWISE ACQUIRE EQUIVALENT OR SUPERIOR TECHNOLOGY.

      We believe that we have a leading position in technologies for the design and construction of ethylene processing plants. We protect our position through patent registrations, license restrictions and a research and development program. However, it is possible that others may develop competing processes that could negatively affect our market position.

      Additionally, we have developed construction and power generation and transmission software which we believe provide competitive advantages. The advantages currently provided by this software could be at risk if competitors were to develop superior or comparable technologies.

      Our induction pipe bending technology and capabilities favorably influence our ability to compete successfully. Currently this technology and its proprietary software are not patented. Even though we have some legal protections against the dissemination of this know-how, including non-disclosure and confidentiality agreements, our efforts to prevent others from using our technology could be time-consuming, expensive and ultimately may be unsuccessful or only partially successful. Finally, there is nothing to prevent our competitors from independently attempting to develop or obtain access to technologies that are similar or superior to our technology.

OUR SUCCESS DEPENDS ON KEY MEMBERS OF OUR MANAGEMENT.

      Our success is dependent upon the continued services of our key officers. The loss any of our key officers could adversely affect us. We do not maintain key employee insurance on any of our executive officers.

                RISKS RELATED TO THE EXCHANGE OFFER AND THE NOTES

IF YOU DO NOT PROPERLY TENDER YOUR OUTSTANDING NOTES, YOU WILL CONTINUE TO HOLD UNREGISTERED OUTSTANDING NOTES AND YOUR ABILITY TO TRANSFER OUTSTANDING NOTES WILL BE ADVERSELY AFFECTED.

      We will only issue new notes in exchange for outstanding notes that you timely and properly tender. Therefore, you should allow sufficient time to ensure timely tender of the outstanding notes and you should carefully follow the instructions on how to tender your outstanding notes. Neither we nor the exchange agent is required to tell you of any defects or irregularities with respect to your tender of outstanding notes.

      If you do not exchange your outstanding notes for new notes pursuant to the exchange offer, the outstanding notes you hold will continue to be subject to the existing transfer restrictions. In general, you may not offer or sell the outstanding notes except under an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We do not plan to register outstanding notes under the Securities Act unless our registration rights agreement with the initial purchasers of the outstanding notes requires us to do so. Further, if you continue to hold any outstanding notes after the exchange offer is consummated, you may have trouble selling them because there will be fewer such notes outstanding.

OUR SUBSTANTIAL INDEBTEDNESS COULD ADVERSELY AFFECT OUR FINANCIAL CONDITION AND IMPAIR OUR ABILITY TO FULFILL OUR OBLIGATIONS UNDER THE NOTES.

     After giving effect to this offering and our repurchase of $384.6 million aggregate principal amount at maturity of LYONs in the tender offer, as of February 28, 2003 we would have had total outstanding indebtedness of approximately $527.7 million, $6.5 million of which was secured indebtedness and $1.4 million of which represented liabilities of our subsidiaries that will not guarantee the notes. In addition, as of February 28, 2003, letters of credit issued for our account in an aggregate amount of $184.4 million were outstanding. Our substantial indebtedness could have important consequences, including the following:

      - it will require us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness, including the notes, and may require us to dedicate a substantial portion of our cash flow from operations to repurchase the LYONs, in each case reducing the availability of cash flow to fund acquisitions, working capital, capital expenditures and other general corporate purposes;

      - it will limit our ability to borrow money or sell stock for working capital, capital expenditures, debt service requirements and other purposes;

      - it will limit our flexibility in planning for, and reacting to, changes in our business;

      - it may place us at a competitive disadvantage if we are more highly leveraged than some of our competitors;

      - it may make us more vulnerable to a further downturn in the economy or our business; and

      - it may restrict us from making additional acquisitions or exploiting other business opportunities.

     The terms of the indentures relating to the notes and the LYONs do not prohibit us from incurring significant additional indebtedness, including debt that is effectively senior to the notes. To the extent that new debt is added to our currently anticipated debt levels, the substantial leverage risks described above would increase.

THE NOTES WILL BE UNSECURED OBLIGATIONS AND THE COLLATERAL SECURING ANY OF OUR SECURED INDEBTEDNESS WILL NOT BE AVAILABLE TO YOU UNTIL THAT INDEBTEDNESS HAS BEEN REPAID.

     The notes and the related subsidiary guarantees will be our unsecured obligations. The payment of principal and interest on the notes and the related subsidiary guarantees will be effectively subordinated in right of payment to all of our secured debt and the secured debt of the subsidiary guarantors. The amount of secured debt includes our amended credit facility under which we are able to borrow not less than $250.0 million, as well as any other secured debt we may be able to incur in the future. Our amended credit facility is secured by substantially all of our assets other than real estate, plants, parts and equipment. In addition, the notes will be effectively junior to the liabilities of our non-guarantor subsidiaries.

     If we become insolvent or are liquidated, or if payment under our amended credit facility or in respect of any other secured debt is accelerated, the lenders under our amended credit facility or holders of other secured debt will be entitled to exercise the remedies available to a secured lender under applicable law (in addition to any remedies that may be available under the agreements pertaining to our amended credit facility or other secured debt). Upon the occurrence of any default under our amended credit facility (and even without accelerating the debt thereunder), the lenders may be able to prohibit the payment of the notes and subsidiary guaranties by limiting our ability to access our cash flow. Moreover, the assets that secure our amended credit facility or any other secured debt will not be available to you in the event of a bankruptcy, liquidation or similar circumstance of the related obligor until we have fully repaid all amounts due under our secured debt.

DESPITE OUR SIGNIFICANT DEBT LEVELS, WE AND OUR SUBSIDIARIES MAY BE ABLE TO INCUR SUBSTANTIALLY MORE DEBT. THIS COULD FURTHER EXACERBATE THE RISKS DESCRIBED ABOVE IN THE PREVIOUS TWO RISK FACTORS.

     We and our subsidiaries may be able to incur substantial additional indebtedness in the future. Although the agreement governing our amended credit facility and the indenture governing the notes contain restrictions on the incurrence of additional indebtedness, these restrictions are subject to a number of qualifications and exceptions, and the indebtedness incurred in compliance with these restrictions could be substantial. Also, these restrictions do not prevent us from incurring obligations that do not constitute indebtedness as defined in the relevant agreement. To the extent new indebtedness is added to our and our subsidiaries' currently anticipated debt levels, the substantial leverage risks described above would increase.

TO SERVICE OUR INDEBTEDNESS, INCLUDING THE NOTES, WE REQUIRE A SIGNIFICANT AMOUNT OF CASH.

     We require a significant amount of cash to service our indebtedness, including the notes. In addition, we may be required to repurchase a substantial portion of our outstanding LYONs as early as May 1, 2004. Our ability to make payments on our indebtedness, including our repurchase obligations, depends on our ability to generate cash in the future. If we do not generate sufficient cash flow to meet our debt service and working capital requirements, we may need to seek additional financing or sell assets. This may make it more difficult for us to obtain financing on terms that are acceptable to us or at all. Without such financing, we could be forced to sell assets to make up for any shortfall in our payment obligations under unfavorable circumstances.

     Our amended credit facility and our obligations under the notes limit our ability to sell assets and also restrict the use of proceeds from any such sale. Furthermore, the amended credit facility is secured by substantially all of our assets other than real estate, plants, parts and equipment. A substantial portion of our assets are, and may continue to be, intangible assets. Therefore, we may not be able to sell our assets quickly enough or for sufficient amounts to enable us to meet our debt obligations.

     If we default under our various debt obligations, the lenders could require immediate repayment of the entire principal amount of our indebtedness. If the lenders require immediate repayment on the entire principal amount, we may not be able to repay these amounts in full, and our inability to meet our debt obligations would have a material adverse effect on our business, financial condition and results of operations.

NOT ALL OF OUR SUBSIDIARIES WILL GUARANTEE THE NOTES.

     We conduct a significant portion of our business through our subsidiaries. Our foreign subsidiaries are not guaranteeing the notes. Claims of creditors of such non-guarantor subsidiaries, including trade creditors and creditors holding indebtedness, and claims of preferred stockholders (if any) of such subsidiaries will generally have priority with respect to the assets and earnings of such subsidiaries over the claims of creditors of our company, including holders of the notes, even if the obligations of the subsidiaries do not constitute senior indebtedness. Revenues related to the non-guarantor subsidiaries constituted 11% of our revenues during the six month period ended February 28, 2003 and the non-guarantor subsidiaries had approximately 15% of our consolidated assets as of February 28, 2003 and $1.4 million of indebtedness (other than intercompany debt) as of February 28, 2003.

WE DEPEND ON OUR SUBSIDIARIES TO SERVICE OUR DEBT.

     Because we conduct our operations through our operating subsidiaries, we depend on those entities for dividends and other payments to generate the funds necessary to meet our financial obligations, including the payment of principal and interest on the notes. Under certain circumstances, legal and contractual restrictions, as well as the financial condition and operating requirements of our subsidiaries, may limit our ability to obtain cash from our subsidiaries. The earnings from, or other available assets of, these operating subsidiaries may not be sufficient to make distributions to enable us to pay interest on our debt obligations, including the notes, when due or the principal of such debt at maturity. Our non-guarantor subsidiaries are not obligated to make funds available to us for payment of the notes.

RESTRICTIVE COVENANTS IN OUR AMENDED CREDIT FACILITY AND THE INDENTURE RELATING TO THE NOTES MAY RESTRICT OUR ABILITY TO PURSUE OUR BUSINESS STRATEGIES.

     Our amended credit facility and the indenture relating to the notes contain certain restrictions on our ability to, among other things:

      - incur additional indebtedness or contingent obligations or issue preferred stock;

      -     pay dividends or make distributions to our stockholders;

      -     repurchase or redeem our capital stock or subordinated indebtedness;

      -     make investments;

      -     create liens;

      -     enter into sale/leaseback transactions;

      - incur restrictions on the ability of our subsidiaries to pay dividends or to make other payments to us;

      -     make capital expenditures;

      -     enter into transactions with our stockholders and affiliates;

      -     sell assets; and

      - acquire the assets of, or merge or consolidate with, other companies or transfer all or substantially all of our assets.

Our amended credit facility requires us to achieve certain financial ratios, including a leverage ratio (which will become more restrictive over time) and a minimum fixed charge coverage ratio. We may not be able to satisfy these ratios, especially if our operating results fall below management's expectations. These covenants may impair our ability to engage in favorable business activities and our ability to finance future operations or capital needs, including those associated with honoring our repurchase obligations with respect to the LYONs.

     A breach of any of these covenants or our inability to comply with the required financial ratios could result in a default under our amended credit facility. In the event of any default under our amended credit facility, the lenders thereunder will not be required to lend any additional amounts to us and could elect to declare all outstanding borrowings, together with accrued interest and other fees, to be due and payable, or require us to apply all of our available cash to repay these borrowings. The acceleration of outstanding loans under our amended credit facility in excess of $20.0 million would constitute an event of default with respect to the notes. If we are unable to repay borrowings with respect to our amended credit facility when due, the lenders thereunder could proceed against their collateral, which consists of substantially all of our assets other than real estate, plants, parts and equipment. If the indebtedness under our amended credit facility or the notes were to be accelerated, there can be no assurance that our assets would be sufficient to repay such indebtedness in full.

A COURT COULD CANCEL THE SUBSIDIARY GUARANTEES.

     All of our material domestic restricted subsidiaries will guarantee our obligations under the notes. If any subsidiary guarantor becomes a debtor in a case under the United States Bankruptcy Code or encounters other financial difficulty, under federal or state fraudulent transfer law its obligations under the guarantee of the notes could be voided, or claims in respect of its guarantee could be subordinated to all other obligations of the subsidiary. A court might cancel a guarantee if it found that when the subsidiary entered into its guarantee or, in some states, when payments became due under the guarantee, the subsidiary received less than reasonably equivalent value or fair consideration and either:

      -     was or was rendered insolvent;

      -     was left with inadequate capital to conduct its business; or

      - believed or reasonably should have believed that it would incur debts beyond its ability to pay.

     The court might also void or subordinate a guarantee, without regard to the above factors, if the court found that the subsidiary entered into its guarantee with actual intent to hinder, delay or defraud its creditors,

     A court would likely find that a guarantor did not receive reasonably equivalent value or fair consideration for its guarantee if the guarantor did not substantially benefit directly or indirectly from the issuance of the notes. If a court voided a guarantee, you would no longer have a claim against the guarantor. Sufficient funds to repay the notes may not be available from other sources, including the remaining guarantors, if any. In addition, the court might direct you to repay any amounts that you already received from the subsidiary guarantor.

     The test for determining solvency in these circumstances will depend on the law of the jurisdiction that is being applied. In general, a court would consider the subsidiary insolvent either if the sum of its existing debts exceeds the fair value of all its property, or if its assets' present fair value is less than the amount required to pay the probable liability on its existing debts as they become due. For this analysis, "debts" includes contingent and unliquidated debts.

     Each subsidiary guarantee will contain a provision intended to limit the guarantor's liability to the maximum amount that it could incur without causing the incurrence of obligations under its subsidiary guarantee to be a fraudulent transfer. This provision may not be effective to protect the subsidiary guarantees from attack under fraudulent transfer law.

THE SEC MAY DELAY OUR REGISTRATION OF THE NOTES.

     We have agreed to file a registration statement with the SEC either relating to an offer to exchange the notes for registered notes or registering the notes for resale, and to use reasonable efforts to cause the registration statement to become effective. The SEC has broad discretion to declare a registration statement effective or deny the effectiveness of a registration statement for a variety of reasons. Accordingly, we may not be able to register the notes in a timely manner, if at all.

THERE IS NO ESTABLISHED TRADING MARKET FOR THE NOTES.

     The notes are a new issue of securities and there is no established trading market for the notes. Although the notes have been designated for trading in the PORTAL market, we do not intend to apply to list the notes for trading on any securities exchange or to arrange for quotation on any automated dealer quotation system. As a result of this and the other factors listed below, an active trading market for the notes may not develop, in which case, the market price and liquidity of the notes may be adversely affected.

     In addition, you may not be able to sell your notes at a particular time or at a price favorable to you. Future trading prices of the notes will depend on many factors, including:

      -     our operating performance and financial condition;

      - our ability to complete the offer to exchange the notes for registered notes or to register the notes for resale;

      -     the interest of securities dealers in making a market;

      -     the market for similar securities; and

      -     prevailing interest rates.

     Historically, the market for non-investment grade debt has been subject to disruptions that have caused volatility in prices. It is possible that the market for the notes will be subject to disruptions. A disruption may have a negative effect on you as a holder of the notes, regardless of our prospects or performance.

     Although the initial purchasers have advised us that they intend to make a market in the notes, they are not obligated to do so. The initial purchasers may also discontinue any market making activities at any time, in their sole discretion, which could further negatively impact your ability to sell the notes or the prevailing market price at the time you choose to sell.

WE MAY NOT BE ABLE TO REPURCHASE THE NOTES UPON A CHANGE OF CONTROL.

     Under a change of control (as defined in the respective indentures governing the notes and the LYONs or in our amended credit facility), we may be required to purchase, in cash, some or all of the then outstanding notes or LYONs and/or repay all of our then outstanding indebtedness under our amended credit facility. Upon such a change of control, we may not have sufficient funds available to repurchase all of the notes or our LYONs or repay any accelerated obligations under our amended credit facility. In addition, we would be required to obtain the consent of our lenders under our amended credit facility if we are required to repurchase the notes or the LYONs in cash. We may not be able to obtain the consent of our lenders or sufficient financing on satisfactory terms, if at all, to fulfill these repurchase and repayment obligations.

YOUR ABILITY TO RECOVER FROM OUR FORMER AUDITORS, ARTHUR ANDERSEN LLP, FOR ANY POTENTIAL FINANCIAL MISSTATEMENTS IS LIMITED.

     On June 26, 2002, at the recommendation of our audit committee, we dismissed Arthur Andersen LLP as our independent public accountants and engaged Ernst & Young LLP to serve as our independent public accountants for fiscal 2002. Our audited consolidated financial statements as of August 31, 2001 and 2000 and for each of the years in the two-year period ended August 31, 2001, which are incorporated by reference (and included) in this prospectus, have been audited by Arthur Andersen, our former independent public accountants, as set forth in their reports, but Arthur Andersen has not consented to our use of these reports in connection with the sale of the notes offered for exchange hereby.

     Arthur Andersen completed its audit of our consolidated financial statements for the year ended August 31, 2001 and issued its report relating to these consolidated financial statements on October 5, 2001. Subsequently, Arthur Andersen was convicted of obstruction of justice for activities relating to its previous work for another of its audit clients and has ceased to audit publicly held companies. We are unable to predict the impact of this conviction or whether other adverse actions may be taken by governmental or private parties against Arthur Andersen. If Arthur Andersen has no assets available for creditors, you may not be able to recover against Arthur Andersen for any claims you may have under securities or other laws as a result of Arthur Andersen's previous role as our independent public accountants and as author of the audit report for some of the audited financial statements incorporated by reference (and included) in this prospectus.

                                 EXCHANGE OFFER

PURPOSE AND EFFECT OF THE EXCHANGE OFFER

     In connection with the issuance of the outstanding notes, we entered into a registration rights agreement. Under the registration rights agreement, we agreed to:

      - within 60 days after the original issuance of the outstanding notes on March 17, 2003, file a registration statement with the SEC with respect to a registered offer to exchange each outstanding note for a new note having terms substantially identical in all material respects to such note except that the new note will not contain terms with respect to transfer restrictions;

      - use our commercially reasonable to cause the registration statement to be declared effective under the Securities Act within 180 days after the original issuance of the outstanding notes;

      - promptly following the effectiveness of the registration statement, offer the new notes in exchange for surrender of the outstanding notes; and

      - keep the exchange offer open for not less than 30 days (or longer if required by applicable law) after the date notice of the exchange offer is mailed to the holders of the outstanding notes.

     We have fulfilled the agreements described in the first two of the preceding bullet points and are now offering eligible holders of the outstanding notes the opportunity to exchange their outstanding notes for new notes registered under the Securities Act. Holders are eligible if they are not prohibited by any law or policy of the SEC from participating in this exchange offer. The new notes will be substantially identical to the outstanding notes except that the new notes will not contain terms with respect to transfer restrictions, registration rights or additional interest.

     Under limited circumstances, we agreed to use commercially reasonable efforts to cause the SEC to declare effective a shelf registration statement for the resale of the outstanding notes. We also agreed to use commercially reasonable efforts to keep the shelf registration statement effective for up to two years after its effective date. The circumstances include if:

      - applicable interpretations of the staff of the SEC do not permit us to effect the exchange offer; or

      - for any other reason we do not consummate the exchange offer within 220 days of the original issuance of the outstanding notes; or

      - any initial purchaser notifies us within 10 business days following consummation of the exchange offer that notes held by it are not eligible to be exchanged for new notes in the exchange offer; or

      - certain holders notify us in writing that they are prohibited by law or SEC policy from participating in the exchange offer or may not resell the notes acquired by them in the new exchange offer to the public without delivering a prospectus.

      We will pay additional cash interest on the applicable outstanding notes, subject to certain exceptions,

            (1) if we fail to file this registration statement with the SEC on or prior to the 60th day after the original issuance of the outstanding notes,

            (2) if this registration statement is not declared effective by the SEC on or prior to the 180th day after the original issuance of the outstanding notes or, if obligated to file a shelf registration statement due to the circumstances described in the first bullet point of the preceding paragraph, a shelf registration statement is not declared effective by the SEC on or prior to the 180th day after the original issuance of the outstanding notes,

            (3) if the exchange offer is not consummated on or before the 40th day after this registration statement is declared effective,

            (4) if obligated to file the shelf registration statement due to the circumstances described in the second, third or fourth bullet points of the preceding paragraph, we fail to file the shelf registration statement with the SEC on or prior to the 30th day after the date on which the obligation to file a shelf registration statement arises,

            (5) if obligated to file a shelf registration statement due to the circumstances described in the second, third or fourth bullet points of the preceding paragraph, the shelf registration statement is not declared effective on or prior to the 60th day after the date of filing of the registration statement, or

            (6) after this registration statement or the shelf registration statement, as the case may be, is declared effective, such registration statement thereafter ceases to be effective or usable (subject to certain exceptions);

from and including the date on which any such registration default shall occur to but excluding the date on which all registration defaults have been cured.

     The rate of the additional interest will be 0.25% per annum for the first 90-day period immediately following the occurrence of a registration default, and such rate will increase by an additional 0.25% per annum with respect to each subsequent 90-day period until all registration defaults have been cured, up to a maximum additional interest rate of 1.5% per annum. We will pay such additional interest on regular interest payment dates. This additional interest will be in addition to any other interest payable from time to time with respect to the outstanding notes and the new notes.

     Upon the effectiveness of this registration statement, the consummation of the exchange offer, the effectiveness of a shelf registration statement, or the effectiveness of a succeeding registration statement, as the case may be, the interest rate borne by the notes from the date of such effectiveness or consummation, as the case may be, will be reduced to the original interest rate. However, if after any such reduction in interest rate, a different registration default occurs, the interest rate may again be increased pursuant to the preceding paragraph.

     To exchange your outstanding notes for new notes in the exchange offer, you will be required to make the following representations:

      - any new notes will be acquired in the ordinary course of your business;

      - you have no arrangement or understanding with any person or entity to participate in the distribution of the new notes;

      - you are not engaged in and do not intend to engage in the distribution of the new notes;

      - if you are a broker-dealer that will receive new notes for your own account in exchange for outstanding notes, you acquired those notes as a result of market-making activities or other trading activities and you will deliver a prospectus, as required by law, in connection with any resale of such new notes; and

      - you are not our "affiliate," as defined in Rule 405 of the Securities Act.

     In addition, we may require you to provide information to be used in connection with the shelf registration statement to have your outstanding notes included in the shelf registration statement and benefit from the provisions regarding additional interest described in the preceding paragraphs. A holder who sells outstanding notes under the shelf registration statement generally will be required to be named as a selling securityholder in the related prospectus and to deliver a prospectus to purchasers. Such a holder will also be subject to the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the registration rights agreement that are applicable to such a holder, including indemnification obligations.

     The description of the registration rights agreement contained in this section is a summary only. For more information, you should review the provisions of the registration rights agreement that we filed with the SEC as an exhibit to the registration statement of which this prospectus is a part.

RESALE OF NEW NOTES

     Based on no action letters of the SEC staff issued to third parties, we believe that new notes may be offered for resale, resold and otherwise transferred by you without further compliance with the registration and prospectus delivery provisions of the Securities Act if:

      - you are not our "affiliate" within the meaning of Rule 405 under the Securities Act;

      -     such new notes are acquired in the ordinary course of your business;
            and

      -     you do not intend to participate in a distribution of the new notes.

     The SEC, however, has not considered the exchange offer for the new notes in the context of a no action letter, and the SEC may not make a similar determination as in the no action letters issued to these third parties.

      If you tender in the exchange offer with the intention of participating in any manner in a distribution of the new notes, you

      -     cannot rely on such interpretations by the SEC staff; and

      - must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction.

     Unless an exemption from registration is otherwise available, any security holder intending to distribute new notes should be covered by an effective registration statement under the Securities Act. This registration statement should contain the selling security holder's information required by Item 507 of Regulation S-K under the Securities Act. This prospectus may be used for an offer to resell, resale or other retransfer of new notes only as specifically described in this prospectus. Only broker-dealers that acquired the outstanding notes as a result of market-making activities or other trading activities may participate in the exchange offer. Each broker-dealer that receives new notes for its own account in exchange for outstanding notes, where such outstanding notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge by way of the letter of transmittal that it will deliver a prospectus in connection with any resale of the new notes. Please read the section captioned "Plan of Distribution" for more details regarding the transfer of new notes.

TERMS OF THE EXCHANGE OFFER

     Subject to the terms and conditions described in this prospectus and in the letter of transmittal, we will accept for exchange any outstanding notes properly tendered and not withdrawn prior to 5:00 p.m. New York City time on the expiration date. We will issue new notes in principal amount equal to the principal amount of outstanding notes surrendered under the exchange offer. Outstanding notes may be tendered only for new notes and only in integral multiples of $1,000.

     The exchange offer is not conditioned upon any minimum aggregate principal amount of outstanding notes being tendered for exchange.

     As of the date of this prospectus, $253,029,000 in aggregate principal amount of the outstanding notes are outstanding. This prospectus is being sent to DTC, the sole registered holder of the outstanding notes, and to all persons that we can identify as beneficial owners of the outstanding notes. There will be no fixed record date for determining registered holders of outstanding notes entitled to participate in the exchange offer.

     We intend to conduct the exchange offer in accordance with the provisions of the registration rights agreement, the applicable requirements of the Securities Act and the Securities Exchange Act of 1934 and the rules and regulations of the SEC. Outstanding notes whose holders do not tender for exchange in the exchange offer will remain outstanding and continue to accrue interest. These outstanding notes will be entitled to the rights and benefits such holders have under the indenture relating to the notes and the registration rights agreement.

     We will be deemed to have accepted for exchange properly tendered outstanding notes when we have given oral or written notice of the acceptance to the exchange agent and complied with the applicable provisions of the registration rights agreement. The exchange agent will act as agent for the tendering holders for the purposes of receiving the new notes from us.

     If you tender outstanding notes in the exchange offer, you will not be required to pay brokerage commissions or fees or, subject to the letter of transmittal, transfer taxes with respect to the exchange of outstanding notes. We will pay all charges and expenses, other than certain applicable taxes described below, in connection with the exchange offer. It is important that you read the section labeled " -- Fees and Expenses" for more details regarding fees and expenses incurred in the exchange offer.

     We will return any outstanding notes that we do not accept for exchange for any reason without expense to their tendering holder as promptly as practicable after the expiration or termination of the exchange offer.

EXPIRATION DATE

     The exchange offer will expire at 5:00 p.m. New York City time on _________ 2003, unless, in our sole discretion, we extend it.

EXTENSIONS, DELAYS IN ACCEPTANCE, TERMINATION OR AMENDMENT

     We expressly reserve the right, at any time or various times, to extend the period of time during which the exchange offer is open. We may delay acceptance of any outstanding notes by giving oral or written notice of such extension to their holders. During any such extensions, all outstanding notes previously tendered will remain subject to the exchange offer, and we may accept them for exchange.

     In order to extend the exchange offer, we will notify the exchange agent orally or in writing of any extension. We will notify the registered holders of outstanding notes of the extension no later than 9:00 a.m., New York City time, on the business day after the previously scheduled expiration date.

     If any of the conditions described below under " -- Conditions to the Exchange Offer" have not been satisfied, we reserve the right, in our sole discretion, up to the expiration of the exchange offer:

      -     to delay accepting for exchange any outstanding notes,

      -     to extend the exchange offer, or

      -     to terminate the exchange offer,

by giving oral or written notice of such delay, extension or termination to the exchange agent. Subject to the terms of the registration rights agreement, we also reserve the right to amend the terms of the exchange offer in any manner.

     Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice thereof to the registered holders of outstanding notes. If we amend the exchange offer in a manner that we determine to constitute a material change, we will promptly disclose such amendment by means of a prospectus supplement. The supplement will be distributed to the registered holders of the outstanding notes. Depending upon the significance of the amendment and the manner of disclosure to the registered holders, we will extend the exchange offer if the exchange offer would otherwise expire during such period.

CONDITIONS TO THE EXCHANGE OFFER

     We will not be required to accept for exchange, or exchange any new notes for, any outstanding notes if the exchange offer, or the making of any exchange by a holder of outstanding notes, would violate applicable law or any applicable interpretation of the staff of the SEC. Similarly, we may terminate the exchange offer as provided in this prospectus before accepting outstanding notes for exchange in the event of such a potential violation.

     In addition, we will not be obligated to accept for exchange the outstanding notes of any holder that has not made to us the representations described under " -- Purpose and Effect of the Exchange Offer," " -- Procedures for Tendering" and "Plan of Distribution" and such other representations as may be reasonably necessary under applicable SEC rules, regulations or interpretations to allow us to use an appropriate form to register the new notes under the Securities Act.

     We expressly reserve the right to amend or terminate the exchange offer, and to reject for exchange any outstanding notes not previously accepted for exchange, upon the occurrence of any of the conditions to the exchange offer specified above. We will give oral or written notice of any extension, amendment, non-acceptance or termination to the holders of the outstanding notes as promptly as practicable.

     These conditions are for our sole benefit, and we may assert them or waive them in whole or in part at any time or at various times in our sole discretion up to the expiration of the exchange offer. If we fail at any time to exercise any of these rights, this failure will not mean that we have waived our rights. Each such right will be deemed an ongoing right that we may assert at any time or at various times.

     In addition, we will not accept for exchange any outstanding notes tendered, and will not issue new notes in exchange for any such outstanding notes, if at such time any stop order has been threatened or is in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the indenture relating to the notes under the Trust Indenture Act of 1939.

PROCEDURES FOR TENDERING

     In order to participate in the exchange offer, you must properly tender your outstanding notes to the exchange agent as described below. It is your responsibility to properly tender your notes. We have the right to waive any defects. However, we are not required to waive defects and are not required to notify you of defects in your exchange.

     If you have any questions or need help in exchanging your notes, please call the exchange agent whose address and phone number are described in the section of the prospectus entitled "Where You Can Find More Information."

     All of the outstanding notes were issued in book-entry form, and all of the outstanding notes are currently represented by global certificates held for the account of DTC. We have confirmed with DTC that the outstanding notes may be tendered using the Automated Tender Offer Program ("ATOP") instituted by DTC. The exchange agent will establish an account with DTC for purposes of the exchange offer promptly after the commencement of the exchange offer and DTC participants may electronically transmit their acceptance of the exchange offer by causing DTC to transfer their outstanding notes to the exchange agent using the ATOP procedures. In connection with the transfer, DTC will send an "agent's message" to the exchange agent. The agent's message will state that DTC has received instructions from the participant to tender outstanding notes and that the participant agrees to be bound by the terms of the letter of transmittal.

     By using the ATOP procedures to exchange outstanding notes, you will not be required to deliver a letter of transmittal to the exchange agent. However, you will be bound by its terms just as if you had signed it.

     There is no procedure for guaranteed late delivery of the notes.

     Determinations Under the Exchange Offer

     We will determine in our sole discretion all questions as to the validity, form, eligibility, time of receipt, acceptance of tendered outstanding notes and withdrawal of tendered outstanding notes. Our determination will be final and binding. We reserve the absolute right to reject any outstanding notes not properly tendered or any outstanding notes our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defect, irregularities or conditions of tender as to particular outstanding notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, all defects or irregularities in connection with tenders of outstanding notes must be cured within such time as we shall determine. Although we intend to notify holders of defects or irregularities with respect to tenders of outstanding notes, neither we, the exchange agent nor any other person will incur any liability for failure to give such notification. Tenders of outstanding notes will not be deemed made until such defects or irregularities have been cured or waived. Any outstanding notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned to the tendering holder as soon as practicable following the expiration date.

     When We Will Issue New Notes

     In all cases, we will issue new notes for outstanding notes that we have accepted for exchange under the exchange offer only after the exchange agent receives, prior to 5:00 p.m., New York City time, on the expiration date,

      - a book-entry confirmation of such outstanding notes into the exchange agent's account at DTC; and

      -     a properly transmitted agent's message.

     Return of Outstanding Notes Not Accepted or Exchanged

     If we do not accept any tendered outstanding notes for exchange or if outstanding notes are submitted for a greater principal amount than the holder desires to exchange, the unaccepted or non-exchanged outstanding notes will be returned without expense to their tendering holder. Such non-exchanged outstanding notes will be credited to an account maintained with DTC. These actions will occur as promptly as practicable after the expiration or termination of the exchange offer.

     Your Representations to Us

     By agreeing to be bound by the letter of transmittal, you will represent to us that, among other things:

      - any new notes that you receive will be acquired in the ordinary course of your business;

      - you have no arrangement or understanding with any person or entity to participate in the distribution of the new notes;

      - you are not engaged in and do not intend to engage in the distribution of the new notes;

      - if you are a broker-dealer that will receive new notes for your own account in exchange for outstanding notes, you acquired those notes as a result of market-making activities or other trading activities and you will deliver a prospectus, as required by law, in connection with any resale of such new notes; and

      - you are not our "affiliate," as defined in Rule 405 of the Securities Act.

WITHDRAWAL OF TENDERS

     Except as otherwise provided in this prospectus, you may withdraw your tender at any time prior to 5:00 p.m. New York City time on the expiration date. For a withdrawal to be effective you must comply with the appropriate procedures of DTC's ATOP system. Any notice of withdrawal must specify the name and number of the account at DTC to be credited with withdrawn outstanding notes and otherwise comply with the procedures of DTC.

     We will determine all questions as to the validity, form, eligibility and time of receipt of notice of withdrawal. Our determination shall be final and binding on all parties. We will deem any outstanding notes so withdrawn not to have been validly tendered for exchange for purposes of the exchange offer.

     Any outstanding notes that have been tendered for exchange but are not exchanged for any reason will be credited to an account maintained with DTC for the outstanding notes. This return or crediting will take place as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. You may retender properly withdrawn outstanding notes by following the procedures described under " -- Procedures for Tendering" above at any time on or prior to the expiration date.

FEES AND EXPENSES

     We will bear the expenses of soliciting tenders. The principal solicitation is being made by mail; however, we may make additional solicitation by telegraph, telephone or in person by our officers and regular employees and those of our affiliates.

     We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to broker-dealers or others soliciting acceptances of the exchange offer. We will, however, pay the exchange agent reasonable and customary fees for its services and reimburse it for its related reasonable out-of-pocket expenses.

     We will pay the cash expenses to be incurred in connection with the exchange offer. They include:

      -     SEC registration fees;

      -     fees and expenses of the exchange agent and trustee;

      -     accounting and legal fees and printing costs; and

      -     related fees and expenses.

TRANSFER TAXES

     We will pay all transfer taxes, if any, applicable to the exchange of outstanding notes under the exchange offer. The tendering holder, however, will be required to pay any transfer taxes, whether imposed on the registered holder or any other person, if a transfer tax is imposed for any reason other than the exchange of outstanding notes under the exchange offer.

CONSEQUENCES OF FAILURE TO EXCHANGE

     If you do not exchange new notes for your outstanding notes under the exchange offer, you will remain subject to the existing restrictions on transfer of the outstanding notes. In general, you may not offer or sell the outstanding notes unless they are registered under the Securities Act, or if the offer or sale is exempt from the registration under the Securities Act and applicable state securities laws. Except as required by the registration rights agreement, we do not intend to register resales of the outstanding notes under the Securities Act.

ACCOUNTING TREATMENT

     We will record the new notes in our accounting records at the same carrying value as the outstanding notes. This carrying value is the aggregate principal amount of the outstanding notes less any bond discount, as reflected in our accounting records on the date of exchange. Accordingly, we will not recognize any gain or loss for accounting purposes in connection with the exchange offer.

OTHER

     Participation in the exchange offer is voluntary, and you should carefully consider whether to accept. You are urged to consult your financial and tax advisors in making your own decision on what action to take.

     We may in the future seek to acquire untendered outstanding notes in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. We have no present plans to acquire any outstanding notes that are not tendered in the exchange offer or to file a registration statement to permit resales of any untendered outstanding notes.

                       RATIOS OF EARNINGS TO FIXED CHARGES

     The ratio of earnings to fixed charges is computed by dividing earnings by fixed charges. For this purpose, earnings consist of income before taxes plus fixed charges. Fixed charges consist of interest expense, the amortization of debt discount, preferred stock dividends, accretion requirements and such portion of rental expense that is attributable to interest.

                                                                                               PRO FORMA(1)
                                                            SIX MONTHS   SIX MONTHS     -------------------------
                                                               ENDED        ENDED     ADJUSTED YEAR   ADJUSTED SIX
                                                             FEBRUARY     FEBRUARY        ENDED       MONTHS ENDED
                          YEAR ENDED AUGUST 31,                 28,          28,        AUGUST 31,    FEBRUARY 28,
                 ---------------------------------------    ----------   ----------     ----------     ----------
                 1998     1999    2000     2001     2002       2002         2003           2002           2003
                 ----     ----    ----     ----     ----       ----         ----           ----           ----
Ratio of
earnings to
fixed charges... 3.5x     3.4x    4.8x     5.0x     4.5x        4.2          2.3           3.0             1.3

------------------
(1) Pro forma ratio of earnings to fixed charges gives effect to the net increase in interest expense resulting from the issuance of the outstanding notes and the use of the net proceeds of the offering of the outstanding notes to purchase $384.6 million principal amount at maturity of LYONs at $645.00 per $1,000 principal amount at maturity.

                                 USE OF PROCEEDS

     The exchange offer is intended to satisfy our obligations under our registration rights agreement. We will not receive any cash proceeds from the issuance of the new notes in the exchange offer. In consideration for issuing the new notes as contemplated by this prospectus, we will receive outstanding notes in a like principal amount. The form and terms of the new notes are identical in all respects to the form and terms of the outstanding notes, except the new notes do not include certain transfer restrictions, registration rights or provisions for additional interest and contain different administrative terms. Outstanding notes surrendered in exchange for the new notes will be retired and cancelled and will not be reissued. Accordingly, the issuance of the new notes will not result in any change in our outstanding indebtedness.

                          DESCRIPTION OF THE NEW NOTES

     The Shaw Group Inc. will issue the new notes, and the outstanding notes were issued, under an Indenture dated as of March 17, 2003 (the "Indenture") among the Company, the Subsidiary Guarantors and The Bank of New York, as Trustee. The terms of the new notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

     Certain terms used in this description are defined under the subheading " -- Certain Definitions". In this description, the word "Company" refers only to The Shaw Group Inc. and not to any of its subsidiaries. References to the "Notes" in this section of the prospectus include both the outstanding notes and the new notes.

     The following description is only a summary of the material provisions of the Indenture. It does not restate that agreement in its entirety. We urge you to read the Indenture because it, not this description, defines your rights as holders of these Notes. We have filed the Indenture as an exhibit to the registration statement which includes this prospectus.

     If the exchange offer contemplated by this prospectus (the "Exchange Offer") is consummated, Holders of outstanding notes who do not exchange those notes for new notes in the Exchange Offer will vote together with Holders of new notes for all relevant purposes under the Indenture. In that regard, the Indenture requires that certain actions by the Holders thereunder (including acceleration following an Event of Default) must be taken, and certain rights must be exercised, by specified minimum percentages of the aggregate principal amount of the outstanding securities issued under the Indenture. In determining whether Holders of the requisite percentage in principal amount have given any notice, consent or waiver or taken any other action permitted under the Indenture, any outstanding notes that remain outstanding after the Exchange Offer will be aggregated with the new notes, and the Holders of such outstanding notes and the new notes will vote together as a single series for all such purposes. Accordingly, all references herein to specified percentages in aggregate principal amount of the notes outstanding shall be deemed to mean, at any time after the Exchange Offer is consummated, such percentages in aggregate principal amount of the outstanding notes and the new notes then outstanding.

BRIEF DESCRIPTION OF THE NOTES

      These Notes:

      -     are unsecured senior obligations of the Company;

      - are senior in right of payment to any future Subordinated Obligations of the Company;

      -     are guaranteed by each Subsidiary Guarantor; and

      - are subject to registration with the SEC pursuant to the Registration Rights Agreement.

PRINCIPAL, MATURITY AND INTEREST

    The Company will issue the Notes initially with a maximum aggregate principal amount of $253,029,000. The Company will issue the Notes in denominations of $1,000 and any integral multiple of $1,000. The Notes will mature on March 15, 2010. Subject to our compliance with the covenant described under the subheading " -- Certain Covenants -- Limitation on Indebtedness", we may without the consent of the holders, issue more Notes under the Indenture on the same terms and conditions and with the same CUSIP numbers as the Notes being offered hereby (the "Additional Notes"), but only if such Additional Notes will be fungible with the Notes being offered hereby for United States Federal income tax purposes. The Notes and the Additional Notes, if any, will be treated as a single class for all purposes of the Indenture, including waivers, amendments, redemptions and offers to purchase. Unless the context otherwise requires, for all purposes of the Indenture and this "Description of the Notes", references to the Notes include any Additional Notes actually issued.

    Interest on these Notes will accrue at the rate of 10 3/4% per annum and will be payable semiannually in arrears on March 15 and September 15, commencing on September 15, 2003. We will make each interest payment to the holders of record of these Notes on the immediately preceding March 1 and September 1. We will pay interest on overdue principal at 1% per annum in excess of the above rate and will pay interest on overdue installments of interest at such higher rate to the extent lawful.

    Interest on these Notes will accrue from the date of original issuance. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

    Additional interest may accrue on the Notes in certain circumstances pursuant to the Registration Rights Agreement.

OPTIONAL REDEMPTION

    Except as set forth below, we will not be entitled to redeem the Notes.

    On and after March 15, 2007, we will be entitled at our option to redeem all or a portion of these Notes upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed in percentages of principal amount on the redemption date), plus accrued and unpaid interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on March 15 of the years set forth below:

                                             REDEMPTION
                          PERIOD                PRICE
                          ------             ----------
                  2007..................      105.375%
                  2008..................      102.688
                  2009 and thereafter...      100.000

    Prior to March 15, 2006, we may at our option on one or more occasions redeem Notes (which includes Additional Notes, if any) in an aggregate principal amount of not to exceed 35% of the aggregate principal amount of the Notes (which includes Additional Notes, if any) originally issued at a redemption price (expressed as a percentage of principal amount) of 110.75%, plus accrued and unpaid interest to the redemption date, with the net cash proceeds from one or more Equity Offerings; provided, however, that

            (1) at least 65% of such aggregate principal amount of Notes (which includes Additional Notes, if any) remains outstanding immediately after the occurrence of each such redemption (other than Notes held, directly or indirectly, by the Company or its Affiliates); and

            (2) each such redemption occurs within 90 days after the date of the related Equity Offering.

    Prior to March 15, 2007, we may at our option redeem all, but not less than all, of the Notes at a redemption price equal to 100% of the principal amount of the Notes plus the Applicable Premium as of, and accrued and unpaid interest to, the redemption date (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date). Notice of such redemption must be mailed by first-class mail to each Holder's registered address, not less than 30 nor more than 60 days prior to the redemption date.

    "Applicable Premium" means, with respect to a Note at any redemption date, the greater of (i) 1.00% of the principal amount of such Note and (ii) the excess of (A) the present value at such redemption date of (1) the redemption price of such Note on March 15, 2007 (such redemption price being described in the second paragraph of this " -- Optional Redemption" section exclusive of any accrued interest) plus (2) all required remaining scheduled interest payments due on such Note through March 15, 2007 (but excluding accrued and unpaid interest to the redemption date), computed using a discount rate equal to the Adjusted Treasury Rate, over (B) the principal amount of such Note on such redemption date.

    "Adjusted Treasury Rate" means, with respect to any redemption date, (i) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities", for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after March 15, 2007, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month) or
(ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date, in each case calculated on the third Business Day immediately preceding the redemption date, plus 0.50%.

    "Comparable Treasury Issue" means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the Notes from the redemption date to March 15, 2007, that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a maturity most nearly equal to March 15, 2007.

    "Comparable Treasury Price" means, with respect to any redemption date, if clause (ii) of the Adjusted Treasury Rate is applicable, the average of three, or such lesser number as is obtained by the Trustee, Reference Treasury Dealer Quotations for such redemption date.

    "Quotation Agent" means the Reference Treasury Dealer selected by the Trustee after consultation with the Company.

    "Reference Treasury Dealer" means Credit Suisse First Boston LLC and its successors and assigns, and two other nationally recognized investment banking firms selected by the Company that are primary U.S. Government securities dealers.

    "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue, expressed in each case as a percentage of its principal amount, quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day immediately preceding such redemption date.

SELECTION AND NOTICE OF REDEMPTION

    If we are redeeming less than all the Notes at any time, the Trustee will select Notes on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate.

    We will redeem Notes of $1,000 or less in whole and not in part. We will cause notices of redemption to be mailed by first-class mail at least 30 but not more than 60 days before the redemption date to each holder of Notes to be redeemed at its registered address.

    If any Note is to be redeemed in part only, the notice of redemption that relates to that Note will state the portion of the principal amount thereof to be redeemed. We will issue a new Note in a principal amount equal to the unredeemed portion of the original Note in the name of the holder upon cancelation of the original Note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption.

MANDATORY REDEMPTION; OFFERS TO PURCHASE; OPEN MARKET PURCHASES

    We are not required to make any mandatory redemption or sinking fund payments with respect to the Notes. However, under certain circumstances, we may be required to offer to purchase Notes as described under the captions " -- Change of Control" and " -- Certain Covenants -- Limitation on Sales of Assets and Subsidiary Stock". We may at any time and from time to time purchase Notes in the open market or otherwise.

GUARANTIES

    The Subsidiary Guarantors will initially consist of all of the Company's material domestic Wholly Owned Subsidiaries as of the Issue Date. Following the Issue Date, the Company may be required to cause other Subsidiaries to issue Subsidiary Guaranties. See " -- Certain Covenants -- Future Guarantors".

    The Subsidiary Guarantors will jointly and severally guarantee, on a senior unsecured basis, our obligations under these Notes. The Subsidiary Guarantors will also guarantee all obligations under the Credit Facility, and each Subsidiary Guarantor will grant a security interest in its accounts receivable, inventory and other personal property to secure the obligations under the Credit Facility. The obligations of each Subsidiary Guarantor under its Subsidiary Guaranty will be limited as necessary to prevent that Subsidiary Guaranty from constituting a fraudulent conveyance under applicable law. See "Risk Factors -- Risks Relating to the Notes -- A court could cancel the subsidiary guarantees".

    Each Subsidiary Guarantor that makes a payment under its Subsidiary Guaranty will be entitled upon payment in full of all guarantied obligations under the Indenture to a contribution from each other Subsidiary Guarantor in an amount equal to such other Subsidiary Guarantor's pro rata portion of such payment based on the respective net assets of all the Subsidiary Guarantors at the time of such payment determined in accordance with GAAP.

    If a Subsidiary Guaranty were rendered voidable, it could be subordinated by a court to all other indebtedness (including guarantees and other contingent liabilities) of the applicable Subsidiary Guarantor, and, depending on the amount of such indebtedness, a Subsidiary Guarantor's liability on its Subsidiary Guaranty could be reduced to zero. See "Risk Factors -- Risks Relating to the Notes -- A court could cancel the subsidiary guarantees".

    Pursuant to the Indenture, a Subsidiary Guarantor may consolidate with, merge with or into, or transfer all or substantially all its assets to any other Person to the extent described below under " -- Certain Covenants -- Merger and Consolidation"; provided, however, that if such other Person is not the Company, such Subsidiary Guarantor's obligations under its Subsidiary Guaranty must be expressly assumed by such other Person, except that such assumption will not be required in the case of either:

            (1) the sale or other disposition (including by way of consolidation or merger) of a Subsidiary Guarantor; or

            (2) the sale or disposition of all or substantially all the assets of a Subsidiary Guarantor;

in each case other than to the Company or an Affiliate of the Company and as permitted by the Indenture and if in connection therewith the Company provides an Officers' Certificate to the Trustee to the effect that the Company will comply with its obligations under the covenant described under " -- Limitation on Sales of Assets and Subsidiary Stock" in respect of such disposition.

      The Subsidiary Guaranty of a Subsidiary Guarantor also will be released:

            (1) upon the designation of such Subsidiary Guarantor as an Unrestricted Subsidiary;

            (2) at such time as such Subsidiary Guarantor does not have any Indebtedness outstanding that would have required such Subsidiary Guarantor to enter into a Guaranty Agreement pursuant to the covenant described under " -- Certain Covenants -- Future Guarantors"; or

            (3) if we exercise our legal defeasance option or our covenant defeasance option as described under " -- Defeasance."

RANKING

Senior Indebtedness Versus Notes

    The indebtedness evidenced by these Notes and the Subsidiary Guaranties will be unsecured and will rank pari passu in right of payment to the other Senior Indebtedness of the Company and the Subsidiary Guarantors, as the case may be. The Notes will be guaranteed by the Subsidiary Guarantors.

    As of February 28, 2003, after giving pro forma effect to the Transactions:

            (1) the Company's Senior Indebtedness, including outstanding letters of credit issued by the lenders under the Company's credit facility in an aggregate amount of $180.8 million, would have been approximately $704.1 million, including $3.1 million of secured indebtedness and $131.7 million attributable to the Company's guarantees with respect to letters of credit issued on behalf of the Subsidiary Guarantors; and

            (2) the Senior Indebtedness, including outstanding letters of credit issued by the lenders under the Company's credit facility in an aggregate amount of $180.8 million, of the Subsidiary Guarantors would have been approximately $433.6 million, including $2.0 million of secured indebtedness, $49.1 million attributable to the Subsidiary Guarantors' guarantees with respect to letters of credit issued to the Company and $250.0 million attributable to the Subsidiary Guarantors' guarantees with respect to the Notes.

    The Notes are unsecured obligations of the Company. Secured debt and other secured obligations of the Company (including obligations with respect to the Credit Agreement) will be effectively senior to the Notes to the extent of the value of the assets securing such debt or other obligations.

Liabilities of Subsidiaries Versus Notes

    All of our operations are conducted through our subsidiaries. Some of our subsidiaries are not Guaranteeing the Notes. For the six months ended February 28, 2003, our Subsidiaries that are not Subsidiary Guarantors accounted for approximately $191.3 million of our revenue and, at the end of such period, approximately $299.3 million of our assets. Claims of creditors of such non-guarantor subsidiaries, including trade creditors and creditors holding indebtedness or Guarantees issued by such non-guarantor subsidiaries, and claims of preferred stockholders of such non-guarantor subsidiaries generally will have priority with respect to the assets and earnings of such non-guarantor subsidiaries over the claims of our creditors, including holders of the Notes. Accordingly, the Notes will be effectively subordinated to creditors (including trade creditors) and preferred stockholders, if any, of our non-guarantor subsidiaries.

    At February 28, 2003, the total liabilities of our subsidiaries (other than the Subsidiary Guarantors) were approximately $199.0 million, including trade payables. Although the Indenture limits the incurrence of Indebtedness and preferred stock of certain of our subsidiaries, such limitation is subject to a number of significant qualifications. Moreover, the Indenture does not impose any limitation on the incurrence by such subsidiaries of liabilities that are not considered Indebtedness under the Indenture. See " -- Certain Covenants -- Limitation on Indebtedness".

BOOK-ENTRY, DELIVERY AND FORM


    The Notes will be issued only in fully registered form, without interest coupons, in denominations of $1,000 and integral multiples thereof. Notes will not be issued in bearer form.

    New Notes initially will be represented by one or more Notes in registered, global form without interest coupons (collectively, the "Global Notes"). The Global Notes will be deposited upon issuance with the Trustee as custodian for DTC in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below.

    Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. In addition, transfer of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants, which may change from time to time. Beneficial interests in the Global Notes may not be exchanged for Notes in certificated form except in the limited circumstances described below. Please read "-- Exchange of Book-Entry Notes for Certificated Notes."

    Initially, the Trustee will act as paying agent and registrar. The Notes may be presented for registration or transfer and exchange at the offices of the registrar.

    Exchange of Book-Entry Notes for Certificated Notes

    A beneficial interest in a Global Note may not be exchanged for a Note in certificated form unless:

    (i) DTC (x) notifies us that it is unwilling or unable to continue as depositary for the Global Note or (y) has ceased to be a clearing agency registered under the Exchange Act, and in either case we thereupon fail to appoint a successor depositary within 90 days;

    (ii) we, at our option, notify the Trustee in writing of our election to cause the issuance of the Notes in certificated form; or

    (iii) there shall have occurred and be continuing an Event of Default or any event which after notice or lapse of time or both would be an Event of Default with respect to the Notes.

    In all cases, certificated Notes delivered in exchange for any Global Note or beneficial interests in such Global Note will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary, in accordance with its customary procedures. Any certificated Note issued in exchange for an interest in a Global Note will bear the legend restricting transfers that is borne by such Global Note. Any such exchange will be effected through the DTC's Deposit/Withdrawal at Custodian system and an appropriate adjustment will be made in the records of the registrar of the Notes to reflect a decrease in the principal amount of the relevant Global Note.

    Certain Book-Entry Procedures for Global Notes

    The following description of the operations and procedures of DTC are provided solely as a matter of convenience. These operations and procedures are solely within the control of the DTC settlement system and are subject to changes by them. We take no responsibility for these operations and procedures and urge investors to contact the system or their participants directly to discuss these matters.

    DTC has advised us that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the initial purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

    DTC has also advised us that, pursuant to procedures established by it:

    (1) upon deposit of the Global Notes, DTC will credit the accounts of Participants exchanging outstanding Notes with portions of the principal amount of the Global Notes; and

    (2) ownership of these interests in the Global Notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interest in the Global Notes).

    Investors in the Global Notes who are Participants in DTC's system may hold their interests therein directly through DTC. Investors in the Global Notes who are not Participants may hold their interests therein indirectly through organizations which are Participants in such system. All interests in a Global Note may be subject to the procedures and requirements of DTC. The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants, the ability of a person having beneficial interests in a Global Note to pledge such interests to persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

    Except as described herein, owners of interests in the Global Notes will not have Notes registered in their names, will not receive physical delivery of Notes in certificated form and will not be considered the registered owners or holders thereof under the Mortgage for any purpose.

    Payments in respect of the principal of, and interest and premium, if any, on a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the Mortgage. Under the terms of the Mortgage, we and the Trustee will treat the persons in whose names the Notes, including the Global Notes, are registered as the owners thereof for the purpose of receiving payments and for all other purposes. Consequently, neither we nor the Trustee nor any of our respective agents has or will have any responsibility or liability for:

    (1) any aspect of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Global Notes; or

    (2) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

    DTC has advised us that its current practice, upon receipt of any payment in respect of securities such as the Notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of Notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Trustee or us. Neither we nor the Trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the Notes, and we and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

    Transfers between Participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds.

    DTC has advised us that it will take any action permitted to be taken by a holder of Notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the Notes as to which such Participant or Participants has or have given such direction. However, if there is an event of default under the Notes, DTC reserves the right to exchange the Global Notes for legended Notes in certificated form, and to distribute such Notes to its Participants.

    Although DTC has agreed to the foregoing procedures to facilitate transfers of interests in the Global Notes among participants in DTC, it is under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. Neither we, nor the Trustee or any of our respective agents, will have any responsibility for the performance by DTC or its respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

EXCHANGE OF CERTIFICATED NOTES FOR GLOBAL NOTES

    Certificated Notes may not be exchanged for beneficial interests in any Global Note unless the transferor first delivers to the Trustee a written certificate (in the form provided in the Indenture) to the effect that such transfer will comply with the appropriate transfer restrictions applicable to such Notes. See "Transfer Restrictions".

CHANGE OF CONTROL

    Upon the occurrence of any of the following events (each a "Change of Control"), each Holder shall have the right to require that the Company repurchase such Holder's Notes at a purchase price in cash equal to 101% of the principal amount thereof on the date of purchase plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date):

            (1) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause (1) such person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the total voting power of the Voting Stock of the Company; provided, however, that the Permitted Holders beneficially own (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, in the aggregate a lesser percentage of the total voting power of the Voting Stock of the Company than such other person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors (for the purposes of this clause (1), such other person shall be deemed to beneficially own any Voting Stock of a Person (the "specified person") held by any other Person (the "parent entity"), if such other person is the beneficial owner (as defined above in this clause (1)), directly or indirectly, of more than 35% of the voting power of the Voting Stock of such parent entity and the Permitted Holders beneficially own (as defined in this proviso), directly or indirectly, in the aggregate a lesser percentage of the voting power of the Voting Stock of such parent entity and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors of such parent entity);

        (2) individuals who on the Issue Date constituted the Board of Directors (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors of the Company then still in office who were either directors on the Issue Date or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office;

        (3) the adoption of a plan relating to the liquidation or dissolution of the Company; or

        (4) the merger or consolidation of the Company with or into another Person or the merger of another Person with or into the Company, or the sale of all or substantially all the assets of the Company (determined on a consolidated basis) to another Person other than (i) a transaction in which the survivor or transferee is a Person that is controlled by the Permitted Holders or (ii) a transaction following which (A) in the case of a merger or consolidation transaction, holders of securities that represented 100% of the Voting Stock of the Company immediately prior to such transaction (or other securities into which such securities are converted as part of such merger or consolidation transaction) own directly or indirectly at least a majority of the voting power of the Voting Stock of the surviving Person in such merger or consolidation transaction immediately after such transaction and in substantially the same proportion as before the transaction and (B) in the case of a sale of assets transaction, each transferee becomes an obligor in respect of the Notes and a Subsidiary of the transferor of such assets.

    Within 30 days following any Change of Control, we will mail a notice to each Holder with a copy to the Trustee (the "Change of Control Offer") stating:

        (1) that a Change of Control has occurred and that such Holder has the right to require us to purchase such Holder's Notes at a purchase price in cash equal to 101% of the principal amount thereof on the date of purchase, plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest on the relevant interest payment date);

        (2) the purchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and

        (3) the instructions, as determined by us, consistent with the covenant described hereunder, that a Holder must follow in order to have its Notes purchased.

    We will not be required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by us and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

    We will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the covenant described hereunder, we will comply with the applicable securities laws and regulations and shall not be deemed to have breached our obligations under the covenant described hereunder by virtue of our compliance with such securities laws or regulations.

    The Change of Control purchase feature of the Notes may in certain circumstances make more difficult or discourage a sale or takeover of the Company and, thus, the removal of incumbent management. The Change of Control purchase feature is a result of negotiations between the Company and the initial purchasers. We have no present intention to engage in a transaction involving a Change of Control, although it is possible that we could decide to do so in the future. Subject to the limitations discussed below, we could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the Indenture, but that could increase the amount of indebtedness outstanding at such time or otherwise affect our capital structure or credit ratings. Restrictions on our ability to Incur additional Indebtedness are contained in the covenants described under " -- Certain Covenants -- Limitation on Indebtedness", " -- Limitation on Liens" and " -- Limitation on Sale/Leaseback Transactions". Such restrictions can only be waived with the consent of the holders of a majority in principal amount of the Notes then outstanding. Except for the limitations contained in such covenants, however, the Indenture will not contain any covenants or provisions that may afford holders of the Notes protection in the event of a highly leveraged transaction.

    The Credit Agreement prohibits us from purchasing any Notes, subject to certain exceptions, and also provides that the occurrence of certain change of control events with respect to the Company would constitute a default thereunder. In the event a Change of Control occurs at a time when we are prohibited from purchasing Notes, we may seek the consent of our lenders to the purchase of Notes or may attempt to refinance the borrowings that contain such prohibition. If we do not obtain such a consent or repay such borrowings, we will remain prohibited from purchasing Notes. In such case, our failure to offer to purchase Notes would constitute a Default under the Indenture, which would, in turn, constitute a default under the Credit Agreement.

    Future indebtedness that we may incur may contain prohibitions on the occurrence of certain events that would constitute a Change of Control or require the repurchase of such indebtedness upon a Change of Control. Moreover, the exercise by the holders of their right to require us to repurchase their Notes could cause a default under such indebtedness, even if the Change of Control itself does not, due to the financial effect of such repurchase on us. Finally, our ability to pay cash to the holders of Notes following the occurrence of a Change of Control may be limited by our then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required repurchases.

    The definition of "Change of Control" includes a disposition of all or substantially all of the assets of the Company to any Person. Although there is a limited body of case law interpreting the phrase "substantially all", there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of "all or substantially all" of the assets of the Company. As a result, it may be unclear as to whether a Change of Control has occurred and whether a holder of Notes may require the Company to make an offer to repurchase the Notes as described above.

    The provisions under the Indenture relative to our obligation to make an offer to repurchase the Notes as a result of a Change of Control may be waived or modified with the written consent of the holders of a majority in principal amount of the Notes.

CERTAIN COVENANTS

    The Indenture contains covenants including, among others, those summarized below. Following the first day (the "Suspension Date") that:

        (1) the Notes have an Investment Grade Rating from both of the Rating Agencies, and

        (2) no Default has occurred and is continuing under the Indenture,

the Company and its Restricted Subsidiaries will not be subject to the provisions of the Indenture summarized below under:

    (1) " --  Limitation on Indebtedness",

    (2) " -- Limitation on Restricted Payments",

    (3) " -- Limitation on Restrictions on Distributions from Restricted Subsidiaries",

    (4) " -- Limitation on Sales of Assets and Subsidiary Stock",

    (5) clause (3) of the first paragraph under " -- Merger and Consolidation" and

    (6) " -- Limitation on Affiliate Transactions",

(collectively, the "Suspended Covenants"). In addition, the Subsidiary Guaranties of the Subsidiary Guarantors will also be suspended as of the Suspension Date. In the event that the Company and its Restricted Subsidiaries are not subject to the Suspended Covenants for any period of time as a result of the foregoing, and on any subsequent date (the "Reversion Date") one or both of the Rating Agencies withdraws its Investment Grade Rating or downgrades the rating assigned to the Notes below an Investment Grade Rating, then the Company and the Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants with respect to future events and the Subsidiary Guaranties will be reinstated. The period of time between the Suspension Date and the Reversion Date is referred to in this description as the "Suspension Period". Notwithstanding that the Suspended Covenants may be reinstated, no default will be deemed to have occurred as a result of a failure to comply with the Suspended Covenants during the Suspension Period.

     On the Reversion Date, all Indebtedness Incurred during the Suspension Period will be classified to have been Incurred pursuant to paragraph (a) of "-- Limitation on Indebtedness" or one of the clauses set forth in paragraph (b) of " -- Limitation on Indebtedness" (to the extent such Indebtedness would be permitted to be Incurred thereunder as of the Reversion Date and after giving effect to Indebtedness Incurred prior to the Suspension Period and outstanding on the Reversion Date). To the extent such Indebtedness would not be so permitted to be Incurred pursuant to paragraph (a) or (b) of " -- Limitation on Indebtedness", such Indebtedness will be deemed to have been outstanding on the Issue Date, so that it is classified as permitted under clause (4) of paragraph
(b) of " -- Limitation on Indebtedness". Calculations made after the Reversion Date of the amount available to be made as Restricted Payments under " -- Limitation on Restricted Payments" will be made as though the covenant described under " -- Limitation on Restricted Payments" had been in effect since the Issue Date and throughout the Suspension Period. Accordingly, Restricted Payments made during the Suspension Period will reduce the amount available to be made as Restricted Payments under paragraph (a) of " -- Limitation on Restricted Payments" and the items specified in subclauses (3)(A) through (3)(D) of paragraph (a) of " -- Limitation on Restricted Payments" will increase the amount available to be made under paragraph (a) thereof. For purposes of determining compliance with paragraph (a) of the " -- Limitation on Sales of Assets and Subsidiary Stock" covenant, on the Reversion Date, the Net Available Cash from all Asset Dispositions not applied in accordance with the covenant will be deemed to be reset to zero.

Limitation on Indebtedness

    (a) The Company will not, and will not permit any Restricted Subsidiary to, Incur, directly or indirectly, any Indebtedness; provided, however, that the Company and the Subsidiary Guarantors will be entitled to Incur Indebtedness if, on the date of such Incurrence and after giving effect thereto on a pro forma basis, no Default has occurred and is continuing, the Consolidated Coverage Ratio exceeds 2.5 to 1 and the Consolidated Leverage Ratio would be less than
3.5 to 1.

    (b) In addition to Indebtedness that may be Incurred pursuant to the foregoing paragraph (a), the Company and the Restricted Subsidiaries will be entitled to Incur any or all of the following additional Indebtedness:

        (1) Indebtedness Incurred by the Company and its Subsidiary Guarantors pursuant to the Credit Agreement; provided, however, that, after giving effect to any such Incurrence, the aggregate principal amount of all Indebtedness Incurred under this clause (1) and then outstanding does not exceed the greater of (i) $300.0 million less the sum of all principal payments with respect to such Indebtedness pursuant to paragraph (a)(3)(A) of the covenant described under " -- Limitation on Sales of Assets and Subsidiary Stock" and (ii) 70% of the book value of the accounts receivable of the Company and its Restricted Subsidiaries;

        (2) Indebtedness owed to and held by the Company or a Restricted Subsidiary; provided, however, that (A) any subsequent issuance or transfer of any Capital Stock which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of such Indebtedness (other than to the Company or a Restricted Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the obligor thereon, (B) if the Company is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations with respect to the Notes and (C) if a Subsidiary Guarantor is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations of such obligor with respect to its Subsidiary Guaranty;

        (3) the Notes and the Exchange Notes (other than any Additional Notes);

        (4) Indebtedness outstanding on the Issue Date (other than Indebtedness described in clause (1), (2) or (3) of this covenant);

        (5) Indebtedness of a Restricted Subsidiary Incurred and outstanding on or prior to the date on which such Subsidiary was acquired by the Company (other than Indebtedness Incurred in connection with, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Subsidiary became a Subsidiary or was acquired by the Company); provided, however, that on the date of such acquisition and after giving pro forma effect thereto, the Company would have been able to Incur at least $1.00 of additional Indebtedness pursuant to paragraph (a) of this covenant;

        (6) Refinancing Indebtedness in respect of Indebtedness Incurred pursuant to paragraph (a) or pursuant to clause (3), (4) or (5) or this clause (6);

        (7) Hedging Obligations consisting of Interest Rate Agreements directly related to Indebtedness permitted to be Incurred by the Company and its Restricted Subsidiaries pursuant to the Indenture and Hedging Obligations Incurred in the ordinary course of business and not for speculation pursuant to any Currency Agreement;

        (8) obligations in respect of performance, bid and surety bonds and completion guarantees provided by the Company or any Restricted Subsidiary in the ordinary course of business (but excluding any Performance Letters of Credit);

        (9) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within three Business Days of its Incurrence;

        (10) Indebtedness Incurred by Foreign Subsidiaries in the ordinary course of business (A) for working capital purposes or (B) in respect of Performance Letters of Credit;

        (11) Guarantees of Indebtedness of any Foreign Subsidiary incurred under clause (10) above by the Company, any Subsidiary Guarantor or any other Foreign Subsidiary;

        (12) Indebtedness consisting of the Subsidiary Guaranty of a Subsidiary Guarantor and any Guarantee by a Subsidiary Guarantor of Indebtedness Incurred pursuant to paragraph (a) or pursuant to clause (1), (2), (3) or
    (4) or pursuant to clause (6) to the extent the Refinancing Indebtedness Incurred thereunder directly or indirectly Refinances Indebtedness Incurred pursuant to paragraph (a) or pursuant to clause (3) or (4); and

        (13) Indebtedness of the Company or of any of its Restricted Subsidiaries in an aggregate principal amount which, when taken together with all other Indebtedness of the Company and its Restricted Subsidiaries outstanding on the date of such Incurrence (other than Indebtedness permitted by clauses (1) through (12) above or paragraph (a)) does not exceed $25.0 million; provided, however that not more than $10.0 million of such amount may be Incurred by Restricted Subsidiaries that are not Subsidiary Guarantors; provided further, however, that no such Indebtedness of any Restricted Subsidiary (other than a Subsidiary Guarantor) will consist of Guarantees of Indebtedness of the Company or any other Restricted Subsidiary.

    (c) Notwithstanding the foregoing, neither the Company nor any Subsidiary Guarantor will incur any Indebtedness pursuant to the foregoing paragraph (b) if the proceeds thereof are used, directly or indirectly, to Refinance any Subordinated Obligations of the Company or any Subsidiary Guarantor unless such Indebtedness shall be subordinated to the Notes or the applicable Subsidiary Guaranty to at least the same extent as such Subordinated Obligations.

    (d) For purposes of determining compliance with this covenant:

        (1) any Indebtedness remaining outstanding under the Credit Agreement after the application of the net proceeds from the sale of the Notes will be treated as Incurred on the Issue Date under clause (1) of paragraph (b) above;

        (2) in the event that an item of Indebtedness (or any portion thereof) meets the criteria of more than one of the types of Indebtedness described above, the Company, in its sole discretion, will classify such item of Indebtedness (or any portion thereof) at the time of Incurrence and will only be required to include the amount and type of such Indebtedness in one of the above clauses; and

        (3) the Company will be entitled to divide and classify an item of Indebtedness in more than one of the types of Indebtedness described above.

    (e) For purposes of determining compliance with any U.S. dollar restriction on the Incurrence of Indebtedness where the Indebtedness Incurred is denominated in a different currency, the amount of such Indebtedness will be the U.S. Dollar Equivalent determined on the date of the incurrence of such Indebtedness; provided, however, that if any such Indebtedness denominated in a different currency is subject to a Currency Agreement with respect to U.S. dollars covering all principal, premium, if any, and interest payable on such Indebtedness, the amount of such Indebtedness expressed in U.S. dollars will be as provided in such Currency Agreement. The principal amount of any Refinancing Indebtedness Incurred in the same currency as the Indebtedness being Refinanced will be the U.S. Dollar Equivalent of the Indebtedness Refinanced, except to the extent that (1) such U.S. Dollar Equivalent was determined based on a Currency Agreement, in which case the Refinancing Indebtedness will be determined in accordance with the preceding sentence, and (2) the principal amount of the Refinancing Indebtedness exceeds the principal amount of the Indebtedness being Refinanced, in which case the U.S. Dollar Equivalent of such excess will be determined on the date such Refinancing Indebtedness is Incurred.

Limitation on Restricted Payments

    (a) The Company will not, and will not permit any Restricted Subsidiary, directly or indirectly, to make a Restricted Payment if at the time the Company or such Restricted Subsidiary makes such Restricted Payment:

        (1) a Default shall have occurred and be continuing (or would result therefrom);

        (2) the Company is not entitled to Incur an additional $1.00 of Indebtedness pursuant to paragraph (a) of the covenant described under " -- Limitation on Indebtedness"; or

        (3) the aggregate amount of such Restricted Payment and all other Restricted Payments since the Issue Date would exceed the sum of (without duplication):

        (A) 40% of the Consolidated Net Income accrued during the period (treated as one accounting period) from the beginning of the fiscal quarter during which the Issue Date occurs to the end of the most recent fiscal quarter ending at least 45 days prior to the date of such Restricted Payment (or, in case such Consolidated Net Income shall be a deficit, minus 100% of such deficit); plus

        (B) the sum of (x) 100% of the aggregate Net Cash Proceeds received by the Company from the issuance or sale of its Capital Stock (other than Disqualified Stock) subsequent to the Issue Date (other than an issuance or sale to a Subsidiary of the Company and other than an issuance or sale to an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees), (y) 85% of the fair market value of property constituting Additional Assets received by the Company or a Restricted Subsidiary subsequent to the Issue Date in exchange for Capital Stock (other than Disqualified Stock) of the Company (other than any such property received from a Subsidiary of the Company), such fair market value to be determined in good faith by the Board of Directors but subject to confirmation thereof by an Independent Qualified Party if such value exceeds $10.0 million and (z) 100% of any cash capital contribution received by the Company from its shareholders subsequent to the Issue Date; plus

        (C) the amount by which Indebtedness of the Company is reduced on the Company's balance sheet upon the conversion or exchange subsequent to the Issue Date of any Indebtedness of the Company convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Company (less the amount of any cash, or the fair value of any other property, distributed by the Company upon such conversion or exchange); provided, however, that the foregoing amount shall not exceed the Net Cash Proceeds received by the Company or any Restricted Subsidiary from the Incurrence of such Indebtedness (excluding Net Cash Proceeds from sales to a Subsidiary of the Company or to an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees); plus

        (D) an amount equal to the sum of (x) the net reduction in the Investments (other than Permitted Investments) made by the Company or any Restricted Subsidiary in any Person resulting from repurchases, repayments or redemptions of such Investments by such Person, proceeds realized on the sale of such Investment and proceeds representing the return of capital (excluding dividends and distributions), in each case received by the Company or any Restricted Subsidiary, and (y) to the extent such Person is an Unrestricted Subsidiary, the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of such Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary; provided, however, that the foregoing sum shall not exceed, in the case of any such Person or Unrestricted Subsidiary, the amount of Investments (excluding Permitted Investments) previously made (and treated as a Restricted Payment) by the Company or any Restricted Subsidiary in such Person or Unrestricted Subsidiary.

    (b) The preceding provisions will not prohibit:

        (1) any Restricted Payment made out of the Net Cash Proceeds of the substantially concurrent sale of, or made by exchange for, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of the Company or an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees) or a substantially concurrent cash capital contribution received by the Company from its shareholders; provided, however, that (A) such Restricted Payment shall be excluded in the calculation of the amount of Restricted Payments and (B) the Net Cash Proceeds from such sale or such cash capital contribution (to the extent so used for such Restricted Payment) shall be excluded from the calculation of amounts under clause (3)(B) of paragraph (a) above;

        (2) any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Obligations of the Company or any Subsidiary Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of, Subordinated Obligations of such Person which is permitted to be Incurred pursuant to the covenant described under " -- Limitation on Indebtedness"; provided, however, that such purchase, repurchase, redemption, defeasance or other acquisition or retirement for value shall be excluded in the calculation of the amount of Restricted Payments;

        (3) dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividend would have complied with this covenant; provided, however, that any such dividend shall be included in the calculation of the amount of Restricted Payments;

        (4) so long as no Default has occurred and is continuing, the repurchase or other acquisition of shares of Capital Stock of the Company or any of its Subsidiaries from employees, former employees, directors or former directors of the Company or any of its Subsidiaries (or permitted transferees of such employees, former employees, directors or former directors), pursuant to the terms of the agreements (including employment agreements) or plans (or amendments thereto) approved by the Board of Directors under which such individuals purchase or sell or are granted the option to purchase or sell, shares of such Capital Stock; provided, however, that the aggregate amount of such repurchases and other acquisitions shall not exceed $1.0 million in any calendar year; provided further, however, that such repurchases and other acquisitions shall be excluded in the calculation of the amount of Restricted Payments;

        (5) any purchase of fractional shares of common stock of the Company in connection with the conversion of securities of the Company convertible into common stock; provided, however, that such purchases shall be excluded in the calculation of the amount of Restricted Payments;

        (6) purchases of shares of Capital Stock of any Restricted Subsidiary owned by professional engineers in connection with licensing requirements in an aggregate amount not to exceed $500,000; provided, however, that such purchases shall be excluded in the calculation of the amount of Restricted Payments;

        (7) any purchase or redemption of Subordinated Obligations from Net Available Cash to the extent permitted by the covenant described under " -- Limitation on Sales of Assets and Subsidiary Stock" after the Company (or a Restricted Subsidiary, as the case may be) has made an offer to the Holders of the Notes to purchase the Notes pursuant to clause (a)(3)(C) of such covenant; provided, however, that such purchase or redemption shall be excluded in the calculation of the amount of Restricted Payments; and

        (8) other Restricted Payments in an aggregate amount not to exceed $20.0 million; provided, however, that such Restricted Payments shall be excluded in the calculation of the amount of Restricted Payments.

Limitation on Restrictions on Distributions from Restricted Subsidiaries

    The Company will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (a) pay dividends or make any other distributions on its Capital Stock to the Company or a Restricted Subsidiary or pay any Indebtedness owed to the Company,
(b) make any loans or advances to the Company or (c) transfer any of its property or assets to the Company, except:

    (1) with respect to clauses (a), (b) and (c),

        (i) any encumbrance or restriction pursuant to an agreement in effect at or entered into on the Issue Date;

        (ii) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Indebtedness Incurred by such Restricted Subsidiary on or prior to the date on which such Restricted Subsidiary was acquired by the Company (other than Indebtedness Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company) and outstanding on such date;

        (iii) any encumbrance or restriction pursuant to an agreement effecting a Refinancing of Indebtedness Incurred pursuant to an agreement referred to in clause (i) or (ii) of clause (1) of this covenant or this clause (iii) or contained in any amendment to an agreement referred to in clause (i) or (ii) of clause (1) of this covenant or this clause (iii); provided, however, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such refinancing agreement or amendment are no less favorable to the Noteholders than encumbrances and restrictions with respect to such Restricted Subsidiary contained in such predecessor agreements;

        (iv) any encumbrance or restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition; and

        (2) with respect to clause (c) only, any restriction or encumbrance

        (A) contained in security agreements or mortgages securing Indebtedness of a Restricted Subsidiary to the extent such encumbrance or restriction restricts the transfer of the property subject to such security agreements or mortgages;

        (B) that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease, license or similar contract, or the assignment or transfer of any such lease, license or other contract;

        (C) pursuant to customary provisions restricting dispositions of real property interests set forth in any reciprocal easement agreements of the Company or any Restricted Subsidiary;

        (D) on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business; and

        (E) imposed by customary provisions in joint venture agreements and similar agreements that restrict the transfer of the interest in the joint venture.

Limitation on Sales of Assets and Subsidiary Stock

    (a) The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Disposition unless:

        (1) the Company or such Restricted Subsidiary receives consideration at the time of such Asset Disposition at least equal to the fair market value (including as to the value of all non-cash consideration), as determined in good faith by the Board of Directors or by any Senior Officer of the Company if such fair market value is less than $5.0 million, of the shares and assets subject to such Asset Disposition;

        (2) except to the extent the Company or a Restricted Subsidiary receives Additional Assets in exchange for such Asset Disposition, at least 75% of the consideration thereof received by the Company or such Restricted Subsidiary is in the form of cash or cash equivalents; and

        (3) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company (or such Restricted Subsidiary, as the case may be)

        (A) first, to the extent the Company elects (or is required by the terms of any Indebtedness), to prepay, repay, redeem or purchase Senior Indebtedness of the Company or Indebtedness (other than any Disqualified Stock) of a Wholly Owned Subsidiary (in each case other than Indebtedness owed to the Company or an Affiliate of the Company) within one year from the later of the date of such Asset Disposition or the receipt of such Net Available Cash;

        (B) second, to the extent of the balance of such Net Available Cash after application in accordance with clause (A), to the extent the Company elects, to acquire Additional Assets within one year from the later of the date of such Asset Disposition or the receipt of such Net Available Cash; and

        (C) third, to the extent of the balance of such Net Available Cash remaining after application in accordance with clauses (A) and (B), to make an offer to the Holders of the Notes (and to holders of other Senior Indebtedness of the Company designated by the Company) to purchase Notes (and such other Senior Indebtedness of the Company) pursuant to and subject to the conditions contained in the Indenture;

    provided, however, that in connection with any prepayment, repayment or purchase of Indebtedness pursuant to clause (A) or (C) above, the Company or such Restricted Subsidiary shall permanently retire such Indebtedness and shall cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased.

    Notwithstanding the foregoing provisions of this covenant, the Company and the Restricted Subsidiaries will not be required to apply any Net Available Cash in accordance with this covenant except to the extent that the aggregate Net Available Cash from all Asset Dispositions which is not applied in accordance with this covenant exceeds $10.0 million. Pending application of Net Available Cash pursuant to this covenant, such Net Available Cash shall be invested in Temporary Cash Investments or applied to temporarily reduce revolving credit indebtedness.

    For the purposes of this covenant, the following are deemed to be cash or cash equivalents:

        (1) the assumption of Indebtedness of the Company (other than obligations in respect of Disqualified Stock of the Company) or any Restricted Subsidiary (other than obligations in respect of Disqualified Stock or Preferred Stock of a Subsidiary Guarantor) and the release of the Company or such Restricted Subsidiary from all liability on such Indebtedness in connection with such Asset Disposition; and

        (2) securities received by the Company or any Restricted Subsidiary from the transferee that are converted by the Company or such Restricted Subsidiary into cash within 180 days from the date of receipt of such securities, to the extent of cash received in that conversion.

    (b) In the event of an Asset Disposition that requires the purchase of Notes (and other Senior Indebtedness of the Company) pursuant to clause (a)(3)(C) above, the Company will purchase Notes tendered pursuant to an offer by the Company for the Notes (and such other Senior Indebtedness) at a purchase price of 100% of their principal amount (or, in the event such other Senior Indebtedness of the Company was issued with significant original issue discount, 100% of the accreted value thereof) without premium, plus accrued but unpaid interest (or, in respect of such other Senior Indebtedness of the Company, such lesser price, if any, as may be provided for by the terms of such Senior Indebtedness) in accordance with the procedures (including prorating in the event of oversubscription) set forth in the Indenture. If the aggregate purchase price of the securities tendered exceeds the Net Available Cash allotted to their purchase, the Company will select the securities to be purchased on a pro rata basis but in round denominations, which in the case of the Notes will be denominations of $1,000 principal amount or multiples thereof. The Company shall not be required to make such an offer to purchase Notes (and other Senior Indebtedness of the Company) pursuant to this covenant if the Net Available Cash available therefor is less than $10.0 million (which lesser amount shall be carried forward for purposes of determining whether such an offer is required with respect to the Net Available Cash from any subsequent Asset Disposition). Upon completion of such an offer to purchase, Net Available Cash will be deemed to be reset to zero.

    (c) The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this covenant by virtue of its compliance with such securities laws or regulations.

Limitation on Affiliate Transactions

    (a) The Company will not, and will not permit any Restricted Subsidiary to, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property, employee compensation arrangements or the rendering of any service) with, or for the benefit of, any Affiliate of the Company (an "Affiliate Transaction") unless:

        (1) the terms of the Affiliate Transaction are no less favorable to the Company or such Restricted Subsidiary than those that could be obtained at the time of the Affiliate Transaction in arm's-length dealings with a Person who is not an Affiliate;

        (2) if such Affiliate Transaction involves an amount in excess of $5.0 million, the terms of the Affiliate Transaction are set forth in writing and a majority of the non-employee directors of the Company disinterested with respect to such Affiliate Transaction have determined in good faith that the criteria set forth in clause (1) are satisfied and have approved the relevant Affiliate Transaction as evidenced by a resolution of the Board of Directors; and

        (3) if such Affiliate Transaction involves an amount in excess of $20.0 million, the Board of Directors shall also have received a written opinion from an Independent Qualified Party to the effect that such Affiliate Transaction is fair, from a financial standpoint, to the Company and its Restricted Subsidiaries or is not less favorable to the Company and its Restricted Subsidiaries than could reasonably be expected to be obtained at the time in an arm's-length transaction with a Person who was not an Affiliate.

    (b) The provisions of the preceding paragraph (a) will not prohibit:

        (1) any Investment (other than a Permitted Investment) or other Restricted Payment, in each case permitted to be made pursuant to the covenant described under " -- Limitation on Restricted Payments";

        (2) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors;

        (3) loans or advances to employees (other than any Permitted Holder) in the ordinary course of business in accordance with the past practices of the Company or its Restricted Subsidiaries, but in any event not to exceed $5.0 million in the aggregate outstanding at any one time;

        (4) the payment of reasonable fees to directors of the Company and its Restricted Subsidiaries who are not employees of the Company or its Restricted Subsidiaries;

        (5) any transaction with a Restricted Subsidiary or joint venture or similar entity which would constitute an Affiliate Transaction solely because the Company or a Restricted Subsidiary owns an equity interest in or otherwise controls such Restricted Subsidiary, joint venture or similar entity;

        (6) the issuance or sale of any Capital Stock (other than Disqualified Stock) of the Company or any contribution to the capital of the Company or any Restricted Subsidiary;

        (7) any indemnification arrangements entered into by the Company in the ordinary course of business;

        (8) any employment arrangements entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business (except with a Permitted Holder); and

        (9) transactions in the ordinary course of business entered into or awarded on the basis of a competitive bid process.

Limitation on Liens

    The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, Incur or permit to exist any Lien (the "Initial Lien") of any nature whatsoever on any of its properties (including Capital Stock of a Restricted Subsidiary), whether owned at the Issue Date or thereafter acquired, securing any Indebtedness, other than Permitted Liens, without effectively providing that the Notes shall be secured equally and ratably with (or prior to) the obligations so secured for so long as such obligations are so secured.

    Any Lien created for the benefit of the Holders of the Notes pursuant to the preceding sentence shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the Initial Lien.

Limitation on Sale/Leaseback Transactions

    The Company will not, and will not permit any Restricted Subsidiary to, enter into any Sale/ Leaseback Transaction with respect to any property unless:

        (1) the Company or such Restricted Subsidiary would be entitled to (A) Incur Indebtedness in an amount equal to the Attributable Debt with respect to such Sale/Leaseback Transaction pursuant to the covenant described under " -- Limitation on Indebtedness" and (B) create a Lien on such property securing such Attributable Debt without equally and ratably securing the Notes pursuant to the covenant described under " -- Limitation on Liens";

        (2) the net proceeds received by the Company or any Restricted Subsidiary in connection with such Sale/Leaseback Transaction are at least equal to the fair market value (as determined in good faith by the Board of Directors or by any Senior Officer of the Company if such fair market value is less than $5.0 million) of such property; and

        (3) the Company applies the proceeds of such transaction in compliance with the covenant described under " -- Limitation on Sale of Assets and Subsidiary Stock".

Merger and Consolidation

    The Company will not consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, directly or indirectly, all or substantially all its assets to, any Person, unless:

        (1) the resulting, surviving or transferee Person (the "Successor Company") shall be a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Company) shall expressly assume, by an indenture supplemental thereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Notes and the Indenture;

        (2) immediately after giving pro forma effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any Subsidiary as a result of such transaction as having been Incurred by such Successor Company or such Subsidiary at the time of such transaction), no Default shall have occurred and be continuing;

        (3) immediately after giving pro forma effect to such transaction, the Successor Company would be able to Incur an additional $1.00 of Indebtedness pursuant to paragraph (a) of the covenant described under " -- Limitation on Indebtedness"; and

        (4) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the Indenture;

provided, however, that clause (3) will not be applicable to (A) a Restricted Subsidiary consolidating with, merging into or transferring all or part of its properties and assets to the Company or (B) the Company merging with an Affiliate of the Company solely for the purpose and with the sole effect of reincorporating the Company in another jurisdiction.

    For purposes of this covenant, the sale, lease, conveyance, assignment, transfer or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Company, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

    The Successor Company will be the successor to the Company and shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture, and the predecessor Company, except in the case of a lease, shall be released from the obligation to pay the principal of and interest on the Notes.

    The Company will not permit any Subsidiary Guarantor to consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, all or substantially all of its assets to any Person unless:

        (1) except in the case of a Subsidiary Guarantor that has been disposed of in its entirety to another Person (other than to the Company or an Affiliate of the Company), whether through a merger, consolidation or sale of Capital Stock or assets, if in connection therewith the Company provides an Officers' Certificate to the Trustee to the effect that the Company will comply with its obligations under the covenant described under " -- Limitation on Sales of Assets and Subsidiary Stock" in respect of such disposition, the resulting, surviving or transferee Person (if not such Subsidiary) shall be a Person organized and existing under the laws of the jurisdiction under which such Subsidiary was organized or under the laws of the United States of America, or any State thereof or the District of Columbia, and such Person shall expressly assume, by a Guaranty Agreement, in a form satisfactory to the Trustee, all the obligations of such Subsidiary, if any, under its Subsidiary Guaranty;

        (2) immediately after giving effect to such transaction or transactions on a pro forma basis (and treating any Indebtedness which becomes an obligation of the resulting, surviving or transferee Person as a result of such transaction as having been issued by such Person at the time of such transaction), no Default shall have occurred and be continuing; and

        (3) the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such Guaranty Agreement, if any, complies with the Indenture.

Future Guarantors

    The Company will cause each domestic Restricted Subsidiary that Incurs any Indebtedness (other than Indebtedness Incurred pursuant to clause (b)(5) or (b)(13) of the covenant described under " -- Limitation on Indebtedness") to, and each Foreign Subsidiary that enters into a Guarantee of any Senior Indebtedness of any Person (other than a Foreign Subsidiary that Guarantees Senior Indebtedness Incurred by another Foreign Subsidiary) to, in each case, at the same time, execute and deliver to the Trustee a Guaranty Agreement pursuant to which such Restricted Subsidiary will Guarantee payment of the Notes on the same terms and conditions as those set forth in the Indenture.

SEC Reports

    Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company will file with the SEC (to the extent the SEC will accept such filings) and provide the Trustee and Noteholders with such annual reports and such information, documents and other reports as are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation subject to such Sections, such information, documents and other reports to be so filed and provided at the times specified for the filings of such information, documents and reports under such Sections.

    At any time that any of the Company's Subsidiaries are Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraph will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in "Management's Discussion and Analysis of Financial Condition and Results of Operations", of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company.

    In addition, the Company will furnish to the Holders of the Notes and to prospective investors, upon the requests of such Holders, any information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as the Notes are not freely transferable under the Securities Act.

DEFAULTS

    Each of the following is an Event of Default:

        (1) a default in the payment of interest on the Notes when due, continued for 30 days;

        (2) a default in the payment of principal of any Note when due at its Stated Maturity, upon optional redemption, upon required purchase, upon declaration of acceleration or otherwise;

        (3) the failure by the Company to comply with its obligations under " -- Certain Covenants -- Merger and Consolidation" above;

        (4) the failure by the Company to comply for 30 days after notice with any of its obligations in the covenants described above under "Change of Control" (other than a failure to purchase Notes) or under " -- Certain Covenants" under " -- Limitation on Indebtedness", " -- Limitation on Restricted Payments", " -- Limitation on Restrictions on Distributions from Restricted Subsidiaries", " -- Limitation on Sales of Assets and Subsidiary Stock" (other than a failure to purchase Notes), " -- Limitation on Affiliate Transactions", " -- Limitation on Liens", " -- Limitation on Sale/Leaseback Transactions", " -- Future Guarantors" or " -- SEC Reports";

        (5) the failure by the Company or any Subsidiary Guarantor to comply for 60 days after notice with its other agreements contained in the Indenture;

        (6) Indebtedness of the Company, any Subsidiary Guarantor or any Significant Subsidiary is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds $20.0 million (the "cross acceleration provision");

        (7) certain events of bankruptcy, insolvency or reorganization of the Company, a Subsidiary Guarantor or any Significant Subsidiary (the "bankruptcy provisions");

        (8) any judgment or decree for the payment of money in excess of $20.0 million is entered against the Company, a Subsidiary Guarantor or any Significant Subsidiary, remains outstanding for a period of 60 consecutive days following such judgment and is not discharged, waived or stayed (the "judgment default provision"); or

        (9) a Subsidiary Guaranty ceases to be in full force and effect (other than in accordance with the terms of such Subsidiary Guaranty) or a Subsidiary Guarantor denies or disaffirms its obligations under its Subsidiary Guaranty.

However, a default under clauses (4) and (5) will not constitute an Event of Default until the Trustee or the Holders of 25% in principal amount of the outstanding Notes notify the Company of the default and the Company does not cure such default within the time specified after receipt of such notice.

    If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the outstanding Notes may declare the principal of and accrued but unpaid interest on all the Notes to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company occurs and is continuing, the principal of and accrued but unpaid interest on all the Notes will ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders of the Notes. Under certain circumstances, the Holders of a majority in principal amount of the outstanding Notes may rescind any such acceleration with respect to the Notes and its consequences.

    Subject to the provisions of the Indenture relating to the duties of the Trustee in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders of the Notes unless such Holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder of a Note may pursue any remedy with respect to the Indenture or the Notes unless:

        (1) such Holder has previously given the Trustee notice that an Event of Default is continuing;

        (2) Holders of at least 25% in principal amount of the outstanding Notes have requested the Trustee to pursue the remedy;

        (3) such Holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense;

        (4) the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and

        (5) Holders of a majority in principal amount of the outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period.

Subject to certain restrictions, the Holders of a majority in principal amount of the outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder of a Note or that would involve the Trustee in personal liability.

    If a Default occurs, is continuing and is known to the Trustee, the Trustee must mail to each Holder of the Notes notice of the Default within 90 days after it occurs. Except in the case of a Default in the payment of principal of or interest on any Note, the Trustee may withhold notice if and so long as a committee of its Trust Officers determines that withholding notice is in the interests of the Holders of the Notes. In addition, we are required to deliver to the Trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any Default that occurred during the previous year. We are required to deliver to the Trustee, within 30 days after the occurrence thereof, written notice of any event which would constitute certain Defaults, their status and what action we are taking or propose to take in respect thereof.

AMENDMENTS AND WAIVERS

    Subject to certain exceptions, the Indenture may be amended with the consent of the Holders of a majority in principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange for the Notes) and any past default or compliance with any provisions may also be waived with the consent of the Holders of a majority in principal amount of the Notes then outstanding. However, without the consent of each Holder of an outstanding Note affected thereby, an amendment or waiver may not, among other things:

        (1) reduce the amount of Notes whose Holders must consent to an amendment;

        (2) reduce the rate of or extend the time for payment of interest on any Note;

        (3) reduce the principal of or change the Stated Maturity of any Note;

        (4) make any change in the provisions applicable to the redemption of any Note as described under " -- Optional Redemption" above that would adversely affect the Noteholders;

        (5) make any Note payable in money other than that stated in the Note;

        (6) make any change to or impair the right of any Holder of the Notes to receive payment of principal of and interest on such holder's Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder's Notes;

        (7) make any change in the amendment provisions which require each Holder's consent or in the waiver provisions;

        (8) make any change in the ranking or priority of any Note that would adversely affect the Noteholders; or

        (9) make any change in, or release other than in accordance with the Indenture, any Subsidiary Guaranty that would adversely affect the Noteholders.

    Notwithstanding the preceding, without the consent of any Holder of the Notes, the Company, the Subsidiary Guarantors and Trustee may amend the
Indenture:

    (1) to cure any ambiguity, omission, defect or inconsistency;

        (2) to provide for the assumption by a successor of the obligations of the Company or any Subsidiary Guarantor under the Indenture;

        (3) to provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code);

        (4) to add Guarantees with respect to the Notes, including any Subsidiary Guaranties, or to secure the Notes;

        (5) to add to the covenants of the Company or any Subsidiary Guarantor for the benefit of the Holders of the Notes or to surrender any right or power conferred upon the Company or any Subsidiary Guarantor;

        (6) to make any change that does not adversely affect the rights of any Holder of the Notes; or

        (7) to comply with any requirement of the SEC in connection with the qualification of the Indenture under the Trust Indenture Act.

    The consent of the Holders of the Notes is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

    After an amendment under the Indenture becomes effective, we are required to mail to Holders of the Notes a notice briefly describing such amendment. However, the failure to give such notice to all Holders of the Notes, or any defect therein, will not impair or affect the validity of the amendment.

TRANSFER

    The Notes will be issued in registered form and will be transferable only upon the surrender of the Notes being transferred for registration of transfer. We may require payment of a sum sufficient to cover any tax, assessment or other governmental charge payable in connection with certain transfers and exchanges.

DEFEASANCE

    At any time, we may terminate all the obligations of the Company and the Subsidiary Guarantors under the Notes and the Indenture ("legal defeasance"), except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the Notes, to replace mutilated, destroyed, lost or stolen Notes and to maintain a registrar and paying agent in respect of the Notes.

    In addition, at any time we may terminate our obligations under " -- Change of Control" and under the covenants described under " -- Certain Covenants" (other than the covenant described under " -- Merger and Consolidation"), the operation of the cross acceleration provision, the bankruptcy provisions with respect to Subsidiary Guarantors and Significant Subsidiaries and the judgment default provision described under " -- Defaults" above and the limitations contained in clause (3) of the first paragraph under " -- Certain Covenants -- Merger and Consolidation" above ("covenant defeasance").

    We may exercise our legal defeasance option notwithstanding our prior exercise of our covenant defeasance option. If we exercise our legal defeasance option, payment of the Notes may not be accelerated because of an Event of Default with respect thereto. If we exercise our covenant defeasance option, payment of the Notes may not be accelerated because of an Event of Default specified in clause (4), (6), (7) (with respect only to Significant Subsidiaries and Subsidiary Guarantors) or (8) under " -- Defaults" above or because of the failure of the Company to comply with clause (3) of the first paragraph under "-- Certain Covenants -- Merger and Consolidation" above. If we exercise our legal defeasance option or our covenant defeasance option, each Subsidiary Guarantor will be released from all of its obligations with respect to its Subsidiary Guaranty.

    In order to exercise either of our defeasance options, we must irrevocably deposit in trust (the "defeasance trust") with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Notes to redemption or Stated Maturity, as the case may be, and must comply with certain other conditions, including delivery to the Trustee of an Opinion of Counsel to the effect that Holders of the Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred (and, in the case of legal defeasance only, such Opinion of Counsel must be based on a ruling of the Internal Revenue Service or other change in applicable Federal income tax law).

CONCERNING THE TRUSTEE

    The Bank of New York is to be the Trustee under the Indenture. We have appointed The Bank of New York as Registrar and Paying Agent with regard to the Notes.

    The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; provided, however, if it acquires any conflicting interest (as defined in the Trust Indenture Act) after a Default has occurred and is continuing it must either eliminate such conflict within 90 days, apply to the SEC for permission to continue or resign.

    The Holders of a majority in principal amount of the outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. If an Event of Default occurs (and is not cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of Notes, unless such Holder shall have offered to the Trustee security or indemnity satisfactory to it against any loss, liability or expense and then only to the extent required by the terms of the Indenture.

NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS

    No director, officer, employee, incorporator, stockholder, member or manager of the Company or any Subsidiary Guarantor will have any liability for any obligations of the Company or any Subsidiary Guarantor under the Notes, any Subsidiary Guaranty or the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver and release may not be effective to waive liabilities under the U.S. Federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

GOVERNING LAW

    The Indenture and the Notes will be governed by, and construed in accordance with, the laws of the State of New York.

CERTAIN DEFINITIONS

    "Additional Assets" means:

        (1) any property, plant or equipment used in a Related Business;

        (2) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary; or

        (3) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary;

    provided, however, that any such Restricted Subsidiary described in clause
    (2) or (3) above is primarily engaged in a Related Business.

   "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. For purposes of the covenants described under " -- Certain Covenants -- Limitation on Restricted Payments", " -- Certain Covenants -- Limitation on Affiliate Transactions" and " -- Certain Covenants -- Limitation on Sales of Assets and Subsidiary Stock" only, "Affiliate" shall also mean any beneficial owner of Capital Stock representing 10% or more of the total voting power of the Voting Stock (on a fully diluted basis) of the Company or of rights or warrants to purchase such Capital Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof.

   "Asset Disposition" means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) by the Company or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a "disposition"), of:

     (1) any shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary);

     (2) all or substantially all the assets of any division or line of business of the Company or any Restricted Subsidiary; or

     (3) any other assets of the Company or any Restricted Subsidiary outside of the ordinary course of business of the Company or such Restricted Subsidiary other than, in the case of clauses (1), (2) and (3) above,

     (A) a disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Restricted Subsidiary;

     (B) for purposes of the covenant described under " -- Certain Covenants -- Limitation on Sales of Assets and Subsidiary Stock" only, (x) a disposition that constitutes a Restricted Payment (or would constitute a Restricted Payment but for the exclusions from the definition thereof) and that is not prohibited by the covenant described under " -- Certain Covenants -- Limitation on Restricted Payments" and (y) a disposition of all or substantially all the assets of the Company in accordance with the covenant described under " -- Certain Covenants -- Merger and Consolidation";

     (C) a disposition of assets with a fair market value of less than $1.0 million;

     (D)a disposition of cash or Temporary Cash Investments;

     (E) a disposition in the ordinary course of business of inventory, receivables or other current assets;

     (F) any sale, transfer or other disposition of property that is idle, damaged, worn out, obsolete or no longer suitable for use in the ordinary course of business;

     (G) any sale, transfer or other disposition of assets acquired by the Company or any Restricted Subsidiary (i) from a customer by foreclosure or the exercise of contract rights or (ii) for use by the Company or a Restricted Subsidiary to satisfy a contractual obligation with respect to a specific customer project, in each case the sale, transfer or other disposition of which relates to or results from the cancelation or suspension of a project or the nonpayment of amounts due the Company or a Restricted Subsidiary with respect to a project; and

     (H) the creation of a Lien (but not the sale or other disposition of the property subject to such Lien).

   "Attributable Debt" in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the Notes, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended); provided, however, that if such Sale/Leaseback Transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of "Capital Lease Obligation".

   "Average Life" means, as of the date of determination, with respect to any Indebtedness, the quotient obtained by dividing:

     (1) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of or redemption or similar payment with respect to such Indebtedness multiplied by the amount of such payment by

     (2)the sum of all such payments.

   "Board of Directors" means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such Board.

   "Business Day" means each day which is not a Legal Holiday.

   "Capital Lease Obligation" means an obligation that is required to be classified and accounted for as a capital lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty. For purposes of the covenant described under " -- Certain Covenants -- Limitations on Liens", a Capital Lease Obligation will be deemed to be secured by a Lien on the property being leased.

   "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

   "Code" means the Internal Revenue Code of 1986, as amended.

   "Consolidated Coverage Ratio" as of any date of determination means the ratio of (x) the aggregate amount of EBITDA for the period of the most recent four consecutive fiscal quarters ending at least 45 days prior to the date of such determination to (y) Consolidated Interest Expense for such four fiscal quarters; provided, however, that:

     (1) if the Company or any Restricted Subsidiary has Incurred any Indebtedness since the beginning of such period that remains outstanding or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, or both, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period;

     (2) if the Company or any Restricted Subsidiary has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of such period or if any Indebtedness is to be repaid, repurchased, defeased or otherwise discharged (in each case other than Indebtedness Incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and has not been replaced) on the date of the transaction giving rise to the need to calculate the Consolidated Coverage Ratio, EBITDA and Consolidated Interest Expense for such period shall be calculated on a pro forma basis as if such discharge had occurred on the first day of such period and as if the Company or such Restricted Subsidiary has not earned the interest income actually earned during such period in respect of cash or Temporary Cash Investments used to repay, repurchase, defease or otherwise discharge such Indebtedness;

     (3) if since the beginning of such period the Company or any Restricted Subsidiary shall have made any Asset Disposition, EBITDA for such period shall be reduced by an amount equal to EBITDA (if positive)


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   directly attributable to the assets which are the subject of such Asset
   Disposition for such period, or increased by an amount equal to EBITDA (if negative), directly attributable thereto for such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Asset Disposition for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale);

     (4) if since the beginning of such period the Company or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction requiring a calculation to be made hereunder, which constitutes all or substantially all of an operating unit of a business, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period; and

     (5) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made any Asset Disposition, any Investment or acquisition of assets that would have required an adjustment pursuant to clause (3) or (4) above if made by the Company or a Restricted Subsidiary during such period, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition, Investment or acquisition occurred on the first day of such period.

   For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting Officer of the Company. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months). If any Indebtedness is Incurred under a revolving credit facility and is being given pro forma effect, the interest on such Indebtedness shall be calculated based on the average daily balance of such Indebtedness for the four fiscal quarters subject to the pro forma calculation to the extent such Indebtedness is Incurred for working capital purposes.

   "Consolidated Interest Expense" means, for any period, the total interest expense of the Company and its consolidated Restricted Subsidiaries, plus, to the extent not included in such total interest expense, and to the extent incurred by the Company or its Restricted Subsidiaries, without duplication:

     (1) interest expense attributable to Capital Lease Obligations;

     (2)amortization of debt discount;

     (3)capitalized interest;

     (4)non-cash interest expense;

     (5) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing (except, in the case of letters of credit, to the extent that such fees or other charges are required by written agreement to be reimbursed by the beneficiary of such letter of credit and such beneficiary is in compliance with its obligation to reimburse the Company);

     (6)net payments pursuant to Hedging Obligations;


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     (7) dividends accrued in respect of all Preferred Stock held by Persons other than the Company or a Wholly Owned Subsidiary (other than dividends payable solely in Capital Stock (other than Disqualified Stock) of the Company); provided, however, that such dividends will be multiplied by a fraction the numerator of which is one and the denominator of which is one minus the effective combined tax rate of the issuer of such Preferred Stock (expressed as a decimal) for such period (as estimated by the Chief Financial Officer of the Company in good faith);

     (8) interest incurred in connection with Investments in discontinued operations;

     (9) interest accruing on any Indebtedness of any other Person to the extent such Indebtedness is Guaranteed by (or secured by the assets of) the Company or any Restricted Subsidiary; and

     (10) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company) in connection with Indebtedness Incurred by such plan or trust;

   provided, however, that there shall be excluded from "Consolidated Interest Expense" any deferred financing cost recognized in connection with the repurchase by the Company of any LYON.

   Notwithstanding the foregoing, for the purposes of the definition of "Consolidated Leverage Ratio", "Consolidated Interest Expense" means, for any period, the total interest expense of the Company and its consolidated Restricted Subsidiaries for such period, excluding any amortization of financing fees incurred in connection with the Credit Agreement and excluding any non-cash interest expense related to the LYONs.

   "Consolidated Leverage Ratio" as of any date of determination means the ratio of (x) the aggregate amount of Net Debt as of such date of determination to (y) EBITDA for the most recent four consecutive fiscal quarters ending at least 45 days prior to such date of determination, after giving pro forma effect to the same adjustments to EBITDA as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of "Consolidated Coverage Ratio" above.

   "Consolidated Net Income" means, for any period, the net income of the Company and its consolidated Restricted Subsidiaries; provided, however, that there shall not be included in such Consolidated Net Income:

     (1) any net income of any Person (other than the Company) if such Person is not a Restricted Subsidiary, except that:

     (A) subject to the exclusion contained in clause (4) below, the Company's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to a Restricted Subsidiary, to the limitations contained in clause (3) below); and

     (B) the Company's equity in a net loss of any such Person for such period shall be included in determining such Consolidated Net Income;

     (2) any net income (or loss) of any Person acquired by the Company or a Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition;

     (3) any net income of any Restricted Subsidiary if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company, except that:

     (A) subject to the exclusion contained in clause (4) below, the Company's equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other

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
   distribution paid to another Restricted Subsidiary, to the limitation contained in this clause); and

     (B) the Company's equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income;

     (4) any gain (or loss) realized upon the sale or other disposition of any assets of the Company, its consolidated Restricted Subsidiaries or any other Person (including pursuant to any sale-and-leaseback arrangement) which are not sold or otherwise disposed of in the ordinary course of business and any gain (or loss) realized upon the sale or other disposition of any Capital Stock of any Person;

     (5)extraordinary gains or losses; and

     (6) the cumulative effect of a change in accounting principles.

Notwithstanding the foregoing, for the purposes of the covenant described under " -- Certain Covenants -- Limitation on Restricted Payments" only, there shall be excluded from Consolidated Net Income any repurchases, repayments or redemptions of Investments, proceeds realized on the sale of Investments or return of capital to the Company or a Restricted Subsidiary to the extent such repurchases, repayments, redemptions, proceeds or returns increase the amount of Restricted Payments permitted under such covenant pursuant to clause (a)(3)(D) thereof.

   "Credit Agreement" means the Third Amended and Restated Credit Agreement dated as of March 17, 2003 by and among the Company, certain of its Subsidiaries, the lenders referred to therein and Credit Lyonnais New York Branch, as lender and agent, together with the related documents thereto (including the term loans and revolving loans thereunder, any guarantees and security documents), as amended, extended, renewed, restated, supplemented or otherwise modified (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time, and any agreement (and related document) governing Indebtedness incurred to Refinance, in whole or in part, the borrowings and commitments then outstanding or permitted to be outstanding under such Credit Agreement or a successor Credit Agreement, whether by the same or any other lender or group of lenders.

   "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement with respect to currency values.

   "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

   "Disqualified Stock" means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder) or upon the happening of any event:

     (1) matures or is mandatorily redeemable (other than redeemable only for Capital Stock of such Person which is not itself Disqualified Stock) pursuant to a sinking fund obligation or otherwise;

     (2) is convertible or exchangeable at the option of the holder for Indebtedness or Disqualified Stock; or

     (3) is mandatorily redeemable or must be purchased upon the occurrence of certain events or otherwise, in whole or in part;

in each case on or prior to the first anniversary of the Stated Maturity of the Notes; provided, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to purchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the first anniversary of the Stated Maturity of the Notes shall not constitute Disqualified Stock if:

     (1) the "asset sale" or "change of control" provisions applicable to such Capital Stock are not more favorable to the holders of such Capital Stock than the terms applicable to the Notes and described under " -- Certain Covenants -- Limitation on Sales of Assets and Subsidiary Stock" and " -- Certain Covenants -- Change of


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
   Control"; and

     (2) any such requirement only becomes operative after compliance with such terms applicable to the Notes, including the purchase of any Notes tendered pursuant thereto.

The amount of any Disqualified Stock that does not have a fixed redemption, repayment or repurchase price will be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were redeemed, repaid or repurchased on any date on which the amount of such Disqualified Stock is to be determined pursuant to the Indenture; provided, however, that if such Disqualified Stock could not be required to be redeemed, repaid or repurchased at the time of such determination, the redemption, repayment or repurchase price will be the book value of such Disqualified Stock as reflected in the most recent financial statements of such Person.

   "EBITDA" for any period means the sum of Consolidated Net Income, plus the following to the extent deducted in calculating such Consolidated Net Income:

     (1) all income tax expense of the Company and its consolidated Restricted Subsidiaries;

     (2)Consolidated Interest Expense;

     (3) depreciation and amortization expense of the Company and its consolidated Restricted Subsidiaries (excluding amortization expense attributable to a prepaid operating activity item that was paid in cash in a prior period);

     (4) all other non-cash charges and non-cash write offs of the Company and its consolidated Restricted Subsidiaries (excluding any such non-cash charge or write off to the extent that it represents an accrual of or reserve for cash expenditures in any future period); and

     (5) any charges or write offs taken by The IT Group, Inc. related to (A) a reduction of accounts receivable to estimated net realizable value, (B) legal and consulting expenses related to its bankruptcy proceeding, (C) notes receivable from employees and (D) other nonrecurring or unusual items, in each case prior to the closing of the acquisition of certain assets of The IT Group, Inc. by the Company on May 3, 2002;

in each case for such period. Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization and non-cash charges of, a Restricted Subsidiary shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion, including by reason of minority interests) that the net income or loss of such Restricted Subsidiary was included in calculating Consolidated Net Income and only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its stockholders.

   "Eligible Indebtedness" means any Indebtedness other than Indebtedness that is, or may be, quoted, listed or purchased and sold on any stock exchange, automated trading system or over-the-counter or other securities market (including the market for securities eligible for resale pursuant to Rule 144A under the Securities Act).

   "Equity Offering" means an underwritten primary public offering of common stock of the Company pursuant to an effective registration statement under the Securities Act or any private placement of such common stock (other than to any Person who, prior to such private placement, was an Affiliate of the Company).

   "Exchange Act" means the U.S. Securities Exchange Act of 1934, as amended.

   "Exchange Notes" means the debt securities of the Company issued pursuant to the Indenture in exchange for, and in an aggregate principal amount equal to, the Notes, in compliance with the terms of the Registration Rights Agreement.

   "Foreign Subsidiary" means any Restricted Subsidiary of the Company that is not organized under the laws of


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the United States of America or any State thereof or the District of Columbia.

   "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the Issue Date, including those set forth in:

     (1) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants;

     (2) statements and pronouncements of the Financial Accounting Standards Board;

     (3) such other statements by such other entity as approved by a significant segment of the accounting profession; and

     (4) the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.

   "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

     (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise); or

     (2) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning. The term "Guarantor" shall mean any Person Guaranteeing any obligation.

   "Guaranty Agreement" means a supplemental indenture, substantially in the form specified in the Indenture, pursuant to which a Subsidiary Guarantor guarantees the Company's obligations with respect to the Notes on the terms provided for in the Indenture.

   "Hedging Obligations" of any Person means the obligations of such Person pursuant to any Interest Rate Agreement or Currency Agreement.

   "Holder" or "Noteholder" means the Person in whose name a Note is registered on the Registrar's books.

   "Incur" means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Restricted Subsidiary. The term "Incurrence" when used as a noun shall have a correlative meaning. Solely for purposes of determining compliance with " -- Certain Covenants -- Limitation on Indebtedness":

     (1) amortization of debt discount or the accretion of principal with respect to a non-interest bearing or other discount security;

     (2) the payment of regularly scheduled interest in the form of additional Indebtedness of the same instrument or the payment of regularly scheduled dividends on Capital Stock in the form of additional Capital Stock of the same class and with the same terms; and

     (3) the obligation to pay a premium in respect of Indebtedness arising in connection with the issuance of a notice of redemption or making of a mandatory offer to purchase such Indebtedness;


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
   will not be deemed to be the Incurrence of Indebtedness.

   "Indebtedness" means, with respect to any Person on any date of determination (without duplication):

     (1) the principal in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable, including, in each case, any premium on such indebtedness to the extent such premium has become due and payable;

     (2) all Capital Lease Obligations of such Person and all Attributable Debt in respect of Sale/Leaseback Transactions entered into by such Person;

     (3) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

     (4) all obligations of such Person for the reimbursement of any obligor on any letter of credit, bankers' acceptance or similar credit transaction, including Performance Letters of Credit;

     (5) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Capital Stock of such Person or any Subsidiary of such Person or that are determined by the value of such Capital Stock, the principal amount of such Capital Stock to be determined in accordance with the Indenture;

     (6) all obligations of the type referred to in clauses (1) through (5) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee;

     (7) all obligations of the type referred to in clauses (1) through (6) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such property or assets and the amount of the obligation so secured; and

     (8) to the extent not otherwise included in this definition, Hedging Obligations of such Person;

provided, however, Indebtedness shall not include any liability for Federal, state, local and other taxes owed or owing by such Person.

   Notwithstanding the foregoing, in connection with the purchase by the Company or any Restricted Subsidiary of any business, the term "Indebtedness" will exclude post-closing payment adjustments to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment depends on the performance of such business after the closing; provided, however, that, at the time of closing, the amount of any such payment is not determinable and, to the extent such payment thereafter becomes fixed and determined, the amount is paid within 30 days thereafter.

   The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date; provided, however, that in the case of Indebtedness sold at a discount, the amount of such Indebtedness at any time will be the accreted value thereof at such time.

   "Independent Qualified Party" means an investment banking firm, accounting firm or appraisal firm of national standing selected by the disinterested members of the Board of Directors; provided, however, that such firm is not an Affiliate of the Company.

   "Interest Rate Agreement" means any interest rate swap agreement, interest rate cap agreement or other financial agreement or arrangement with respect to exposure to interest rates.

   "Investment" in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the lender) or other extensions of credit (including by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person. Except as otherwise provided for in the Indenture, the amount of an Investment shall be its fair value at the time the Investment is made and without giving effect to subsequent changes in value.

   For purposes of the definition of "Unrestricted Subsidiary", the definition of "Restricted Payment" and the covenant described under " -- Certain Covenants -- Limitation on Restricted Payments":

     (1) "Investment" shall include the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary equal to an amount (if positive) equal to (A) the Company's "Investment" in such Subsidiary at the time of such redesignation less (B) the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and

     (2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors.

   "Investment Grade Rating" means a rating equal to or higher than Baa3 (or equivalent) by Moody's and BBB -- (or the equivalent) by Standard and Poor's, or an equivalent rating by any other Rating Agency.

   "Issue Date" means March 17, 2003.

   "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York.

   "Lenders" has the meaning specified in the Credit Agreement.

   "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

   "LYONs" means the Company's Liquid Yield Option(TM) NotesDue2021 (Zero Coupon-Senior) outstanding on the Issue Date.

   "Moody's" means Moody's Investors Service, Inc. and any successor to its rating agency business.

   "Net Available Cash" from an Asset Disposition means cash payments received therefrom (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and proceeds from the sale or other disposition of any securities received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to such properties or assets or received in any other non-cash form), in each case net of:

     (1) all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP, as a consequence of such Asset Disposition;

     (2) all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition,


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
   in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law, be repaid out of the proceeds from such Asset Disposition;

     (3) all distributions and other payments required to be made to minority interest holders in Restricted Subsidiaries as a result of such Asset Disposition;

     (4) the deduction of appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the property or other assets disposed in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition; and

     (5) any portion of the purchase price from an Asset Disposition placed in escrow, whether as a reserve for adjustment of the purchase price, for satisfaction of indemnities in respect of such Asset Disposition or otherwise in connection with that Asset Disposition; provided, however, that upon the termination of that escrow, Net Available Cash will be increased by any portion of funds in the escrow that are released to the Company or any Restricted Subsidiary.

   "Net Cash Proceeds", with respect to any issuance or sale of Capital Stock or Indebtedness, means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

   "Net Debt" means, on any date of determination, the total Indebtedness (excluding Performance Letters of Credit) of the Company and its consolidated Restricted Subsidiaries less the sum of the value of any marketable securities held to maturity, cash equivalents and cash held by the Company and its consolidated Restricted Subsidiaries, in each case as determined on a consolidated basis in accordance with GAAP.

   "Obligations" means, with respect to any Indebtedness, all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, and other amounts payable pursuant to the documentation governing such Indebtedness.

   "Officer" means the Chairman of the Board, the President, any Vice President, the Treasurer or the Secretary of the Company.

   "Officers' Certificate" means a certificate signed by two Officers.

   "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

   "Performance Letter of Credit" means a letter of credit issued at the request of the Company solely to support the performance obligations of the Company or one or more of its Restricted Subsidiaries on contracts entered into in the ordinary course of business.

   "Permitted Holder" means J. M. Bernhard, Jr., or in the event of his incompetence or death, his estate, heirs, executor, administrator, committee or other personal representative. Except for a Permitted Holder specifically identified by name, in determining whether Voting Stock is owned by a Permitted Holder, only Voting Stock acquired by a Permitted Holder in its described capacity will be treated as "beneficially owned" by such Permitted Holder.

   "Permitted Investment" means an Investment by the Company or any Restricted Subsidiary in:

     (1) the Company, a Restricted Subsidiary or a Person that will, upon the making of such Investment, become a Restricted Subsidiary; provided, however, that the primary business of such Restricted Subsidiary is a Related Business;

     (2) another Person if, as a result of such Investment, such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary; provided, however, that such Person's primary business is a Related Business;

     (3)cash and Temporary Cash Investments;

     (4) receivables owing to the Company or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances;

     (5) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

     (6) loans or advances to employees made in the ordinary course of business consistent with past practices of the Company or such Restricted Subsidiary;

     (7) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments;

     (8) any Person to the extent such Investment represents the non-cash portion of the consideration received for an Asset Disposition as permitted pursuant to the covenant described under " -- Certain Covenants -- Limitation on Sales of Assets and Subsidiary Stock";

     (9) any Person where such Investment was acquired by the Company or any of its Restricted Subsidiaries (a) in exchange for any other Investment or accounts receivable held by the Company or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable or (b) as a result of a foreclosure by the Company or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

     (10) any Person to the extent such Investments consist of prepaid expenses, negotiable instruments held for collection and lease, utility and workers' compensation, performance and other similar deposits made in the ordinary course of business by the Company or any Restricted Subsidiary;

     (11) any Person to the extent such Investments consist of Hedging Obligations otherwise permitted under the covenant described under " -- Certain Covenants -- Limitation on Indebtedness";

     (12) Persons to the extent such Investments are in existence on the Issue Date; and

     (13) Persons to the extent such Investments, when taken together with all other Investments made pursuant to this clause (13) outstanding on the date such Investment is made, do not exceed $20.0 million.

   "Permitted Liens" means, with respect to any Person:

     (1) pledges or deposits by such Person under workers' compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business;

     (2) Liens imposed by law, such as carriers', warehousemen's and mechanics' Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review and Liens arising solely by virtue of any statutory or common law provision relating to banker's Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided, however, that (A) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Company in excess of those set forth by regulations promulgated by the Federal Reserve Board and (B) such deposit account is not intended by the Company or any Restricted Subsidiary to provide collateral to the depository institution;

     (3) Liens for taxes, assessments or governmental charges or levies on the property of the Company or any Restricted Subsidiary not yet subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings;

     (4) Liens in favor of issuers of performance bonds, bid bonds or surety bonds (but excluding Performance Letters of Credit) issued pursuant to the request of and for the account of such Person in the ordinary course of its business;

     (5) Liens securing Indebtedness Incurred to finance the construction, purchase or lease of, or repairs, improvements or additions to, property, plant or equipment of such Person; provided, however, that the Lien may not extend to any other property owned by such Person or any of its Restricted Subsidiaries at the time the Lien is Incurred (other than assets and property affixed or appurtenant thereto), and the Indebtedness (other than any interest thereon) secured by the Liens may not be Incurred more than 180 days after the later of the acquisition, completion of construction, repair, improvement, addition or commencement of full operation of the property subject to the Lien;

     (6) Liens to secure Eligible Indebtedness Incurred pursuant to clause (a) or (b)(1) under " -- Certain Covenants -- Limitation on Indebtedness";

     (7) Liens existing on the Issue Date;

     (8) Liens on property or shares of Capital Stock of another Person at the time such other Person becomes a Subsidiary of such Person; provided, however, that the Liens may not extend to any other property owned by such Person or any of its Restricted Subsidiaries (other than assets and property affixed or appurtenant thereto);

     (9) Liens on property at the time such Person or any of its Subsidiaries acquires the property, including any acquisition by means of a merger or consolidation with or into such Person or a Subsidiary of such Person; provided, however, that the Liens may not extend to any other property owned by such Person or any of its Restricted Subsidiaries (other than assets and property affixed or appurtenant thereto);

     (10) Liens securing Indebtedness or other obligations of a Subsidiary of such Person owing to such Person or a Restricted Subsidiary of such Person;

     (11) Liens securing Hedging Obligations so long as such Hedging Obligations relate to Indebtedness that is, and is permitted to be under the Indenture, secured by a Lien on the same property securing such Hedging Obligations;

     (12) Liens to secure any Refinancing (or successive Refinancings) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clause (5), (7), (8) or (9); provided, however, that:

     (A) such new Lien shall be limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to, such property or proceeds or distributions thereof); and

     (B) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (x) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clause (5),
   (7), (8) or (9) at the time the original Lien became a Permitted Lien and (y) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement; and


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
     (13) Liens not otherwise permitted by clauses (1) through (12) above securing Indebtedness not in excess of an aggregate of $7.5 million.

Notwithstanding the foregoing, "Permitted Liens" will not include any Lien described in clause (5), (8) or (9) above to the extent such Lien applies to any Additional Assets acquired directly or indirectly from Net Available Cash pursuant to the covenant described under " -- Certain Covenants -- Limitation on Sale of Assets and Subsidiary Stock". For purposes of this definition, the term "Indebtedness" shall be deemed to include interest on such Indebtedness.

   "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

   "Preferred Stock", as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

   "principal" of a Note means the principal of the Note plus the premium, if any, payable on the Note which is due or overdue or is to become due at the relevant time.

   "Rating Agency" means each of Standard & Poor's and Moody's or if Standard & Poor's or Moody's or both shall not make a rating on the Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Company (as certified by a resolution of the Board of Directors) which shall be substituted for Standard & Poor's or Moody's or both, as the case may be.

   "Refinance" means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such Indebtedness. "Refinanced" and "Refinancing" shall have correlative meanings.

   "Refinancing Indebtedness" means Indebtedness that Refinances any Indebtedness of the Company or any Restricted Subsidiary existing on the Issue Date or Incurred in compliance with the Indenture, including Indebtedness that Refinances Refinancing Indebtedness; provided, however, that:

     (1) such Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being Refinanced;

     (2) such Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being Refinanced;

     (3) such Refinancing Indebtedness has an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding or committed (plus fees and expenses, including any premium and defeasance costs) under the Indebtedness being Refinanced; and

     (4) if the Indebtedness being Refinanced is subordinated in right of payment to the Notes or the Subsidiary Guarantees, such Refinancing Indebtedness is subordinated in right of payment to the Notes or the Subsidiary Guarantees, as the case may be, at least to the same extent as the Indebtedness being Refinanced;

provided further, however, that Refinancing Indebtedness shall not include (A) Indebtedness of a Subsidiary that Refinances Indebtedness of the Company or (B) Indebtedness of the Company or a Restricted Subsidiary that Refinances Indebtedness of an Unrestricted Subsidiary.

   "Registration Rights Agreement" means the Registration Rights Agreement dated March 17, 2003, among the Company, the Subsidiary Guarantors and the initial purchasers.


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
   "Related Business" means any business in which the Company or any of its Restricted Subsidiaries was engaged on the Issue Date and any business related, ancillary or complementary to any such business.

   "Restricted Payment" with respect to the Company and its Restricted Subsidiaries means:

     (1) the declaration or payment of any dividends or any other distributions of any sort in respect of the Capital Stock of the Company or any Restricted Subsidiary (including any payment in connection with any merger or consolidation involving such Person) or similar payment to the direct or indirect holders of its Capital Stock (other than dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock) and dividends or distributions payable solely to the Company or a Restricted Subsidiary, and other than pro rata dividends or other distributions made by a Restricted Subsidiary that is not a Wholly Owned Subsidiary to minority stockholders (or owners of an equivalent interest in the case of a Subsidiary that is an entity other than a corporation));

     (2) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company held by any Person or of any Capital Stock of a Restricted Subsidiary held by any Affiliate of the Company (other than a Restricted Subsidiary), including in connection with any merger or consolidation and including the exercise of any option to exchange any Capital Stock (other than into Capital Stock of the Company that is not Disqualified Stock);

     (3) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment of any Subordinated Obligations of the Company or any Subsidiary Guarantor (other than the purchase, repurchase or other acquisition of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such purchase, repurchase or other acquisition); or

     (4) the making of any Investment (other than a Permitted Investment) by the Company or any Restricted Subsidiary in any other Person.

   "Restricted Subsidiary" means any Subsidiary of the Company that is not an Unrestricted Subsidiary.

   "Sale/Leaseback Transaction" means an arrangement relating to property owned by the Company or a Restricted Subsidiary on the Issue Date or thereafter acquired by the Company or a Restricted Subsidiary whereby the Company or a Restricted Subsidiary transfers such property to a Person and the Company or a Restricted Subsidiary leases it from such Person.

   "SEC" means the U.S. Securities and Exchange Commission.

   "Securities Act" means the U.S. Securities Act of 1933, as amended.

   "Senior Indebtedness" means with respect to any Person:

     (1) Indebtedness of such Person, whether outstanding on the Issue Date or thereafter Incurred; and

     (2) all other Obligations of such Person (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to such Person whether or not post-filing interest is allowed in such proceeding) in respect of Indebtedness described in clause (1) above unless, in the case of clauses (1) and (2), in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such Indebtedness or other Obligations are subordinate in right of payment to the Notes or the Subsidiary Guaranty of such Person, as the case may be; provided, however, that Senior Indebtedness shall not include:

     (1) any obligation of such Person to the Company or any Subsidiary;


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
     (2) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities);

     (3) any Indebtedness or other Obligation of such Person which is subordinate or junior in any respect to any other Indebtedness or other Obligation of such Person; or

     (4) that portion of any Indebtedness which at the time of Incurrence is Incurred in violation of the Indenture.

   "Senior Officer" of any Person means the Chief Executive Officer, President, Chief Operating Officer, Executive Vice President or Chief Financial Officer of such Person.

   "Significant Subsidiary" means any Restricted Subsidiary that would be a "Significant Subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

   "Standard & Poor's" means Standard & Poor's, a division of The McGraw-Hill Companies, Inc., and any successor to its rating agency business.

   "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

   "Subordinated Obligation" means, with respect to a Person, any Indebtedness of such Person (whether outstanding on the Issue Date or thereafter Incurred) which is subordinate or junior in right of payment to the Notes or a Subsidiary Guaranty of such Person, as the case may be, pursuant to a written agreement to that effect.

   "Subsidiary" means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Voting Stock is at the time owned or controlled, directly or indirectly, by:

     (1)such Person;

     (2) such Person and one or more Subsidiaries of such Person; or

     (3)one or more Subsidiaries of such Person.

   "Subsidiary Guarantor" means each Subsidiary of the Company that executes the Indenture as a guarantor on the Issue Date and each other Subsidiary of the Company that thereafter guarantees the Notes pursuant to the terms of the Indenture.

   "Subsidiary Guaranty" means a Guarantee by a Subsidiary Guarantor of the Company's obligations with respect to the Notes.

   "Temporary Cash Investments" means any of the following:

     (1) any investment in direct obligations of the United States of America or any agency thereof or obligations guaranteed by the United States of America or any agency thereof;

     (2) investments in demand and time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any State thereof or any foreign country recognized by the United States of America, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $50.0 million (or the foreign currency equivalent thereof) and has outstanding debt which is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor;

     (3) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (1) above entered into with a bank meeting the qualifications described in clause (2) above;

     (4) investments in commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to Standard and Poor's; and

     (5) investments in securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by Standard & Poor's or "A" by Moody's.

   "Transactions" means this offering.

   "Trustee" means The Bank of New York until a successor replaces it and, thereafter, means the successor.

     "Trust Indenture Act" means the Trust Indenture Act of 1939 (15 U.S.C.Sections 77aaa-77bbbb) as in effect on the Issue Date.

   "Trust Officer" means the Chairman of the Board, the President or any other officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

   "Unrestricted Subsidiary" means:

     (1) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below; and

     (2) any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that either (A) the Subsidiary to be so designated has total assets of $1,000 or less or (B) if such Subsidiary has assets greater than $1,000, such designation would be permitted under the covenant described under " -- Certain Covenants -- Limitation on Restricted Payments".

   The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation (A) the Company could Incur $1.00 of additional Indebtedness under paragraph (a) of the covenant described under " -- Certain Covenants -- Limitation on Indebtedness" and (B) no Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

   "U.S. Dollar Equivalent" means with respect to any monetary amount in a currency other than U.S. dollars, at any time for determination thereof, the amount of U.S. dollars obtained by converting such foreign currency involved in such computation into U.S. dollars at the spot rate for the purchase of U.S. dollars with the applicable foreign currency as published in The Wall Street Journal in the "Exchange Rates" column under the heading "Currency Trading" on the date two Business Days prior to such determination.

   Except as described under " -- Certain Covenants -- Limitation on Indebtedness", whenever it is necessary to determine whether the Company has complied with any covenant in the Indenture or a Default has occurred and an amount is expressed in a currency other than U.S. dollars, such amount will be treated as the U.S. Dollar Equivalent determined as of the date such amount is initially determined in such currency.

   "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer's option.

   "Voting Stock" of a Person means all classes of Capital Stock of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

   "Wholly Owned Subsidiary" means a Restricted Subsidiary all the Capital Stock of which (other than directors' qualifying shares or shares required by applicable law to be held by a Person other than the Company or another Wholly Owned Subsidiary but not exceeding 15% of the total Voting Stock of such Restricted Subsidiary) is owned by the Company or one or more other Wholly Owned Subsidiaries.


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
                      FEDERAL INCOME TAX CONSIDERATIONS

FEDERAL INCOME TAX CONSIDERATIONS OF THE EXCHANGE OF OUTSTANDING NOTES FOR NEW NOTES

   The following discussion is a summary of certain federal income tax considerations relevant to the exchange of outstanding notes for new notes, but does not purport to be a complete analysis of all potential tax effects. The discussion is based upon the Internal Revenue Code of 1986, as amended, Treasury Regulations, Internal Revenue Service rulings and pronouncements and judicial decisions now in effect, all of which may be subject to change at any time by legislative, judicial or administrative action. These changes may be applied retroactively in a manner that could adversely affect a holder of new notes. The description does not consider the effect of any applicable foreign, state, local or other tax laws or estate or gift tax considerations.

   We believe that the exchange of outstanding notes for new notes should not be an exchange or otherwise a taxable event to a holder for United States federal income tax purposes. Accordingly, a holder should have the same adjusted issue price, adjusted basis and holding period in the new notes as it had in the outstanding notes immediately before the exchange.

                             PLAN OF DISTRIBUTION

   Based on interpretations by the staff of the SEC in no action letters issued to third parties, we believe that you may transfer new notes issued under the exchange offer in exchange for the outstanding notes if:

   -  you acquire the new notes in the ordinary course of your business; and

   - you are not engaged in, and do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of such new notes.

   You may not participate in the exchange offer if you are:

   -  our "affiliate" within the meaning of Rule 405 under the Securities
      Act; or

   -  a broker-dealer that acquired outstanding notes directly from us.

   Each broker-dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. To date, the staff of the SEC has taken the position that broker-dealers may fulfill their prospectus delivery requirements with respect to transactions involving an exchange of securities such as this exchange offer, other than a resale of an unsold allotment from the original sale of the outstanding notes, with the prospectus contained in this registration statement. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for outstanding notes where such outstanding notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period of up to 180 days after the effective date of this registration statement, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until such date, all dealers effecting transactions in new notes may be required to deliver a prospectus.

   If you wish to exchange new notes for your outstanding notes in the exchange offer, you will be required to make representations to us as described in "Exchange Offer -- Purpose and Effect of the Exchange Offer" and " -- Procedures for Tendering -- Your Representations to Us" in this prospectus. As indicated in the letter of transmittal, you will be deemed to have made these representations by tendering your outstanding notes in the exchange offer. In addition, if you are a broker-dealer who receives new notes for your own account in exchange for outstanding notes that were acquired by you as a result of market-making activities or other trading activities, you will be required to acknowledge, in the same manner, that you will deliver a prospectus in connection with any resale by you of such new notes.

   We will not receive any proceeds from any sale of new notes by broker-dealers. New notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market:

   -  in negotiated transactions;

   - through the writing of options on the new notes or a combination of such methods of resale;

   -  at market prices prevailing at the time of resale; and

   -  at prices related to such prevailing market prices or negotiated prices.

Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such new notes. Any broker-dealer that resells new notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such new notes may be deemed to be an "underwriter" within the meaning of the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

   For a period of 180 days after the effective date of this registration statement (or until such time as all of the Exchange Notes have been sold), we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer (including the expenses of one counsel for the holders of the outstanding notes) other than commissions or concessions of any broker-dealers and will indemnify the holders of the outstanding notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

                                  LEGAL MATTERS

   Certain legal matters in connection with the issuance of the new notes will be passed upon for us by Vinson & Elkins L.L.P., Houston, Texas. The validity of the issuance of the new notes and certain other legal matters arising under Louisiana law will be passed upon for us by Kantrow, Spaht, Weaver & Blitzer (A Professional Law Corporation), Baton Rouge, Louisiana.

                              INDEPENDENT AUDITORS

   The consolidated financial statements of The Shaw Group Inc. appearing in The Shaw Group Inc.'s Annual Report (Form 10-K) for the year ended August 31, 2002, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

   The financial statements of The Shaw Group Inc. as of and for the fiscal years ended August 31, 2001 and 2000 incorporated in this registration statement by reference have been audited by Arthur Andersen LLP, independent public accountants, as stated in their report appearing herein. Arthur Andersen LLP has not consented to the inclusion of their report in this registration statement. Because of Arthur Andersen LLP's current financial position, you may not be able to recover against Arthur Andersen LLP for any claims you may have under securities or other laws as a result of Arthur Andersen LLP's activities during the period in which it acted as our independent public accountants. See "Risk Factors -- Your ability to recover from our former auditors, Arthur Andersen LLP, for any potential financial misstatements is limited."

   The consolidated financial statements of The IT Group, Inc. at December 28, 2001 and December 29, 2000 and for each of the fiscal years in the three-year period ended December 28, 2001 appearing in The Shaw Group Inc.'s Current Report on Form 8-K filed on May 16, 2002, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

CHANGE IN INDEPENDENT AUDITORS

   On June 26, 2002, we dismissed Arthur Andersen LLP as our independent auditors and engaged Ernst & Young LLP to serve as our independent auditors for the fiscal year ending August 31, 2002. The Arthur Andersen dismissal and the Ernst & Young engagement were recommended by our audit committee and approved by our board of directors and became effective immediately upon such approval.

   Arthur Andersen's reports on our consolidated financial statements for each of the fiscal years ending August 31, 2001 and August 31, 2000 did not contain an adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles.

   During the fiscal years ended August 31, 2001 and August 31, 2000 and through June 26, 2002, there were (i) no disagreements with Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement(s), if not resolved to Arthur Andersen's satisfaction would have caused Arthur Andersen to make a reference to the subject matter of the disagreement(s) in connection with Arthur Andersen's report or (ii) no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K, except for notification from Arthur Andersen in connection with the audit of our August 31, 2000 financial statements that the accounting system of Stone & Webster contained certain material weaknesses in internal accounting controls. We completed our acquisition of substantially all of the assets and liabilities of stone & Webster in a bankruptcy proceeding on July 14, 2000, and eliminated the weaknesses during fiscal 2001. As a result thereof, Arthur Andersen did not include these matters in its management letter for the audit for the fiscal year ending August 31, 2001.

   We have previously provided Arthur Andersen with a copy of the foregoing disclosures, and Arthur Andersen has delivered to us a letter dated June 26, 2002 stating that it has found no basis for disagreement with such statements.

   During each of the fiscal years ended August 31, 2001 and August 31, 2000 and through June 26, 2002, we did not consult Ernst & Young with respect to the application of accounting principles to a specified transaction, whether completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

                           FORWARD-LOOKING STATEMENTS

   The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for certain forward-looking statements. The statements contained in this offering circular, including in "Management's Discussion and Analysis of Financial Condition and Results of Operations," that are not historical facts (including without limitation statements to the effect that we "believe," "expect," "anticipate," "plan," "intend" or "foresee," and other similar expressions) are forward-looking statements. These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those anticipated by us. These forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions. They are subject to change based upon various factors, including but not limited to the risks and uncertainties mentioned in "Risk Factors" and the following:

   - changes in the demand for our products and services;

   - changes in general economic conditions, and, specifically, changes in the rate of economic growth in the United States and other major international economies;

   - the presence of competitors with greater financial resources and the impact of competitive products, services and pricing;

   - the cyclical nature of the individual markets in which our customers operate;

   - the financial strength of our customers and their ability to make scheduled payments on their contracts with us;

   - changes in investment by the energy, power and environmental and infrastructure industries;

   - the availability of qualified engineers, professional staff and craft labor needed to execute contracts;

   - the uncertain timing of awards and contracts;

   - the funding of backlog, including government budget constraints, cost overruns on fixed or unit priced contracts;

   - cost overruns which negatively affect fees to be earned or cost variances to shared on cost-plus contracts;

   - changes in laws and regulations and in trade, monetary and fiscal policies worldwide;

   - currency fluctuations;

   - the effect of our policies, including but not limited to the amount and rate of growth of our expenses;

   - the continued availability to us of adequate funding sources;

   - delays or difficulties in the production, delivery or installation of products and the provision of services, including in the ability to recover for changed conditions;

   - our ability to successfully integrate acquisitions;

   - the protection and validity of patents and other intellectual property;
     and

   - various other legal, regulatory and litigation risks.

   Should one or more of these risks or uncertainties materialize, or should any of the our assumptions prove incorrect, actual results may vary in material respects from those projected in the forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. For a more detailed discussion of some of the foregoing risks and uncertainties, see "Risk Factors."

                         INDEX TO FINANCIAL STATEMENTS

AUDITED CONSOLIDATED FINANCIAL STATEMENTS OF THE SHAW GROUP
  INC.
Report of Independent Auditors..............................   F-2
Consolidated Balance Sheets as of August 31, 2002 and August
  31, 2001..................................................   F-4
Consolidated Statements of Income For the Years Ended August
  31, 2002, August 31, 2001 and August 31, 2000.............   F-6
Consolidated Statements of Shareholders' Equity For the
  Years Ended August 31, 2002, August 31, 2001 and August
  31, 2000..................................................   F-7
Consolidated Statements of Cash Flows For the Years Ended
  August 31, 2002, August 31, 2001 and August 31, 2000......   F-8
Notes to Consolidated Financial Statements..................   F-9

UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS OF THE
  SHAW GROUP INC.
Unaudited Condensed Consolidated Balance Sheets as of
  February 28, 2003 and August 31, 2002.....................  F-60
Unaudited Condensed Consolidated Statements of Operations
  For the Three and Six Months Ended February 28, 2003 and
  2002......................................................  F-62
Unaudited Condensed Consolidated Statements of Cash Flows
  For the Six Months Ended February 28, 2003 and 2002.......  F-63
Notes to Unaudited Condensed Consolidated Financial
  Statements................................................  F-64

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors and Shareholders
The Shaw Group Inc.

     We have audited the accompanying consolidated balance sheet of The Shaw Group Inc. and subsidiaries as of August 31, 2002, and the related consolidated statements of income, shareholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. The financial statements of The Shaw Group Inc. as of August 31, 2001, were audited by other auditors who have ceased operations and whose report dated October 5, 2001, expressed an unqualified opinion on those statements.

     We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of The Shaw Group Inc. and subsidiaries at August 31, 2002, and the consolidated results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States.

     As discussed in Note 1 to the financial statements, effective September 1, 2001, the Company adopted Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets" ("FAS 142").

     As discussed above, the financial statements of The Shaw Group Inc. as of August 31, 2001 and for the two years in the period then ended were audited by other auditors who have ceased operations. As described in Notes 8 and 15, these financial statements have been revised. We audited the adjustments described in
Note 15 that were applied to revise the 2001 and 2000 financial statements relating to changes in segments. We also applied audit procedures with respect to the disclosures in Note 8 pertaining to financial statement revisions to include the transitional disclosures required by FAS 142. In our opinion, the adjustments to Note 15 are appropriate and have been properly applied. In addition, in our opinion, the FAS 142 disclosures for 2001 and 2000 in Note 8 are appropriate. However, we were not engaged to audit, review, or apply any procedures to the 2001 and 2000 financial statements of the Company other than with respect to such adjustments and, accordingly, we do not express an opinion or any other form of assurance on the 2001 and 2000 financial statements taken as a whole.

                                                 /s/ ERNST & YOUNG LLP
                                          --------------------------------------

New Orleans, Louisiana
October 11, 2002, except for Note 14,
  as to which the date is November 1, 2002

     PLEASE READ "RISK FACTORS -- YOUR ABILITY TO RECOVER FROM OUR FORMER AUDITORS, ARTHUR ANDERSEN LLP, FOR ANY POTENTIAL FINANCIAL MISSTATEMENTS IS LIMITED" AND "INDEPENDENT ACCOUNTANTS" IN CONNECTION WITH THIS REPORT AND THE ACCOMPANYING FINANCIAL STATEMENTS.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors and Shareholders of The Shaw Group Inc.:

     We have audited the accompanying consolidated balance sheets of The Shaw Group Inc. (a Louisiana corporation) and subsidiaries as of August 31, 2001 and 2000, and the related consolidated statements of income, shareholders' equity and cash flows for each of the three years in the period ended August 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of The Shaw Group Inc. and subsidiaries as of August 31, 2001 and 2000, and the results of their operations and their cash flows for each of the three years in the period ended August 31, 2001, in conformity with accounting principles generally accepted in the United States.

                                                /s/ ARTHUR ANDERSEN LLP
                                          --------------------------------------
                                                   Arthur Andersen LLP

New Orleans, Louisiana
October 5, 2001

                      THE SHAW GROUP INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                         AS OF AUGUST 31, 2002 AND 2001

                                                                 2002         2001
                                                              ----------   ----------
                                                              (DOLLARS IN THOUSANDS)
                                       ASSETS
Current assets:
  Cash and cash equivalents.................................  $  401,764   $  443,304
  Escrowed cash.............................................      96,500           --
  Marketable securities, held to maturity...................      54,952       45,630
  Accounts receivable, including retainage, net.............     436,747      341,833
  Accounts receivable from unconsolidated entity............          32        4,848
  Inventories...............................................      99,009       91,155
  Cost and estimated earnings in excess of billings on
     uncompleted contracts..................................     248,360       95,012
  Prepaid expenses..........................................      15,681       10,660
  Deferred income taxes.....................................      73,903       54,351
  Assets held for sale......................................       2,001        3,491
  Other current assets......................................      21,405        5,757
                                                              ----------   ----------
          Total current assets..............................   1,450,354    1,096,041
Investment in and advances to unconsolidated entities, joint
  ventures and limited partnerships.........................      37,729       24,314
Investment in securities available for sale.................       7,235       10,490
Property and equipment:
  Transportation equipment..................................       4,876        4,433
  Furniture and fixtures....................................     103,172       49,550
  Machinery and equipment...................................     101,643       79,536
  Buildings and improvements................................      59,479       33,127
  Assets acquired under capital leases......................       6,372        1,554
  Land......................................................       7,471        7,302
  Construction in progress..................................       7,267       21,659
                                                              ----------   ----------
                                                                 290,280      197,161
Less: Accumulated depreciation..............................     (84,055)     (61,959)
                                                              ----------   ----------
                                                                 206,225      135,202
Goodwill....................................................     499,004      368,872
Other assets................................................     103,653       66,935
                                                              ----------   ----------
                                                              $2,304,200   $1,701,854
                                                              ==========   ==========

 The accompanying notes are an integral part of these consolidated statements.

                      THE SHAW GROUP INC. AND SUBSIDIARIES

                                                                 2002         2001
                                                              ----------   ----------
                                                              (DOLLARS IN THOUSANDS)
                        LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable..........................................  $  390,165   $  181,936
  Accrued liabilities.......................................     159,182       81,660
  Current maturities of long-term debt......................       3,102        2,365
  Short-term revolving lines of credit......................       1,052        3,909
  Current portion of obligations under capital leases.......       2,200        2,313
  Deferred revenue -- prebilled.............................      11,503        7,976
  Advanced billings and billings in excess of cost and
     estimated earnings on uncompleted contracts............     424,724      244,131
  Contract liability adjustments............................      69,140       43,801
  Accrued contract loss reserves............................      11,402        6,906
                                                              ----------   ----------
          Total current liabilities.........................   1,072,470      574,997
Long-term debt, less current maturities.....................     521,190      509,684
Obligations under capital leases, less current
  obligations...............................................         957        3,183
Deferred income taxes.......................................      15,452        8,247
Other liabilities...........................................       1,874        7,350
Commitments and contingencies...............................          --           --
Shareholders' equity:
  Preferred stock, no par value, 20,000,000 shares
     authorized; no shares issued and outstanding...........          --           --
  Common stock, no par value, 200,000,000 shares authorized;
     43,002,677 and 41,012,292 shares issued, respectively;
     40,841,627 and 41,012,292 shares outstanding,
     respectively...........................................     494,581      437,015
  Retained earnings.........................................     265,945      167,578
  Accumulated other comprehensive income (loss).............     (16,193)      (6,200)
  Treasury stock, 2,161,050 shares at August 31, 2002.......     (52,076)          --
                                                              ----------   ----------
          Total shareholders' equity........................     692,257      598,393
                                                              ----------   ----------
                                                              $2,304,200   $1,701,854
                                                              ==========   ==========

 The accompanying notes are an integral part of these consolidated statements.

                      THE SHAW GROUP INC. AND SUBSIDIARIES

                       CONSOLIDATED STATEMENTS OF INCOME
               FOR THE YEARS ENDED AUGUST 31, 2002, 2001 AND 2000

                                                               2002         2001        2000
                                                            ----------   ----------   --------
                                                              (DOLLARS IN THOUSANDS, EXCEPT
                                                                    PER SHARE AMOUNTS)
Revenues..................................................  $3,170,696   $1,538,932   $762,655
Cost of revenues..........................................   2,843,070    1,292,316    635,579
                                                            ----------   ----------   --------
Gross profit..............................................     327,626      246,616    127,076
General and administrative expenses.......................     161,248      122,601     71,198
Goodwill amortization.....................................          --       17,059      3,099
                                                            ----------   ----------   --------
          Total general and administrative expenses.......     161,248      139,660     74,297
Operating income..........................................     166,378      106,956     52,779
Interest income...........................................      11,518        8,746        682
Interest expense..........................................     (23,028)     (15,680)    (8,003)
Other, net................................................      (3,856)        (128)        90
                                                            ----------   ----------   --------
                                                               (15,366)      (7,062)    (7,231)
                                                            ----------   ----------   --------
Income before income taxes................................     151,012       99,894     45,548
Provision for income taxes................................      54,348       38,366     16,359
                                                            ----------   ----------   --------
Income before earnings (losses) from unconsolidated
  entities................................................      96,664       61,528     29,189
Earnings (losses) from unconsolidated entities............       1,703         (316)     1,194
                                                            ----------   ----------   --------
Income before extraordinary item and cumulative effect of
  change in accounting principle..........................      98,367       61,212     30,383
Extraordinary item for early extinguishment of debt, net
  of taxes of $134 and $340...............................          --         (215)      (553)
Cumulative effect on prior years of change in accounting
  for start-up costs, net of taxes of $196................          --           --       (320)
                                                            ----------   ----------   --------
Net income................................................  $   98,367   $   60,997   $ 29,510
                                                            ==========   ==========   ========
Basic income per common share:
Income per common share:
  Income before extraordinary item and cumulative effect
     of change in accounting principle....................  $     2.41   $     1.53   $   1.03
  Extraordinary item, net of taxes........................          --        (0.01)     (0.02)
  Cumulative effect of change in accounting principle, net
     of taxes.............................................          --           --      (0.01)
                                                            ----------   ----------   --------
  Net income per common share.............................  $     2.41   $     1.52   $   1.00
                                                            ==========   ==========   ========
Diluted income per common share:
Income per common share:
  Income before extraordinary item and cumulative effect
     of change in accounting principle....................  $     2.26   $     1.46   $   0.99
  Extraordinary item, net of taxes........................          --           --      (0.02)
  Cumulative effect of change in accounting principle, net
     of taxes.............................................          --           --      (0.01)
                                                            ----------   ----------   --------
  Net income per common share.............................  $     2.26   $     1.46   $   0.96
                                                            ==========   ==========   ========

 The accompanying notes are an integral part of these consolidated statements.

                      THE SHAW GROUP INC. AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

                                                                              UNEARNED
                                                        COMMON STOCK         RESTRICTED        TREASURY STOCK
                                                   ----------------------      STOCK       ----------------------
                                                     SHARES       AMOUNT    COMPENSATION     SHARES       AMOUNT
                                                   -----------   --------   ------------   -----------   --------
                                                            (DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)
Balance, September 1, 1999.......................   39,920,564   $119,353      $(125)       16,448,472   $(20,525)
 Comprehensive income:
   Net income....................................           --         --         --                --         --
   Other comprehensive income (loss):
     Foreign translation adjustments.............           --         --         --                --         --
 Comprehensive income............................
 Shares issued in public offering................    6,900,000     67,487         --                --         --
 Amortization of restricted stock compensation...           --         --         66                --         --
 Shares issued to acquire PPM....................       86,890      2,012         --                --         --
 Shares issued to acquire Stone & Webster........    4,463,546    105,033         --                --         --
 Exercise of options.............................      580,764      2,255         --                --         --
 Tax benefit on exercise of options..............           --      2,739         --                --         --
 Purchases of treasury stock.....................           --         --         --           100,884     (2,392)
 Retirement of treasury stock....................     (149,440)      (874)        --          (149,440)       874
                                                   -----------   --------      -----       -----------   --------
Balance, August 31, 2000.........................   51,802,324    298,005        (59)       16,399,916    (22,043)
 Comprehensive income:
   Net income....................................           --         --         --                --         --
   Other comprehensive income (loss):
     Foreign translation adjustments.............           --         --         --                --         --
     Unrealized net gain on hedging activities,
       net of tax benefit of $72.................           --         --         --                --         --
     Unrealized net losses on securities
       available for sale, net of tax benefit of
       $5........................................           --         --         --                --         --
 Comprehensive income............................
 Shares issued in public offering................    4,837,338    144,809         --                --         --
 Amortization of restricted stock compensation...           --         --         59                --         --
 Shares issued to acquire SS&S...................      170,683      6,274         --                --         --
 Exercise of options.............................      606,863      3,271         --                --         --
 Tax benefit on exercise of options..............           --      6,699         --                --         --
 Return of Naptech acquisition escrow shares.....           --         --         --             5,000         --
 Retirement of treasury stock....................  (16,404,916)   (22,043)        --       (16,404,916)    22,043
                                                   -----------   --------      -----       -----------   --------
Balance, August 31, 2001.........................   41,012,292    437,015         --                --         --
 Comprehensive income:
   Net income....................................           --         --         --                --         --
   Other comprehensive income:
     Foreign translation adjustments.............           --         --         --                --         --
     Unrealized net loss on hedging activities,
       net of tax benefit of $72.................           --         --         --                --         --
     Unrealized net losses on securities
       available for sale, net of tax benefit of
       $74.......................................
     Additional pension liability not yet
       recognized in net periodic pension
       expense, net of tax benefit of $3,054.....           --         --         --                --         --
 Comprehensive income (loss).....................
 Shares issued to acquire IT Group...............    1,671,336     52,463         --                --         --
 PPM acquisition earn out shares.................       83,859      1,971         --                --         --
 Exercise of options.............................      235,190      2,262         --                --         --
 Tax benefit on exercise of options..............           --        675         --                --         --
 Purchases of treasury stock.....................           --         --         --        (2,160,400)   (52,043)
 Return of SS&S escrow shares....................           --         --         --              (650)       (33)
 Contributed capital.............................           --        195         --                --         --
                                                   -----------   --------      -----       -----------   --------
Balance, August 31, 2002.........................   43,002,677   $494,581      $  --        (2,161,050)  $(52,076)
                                                   ===========   ========      =====       ===========   ========

                                                    ACCUMULATED
                                                       OTHER
                                                   COMPREHENSIVE                  TOTAL
                                                      INCOME       RETAINED   SHAREHOLDERS'
                                                      (LOSS)       EARNINGS      EQUITY
                                                   -------------   --------   -------------
                                                   (DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)
Balance, September 1, 1999.......................    $ (1,535)     $ 77,071     $174,239
 Comprehensive income:
   Net income....................................          --        29,510       29,510
   Other comprehensive income (loss):
     Foreign translation adjustments.............      (3,674)           --       (3,674)
                                                                                --------
 Comprehensive income............................                                 25,836
 Shares issued in public offering................          --            --       67,487
 Amortization of restricted stock compensation...          --            --           66
 Shares issued to acquire PPM....................          --            --        2,012
 Shares issued to acquire Stone & Webster........          --            --      105,033
 Exercise of options.............................          --            --        2,255
 Tax benefit on exercise of options..............          --            --        2,739
 Purchases of treasury stock.....................          --            --       (2,392)
 Retirement of treasury stock....................          --            --           --
                                                     --------      --------     --------
Balance, August 31, 2000.........................      (5,209)      106,581      377,275
 Comprehensive income:
   Net income....................................          --        60,997       60,997
   Other comprehensive income (loss):
     Foreign translation adjustments.............      (1,099)           --       (1,099)
     Unrealized net gain on hedging activities,
       net of tax benefit of $72.................         115            --          115
     Unrealized net losses on securities
       available for sale, net of tax benefit of
       $5........................................          (7)           --           (7)
                                                                                --------
 Comprehensive income............................                                 60,006
 Shares issued in public offering................          --            --      144,809
 Amortization of restricted stock compensation...          --            --           59
 Shares issued to acquire SS&S...................          --            --        6,274
 Exercise of options.............................          --            --        3,271
 Tax benefit on exercise of options..............          --            --        6,699
 Return of Naptech acquisition escrow shares.....          --            --           --
 Retirement of treasury stock....................          --            --           --
                                                     --------      --------     --------
Balance, August 31, 2001.........................      (6,200)      167,578      598,393
 Comprehensive income:
   Net income....................................          --        98,367       98,367
   Other comprehensive income:
     Foreign translation adjustments.............      (2,633)           --       (2,633)
     Unrealized net loss on hedging activities,
       net of tax benefit of $72.................        (115)           --         (115)
     Unrealized net losses on securities
       available for sale, net of tax benefit of
       $74.......................................        (119)                      (119)
     Additional pension liability not yet
       recognized in net periodic pension
       expense, net of tax benefit of $3,054.....      (7,126)           --       (7,126)
                                                                                --------
 Comprehensive income (loss).....................                                 88,374
 Shares issued to acquire IT Group...............          --            --       52,463
 PPM acquisition earn out shares.................          --            --        1,971
 Exercise of options.............................          --            --        2,262
 Tax benefit on exercise of options..............          --            --          675
 Purchases of treasury stock.....................          --            --      (52,043)
 Return of SS&S escrow shares....................          --            --          (33)
 Contributed capital.............................          --            --          195
                                                     --------      --------     --------
Balance, August 31, 2002.........................    $(16,193)     $265,945     $692,257
                                                     ========      ========     ========

 The accompanying notes are an integral part of these consolidated statements.

                      THE SHAW GROUP INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
               FOR THE YEARS ENDED AUGUST 31, 2002, 2001 AND 2000

                                                                2002        2001        2000
                                                              ---------   ---------   ---------
                                                                   (DOLLARS IN THOUSANDS)
Cash flows from operating activities:
  Net income................................................  $  98,367   $  60,997   $  29,510
  Adjustments to reconcile net income to net cash provided
    by (used in) operating activities:
    Depreciation and amortization...........................     28,598      39,740      16,808
    Provision for deferred income taxes.....................     48,093      36,863       1,805
    Accretion of interest on discounted convertible
      long-term debt........................................     11,512       3,787          --
    Amortization of deferred debt issue costs...............      9,079       5,515       1,004
    Provision for uncollectable accounts receivable.........      4,250      10,614       3,839
    Amortization of contract adjustments....................    (31,066)    (70,081)     (7,933)
    (Earnings) losses from unconsolidated entities..........     (1,703)        316      (1,194)
    Foreign currency transaction losses.....................      1,158          41       1,805
    Impairment write-down of securities available for
      sale..................................................      3,062         942          --
    Other...................................................        (38)     (1,277)     (4,700)
  Changes in assets and liabilities, net of effects of
    acquisitions:
    (Increase) decrease in receivables......................     32,103     (35,241)    (55,614)
    (Increase) decrease in cost and estimated earnings in
      excess of billings on uncompleted contracts...........    (54,625)     12,064     (33,833)
    (Increase) decrease in inventories......................     (8,462)      5,173     (17,941)
    (Increase) decrease in assets held for sale.............      1,490      (1,397)       (332)
    (Increase) decrease in other current assets.............      1,810      12,722      (5,343)
    (Increase) in prepaid expenses..........................     (3,182)       (760)       (787)
    (Increase) decrease in other assets.....................      5,509       3,894        (749)
    Increase (decrease) in accounts payable.................     70,258     (42,437)    (37,886)
    Increase in deferred revenue-prebilled..................      3,527       1,760       2,469
    Increase (decrease) in accrued liabilities..............     21,733     (62,010)     21,750
    Increase in advanced billings and billings in excess of
      cost and estimated earnings on uncompleted
      contracts.............................................     84,097      66,813      21,823
    (Decrease) in accrued contract loss reserves, net.......     (2,964)    (29,219)     (5,575)
    Increase (decrease) in other long-term liabilities......     (7,540)     (7,414)      1,198
                                                              ---------   ---------   ---------
  Net cash provided by (used in) operating activities.......    315,066      11,405     (69,876)
  Cash flows from investing activities:
    Investment in subsidiaries, net of cash received........   (102,664)       (160)     (2,342)
    Purchase of property and equipment......................    (73,946)    (38,121)    (20,619)
    Purchase of real estate option..........................    (12,183)         --          --
    Purchase of marketable securities, held to maturity.....   (128,585)    (45,630)         --
    Maturities of marketable securities, held to maturity...    119,263          --          --
    Investment in and advances to unconsolidated entities
      and joint ventures....................................     (3,096)     (4,237)     (1,561)
    Distributions from joint ventures and unconsolidated
      entities..............................................      2,208          --          --
    Proceeds from sale of assets............................        717     120,920       8,715
    Purchase of securities available for sale...............         --      (1,241)         --
    Acquisition, return of funds............................         --      22,750          --
                                                              ---------   ---------   ---------
  Net cash provided by (used in) investing activities.......   (198,286)     54,281     (15,807)
  Cash flows from financing activities:
    Purchase of treasury stock..............................    (52,043)         --      (2,392)
    Repayment of debt and leases............................     (9,202)    (49,247)   (112,555)
    Proceeds from issuance of debt, net of deferred debt
      issue costs...........................................        131     492,851       2,443
    Issuance of common stock................................      2,262     148,080      69,742
    Net proceeds (repayments) from revolving credit
      agreements, including payments for deferred debt issue
      costs.................................................     (2,959)   (235,024)    150,536
    Other -- miscellaneous..................................       (163)         --          --
    Decrease in outstanding checks in excess of bank
      balance...............................................         --          --      (6,610)
                                                              ---------   ---------   ---------
  Net cash (used in) provided by financing activities.......    (61,974)    356,660     101,164
Effects of foreign exchange rate changes on cash............        154        (810)       (614)
                                                              ---------   ---------   ---------
Net increase in cash........................................     54,960     421,536      14,867
Cash and cash equivalents -- beginning of year..............    443,304      21,768       6,901
                                                              ---------   ---------   ---------
Cash and cash equivalents and escrow cash -- end of year....  $ 498,264   $ 443,304   $  21,768
                                                              =========   =========   =========
Supplemental disclosures:
  Cash payments for:
    Interest (net of capitalized interest)..................  $   1,533   $   5,931   $   9,329
                                                              =========   =========   =========
    Income taxes............................................  $   2,226   $   2,268   $  11,286
                                                              =========   =========   =========
  Noncash investing and financing activities:
    Investment in subsidiaries acquired through issuance of
      common stock..........................................  $  54,434   $   6,274   $ 107,045
                                                              =========   =========   =========
    Payment of liability with securities available for
      sale..................................................  $      --   $   7,000   $      --
                                                              =========   =========   =========
    Property and equipment acquired through issuance of
      debt..................................................  $      --   $   6,379   $   1,467
                                                              =========   =========   =========
    Investment in securities available for sale acquired in
      lieu of interest payment..............................  $      --   $     843   $   1,406
                                                              =========   =========   =========
    Sale of property financed through issuance of note
      receivable............................................  $      --   $      --   $   3,960
                                                              =========   =========   =========

 The accompanying notes are an integral part of these consolidated statements.

                      THE SHAW GROUP INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  PRINCIPLES OF CONSOLIDATION

     The consolidated financial statements include the accounts of The Shaw Group Inc. (a Louisiana corporation) and its wholly-owned subsidiaries (collectively, the "Company"). All material intercompany accounts and transactions have been eliminated in these financial statements.

     In order to prepare financial statements in conformity with accounting principles generally accepted in the United States, management is required to make estimates and assumptions as of the date of the financial statements which affect the reported values of assets and liabilities and revenues and expenses, and disclosures of contingent assets and liabilities. Areas requiring significant estimates by the Company's management, include (i) contract costs and profits and application of percentage-of-completion accounting; (ii) recoverability of inventory and application of lower of cost or market accounting; (iii) provisions for uncollectable receivables and customer claims;
(iv) provisions for income taxes and related valuation allowances; (v) recoverability of goodwill; (vi) recoverability of other intangibles and related estimated lives, (vii) valuation of assets acquired and liabilities assumed in connection with business combinations and (viii) accruals for estimated liabilities, including litigation and insurance reserves. Actual results could differ from those estimates.

  NATURE OF OPERATIONS AND OPERATING CYCLE

     The Company is a leading global provider of comprehensive services to the power, process, and environmental and infrastructure industries. It is a vertically-integrated provider of comprehensive engineering, procurement, pipe fabrication, construction and maintenance services to the power and process industries. The Company is also a leader in the environmental, infrastructure and homeland defense markets providing consulting, engineering, construction, remediation, and facilities management services to government and commercial clients.

     The Company operates primarily in the United States, Canada, the Asia/Pacific Rim, Europe, South America and the Middle East. The Company's services and products include consulting, project design, engineering and procurement, piping system fabrication, industrial construction and maintenance, facilities management, environmental remediation, design and fabrication of pipe support systems and manufacture and distribution of specialty pipe fittings. The Company's operations are conducted primarily through wholly-owned subsidiaries and joint ventures.

     The Company's work is performed under cost-reimbursable contracts, fixed-price contracts, and fixed-price contracts modified by incentive and penalty provisions. The length of the Company's significant contracts varies but is generally between two to four years. Assets and liabilities have been classified as current and non-current under the operating cycle concept whereby all contract-related items are regarded as current regardless of whether cash will be received within a 12-month period.

  CASH AND CASH EQUIVALENTS AND MARKETABLE SECURITIES HELD TO MATURITY

     Highly liquid investments are classified as cash equivalents if they mature within three months of the purchase date. Marketable securities held to maturity are comprised of highly liquid investments that mature between three to four months of the purchase date. The fair value of marketable securities held to maturity approximates the carrying value at August 31, 2002 and 2001.

  ACCOUNTS RECEIVABLE AND CREDIT RISK

     The Company grants short-term credit to its customers. The Company's principal customers are major multi-national industrial corporations, governmental agencies, regulated utility companies, independent and

                      THE SHAW GROUP INC. AND SUBSIDIARIES
merchant power producers and equipment manufacturers. Work is performed under contract and the Company believes that in most cases its credit risk is minimal; however, during fiscal 2002, changes in the power generation market created liquidity problems for certain unregulated, independent power producers ("IPPs"). As a result, the Company's credit risk has significantly increased with respect to those customers. (See Note 14 of Notes to Consolidated Financial Statements for further discussion).

  ALLOWANCE FOR DOUBTFUL ACCOUNTS AND CONTRACT ADJUSTMENTS

     The allowance for doubtful accounts and contract adjustments was approximately $8,350,000 and $12,650,000 at August 31, 2002 and 2001. The
Company estimates the amount of doubtful accounts based on historical experience and management's understanding of the financial condition of its customers. Contract adjustment allowances represent management's estimates of the net amounts to be realized with respect to matters disputed or questioned by customers. Increases to the allowance for the year ended August 31, 2002 were approximately $4,250,000 and total reductions were approximately $8,550,000. Increases to the allowance for the year ended August 31, 2001 were approximately $10,600,000 and total reductions were approximately $3,800,000. Increases to the allowance for the year ended August 31, 2000 were approximately $3,900,000 and total reductions were approximately $3,800,000. The Company increases or reduces revenues for contract adjustments. (Also see Note 14 of Notes to Consolidated Financial Statements.)

     At August 31, 2002 and 2001, accounts receivable included approximately $22,000,000 and $14,200,000, respectively, of receivables and claims, recorded at net realizable value, due under contracts which are subject to contract renegotiations or legal proceedings. At August 31, 2002, contracts with 24 customers made up the $22,000,000 balance discussed above. Management believes that the ultimate resolution of these disputes will not have a significant impact on future results of operations.

     Included in estimated total revenues on two projects in progress at August 31, 2002 are a total of $12,000,000 in claims and disputed change orders.

  INVENTORIES

     Inventories are stated at the lower of cost or market. Cost is determined using the first-in, first-out ("FIFO") or weighted-average cost methods.

  PROPERTY AND EQUIPMENT

     Property and equipment are recorded at cost. Additions and improvements (including interest costs for construction of certain long-lived assets) are capitalized. Maintenance and repair expenses are charged to income as incurred. The cost of property and equipment sold or otherwise disposed of and the accumulated depreciation thereon, are eliminated from the property and related accumulated depreciation accounts, and any gain or loss is credited or charged to income.

     For financial reporting purposes, depreciation is provided over the following estimated useful service lives:

Transportation equipment....................................  5-15 Years
Furniture and fixtures......................................   3-7 Years
Machinery and equipment.....................................  3-18 Years
Buildings and improvements..................................  8-40 Years

     The straight-line depreciation method is used for all assets, except certain software (recorded as a component of furniture and fixtures) which is depreciated on a double-declining balance method.

                      THE SHAW GROUP INC. AND SUBSIDIARIES

     During the years ended August 31, 2002 and 2001, interest costs of approximately $364,000 and $363,000, respectively, were capitalized.

  JOINT VENTURES

     As is common in the engineering, procurement and construction industries, the Company executes certain contracts jointly with third parties through joint ventures, limited partnerships and limited liability companies (collectively "joint ventures"). The investments in these joint ventures are included in the accompanying consolidated balance sheets as of August 31, 2002 and 2001 at $18,255,000 and $9,036,000, respectively, which generally represent the Company's cash contributions and its share of the earnings from these investments (equity method of accounting). The Company generally reports its percentage share of revenues and costs from these entities in its consolidated statements of income (proportional consolidation).

  INCOME TAXES

     The Company provides for deferred taxes in accordance with Statement of Financial Accounting Standards ("SFAS") No. 109 -- "Accounting for Income Taxes," which requires an asset and liability approach for measuring deferred tax assets and liabilities due to temporary differences existing at year end using currently enacted tax rates.

  GOODWILL AND OTHER INTANGIBLES

     Goodwill represents the excess of the purchase price of acquisitions over the fair value of the net assets acquired.

     In July 2001, the Financial Accounting Standards Board (FASB) issued two new accounting standards SFAS No. 141 -- "Business Combinations" and SFAS No. 142 -- "Goodwill and Other Intangible Assets," and the Company adopted these standards effective September 1, 2001. These standards significantly changed prior practices for the accounting for business combinations and goodwill and intangibles by: (i) terminating the use of the pooling-of-interests method of accounting for business combinations, (ii) creating more specific criteria for identifying other intangibles which are acquired in a business combination,
(iii) ceasing goodwill amortization, and (iv) requiring impairment testing of goodwill based on a fair value concept. SFAS No. 142 requires that the opening goodwill balances be tested upon adoption of the standard and that another impairment test be performed during the fiscal year of adoption. Impairment tests should generally be performed annually thereafter, with interim testing required if circumstances warrant.

     Prior to fiscal 2002, the Company amortized goodwill over a twenty-year period on a straight-line basis. However, effective September 1, 2001, the Company ceased to amortize goodwill pursuant to SFAS No. 142.

     Prior to August 31, 2001, the Company conducted impairment reviews of its goodwill to assess the recoverability of the unamortized balance based on expected future profitability, undiscounted future cash flows of the acquired assets and businesses and their contribution to the overall operation of the Company. An impairment loss would have been recognized for the amount identified in the review by which the goodwill balance exceeded the recoverable goodwill balance. Subsequent to August 31, 2001, the Company has performed goodwill impairment reviews by reporting unit based on a fair value concept, as required by SFAS No. 142. The goodwill impairment reviews that the Company conducted both before and after the adoption of SFAS No. 142 indicated that the Company's goodwill has not been impaired.

     The Company has also recorded in other assets intangible assets related to various licenses, patents, technology and related processes, primarily pertaining to the design and construction of ethylene plants

                      THE SHAW GROUP INC. AND SUBSIDIARIES

(see Notes 4 of Notes to Consolidated Financial Statements). The costs of these assets are amortized over a fifteen-year period on a straight-line basis.

     The Company periodically assesses the recoverability of the unamortized balance of its ethylene and other technologies based on expected future profitability and undiscounted future cash flows and their contribution to the overall operation of the Company. Should the review indicate that the carrying value is not fully recoverable, the excess of the carrying value over the fair value of the technologies would be recognized as an impairment loss.

     The Company has also recorded contract fair value adjustments related to the IT Group and S&W acquisitions. Contract asset adjustments related to the IT Group acquisition are recorded in other current assets, as an intangible asset. Contract liability adjustments are recorded in current liabilities with respect to both the IT Group and S&W acquisitions. The assets and liabilities are amortized over the estimated lives of the underlying contracts and related backlog as work is performed on these contracts.

     (Also see Note 4 and Note 8 of Notes to Consolidated Financial Statements.)

  REVENUES

     For project management, engineering, procurement, remediation, and construction services, the Company recognizes revenues under the percentage-of-completion method measured primarily by the percentage of contract costs incurred to date to total estimated contract costs for each contract. Revenues from cost-plus-fee contracts are recognized on the basis of costs incurred during the period plus the fee earned. Profit incentives are included in revenues when their realization is reasonably assured.

     For unit-priced pipe fabrication contracts, the Company recognizes revenues upon completion of individual spools of production. A spool consists of piping materials and associated shop labor to form a prefabricated unit according to contract specifications. Spools are generally shipped to job site locations when complete. During the fabrication process, all direct and indirect costs related to the fabrication process are capitalized as work in progress. For fixed-price fabrication contracts, the Company recognizes revenues based on the percentage-of-completion method, measured primarily by the cost of materials for which production is complete compared with the total estimated material costs of the contract.

     Revenue is recognized from consulting services as the work is performed.

     The Company recognizes revenues for pipe fittings, manufacturing operations and other services primarily at the time of shipment or upon completion of the services.

     Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are identified. The cumulative effect of other changes to estimated profit and loss, including those arising from contract penalty provisions, final contract settlements and reviews performed by customers, are recognized in the period in which the revisions are identified. To the extent that these adjustments result in a reduction or elimination of previously reported profits, the Company would report such a change by recognizing a charge against current earnings, which might be significant depending on the size of the project or the adjustment. An amount equal to the costs attributable to unapproved change orders and claims is included in the total estimated revenue when realization is probable and the amount can be reasonably estimated. Profit from unapproved change orders and claims is recorded in the year such amounts are resolved.

  FINANCIAL INSTRUMENTS, FORWARD CONTRACTS -- NON-TRADING ACTIVITIES

     The majority of the Company's transactions are in U.S. dollars; however, certain of the Company's foreign subsidiaries conduct their operations in their local currency. Accordingly, there are situations when the Company believes it is appropriate to use financial hedging instruments (generally foreign currency

                      THE SHAW GROUP INC. AND SUBSIDIARIES
forward contracts) to manage foreign currency risks when it enters into a transaction denominated in a currency other than its local currency.

     Prior to September 1, 2000, at the inception of a hedging contract, the Company designated a contract as a hedge if there was a direct relationship to the price risk associated with the Company's future revenues and purchases. Recognition of the gains and losses on the early termination or maturity of forward contracts designated as hedges were deferred until the period the hedged transaction was recorded. However, gains or losses on the hedge transaction were recognized when the direct relationship between the hedge and the Company's price risk ceased to exist. Future changes in the fair value of the forward contracts were then recognized as gains or losses in revenues or expenses in the period of change.

     Effective September 1, 2000, the Company adopted SFAS No.
133 -- "Accounting for Derivative Instruments and Hedging Activities," which requires that all derivative instruments be recorded on the balance sheet at fair value. The Company designates each derivative contract as one of the following on the day the contract is executed: (a) hedge of the fair value of a recognized asset or liability or of an unrecognized firm commitment (fair value hedge), (b) hedge of a forecasted transaction or of the variability of cash flows to be received or paid related to a recognized asset or liability (cash flow hedge), or (c) hedge of a net investment in a foreign operation (net investment hedge). Changes in the fair value of derivatives are recorded each period in current earnings or other comprehensive income, depending on whether the derivative is designated as part of a hedge transaction and, if so, depending on the type of hedge transaction. For fair value hedge transactions, changes in fair value of the derivative instrument are generally offset in the income statement by changes in the fair value of the item being hedged. For cash flow hedge transactions, changes in the fair value of the derivative instrument are reported in other comprehensive income. For net investment hedge transactions, changes in the fair value are recorded as a component of the foreign currency translation account that is also included in other comprehensive income. The gains and losses on cash flow hedge transactions that are reported in other comprehensive income are reclassified to earnings in the periods in which earnings are affected by the variability of the cash flows of the hedged item. The ineffective portions of all hedges are recognized in current period earnings. Upon initial application of SFAS No. 133, the Company recorded the fair value of the existing hedge contracts on the balance sheet and a corresponding unrecognized loss of $23,000 as a cumulative effect adjustment of accumulated other comprehensive income, which was transferred to earnings during fiscal 2001. The Company's hedging activities during fiscal 2002 and 2001 were not significant.

     The Company utilizes forward foreign exchange contracts to reduce its risk from foreign currency price fluctuations related to firm or anticipated accounts receivable transactions, commitments to purchase or sell equipment, materials and /or services. At August 31, 2002, the Company has recorded an asset and other income on fair value hedges of $650,000 ($420,000 net of taxes) that generally offset transaction losses in the related hedged accounts receivables. The Company normally does not use any other type of derivative instrument or participate in any other hedging activities.

  OTHER COMPREHENSIVE INCOME

     The Company's foreign subsidiaries maintain their accounting records in their local currency (primarily British pounds, Australian and Canadian dollars, Venezuelan Bolivars, the Euro, and prior to January 1, 2002, Dutch guilders). All of the assets and liabilities of these subsidiaries (including long-term assets, such as goodwill) are converted to U.S. dollars with the effect of the foreign currency translation reflected in "accumulated other comprehensive income (loss)," a component of shareholders' equity, in accordance with SFAS No. 52 -- "Foreign Currency Translation" and SFAS No. 130 -- "Reporting Comprehensive Income." Foreign currency transaction gains or losses are credited or charged to income. (Also see Note 19 of Notes to Consolidated Financial Statements.)

                      THE SHAW GROUP INC. AND SUBSIDIARIES

     Other comprehensive income also includes the net after-tax effect of unrealized gains and losses on derivative financial instruments and available-for-sale securities and the minimum liability related to a Company-sponsored pension plan.

  SELF INSURANCE

     The Company is self-insured for workers' compensation claims for individual claims or claim events up to $250,000 and maintains insurance coverage for the excess. Additionally, the Company self-insures its employee health coverage up to certain annual individual and plan limits and maintains insurance coverage for the excess. The Company's accruals for its self-insured costs are determined through a combination of prior experience and specific analysis of larger claims.

  RECLASSIFICATIONS

     Certain reclassifications have been made to the prior years' financial statements in order to conform to the current year's presentation.

  STOCK BASED COMPENSATION

     Stock based compensation is accounted for using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25 -- "Accounting for Stock Issued to Employees" and related interpretations. It is the Company's general practice to issue stock options at the market value of the underlying stock; and therefore, no compensation expense is recorded for these stock options. (See Note 17 of Notes to Consolidated Financial Statements).

  NEW ACCOUNTING STANDARDS

     In June 2001, the FASB issued SFAS No. 143 -- "Accounting for Asset Retirement Obligations." This statement, which is first effective for the Company beginning in fiscal 2003, requires that the cost of legal obligations associated with the retirement and/or removal of long-lived assets should be accounted for as additional asset costs and that the net present value of the retirement/removal costs be recorded as a liability. Asset values (to include retirement and removal costs) are subject to impairment reviews pursuant to SFAS No. 144 (see below). The Company believes this statement will not have a material effect on its financial statements.

     In August 2001, the FASB issued SFAS No. 144 -- "Accounting for the Impairment or Disposal of Long-Lived Assets," which supersedes SFAS No.
121 -- "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of." The new statement also supersedes certain aspects of APB 30 -- "Reporting the Results of Operations -- Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions," with regard to reporting the effects of a disposal of a segment of a business. SFAS 144 will require expected future operating losses from discontinued operations to be reported in discontinued operations in the period incurred rather than as of the measurement date as presently required by APB 30. Additionally, this statement increases the likelihood that dispositions will now qualify for discontinued operations treatment. The provisions of the statement are required to be applied for fiscal years beginning after December 15, 2001 and interim periods within those fiscal years. The Company does not expect this statement will have a material effect on its financial statements when it adopts this standard in fiscal 2003.

     In May 2002, the FASB issued SFAS No. 145 -- "Rescission of FASB Statements Nos. 4, 44, and 64, Amendment of FASB Statement No. 13 and Technical Corrections" which is effective for fiscal years beginning after May 15, 2002. This statement, among other matters, provides guidance with respect to the accounting for gain or loss on capital leases that were modified to become operating leases. The statement

                      THE SHAW GROUP INC. AND SUBSIDIARIES
also eliminates the requirement that gains or losses on the early extinguishment of debt be classified as extraordinary items and provides guidance when the gain or loss on the early retirement of debt should or should not be reflected as an extraordinary item. The Company will be required to reclassify the extraordinary losses recognized in prior years as ordinary loss upon adoption of this standard when it becomes effective in fiscal 2003.

     In July 2002, the FASB issued SFAS No. 146 -- "Accounting for Costs Associated with Exit or Disposal Activities." This statement requires that costs associated with terminating employees or contracts or closing or relocating facilities are to be recognized at fair value at the time the liability is incurred. The Company does not anticipate that this statement will have a material effect on its financial statements when it becomes effective for disposal activities initiated after December 31, 2002.

NOTE 2 -- PUBLIC CAPITAL STOCK TRANSACTIONS

     In September 2001, the Company's Board of Directors authorized the Company to repurchase shares of its no par value Common Stock ("Common Stock"), depending on market conditions, up to a limit of $100,000,000. As of October 11, 2002, the Company had completed its purchases under this program as it had purchased 5,331,005 shares at a cost of approximately $99,881,000. This includes 3,170,605 shares purchased at a cost of approximately $47,838,000 in the first quarter of fiscal 2003 and 2,160,400 shares purchased at a cost of approximately $52,043,000 during the year ended August 31, 2002.

     On July 31, 2001, the Company issued a dividend distribution of one Preferred Share Purchase Right (a "Right") for each outstanding share of Common Stock (see Note 12 of Notes to Consolidated Financial Statements).

     Effective May 1, 2001, the Company issued and sold $790,000,000 (including $200,000,000 to cover over-allotments) of 20-year, zero-coupon, unsecured, convertible debt, Liquid Yield Option(TM) Notes ("LYONs", "debt" or "the securities"). The debt was issued at an original discount price of $639.23 per $1,000 maturity value and has a yield to maturity of 2.25%. The debt is a senior unsecured obligation of the Company and is convertible into the Company's Common Stock at a fixed ratio of 8.2988 shares per $1,000 maturity value or an effective conversion price of $77.03 at the date of issuance. Under the terms of the issue, the conversion rate may be adjusted for certain reasons, but will not be adjusted for accrued original issue discount.

     In January 2001, the Company's shareholders approved increases in (i) the number of shares of the Company's authorized Common Stock from 50,000,000 shares to 200,000,000 shares and (ii) the number of shares of the Company's authorized no par value preferred stock from 5,000,000 shares to 20,000,000 shares.

     The Company effected a two-for-one stock split of its Common Stock on December 15, 2000. Unless otherwise indicated, all references to the number of shares and to per-share information in the financial statements and related notes have been adjusted to reflect this stock split on a retroactive basis.

     In October 2000, the Company completed the sale of 4,837,338 shares (including 1,200,000 shares to cover over-allotments) of its Common Stock in an underwritten public offering at a price of $31.75 per share, less underwriting discounts and commissions. The net proceeds to the Company, less underwriting discounts and commissions and other offering expenses, totaled approximately $144,800,000 and were used to pay amounts outstanding under the Company's primary revolving line of credit facility.

     In September 2000, the Company retired 16,404,916 shares of treasury stock recorded at $22,043,000.

                      THE SHAW GROUP INC. AND SUBSIDIARIES

NOTE 3 -- ESCROWED CASH FOR PERFORMANCE BOND

     In connection with a performance bond on a foreign project, the Company agreed to deposit in escrow with the issuer of the bond primarily advance payments received from the Company's customer. During the year ended August 31, 2002, the Company deposited approximately $96,500,000 into escrow pursuant to this agreement. This deposit is recorded as escrowed cash. As a result of the performance bond, the Company's customer agreed not to withhold retentions on the Company's billings. The Company believes that based on current contract terms and scope, its initial $96,500,000 deposit represents its maximum escrow requirement for the project. The Company expects that the maximum balance will be retained in escrow until early to mid calendar 2003, at which time escrow funds will be released incrementally to the Company as the Company completes certain contract milestones. A final escrow amount of approximately $18,000,000 will be released to the Company upon initial contract acceptance as defined in the agreement, which is currently projected to occur in calendar 2005. The bonding company (or "surety") may draw on the escrow funds only to secure the surety from a defined loss. The escrowed funds are invested in short-term, high quality investments and investment income is remitted to the Company on a quarterly basis. The Company may request the surety to allow the Company to substitute a letter of credit for all or part of the cash escrow requirements.

NOTE 4 -- ACQUISITIONS

     SFAS No. 141 -- "Business Combinations" requires that all acquisitions initiated after June 30, 2001 be recorded utilizing the purchase method of accounting. Most of the Company's acquisitions that were completed prior to June 30, 2001 were also accounted for using the purchase method of accounting under APB 16. Under the purchase method, the cost of each acquired operation is allocated to the assets acquired and liabilities assumed based on their estimated fair values. These estimates are revised during the allocation period as necessary when, and if, information becomes available to further define and quantify the value of the assets acquired and liabilities assumed. The allocation period does not exceed beyond one year from the date of the acquisition. To the extent additional information to refine the original allocation becomes available during the allocation period, the allocation of the purchase price is adjusted. Likewise, to the extent such information becomes available after the allocation period, such items are included in the Company's operating results in the period that the settlement occurs or information is available to adjust the original allocation to a better estimate. These future adjustments, if any, that may arise from these acquisitions may materially favorably or unfavorably impact the Company's future consolidated financial position or results of operations.

     In connection with potential acquisitions, the Company incurs and capitalizes certain transaction costs, which include legal, accounting, consulting and other direct costs. When an acquisition is completed, these costs are capitalized as part of the acquisition price. The Company routinely evaluates capitalized transaction costs and expenses those costs related to acquisitions that are not likely to occur. Indirect acquisition costs, such as salaries, corporate overhead and other corporate services are expensed as incurred.

     The operating results of the acquisitions accounted for as a purchase are included in the Company's consolidated financial statements from the applicable date of the transaction.

  IT GROUP ACQUISITION

     During fiscal year 2002, the Company acquired substantially all of the operating assets and assumed certain liabilities of The IT Group, Inc. ("IT Group") and its subsidiaries. IT Group and one of it wholly-owned subsidiaries, Beneco, were subject to separate Chapter 11 bankruptcy reorganization proceedings and the acquisition was completed pursuant to the bankruptcy proceedings. The acquisition of the

                      THE SHAW GROUP INC. AND SUBSIDIARIES

IT Group assets was completed on May 3, 2002 and the acquisition of Beneco's assets was completed on June 15, 2002.

     The IT Group was a leading provider of diversified environmental consulting, engineering, construction, remediation and facilities management services. The primary reasons for the acquisition were to diversify and expand the Company's revenue base and to pursue additional opportunities in the environmental, infrastructure, and homeland defense markets. The Company formed a new wholly-owned subsidiary, Shaw Environmental & Infrastructure, Inc. ("Shaw E&I") into which it has combined the acquired IT Group operations and the Company's existing environmental and infrastructure operations.

     The purchase price included the following components: (i) cash of approximately $39,356,000, net of $13,694,000 of cash received at closing, (ii) 1,671,336 shares of Common Stock valued at approximately $52,463,000, (iii) assumption by the Company of the outstanding balances of $51,789,000 debtor-in-possession financing provided to the IT Group and Beneco by the Company, and
(iv) transaction costs of approximately $9,519,000.

     The Company believes, pursuant to the terms of the acquisition agreements, that it has assumed only certain liabilities ("assumed liabilities") of the IT Group and Beneco as specified in the acquisition agreements. The Company has estimated that its total of assumed liabilities is approximately $353,000,000. Further, the acquisition agreements also provide that certain other liabilities of the IT Group, including but not limited to, outstanding borrowings, leases, contracts in progress, completed contracts, claims or litigation that relate to acts or events occurring prior to the acquisition date, and certain employee benefit obligations, are specifically excluded ("excluded liabilities") from the Company's transactions. The Company, however, cannot provide assurance that it does not have any exposure to the excluded liabilities because, among other matters, the bankruptcy courts have not finalized their validation of the claims filed with the courts. Additionally, the Company has not completed its review of liabilities that have been submitted to the Company for payment. Accordingly, the Company's estimate of the value of the assumed liabilities may change as a result of the validation of the claims by the bankruptcy courts or other factors which may be identified during its review/processing of liabilities.

     The IT Group acquisition was recorded as a purchase, and accordingly, the Company's results of operations include those of the acquired IT Group and Beneco businesses from the respective acquisition dates. The purchase price has been allocated to the acquired assets and liabilities based on the estimated fair value at the acquisition dates, as set forth in the table below (in thousands). The following allocation is preliminary and is subject to revision during the allocation period as the Company has not obtained all necessary appraisals of the property and equipment purchased nor has the Company completed the process of obtaining information about the fair value of the acquired assets and assumed liabilities. All of the goodwill from this transaction will be allocated to the Company's Environmental & Infrastructure segment.

Accounts receivable and costs and earnings in excess of
  billings on uncompleted contracts.........................  $ 225,133
Contract asset adjustments..................................     13,839
Property, plant and equipment...............................     26,964
Deferred income taxes.......................................     64,223
Other assets................................................     63,075
Goodwill....................................................    113,308
Accounts payable and accrued expenses.......................   (196,739)
Billings in excess of cost and estimated earnings on
  uncompleted contracts.....................................    (83,658)
Contract (liability) adjustments............................    (58,094)
Accrued contract loss reserves..............................     (7,460)
Debt and bank loans.........................................     (7,464)
                                                              ---------
     Purchase price (net of cash received of $13,694).......  $ 153,127
                                                              =========

                      THE SHAW GROUP INC. AND SUBSIDIARIES

     The tax deductible portion of the goodwill recorded for the IT Group acquisition is approximately $14,500,000.

     Prior to the acquisitions of the IT Group and Beneco, the Company entered into agreements with two surety companies. In exchange for the Company's agreeing to complete certain of the IT Group's and Beneco's bonded contracts i) the sureties paid the Company approximately $13,500,000 in cash and ii) the sureties assigned to the Company their rights to Debtor-in-Possession financing of approximately $20,000,000 that the sureties had provided to Beneco. The total value received from the sureties, including a net working capital position on these contracts of approximately $19,100,000, was recorded as deferred revenue (included in billings in excess of cost and estimated earnings on uncompleted contracts on the accompanying consolidated balance sheet) and will be recognized as the related bonded contracts are completed.

     The Company acquired a large number of contracts in progress and contract backlog for which the work had not commenced at the acquisition date. Under FAS 141, construction contracts are defined as intangibles that meet the criteria for recognition apart from goodwill. These intangibles, like the acquired assets and liabilities, are required to be recorded at their fair value at the date of acquisition. The Company recorded these contracts at fair value using a market based discounted cash flow approach. Related assets of approximately $13,839,000 and liabilities of $58,094,000 have been established that will be amortized to contract costs over the estimated lives of the underlying contracts and related production backlog. Commencing with the initial recording of the related assets and liabilities on May 3, 2002, the assets and liabilities are amortized as work is performed on the contracts. The net amortization recognized during the year ended August 31, 2002 was approximately $2,763,000 and has been reflected as a reduction in the cost of revenues, which resulted in a corresponding increase in gross profit. The activity related to these contract assets and liabilities is included in the table at the end of this Note 4.

     The following summarized pro forma income statement data reflects the impact the acquisition of the IT Group would have had on the years ended August 31, 2002 and 2001, respectively, as if the acquisition had taken place at the beginning of the applicable fiscal year (in thousands, except per share amounts):

                                                              UNAUDITED PRO-FORMA RESULTS
                                                                  FOR THE YEARS ENDED
                                                                      AUGUST 31,
                                                              ---------------------------
                                                                  2002           2001
                                                              ------------   ------------
Gross revenue...............................................   $3,765,242     $3,216,412
                                                               ==========     ==========
Income (loss) before extraordinary item.....................   $ (296,295)    $  134,234
                                                               ==========     ==========
Net income (loss)...........................................   $ (313,495)    $  134,019
                                                               ==========     ==========
Basic earnings (loss) from continuing operations per common
  share.....................................................   $    (7.47)    $     3.21
                                                               ==========     ==========
Diluted earnings (loss) from continuing operations per
  common share..............................................   $    (7.47)    $     3.01
                                                               ==========     ==========

     The unaudited pro forma results for the years ended August 31, 2002 and 2001 have been prepared for comparative purposes only and do not purport to be indicative of the amounts that actually would have resulted had the acquisition occurred on September 1, 2000 or that may be realized in the future. Further, the diluted loss per share for the year ended August 31, 2002 excludes approximately 6,556,000 and 990,000 shares related to the LYONs and stock options because they were antidilutive.

     The pro forma results for the year ended August 31, 2002 include charges of $217,400,000 made by the IT Group. The charges generally related to the reduction of accounts receivable to estimated net realizable value ($167,000,000), various employee accruals and write-off of assets ($22,500,000), legal and consulting expenses related to the IT Group's bankruptcy ($12,500,000) and write-off of notes receivable from employees ($5,000,000).

                      THE SHAW GROUP INC. AND SUBSIDIARIES

     The pro forma results for the year ended August 31, 2001 include charges of $40,700,000 that primarily related to the reduction of accounts receivable to estimated net realizable value.

  STONE & WEBSTER ACQUISITION

     On July 14, 2000, the Company purchased substantially all of the operating assets of Stone & Webster, a global provider of engineering, procurement, construction, consulting and environmental services to the power, process, environmental and infrastructure markets. The Company funded this acquisition with $14,850,000 in cash (net of $22,750,000 of funds returned from escrow) and 4,463,546 shares of Common Stock (valued at approximately $105,000,000 at closing). The Company also assumed approximately $740,000,000 of liabilities.

     The acquisition was concluded as part of a proceeding under Chapter 11 of the U.S. Bankruptcy Code for Stone & Webster, Incorporated. In December 2000, the parties entered into an amendment to the initial acquisition agreement that:
(i) returned approximately $22,750,000 to the Company from escrow, (ii) waived the purchase price adjustment provision of the agreement, (iii) excluded four completed contracts from the transaction, and (iv) required the Company to assume three previously excluded items. This amendment was approved by the bankruptcy court and decreased the Company's purchase price and goodwill.

     The Company believes that, pursuant to the terms of the acquisition agreement, it assumed only certain specified liabilities. The Company believes that liabilities excluded from this acquisition include liabilities associated with certain contracts in progress, completed contracts, claims or litigation that relate to acts or events occurring prior to the acquisition date, and certain employee benefit obligations, including Stone & Webster's U.S. defined benefit plan (collectively, the excluded items). The Company, however, cannot provide assurance that it has no exposure with respect to the excluded items because, among other things, the bankruptcy court has not finalized its validation of claims filed with the court. The final amount of assumed liabilities may change as a result of the validation of claims process; however, the Company believes, based on its review of claims filed, that any such adjustment to the assumed liabilities will not be material.

     The purchase price was subject to various adjustments, and the final allocation was completed in fiscal 2001. Any future adjustments will be reflected in operating results.

     The final allocation of cost resulted in an excess of the aggregate adjusted purchase price over the estimated fair market value of net tangible assets acquired of approximately $393,000,000 (recorded as patents, licenses, other intangible assets and goodwill).

     For the year ended August 31, 2001 and 2000, goodwill amortization was approximately $16,800,000 and $1,800,000, respectively, and was amortized on a straight-line basis based on a 20 year estimated life. (See Note 8 of Notes to Consolidated Financial Statements with respect to the impact of the Company's adoption of SFAS No. 142 -- "Goodwill and Other Intangibles" for the year ended August 31, 2002.)

     The Company acquired a large number of contracts with either inherent losses or lower than market rate margins primarily because Stone & Webster's previous financial difficulties had negatively affected the negotiation and execution of the contracts. These contracts were adjusted to their estimated fair value as of the acquisition date (July 14, 2000) and the fair value of acquired contracts -- liability (contract liability adjustments) of $121,815,000 was established. The amount of the accrued future cash losses on assumed contracts with inherent losses (accrued contract loss reserves) was estimated to be approximately $41,700,000 and a liability of such amount was established. Commencing with the initial recording of these liabilities and reserves in the year ended August 31, 2000, the liabilities and reserves have been reduced as work is performed on the contracts and such reduction in these balances results in a reduction in cost of revenues and a corresponding increase in gross profit. The contract liability adjustments and accrued

                      THE SHAW GROUP INC. AND SUBSIDIARIES
contract loss reserves, as well as the decreases in the cost of revenues for the periods indicated, are included in the table which is at the end of this Note 4.

     The Company also acquired various licenses, patents, technology and related processes pertaining to the design and construction of ethylene plants. The Company valued these assets at $28,600,000 based on estimates of the discounted cash flows to be generated from the existing acquired technology. The estimated useful lives of these intangible assets are 15 years.

     Included in this acquisition was a cold storage and frozen food handling operation which Stone & Webster had previously reported as a discontinued operation. The Company classified the operation as assets held for sale until the Company sold all of these assets (other than cash) for $69,364,000 (net of various purchase price adjustments) in December 2000. Losses, net of taxes, of approximately $1,397,000 and $332,000 from this operation's results, which includes allocated interest expense of approximately $2,387,000 and $1,000,000, have been excluded from the Company's statements of income for the years ended August 31, 2001 and 2000, respectively. These losses were included in the Company's allocation of purchase price to the acquired assets and liabilities. In connection with the sale of these assets, the Company also acquired an approximate 19.5% equity interest in the purchaser of the assets for an investment of $1,930,000, which is accounted for under the cost method.

  OTHER ACQUISITIONS

     In December 2001, the Company acquired certain assets of PsyCor International, Inc. ("PsyCor") for $2,000,000. Acquisition costs were not material. The purchase method was used to account for the acquisition and substantially all of the purchase price was initially allocated to goodwill. This allocation is preliminary since the Company has not completed its final fair value assessment of the assets acquired. PsyCor's primary business is developing information management systems.

     In March 2001, the Company acquired the assets and certain liabilities of Scott, Sevin & Schaffer, Inc. and Technicomp, Inc. (collectively "SS&S"). As of August 31, 2002, the Company had issued 170,033 shares (including purchase price protection reduced by purchase price adjustment and indemnity settlements) of its Common Stock (valued at approximately $6,200,000) as consideration for the transaction. The Company incurred approximately $160,000 of acquisition costs. This acquisition was accounted for under the purchase method of accounting and approximately $4,300,000 of goodwill was recorded. For the year ended August 31, 2001, goodwill for this acquisition was amortized on a straight-line basis based on a 20 year estimated life. (See Note 8 of Notes to Consolidated Financial Statements with respect to the impact of the Company's adoption of SFAS No.
142 -- "Goodwill and Other Intangibles" on September 1, 2001.) SS&S's primary business is structural steel, vessel, and tank fabrication.

     On July 12, 2000, the Company completed the acquisition of certain assets and assumption of liabilities of PPM Contractors, Inc. ("PPM"). Total consideration paid was 86,890 shares of the Company's Common Stock valued at $2,012,000 and the assumption of certain liabilities. Acquisition costs were not material. The purchase method was used to account for the acquisition and goodwill of approximately $2,100,000 was recorded. For the years ended August 31, 2001 and 2000, goodwill for this acquisition was amortized on a straight-line basis based on a 20 year estimated life. (See Note 8 of Notes to Consolidated Financial Statements with respect to the impact of the Company's adoption of SFAS No. 142 -- "Goodwill and Other Intangibles" on September 1, 2001.) PPM's primary business is providing sandblasting and painting services to industrial customers.

     During fiscal 2002, the Company determined that PPM achieved certain target revenue levels as of December 31, 2001, and as a result, the Company owed additional consideration to PPM of approximately $2,000,000 pursuant to the terms of the acquisition agreement. Accordingly, the Company issued

                      THE SHAW GROUP INC. AND SUBSIDIARIES

83,859 shares of Common Stock to cover its obligation under the agreement. The entire cost of approximately $2,000,000 associated with the issuance of these shares is recorded as of August 31, 2002 as an increase to goodwill for the PPM acquisition.

  CONTRACT ADJUSTMENTS AND LOSS RESERVES

     The following table presents the additions to and utilization/amortization of the fair value adjustments of acquired contracts (assets and liabilities) and accrued contract loss reserves for both the IT Group and Stone & Webster acquisitions on a combined basis for the periods indicated (in thousands):

                                                                        COST OF
                                           SEPTEMBER 1,   (ASSET) OR    REVENUES    AUGUST 31,
                                               2001       LIABILITY    INCREASE/       2002
YEAR ENDED AUGUST 31, 2002                   BALANCE       INCREASE    (DECREASE)    BALANCE
--------------------------                 ------------   ----------   ----------   ----------
Contract (asset) adjustments.............    $    --       $(13,839)    $  1,689     $(12,150)
Contract liability adjustments...........     43,801         58,094      (32,755)      69,140
Accrued contract loss reserves...........      6,906          8,240       (3,744)      11,402
                                             -------       --------     --------     --------
Total....................................    $50,707       $ 52,495     $(34,810)    $ 68,392
                                             =======       ========     ========     ========

                                            SEPTEMBER 1,                COST OF     AUGUST 31,
                                                2000       LIABILITY    REVENUES       2001
YEAR ENDED AUGUST 31, 2001                    BALANCE      INCREASE    (DECREASE)    BALANCE
--------------------------                  ------------   ---------   ----------   ----------
Contract liability adjustments............    $ 75,764      $38,118     $(70,081)    $43,801
Accrued contract loss reserves............      30,725        5,400      (29,219)      6,906
                                              --------      -------     --------     -------
Total.....................................    $106,489      $43,518     $(99,300)    $50,707
                                              ========      =======     ========     =======

                                              JULY 14,                COST OF     AUGUST 31,
                                                2000     LIABILITY    REVENUES       2000
YEAR ENDED AUGUST 31, 2000                    BALANCE    INCREASE    (DECREASE)    BALANCE
--------------------------                    --------   ---------   ----------   ----------
Contract liability adjustments..............  $ 83,697      $--       $ (7,933)    $ 75,764
Accrued contract loss reserves..............    36,300       --         (5,575)      30,725
                                              --------      ---       --------     --------
Total.......................................  $119,997      $--       $(13,508)    $106,489
                                              ========      ===       ========     ========

     The Company previously referred to the fair value of the acquired contract liability adjustments resulting from the Stone & Webster acquisition as gross margin reserves. All increases in the contract adjustments and accrued contract loss reserves in the year ended August 31, 2002 relate to the IT Group acquisition, with the exception of a $780,000 contract loss reserve increase, which reduced earnings in 2002, for a contract assumed in the Stone & Webster acquisition. The increases in the year ended August 31, 2001 relate to Stone & Webster allocation period adjustments. The contract (asset) adjustments are included in other current assets in the accompanying consolidated balance sheets.

                      THE SHAW GROUP INC. AND SUBSIDIARIES

NOTE 5 -- INVENTORIES

     The major components of inventories consist of the following (in thousands):

                                                      AUGUST 31,
                              -----------------------------------------------------------
                                          2002                           2001
                              ----------------------------   ----------------------------
                              WEIGHTED                       WEIGHTED
                              AVERAGE     FIFO      TOTAL    AVERAGE     FIFO      TOTAL
                              --------   -------   -------   --------   -------   -------
Finished Goods..............  $33,583    $    --   $33,583   $33,126    $    --   $33,126
Raw Materials...............    3,144     51,249    54,393     2,380     46,511    48,891
Work In Process.............      878     10,155    11,033       948      8,190     9,138
                              -------    -------   -------   -------    -------   -------
                              $37,605    $61,404   $99,009   $36,454    $54,701   $91,155
                              =======    =======   =======   =======    =======   =======

NOTE 6 -- INVESTMENT IN UNCONSOLIDATED ENTITIES

     The Company owns 49% of Shaw-Nass Middle East, W.L.L, a joint venture in Bahrain ("Shaw-Nass") which is accounted for on the equity basis. During the years ended August 31, 2002, 2001, and 2000, the Company recognized (losses)/earnings of ($1,152,000), $250,000, and $1,194,000, respectively, from
Shaw-Nass. No distributions have been made through August 31, 2002 by Shaw-Nass. At August 31, 2002 and 2001, undistributed earnings of Shaw-Nass included in the consolidated retained earnings of the Company amounted to approximately $1,267,000 and $2,419,000, respectively. As of August 31, 2002 and 2001, the
Company's investment in Shaw Nass was approximately $4,938,000 and $6,090,000, respectively, and the Company had outstanding receivables from Shaw-Nass totaling $5,970,000 and $6,178,000, respectively. These receivables relate primarily to inventory and equipment sold and net advances and are recorded as long-term advances to Shaw-Nass. The Company did not make any equity contributions during the fiscal years ended August 31, 2002 and 2001.

     During the years ended August 31, 2002, 2001 and 2000, revenues of $66,000, $230,000, and $19,000, were recognized on sales of products from the Company to Shaw-Nass. The Company's 49% share of profit on these sales was eliminated.

     In fiscal 2001, the Company and Entergy Corporation ("Entergy") formed EntergyShaw, L.L.C. ("EntergyShaw"), an equally-owned and equally-managed company. EntergyShaw's initial focus was the construction of power plants in North America and Europe for Entergy's wholesale operations; however, during fiscal 2002 Entergy announced that it was significantly reducing the scope of its construction program for its wholesale operations. Under the terms of the arrangement, the Company made an initial investment in Entergy/Shaw of $2,000,000 and has no further capital contribution requirement to EntergyShaw. The Company also offers EntergyShaw a right of first refusal to contract for bundled engineering, procurement, and construction ("EPC") services. This right of first refusal does not apply to project inquiries related to services other than fully bundled EPC projects.

     The Company has recognized earnings of $2,855,000, net of tax expense of $1,605,000, for the year ended August 31, 2002 and losses of $566,000 (net of tax benefit of $354,000) for the year ended August 31, 2001 from EntergyShaw. During the year ended August 31, 2002, the Company received a distribution from EntergyShaw of $2,000,000. The Company's revenues from EntergyShaw were approximately $124,000,000 and $17,000,000, respectively, for the years ended August 31, 2002 and 2001. As of August 31, 2002 and 2001, the Company's investment in EntergyShaw was $3,540,000 and $1,080,000, respectively, and it had outstanding trade accounts receivable from EntergyShaw totaling approximately $32,000 and $4,848,000, respectively.

     In connection with the December 2000 sale of a cold storage and frozen food handling operation that was included in the Stone & Webster acquisition, the Company acquired an approximate 19.5% equity

                      THE SHAW GROUP INC. AND SUBSIDIARIES
interest in the purchaser of the assets for an investment of $1,930,000. Since this equity interest is less than 20% and the Company does not exert any significant influence over the management of the operations, the Company will not recognize any income from this operation other than cash distributions. No such distributions have been made since its acquisition.

     The Company invested approximately $3,096,000 to acquire a 49% interest in a new pipe fabrication joint venture in China which was formed in fiscal 2002.

NOTE 7 -- INVESTMENT IN SECURITIES AVAILABLE FOR SALE

     In December 1998, the Company participated in a customer's financing by acquiring $12,500,000 of 15% Senior Secured Notes due December 1, 2003 (the 15% Notes) and preferred stock related thereto issued by the customer for the face value of the Notes. The 15% Notes were originally secured by a first priority security interest in certain assets of the customer's Norco, Louisiana refinery where the Company provided construction services.

     In November 1999, the Company exchanged its 15% Notes for (i) $14,294,535 (representing the principal and accrued interest on the Company's 15% Notes) of 10% Senior Secured Notes due November 15, 2004 (the "New Notes"), and (ii) shares of the customer's Class A Convertible Preferred Stock. This exchange was made pursuant to an offer initiated by the customer to all holders of the 15% Notes (aggregating approximately $254,000,000 in principal and interest). The 10% interest rate on the New Notes will increase to 14% on November 16, 2003 until maturity. Through November 15, 2003, the Company expects to receive additional New Notes in lieu of interest payments. The New Notes have little market liquidity.

     The Company participated in the New Notes exchange offer because, upon receipt of the requisite approval by the holders of the 15% Notes, the collateral securing the 15% Notes would be released. All holders of the 15% Notes participated in the New Notes exchange offer.

     Prior to the exchange offer, the Company's customer issued additional common stock, raising $50,000,000 in additional equity, and obtained additional secured indebtedness of approximately $150,000,000, which ranked senior to both the 15% Notes and the New Notes. As such, the security interest in the refinery assets securing the New Notes is subordinate to the security interest securing such additional indebtedness. In November 1999, the Company also exchanged the related preferred stock for shares of new Class C Convertible Preferred Stock, the amount and value of which are not material.

     Since the financing arrangement was related to construction services, the interest income earned from the New Notes and imputed interest costs associated with carrying these notes were included in revenues and costs of revenues, respectively, during the term of the construction contract. As a result, revenues for the years ended August 31, 2001 and 2000 included interest income from these securities of approximately $312,000 and $1,406,000 and imputed interest costs associated with carrying the securities of approximately $381,000 and $1,106,000, respectively, were included in cost of revenues. The interest cost was calculated at the Company's effective borrowing rate, which approximated 9.8% for the three month period ended November 30, 2000, and 7.6% for the twelve months ended August 31, 2000. Subsequent to the completion of the project in the first quarter of fiscal 2001, interest income of $531,000 earned in the remainder of fiscal year 2001 from these securities is included in interest income.

     During fiscal 2001, the Company used $7,000,000 of the New Notes to satisfy certain transaction costs related to the acquisition of Stone & Webster.

     During the year ended August 31, 2002, the Company determined that its investment in the New Notes had been impaired and wrote-down its investment in these notes by $2,450,000 and reversed interest income in the fourth quarter of 2002 of $550,000 that had been previously recorded in fiscal 2002. The

                      THE SHAW GROUP INC. AND SUBSIDIARIES

Company has also ceased recognizing income from the New Notes. The Company has classified the New Notes as available for sale and, therefore, the New Notes are measured at fair value. The Company believes the impairment is permanent; therefore, the $2,450,000 impairment is included in other expenses on the consolidated statement of income. The Company has recorded the New Notes at an aggregate value of approximately $6,629,000 (after write-down) and $9,079,000 at August 31, 2002 and 2001, respectively.

     The Company also had equity securities available for sale aggregating $606,000 and $1,411,000 at August 31, 2002 and 2001, respectively. During the year ended August 31, 2002, the Company recorded impairment losses of $612,000 ($379,000 net of taxes) to net income with respect to these securities. At August 31, 2002 and 2001, the Company also reflected a $205,000 unrealized loss ($126,000, net of taxes) and a $12,000 unrealized loss ($7,000, net of related taxes) on these securities, respectively, as a component of other comprehensive income in stockholders' equity. The unrealized losses recorded in other comprehensive income reflect the Company's view that there had been a temporary decrease in the value of these securities from their historical cost at the respective year end. The Company also reclassified a loss of $942,000 ($576,000, net of related taxes) to net income during the year ended August 31, 2001, due to an impairment loss on securities acquired in the Stone & Webster acquisition.

NOTE 8 -- GOODWILL AND OTHER INTANGIBLES

  GOODWILL

     Effective September 1, 2001, the Company adopted SFAS No. 141 and No. 142. Therefore, the Company ceased to amortize goodwill in fiscal 2002. For the years ended August 31, 2001 and 2000, goodwill amortization was approximately $17,059,000 and $3,099,000 respectively. Additionally, the Company has determined that its goodwill balances have not been impaired and accordingly, no adjustments have been made to its goodwill balances as a result of the adoption of SFAS No. 142.

     SFAS No. 142 provides that prior year's results should not be restated. The following table presents the Company's comparative operating results for the years ended August 31, 2002, 2001 and 2000 reflecting the exclusion of goodwill amortization expense in fiscal 2001 and in fiscal 2000.

                                                          FOR THE YEARS ENDED AUGUST 31,
                                                          ------------------------------
                                                            2002       2001       2000
                                                          --------   --------   --------
Income before extraordinary items:
  As reported...........................................  $98,367    $61,212    $30,063
  Goodwill amortization, net of tax effects.............       --     13,344      1,989
                                                          -------    -------    -------
  As adjusted...........................................  $98,367    $74,556    $32,052
                                                          =======    =======    =======
Net income:
  As reported...........................................  $98,367    $60,997    $29,510
  Goodwill amortization, net of tax effects.............       --     13,344      1,989
                                                          -------    -------    -------
  As adjusted...........................................  $98,367    $74,341    $31,499
                                                          =======    =======    =======
Basic earnings per share:
  Net income as reported................................  $  2.41    $  1.52    $  1.00
  Goodwill amortization, net of tax effects.............       --        .33        .06
                                                          -------    -------    -------
  As adjusted...........................................  $  2.41    $  1.85    $  1.06
                                                          =======    =======    =======
Diluted earnings per share:
  Net income as reported................................  $  2.26    $  1.46    $   .96
  Goodwill amortization, net of tax effects.............       --        .32        .06
                                                          -------    -------    -------
  As adjusted...........................................  $  2.26    $  1.78    $  1.02
                                                          =======    =======    =======

                      THE SHAW GROUP INC. AND SUBSIDIARIES

     The following table reflects the changes in the carrying value of goodwill from September 1, 2000 to August 31, 2002.

     The significant changes in goodwill during 2001 resulted from additional goodwill recorded during the allocation period of the Stone & Webster acquisition, goodwill recognized in connection with the Company's acquisition of SS &S and amortization of goodwill prior to the Company's adoption of FAS 142 discussed above. During 2002, the Company recorded goodwill in connection with its acquisition of the IT Group, a reclassification of goodwill related to Stone & Webster, goodwill recorded in connection with the Company's acquisition of PsyCor and additional consideration paid to PPM which resulted in additional goodwill recognized in this acquisition. Refer to Note 4 of Notes to Consolidated Financial Statements for a more detailed discussion of the recognition of goodwill in connection with these acquisitions.

                                                               TOTAL
                                                              --------
Balance at September 1, 2000................................  $282,238
Allocation period adjustments, net -- Stone & Webster
  acquisition...............................................    99,649
SS&S Inc acquisition........................................     4,258
Goodwill amortization.......................................   (17,059)
Currency translation adjustments............................      (214)
                                                              --------
Balance at August 31,2001...................................   368,872
IT Group acquisition........................................   113,308
Reclassification related to Stone & Webster.................    11,959
PsyCor acquisition..........................................     2,041
Additional PPM costs........................................     1,971
Currency translation adjustment.............................       853
                                                              --------
Balance at August 31, 2002..................................  $499,004
                                                              ========

     There was no goodwill identified for impairment during 2002 either in connection with the adoption of FAS 142 or during the annual review. The Company did reclassify approximately $72,500,000 of goodwill to the newly created Environmental & Infrastructure segment that was previously recognized in the Company's Integrated EPC segment. See Note 15 of Notes to Consolidated Financial Statements for further discussion of this reclassification between segments.

     The goodwill associated with the IT Group and PsyCor acquisitions has been preliminarily calculated as of August 31, 2002. The Company expects to revise these balances during the one year allocation period as the Company has not obtained all necessary appraisals of the property and equipment it purchased nor has it completed all of its other review and valuation procedures of the assets acquired and the liabilities assumed.

  AMORTIZABLE INTANGIBLES

     At August 31, 2002 and 2001, the Company's only significant amortizable intangible assets, other than construction contract adjustments, was its proprietary ethylene technology acquired in the Stone & Webster transaction, which is being amortized over 15 years on a straight line basis. The Company is still evaluating a customer relationship intangible and patents acquired in the IT Group acquisition. The gross

                      THE SHAW GROUP INC. AND SUBSIDIARIES
carrying values and accumulated amortization of the ethylene technology for the years ended August 31, 2002 and 2001 is presented below (in thousands).

                                                               ETHYLENE
                                                             TECHNOLOGY --     ETHYLENE
                                                                 GROSS       TECHNOLOGY --
                                                               CARRYING       ACCUMULATED
                                                                AMOUNT       AMORTIZATION
                                                             -------------   -------------
September 1, 2000 balance..................................    $ 50,000         $    --
  Allocation period adjustment.............................     (21,400)             --
  Annual amortization......................................          --          (1,906)
                                                               --------         -------
August 31, 2001 balance....................................      28,600          (1,906)
  Annual amortization......................................          --          (1,906)
                                                               --------         -------
August 31, 2002 balance....................................    $ 28,600         $(3,812)
                                                               ========         =======

     The annual amortization for the Company's intangible assets not associated with contract acquisition adjustments for the next five years is $1,906,000 related to the ethylene technology.

NOTE 9 -- LONG-TERM DEBT

     Long-term debt consisted of (dollars in thousands):

                                                                  AUGUST 31,
                                                              -------------------
                                                                2002       2001
                                                              --------   --------
Convertible Liquid Yield Option(TM) Notes, unsecured, zero
  coupon, 2.25% interest, due May 1, 2021, with early
  repurchase options by the holder..........................  $520,291   $508,780
Note payable secured by real estate; interest payable
  monthly at LIBOR, plus 2.25%; monthly payments of $11,
  through March 2003; secured by real estate with a book
  value of $4,900 at August 31, 2002........................     2,051         --
Note payable to a bank; interest payable quarterly at 7.23%;
  quarterly payments of $52 through April 2005; secured by
  equipment with an approximate net book value of $195 as of
  August 31, 2002...........................................       513        677
Note payable to a former employee relating to a
  non-competition agreement; interest payable monthly at
  7.125%; monthly payments of $21 until April 2004;
  unsecured; see Note 18 -- Related Party Transactions......       392        605
Note payable to shareholders of an acquired business, due
  2003, secured by letter of surety.........................       330         --
Note payable to a finance company; interest payable monthly
  at 6.15%; monthly payments of $311 , through January 2002;
  unsecured.................................................        --      1,530
Other notes payable; interest rates ranging from 0% to 7.0%;
  payable in monthly installments based on amortization over
  the respective note lives; maturing through 2009..........       715        457
                                                              --------   --------
Total debt..................................................   524,292    512,049
Less: current maturities....................................    (3,102)    (2,365)
                                                              --------   --------
Total long-term portion of debt.............................  $521,190   $509,684
                                                              ========   ========

                      THE SHAW GROUP INC. AND SUBSIDIARIES

     Annual maturities of long-term debt during each year ending August 31 are as follows (in thousands):

                                                                TOTAL
                                                               --------
2003........................................................   $  3,102
2004........................................................    520,979
2005........................................................        167
2006........................................................         11
2007........................................................         11
Thereafter..................................................         22
                                                               --------
Total.......................................................   $524,292
                                                               ========

     Effective May 1, 2001, the Company issued and sold $790,000,000 (including $200,000,000 to cover over-allotments) of 20-year, zero-coupon, unsecured, convertible debt, Liquid Yield Option(TM) Notes ("LYONs", "debt" or "the securities"). The debt was issued at an original discount price of $639.23 per $1,000 maturity value and has a yield to maturity of 2.25%. The securities are a senior unsecured obligation of the Company and are convertible into the Company's Common Stock at a fixed ratio of 8.2988 shares per $1,000 maturity value or an effective conversion price of $77.03 at the date of issuance. Under the terms of the issue, the conversion rate may be adjusted for certain factors as defined in the agreement including but not limited to dividends or distributions payable on Common Stock, but will not be adjusted for accrued original issue discount. The Company realized net proceeds, after expenses, from the issuance of these securities of approximately $490,000,000. The Company used these proceeds to retire outstanding indebtedness and for general corporate purposes, including investment in AAA rated, short-term marketable securities held until maturity and cash equivalents.

     The holders of the debt have the right to require the Company to repurchase the debt on May 1, 2004, May 1, 2006, May 1, 2011, and May 1, 2016 at the then accreted value. The debt is reflected in the preceding maturity table as maturing at the first repurchase date. The Company has the right to fund such repurchases with shares of its Common Stock, (at the current market value), cash, or a combination of Common Stock and cash. The debt holders also have the right to require the Company to repurchase the debt for cash, at the accreted value, if there is a change in control of the Company, as defined, occurring on or before May 1, 2006. The Company may redeem all or a portion of the debt at the accreted value, through cash payments, at any time after May 1, 2006.

     The estimated fair value of long-term debt as of August 31, 2002 and 2001 was approximately $413,000,000 and $422,000,000, respectively. The fair value of the convertible debt as of August 31, 2002 and 2001 was based on recent sales of such debt as of August 31, 2002 and 2001. The fair value of the Company's other long-term debt at August 31, 2002 and 2001 was based on borrowing rates currently available to the Company for notes with similar terms and average maturities.

     During fiscal years 2002, 2001 and 2000, the Company recognized, as interest expense, $9,079,000, $5,515,000, and $1,004,000, respectively, costs associated with the amortization of financing fees that were incurred with respect to issuance of the Company's LYONs and Credit Facility. The LYONs costs are being amortized to the first repurchase date of the debt, May 1, 2004. As of August 31, 2002 and 2001, unamortized deferred financing fees of the Company's LYONs debt and Credit Facility were approximately $12,103,000 and $20,923,000, respectively.

NOTE 10 -- REVOLVING LINES OF CREDIT

     The Company's primary credit facility ("Credit Facility"), dated July 2000, is for a three-year term, and provides that both revolving credit loans and letters of credit may be issued within the limits of this

                      THE SHAW GROUP INC. AND SUBSIDIARIES
facility. The Credit Facility was amended on February 28, 2002 to, among other matters, increase the total Credit Facility to $350,000,000 from $300,000,000 and to eliminate the previous $150,000,000 limit on letters of credit. The Company also has the option to further increase the Credit Facility under existing terms to $400,000,000, if certain conditions are satisfied, including the successful solicitation of additional lenders or increased participation of existing lenders. The amended Credit Facility allows the Company to borrow either at interest rates (i) in a range of 1.50% to 2.25% over the London Interbank Offered Rate ("LIBOR") or (ii) from the prime rate to 0.75% over the prime rate. The Company selects the interest rate index and the spread over the index is dependent upon certain financial ratios of the Company. The Credit Facility is secured by, among other things, (i) guarantees by the Company's domestic subsidiaries; (ii) a pledge of all of the capital stock in the Company's domestic subsidiaries and 66% of the capital stock in certain of the Company's foreign subsidiaries; and (iii) a security interest in all property of the Company and its domestic subsidiaries (except real estate and equipment). The Credit Facility also contains restrictive covenants and other restrictions, which include but are not limited to the maintenance of specified ratios and minimum capital levels and limits on other borrowings, capital expenditures and investments. Additionally, the Credit Facility established a $25,000,000 aggregate limit on the amount of the Company's Common Stock repurchases and/or LYONs repurchases made subsequent to February 28, 2002, without prior consent. Subsequent consent was provided to allow the Company to complete in October 2002 the $100,000,000 Common Stock repurchase program which was authorized by the Company's Board of Directors in September 2001(see Note 2 of Notes to Consolidated Financial Statements). As of August 31, 2002, the Company was in compliance with these covenants or had obtained the necessary waivers. At August 31, 2002 and 2001, letters of credit of approximately $183,800,000 and $61,500,000, respectively, were outstanding and no revolving credit loans were outstanding under the Credit Facility. The Company's total availability under the Credit Facility at August 31, 2002 and 2001 was approximately $166,200,000 and $238,500,000, respectively. At August 31, 2002, the interest rate on this line of credit was either 4.75% (if the prime rate index had been chosen) or 3.32% (if the LIBOR rate index had been chosen). At August 31, 2001, the interest rate on this line of credit was either 6.5% (if the prime rate index had been chosen) or 5.26% (if the LIBOR rate index had been chosen).

     As of August 31, 2002 and 2001, the Company's foreign subsidiaries had short-term revolving lines of credit permitting borrowings totaling approximately $15,500,000 and $16,200,000, respectively. These subsidiaries had outstanding borrowings under these lines of approximately $1,050,000 and $3,900,000, respectively, at a weighted average interest rate of approximately 5.0% and 6.0%, respectively, at August 31, 2002 and 2001.

                      THE SHAW GROUP INC. AND SUBSIDIARIES

NOTE 11 -- INCOME TAXES

     The significant components of deferred tax assets and liabilities are as follows (in thousands):

                                                                  AUGUST 31,
                                                              -------------------
                                                                2002       2001
                                                              --------   --------
Assets:
  Contract adjustments and accrued contract loss reserves...  $ 26,610   $ 20,868
  Deferred revenue..........................................    20,621         --
  Receivables...............................................    14,690      6,442
  Net operating loss and tax credit carry forwards..........    16,097     26,853
  Other expenses not currently deductible...................     4,715      6,613
  Accrued severance.........................................     3,206        205
  Tax basis of inventory in excess of book basis............       279        125
  Less: valuation allowance.................................    (1,034)        --
                                                              --------   --------
          Total assets......................................    85,184     61,106
Liabilities:
  Property, plant and equipment.............................   (20,337)    (7,736)
  Employee benefits and other expenses......................    (6,396)    (7,266)
                                                              --------   --------
          Total liabilities.................................   (26,733)   (15,002)
                                                              --------   --------
Net deferred tax assets.....................................  $ 58,451   $ 46,104
                                                              ========   ========

     Income (loss) before provision for income taxes for the years ended August 31 was as follows (in thousands):

                                                          2002       2001      2000
                                                        --------   --------   -------
Domestic..............................................  $143,545   $104,361   $45,532
Foreign...............................................     7,467     (4,467)       16
                                                        --------   --------   -------
Total.................................................  $151,012   $ 99,894   $45,548
                                                        ========   ========   =======

     The provision for income taxes for the years ended August 31 was as follows (in thousands):

                                                           2002      2001      2000
                                                          -------   -------   -------
Current -- federal......................................  $    --   $    --   $13,549
Deferred................................................   48,093    36,863     1,805
State...................................................    6,255     1,503     1,005
                                                          -------   -------   -------
Total...................................................  $54,348   $38,366   $16,359
                                                          =======   =======   =======

     The Company paid no federal income taxes in the years ended August 31, 2001 and 2002 primarily because of the utilization of operating losses resulting from the Stone & Webster acquisition.

                      THE SHAW GROUP INC. AND SUBSIDIARIES

     A reconciliation of Federal statutory and effective income tax rates for the years ended August 31 was as follows:

                                                              2002   2001   2000
                                                              ----   ----   ----
Statutory rate..............................................   35%    35%    35%
State taxes provided........................................    4     (1)     2
Foreign income taxed at different rates.....................   (2)    (3)    (3)
Non-deductible goodwill.....................................   --      7     --
R&D credits.................................................   (2)    --      2
Other.......................................................    1     --     --
                                                               --     --     --
                                                               36%    38%    36%
                                                               ==     ==     ==

     As of August 31, 2002 for Federal income tax return purposes, the Company had approximately $25,000,000 of U.S. net operating loss carryforwards available to offset future taxable income and approximately $4,600,000 of research and development credits available to offset future tax. The loss carryforwards, which resulted from the acquisition of the IT Group (see Note 4 to Notes to Consolidated Financial Statements) expire beginning in 2017 through 2021 and the credits expire beginning in 2007 through 2008. As of August 31, 2002 , the Company's United Kingdom ("U.K.") and Australian operations had net operating loss carryforwards of approximately $624,000 and $3,110,000, respectively, which can be used to reduce future taxable income in those countries. SFAS 109 specifies that deferred tax assets are to be reduced by a valuation allowance if it is more likely than not that some portion of the deferred tax assets will not be realized. Management believes that future reversals of existing taxable differences and future taxable income should be sufficient to realize all of the Company's deferred tax assets, with the exception of a portion of the Australian net operating loss carryforward; therefore, a valuation allowance of $1,034,000 has been established against the related deferred tax benefit for that portion of the Australian net operating losses that the Company believes will probably not be realized.

     Unremitted foreign earnings reinvested abroad upon which deferred income taxes have not been provided aggregated approximately $12,600,000 at August 31, 2002. Due to the timing and circumstances of repatriation of such earnings, if any, it is not practicable to determine the unrecognized deferred tax liability relating to such amounts. Withholding taxes, if any, upon repatriation would not be significant.

NOTE 12 -- COMMON STOCK

     The Company has one class of Common Stock. Each outstanding share of Common Stock, which has been held for four consecutive years without an intervening change in beneficial ownership, entitles its holder to five votes on each matter properly submitted to the Company's shareholders for their vote, waiver, release or other action. Each outstanding share of Common Stock that has been held for less than four consecutive years entitles its holder to only one vote.

     On July 31, 2001, the Company distributed a dividend distribution of one Preferred Share Purchase Right (a "Right") for each outstanding share of the Company's Common Stock outstanding on that date. The Rights, which expire on July 9, 2011, will not prevent a takeover, but are designed to deter coercive or unfair takeover tactics, and are, therefore, intended to enable all Company shareholders to realize the long-term value of their investment in the Company. It is anticipated that the Rights will encourage anyone seeking to acquire the Company to negotiate with the Board of Directors prior to attempting a takeover.

                      THE SHAW GROUP INC. AND SUBSIDIARIES

     The Rights, which are governed by a Rights Agreement dated July 9, 2001, between the Company and First Union National Bank, as Rights Agent, should not interfere with a merger or other business combination approved by the Company's Board of Directors.

     The Rights are attached to the Company's Common Stock and are exercisable only if a person or group (an "Acquiring Person") either (i) acquires 15% or more of the Company's Common Stock or (ii) commences a tender offer, the consummation of which would result in ownership by the Acquiring Person of 15% or more of the Common Stock. The Board of Directors is authorized to reduce the 15% threshold to not less than 10% of the Common Stock.

     In the event the Rights become exercisable, each Right will entitle shareholders (other than the Acquiring Person) to buy one one-hundredth of a share of a new series of junior participating preferred stock ("Preferred Shares") at an exercise price of $170.00 (the "Exercise Price"). The Exercise Price is subject to certain anti-dilution adjustments. Each one one-hundredth of a Preferred Share will give the stockholder approximately the same dividend, voting and liquidation rights as would one share of Common Stock.

     In lieu of Preferred Shares, each Right holder (other than the Acquiring Person) will be entitled to purchase from the Company at the Right's then-current Exercise Price, shares of the Company's Common Stock having a market value of twice such Exercise Price. In addition, if the Company is acquired in a merger or other business combination transaction after a person has acquired 15% or more of the Company's outstanding Common Stock, each Right will entitle its holder to purchase at the Right's then-current Exercise Price, a number of the acquiring company's common shares having a market value of twice such Exercise Price, in lieu of acquiring Preferred Shares.

     Further, after a group or person becomes an Acquiring Person, but prior to acquisition by such person of 50% or more of the Company's Common Stock, the Board of Directors may exchange all or part of the Rights (other than the Rights held by the Acquiring Person) for shares of Common Stock at an exchange ratio of one share of Common Stock for each Right.

     Prior to the acquisition by an Acquiring Person of 15% or more of the Company's Common Stock, the Rights are redeemable for $0.01 per Right at the option of the Board of Directors.

NOTE 13 -- LEASES

  CAPITAL LEASES

     The Company leases furniture and fixtures (which includes computer hardware and software) under various non-cancelable lease agreements. Minimum lease rentals have been capitalized and the related assets and obligations recorded utilizing various interest rates. The assets are depreciated using the straight-line method, except for certain software that is depreciated using the double declining balance method, over either the estimated useful lives of the assets or the lease terms, and interest expense is accrued on the basis of the outstanding lease obligations.

                      THE SHAW GROUP INC. AND SUBSIDIARIES

     Assets acquired under capital leases -- net of accumulated amortization are as follows (in thousands):

                                                                 AUGUST 31,
                                                              ----------------
                                                               2002      2001
                                                              -------   ------
Transportation equipment....................................  $    --   $   61
Furniture and fixtures......................................    6,372    1,366
Machinery and equipment.....................................       --      127
Construction in progress....................................       --    6,251
                                                              -------   ------
                                                                6,372    7,805
Less accumulated depreciation...............................   (1,222)    (744)
                                                              -------   ------
                                                              $ 5,150   $7,061
                                                              =======   ======

     The following is a summary of future obligations under capital leases (in thousands).

                                                                 MINIMUM
                                                              LEASE PAYMENTS
                                                              --------------
For the year ending August 31:
2003........................................................     $ 2,431
2004........................................................       1,001
2005........................................................          --
2006........................................................          --
2007 and thereafter.........................................          --
                                                                 -------
Total payments..............................................       3,432
Less: amount representing interest..........................        (275)
                                                                 -------
  Total debt................................................       3,157
Less: current portion.......................................      (2,200)
                                                                 -------
Total long-term portion of debt.............................     $   957
                                                                 =======

  OPERATING LEASES

     The Company leases certain offices, fabrication shops, warehouse facilities, office equipment and machinery under non-cancelable operating lease agreements which expire at various times and which require various minimum rentals. The non-cancelable operating leases that were in effect as of August 31, 2002 require the Company to make the following (estimated future minimum lease payments:

For the year ending August 31 (in thousands):
2003........................................................  $ 57,895
2004........................................................    52,774
2005........................................................    44,593
2006........................................................    37,767
2007........................................................    31,228
2008 and thereafter.........................................    42,215
                                                              --------
Total future minimum lease payments.........................  $266,472
                                                              ========

                      THE SHAW GROUP INC. AND SUBSIDIARIES

     The Company also enters into short-term lease agreements for equipment needed to fulfill the requirements of specific jobs. Any payments owed or committed under these lease arrangements as of August 31, 2002 are not included as part of total minimum lease payments.

     The total rental expense for the fiscal years ended August 31, 2002, 2001, and 2000 was approximately $56,000,000, $36,000,000, and $17,000,000, respectively.

NOTE 14 -- CONTINGENCIES

  CONTINGENCIES ASSOCIATED WITH DOMESTIC POWER MARKET EPC PROJECTS

     In fiscal 2002 and 2001 the Company entered into several significant EPC contracts for new domestic gas-fired combined cycle power plants. During fiscal 2002 and 2001, the Company recognized revenues of approximately $1,500,000,000 and $250,000,000, respectively, related to these contracts. The Company's customers for these power plants are major utility companies and IPPs, several of which where wholly or partially owned subsidiaries of major utilities. In fiscal 2002, demand for new capacity in the domestic power market significantly decreased, resulting in, among other things, financial distress among many participants in the domestic power markets, particularly the IPPs. Although at the time the Company entered into these contracts, all of these customers had investment grade credit ratings, during 2002, all of the Company's IPP customers received downgrades to their credit ratings, which are now considered to be below investment grade. The condition of the national power market, these downgrades and other factors resulted in three projects being canceled or suspended. For one of these projects, Pike, discussed further below, the Company was notified by the customer of their intention to not make a scheduled milestone payment on its required due date.

     In addition, under the terms of one contract with an IPP, the customer, at its option, can pay a portion of the contract price in subordinated notes or cash. The Company believes that the amount payable in subordinated notes will not exceed $27,000,000 under the terms of the contract. If elected by the customer, the subordinated notes would bear interest at prime plus 4% and mature in October 2009. However, if any amounts under the notes are unpaid eight months following final acceptance of the project, the unpaid notes, plus a cash payment of the amounts, if any, paid on the notes through the conversion date, is convertible at the option of the Company into a 49.9% equity interest in the related project. The payments that could be made with these notes would be due in the first half of fiscal 2003 and final acceptance of the project is expected in the first half of calendar 2003.

  The Pike Project

     During the fourth quarter of 2002, one of the Company's customers, LSP-Pike Energy, LLC ("Pike") notified the Company of its intention to not pay a scheduled milestone billing on the required due date of August 4, 2002. Pike is a subsidiary of NRG Energy, Inc. ("NRG"), which is wholly-owned by Xcel Energy, Inc. ("Xcel"). In accordance with the terms of the contract, on September 4, 2002, the Company notified the customer it was in breach of the terms of the contract for nonpayment and, therefore, the contract was terminated. No amounts are included in backlog at August 31, 2002 related to the Pike project.

     Prior to the contract termination, the Company had executed commitments/agreements to purchase equipment for the project and had also entered into agreements with subcontractors to perform work on the project. Certain of these commitments and agreements contain cancellation clauses and related payment or settlement provisions. The Company has entered into discussions with its vendors and subcontractors to determine the final amounts owed based on the termination of the Company's contract. The Company believes pursuant to the terms of the contract with Pike that the Company has retained ownership of a significant amount of this equipment and other pieces of equipment that were to be

                      THE SHAW GROUP INC. AND SUBSIDIARIES
installed on the project. Under the terms of the original contract between the Company and Pike, Pike is obligated to reimburse the Company for all of the costs incurred by the Company whether before or after the termination and a fee for the work performed prior to the termination. The Company believes that it is owed approximately $120,000,000 in costs and fees over the amounts already paid under the contract.

     The Company is actively pursuing alternatives to collect all amounts it is owed under the Pike contract. On October 18, 2002, the Company filed an involuntary petition for liquidation of Pike, under Chapter 7 of the U.S. Bankruptcy Code to protect its rights, claims, and security interests in and to the assets of Pike. The Company also filed suit against NRG and Xcel, along with certain of their officers to collect amounts due, damages, and costs. In addition to the legal proceedings, the Company will continue to pursue discussions with Pike, NRG, Xcel and their lenders in an effort to resolve collection of the amounts owed.

     The Company believes it will ultimately recover the costs it incurred and will incur under the terms of the contract and the profit it has recognized through August 31, 2002 on the project. The Company will not recognize any additional profit it is owed under this contract until it is probable it will collect that additional amount.

     Although the Company expects to recover amounts owed to it (including final vendor and subcontractor settlements), it is also reasonably possible that the Company will not recover all of its costs and profit recognized through August 31, 2002, on the project; particularly if the customer's financial situation continues to deteriorate and if the equipment in the possession of the Company cannot be used on another similar project or liquidated by the Company to recover all or a portion of the amount owed. The amount, if any, that may not be recoverable is dependent upon the final amounts to be expended by the Company related to the project, the amount to be realized upon disposition of the equipment related to the project and the financial wherewithal of the customer in the future, which is dependent upon its ability to restructure and/or reach agreement with its creditors or to obtain additional funding from its parent company.

     The Company has, in connection with its evaluation of the Pike project, estimated that (i) it has or will incur costs of approximately $75,000,000 to $80,000,000 over the amounts that have been previously collected from Pike and
(ii) equipment that was to be installed on the project could be liquidated for approximately $40,000,000 to $60,000,000. Although the Company does not believe a loss has been incurred as of August 31, 2002, based on these estimates, if the Company is unable to collect additional amounts from its customer (or its affiliates), the Company's potential future loss on the Pike project could range from $15,000,000 to $40,000,000.

     Any potential loss on the project will be recognized (charged to earnings) in the period when it is determined that a loss is likely to occur and a loss amount can be reasonably estimated.

  The Covert & Harquahala Projects

     On October 10, 2002, the parent company, PG&E Corp. ("PG&E") of a customer, PG&E National Energy Group, Inc. ("NEG") announced that it had notified its lenders that it did not intend to make further equity contributions as required under the credit facility to fund two projects, Covert and Harquahala, currently in progress on which the Company is the contractor. At August 31, 2002, the Company has included in backlog estimated revenue of approximately $372,000,000 from these projects. As of November 1, 2002, the Company continues working on the projects under the contract terms. However, the Company cannot guarantee that these projects will be completed. The continuation of the projects is dependent upon whether (i) the lenders will elect to continue to fund the project without additional equity contributions from the customer, (ii) the lenders will exercise their right to take

                      THE SHAW GROUP INC. AND SUBSIDIARIES
ownership of the projects or (iii) if the contracts will be suspended or cancelled by the customer or the lenders.

     If the lenders exercise their rights to take ownership of the projects and complete them, the EPC portion of the contracts would be a fixed-price contract with the lenders. Although the "target price" components of the original contracts would still be enforceable against NEG, the Company may not be able to seek collection from the lenders for these components of the original contracts. Based on the Company's current estimate of costs to complete the project, there would be no material impact of this change. However, given the uncertainty of collecting additional amounts from NEG, if the actual costs to complete the projects exceed the estimated costs at this time, the Company would be assuming higher risk under this fixed-price contract and could be susceptible to losses on these projects.

     If the contracts were ultimately terminated, the Company would be obligated under related commitments to complete the payment for various pieces of equipment procured for the projects and obligations to subcontractors for work performed on the projects. Under the terms of the contracts, if the contracts are terminated or suspended, the customer would be obligated to reimburse the Company for the costs incurred by the Company and a fee for the work performed. Although no assurances can be made, the Company believes that it would be able to recover any amounts owed to it under the contracts through collection from the customer, its parent, and/or the lenders. In addition, the Company believes that it has first lien rights, superior to the primary lenders, on the partially completed projects. The projects are each over 70% complete at an estimated total cost at completion of over $600,000,000 each.

     Although the Company believes its lien rights will ultimately provide sufficient security to ensure full payment for any amounts due if the customer is unable to pay, the Company estimates that it has exposure, which includes costs incurred and committed over amounts collected and gross margin recorded on the two projects, of approximately $50,000,000 to $60,000,000 million as of November 1, 2002. This amount will fluctuate as construction progresses. The Company estimates that its maximum exposure in the future, which is dependent upon the timing of additional costs incurred on the projects and the timing of the receipt of milestone billings, is approximately $70,000,000 to $80,000,000.

     On October 25, 2002 the Company received approximately $31,000,000 from the lenders on these projects in payments for invoices due that date. As of November 1, 2002 the Company has been paid for all amounts currently due. Although no assurances can be made, the Company believes that it will recover all amounts owed to it under these contracts through collection from the customer or its lenders. It is reasonably possible however, that the Company may not collect all future amounts owed to it under this project which could have an adverse effect on operating results in the period when the uncollectable amounts would be recognized.

  LIABILITIES RELATED TO CONTRACTS

     The Company's contracts often contain provisions relating to matters such as: (i) warranty, requiring achievement of acceptance and performance testing levels, (ii) liquidated damages, if the project does not meet predetermined completion dates, and (iii) penalties, for failure to meet other cost or performance measures. The Company typically attempts to limit its exposure under these penalty provisions or liquidated damage claims to the fee it is to receive related to the work; however, in certain instances it can be exposed to more than the fee or profit earned under the terms of the contract.

     In addition, in connection with the acquisitions of the IT Group and Stone & Webster, the Company assumed certain contracts in progress that contained warranty provisions applicable to work performed prior to the Company's assumption of the contracts. While the Company believes that most of the contracts assumed in those acquisitions will not result in a significant exposure related to warranty claims, four contracts were identified for which the warranty claims made by the customers may result in

                      THE SHAW GROUP INC. AND SUBSIDIARIES
significant additional work and/or payments. The Company estimated that its liability for those four projects was $14,500,000, which was recorded as a liability at the acquisition date. During the year ended August 31, 2002, the Company made payments and performed work of $2,695,000 on these four projects related to this warranty exposure and reduced the liability by an additional $3,697,000 based on reductions in the estimated warranty claim exposure and successful resolution of these warranty claims. The Company believes its outstanding warranty exposure on these four projects will not exceed the remaining recorded liability of $8,108,000, although the final amounts may differ from the recorded liability.

     The Company also assumed two contracts under which Stone & Webster was contractually obligated to pay a significant amount of liquidated damages or for which the scheduled project completion date was beyond the completion date agreed to with the customer. The Company included in total estimated contract costs on these two contracts approximately $24,600,000 related to estimated liquidated damage payments at the acquisition date. During the year ended August 31, 2002, based on the timing of estimated completion of one of the projects and the status of negotiations with the customer, the Company reduced total estimated costs for liquidated damages by approximately $10,200,000. The Company believes that it will settle its estimated remaining exposure for liquidated damages on these two projects for the $14,400,000 it has outstanding in total estimated costs to complete these projects. Based on its latest job status review, the Company does not believe that there are any other contracts that will require the Company to pay a material amount of liquidated damages. However, the ultimate amount to be paid on these two projects and on other contracts with liquidated damages provisions will vary depending upon the actual completion dates compared to the currently scheduled completion dates and final negotiations with the customers.

  OTHER MATTERS

     In the normal course of business activities, the Company enters into contractual agreements with customers for certain construction services to be performed based on agreed upon reimbursable costs and labor rates. In some instances, the terms of these contracts provide for the customer's review of the accounting and cost control systems to verify the completeness and accuracy of the reimbursable costs invoiced. These reviews could result in proposed reductions in reimbursable costs and labor rates previously billed to the customer. Additionally, the Company performs work for the U.S. Government that is subject to continuing financial and operating reviews by governmental agencies. The Company does not believe that any such reviews will result in a material change to the Company's financial position or results of operations.

     The Company maintains liability and property insurance against various risks in such amounts as it considers necessary or adequate in the circumstances. However, certain risks are either not insurable or insurance is available at rates which are considered uneconomical.

     In the normal course of its business, the Company becomes involved in various litigation matters including, claims by third parties for alleged property damages, personal injuries, and other matters. The Company has estimated its potential exposure, net of insurance coverage, and has recorded reserves in its financial statements as appropriate. The Company does not anticipate that the differences between its estimated outcome of these claims and future actual settlements could have a material effect on the Company's financial position or results of operations. ( See Note 4 of Notes to Consolidated Financial Statements with respect to certain contingencies relating to the IT Group and Stone & Webster acquisitions.)

                      THE SHAW GROUP INC. AND SUBSIDIARIES

NOTE 15 -- BUSINESS SEGMENTS, OPERATIONS BY GEOGRAPHIC REGION AND MAJOR
CUSTOMERS

  BUSINESS SEGMENTS

     The Company has aggregated its business activities into three operating segments: the Integrated EPC Services segment, the Environmental & Infrastructure segment and the Manufacturing and Distribution segment. These segments are unique in technology, services and customer class. Inter-segment revenues are eliminated in consolidation.

     The Integrated EPC Services segment is a vertically integrated provider of comprehensive engineering, procurement, construction and piping systems services to the power generation and process industries. These services include engineering and design, construction, procurement, piping systems fabrication, maintenance and consulting.

     As a result of the IT Group acquisition, the Company formed the Environmental & Infrastructure segment that provides environmental consulting, engineering, construction, remediation and facilities management services (primarily for government and military facilities). Revenues from environmental and infrastructure operations and related expense items that had previously been reported in the Integrated EPC Services segment for the years ended August 31, 2001 and 2000 (as well as for the periods in fiscal 2002, prior to the IT Group acquisition) have been estimated and reclassified to the Environmental & Infrastructure segment in the table below. Amounts related to environmental and infrastructure operations previously reported in the Integrated EPC services segment have also been estimated and reclassified to the Environmental & Infrastructure segment in the table below. In addition, goodwill of approximately $70,117,000 was allocated to the Environmental & Infrastructure segment during 2002, goodwill of $113,308,000 was recorded in connection with the IT Group acquisition and $2,400,000 of the Stone & Webster reclassification was allocated to the Environmental & Infrastructure segment. It was not practical to develop this information for fixed asset and long-lived asset purchases.

     The Manufacturing and Distribution segment manufactures and distributes specialty stainless, alloy and carbon steel pipe fittings. These fittings include elbows, tees, reducers and stub ends. The Company has one manufacturing facility that provides products for the Company's pipe services operations, as well as to third parties. The Company also has several distribution centers in the United States, which distribute its products primarily to third parties.

                      THE SHAW GROUP INC. AND SUBSIDIARIES

  BUSINESS SEGMENT DATA

     The following table presents information about segment profit and assets (in thousands):

                                                    ENVIRONMENTAL    MANUFACTURING
                                      INTEGRATED          &               AND
                                     EPC SERVICES   INFRASTRUCTURE   DISTRIBUTION    CORPORATE     TOTAL
                                     ------------   --------------   -------------   ---------   ----------
FISCAL 2002
Revenues from external customers...   $2,610,170       $489,783         $70,743      $     --    $3,170,696
Intersegment revenues..............        8,215            274          15,647            --        24,136
Corporate overhead allocations.....       42,569          7,124           2,991       (52,684)           --
Interest income....................        1,961            132              --         9,425        11,518
Interest expense...................        1,288            272              --        21,468        23,028
Depreciation and amortization......       15,135          2,672           2,231         8,560        28,598
Earnings (loss) from unconsolidated
  entity...........................       (1,152)            --              --         2,855         1,703
Income tax expense.................       42,434         12,211           3,839        (4,136)       54,348
Net income.........................       74,332         21,708           6,825        (4,498)       98,367
Goodwill...........................      313,179        185,825              --            --       499,004
Total assets.......................    1,076,809        701,013          72,447       453,931     2,304,200
Investment in and advances to
  equity method investees
  (excluding EPC joint ventures)...       14,856             --              --         4,618        19,474
Purchases of property and
  equipment........................       14,476          4,276             503        54,691        73,946
Other increases in long-lived
  assets, net......................        6,379             --              --         8,506        14,885
FISCAL 2001
Revenues from external customers...   $1,276,660       $186,216         $76,056      $     --    $1,538,932
Intersegment revenues..............        2,139             --          18,259            --        20,398
Corporate overhead allocations.....       21,898          4,783           4,399       (31,080)           --
Interest income....................        1,758             --              --         6,988         8,746
Interest expense...................           --             --              --        15,680        15,680
Depreciation and amortization......       30,492          4,262           2,183         2,803        39,740
Earnings (loss)from unconsolidated
  entity...........................          250             --              --          (566)         (316)
Income tax expense.................       34,089          5,992           2,947        (4,662)       38,366
Net income.........................       54,546          9,571           5,687        (8,807)       60,997
Goodwill...........................      298,755         70,117              --            --       368,872
Total assets.......................      966,600        128,362          55,149       551,743     1,701,854
Investment in and advances to
  equity method investees
  (excluding EPC joint ventures)...       13,137             --              --         2,141        15,278
Purchases of property and
  equipment........................        9,882             --             934        27,305        38,121
Other increases in long-lived
  assets, net......................           --             --              --        15,984        15,984

                      THE SHAW GROUP INC. AND SUBSIDIARIES

                                                    ENVIRONMENTAL    MANUFACTURING
                                      INTEGRATED          &               AND
                                     EPC SERVICES   INFRASTRUCTURE   DISTRIBUTION    CORPORATE     TOTAL
                                     ------------   --------------   -------------   ---------   ----------
FISCAL 2000
Revenues from external customers...   $  681,818       $ 19,882         $60,955      $     --    $  762,655
Intersegment revenues..............           23             --          15,343            --        15,366
Corporate overhead allocations.....       20,360             --           4,244       (24,604)           --
Interest income....................          185             --              --           497           682
Interest expense...................          203             --              --         7,800         8,003
Depreciation and amortization......       12,600            754           2,192         1,262        16,808
Earnings from unconsolidated
  entity...........................        1,194             --              --            --         1,194
Income tax expense.................       12,096            637           1,230         2,396        16,359
Net income.........................       21,623          1,137           2,361         4,389        29,510
Goodwill...........................      212,121         70,117              --            --       282,238
Total assets.......................    1,065,334        144,458          64,612        60,679     1,335,083
Investment in and advances to
  equity method investees
  (excluding EPC joint ventures)...       10,655             --              --         1,056        11,711
Purchases of property and
  equipment........................       11,383             --             737         8,499        20,619
Other increases in long-lived
  assets, net......................           --             --             288        10,950        11,238

  OPERATIONS BY GEOGRAPHIC REGION

     The following tables present geographic revenues and long-lived assets (in thousands):

                                                      FOR THE YEARS ENDED AUGUST 31,
                                                    ----------------------------------
                                                       2002         2001        2000
                                                    ----------   ----------   --------
REVENUES:
  United States...................................  $2,756,332   $1,210,366   $586,406
  Canada and other North America..................     108,186       79,347      6,507
  China...........................................      90,243       41,767     11,436
  Other Asia/Pacific Rim countries................      58,099       75,368     39,546
  United Kingdom..................................      88,782       71,598     63,886
  Other European countries........................      14,930       14,799      1,288
  South America...................................      27,839       23,071     29,788
  Middle East.....................................      10,764        3,039      4,382
  Other...........................................      15,521       19,577     19,416
                                                    ----------   ----------   --------
                                                    $3,170,696   $1,538,932   $762,655
                                                    ==========   ==========   ========

                                                                 AUGUST 31,
                                                       ------------------------------
                                                         2002       2001       2000
                                                       --------   --------   --------
LONG-LIVED ASSETS:
  United States......................................  $773,835   $520,889   $459,195
  United Kingdom.....................................    29,274     33,791     38,778
  Other foreign countries............................    37,631     32,809     25,946
                                                       --------   --------   --------
                                                       $840,740   $587,489   $523,919
                                                       ========   ========   ========

                      THE SHAW GROUP INC. AND SUBSIDIARIES

     Revenues are attributed to geographic regions based on location of the project or the ultimate destination of the product sold. Long-lived assets include all long-term assets, except those specifically excluded under SFAS No. 131, such as deferred income taxes and securities available for sale.

  INFORMATION ABOUT MAJOR CUSTOMERS

     The Company's customers are principally major multi-national industrial corporations, independent and merchant power providers, governmental agencies and equipment manufacturers. For the year ended August 31, 2002 revenues from one customer totaled approximately $676,000,000 or 21% of the Company's revenues. For the year ended August 31, 2002 and 2001, revenues from U.S. Government agencies or entities owned by the U.S. Government totaled approximately $363,000,000 (11% of revenues) and $183,000,000 (12% of revenues), respectively. For the year ended August 31, 2000, revenues from two different non-U.S. Government customers totaled $85,000,000 (11% of revenues) and $83,400,000 (11% of revenues).

  EXPORT REVENUES

     For the years ended August 31, 2002, 2001, and 2000, the Company has included as part of its international revenues approximately $215,000,000, $167,000,000, and $49,000,000, respectively, of exports from its domestic facilities.

NOTE 16 -- EARNINGS PER COMMON SHARE

     The computation of basic and diluted earnings per share (in thousands, except per share data) is set forth below.

                                                         FOR THE YEARS ENDED AUGUST 31,
                                                         -------------------------------
                                                           2002        2001       2000
                                                         ---------   --------   --------
BASIC:
Income available to common shareholders before
  extraordinary item and cumulative effect of change in
  accounting principle.................................  $ 98,367    $61,212    $30,383
Extraordinary item, net of taxes.......................        --       (215)      (553)
Cumulative effect on prior years of change in
  accounting principle.................................        --         --       (320)
                                                         --------    -------    -------
Net income for basic computation.......................  $ 98,367    $60,997    $29,510
                                                         ========    =======    =======
Weighted average common shares (basic).................    40,834     40,127     29,636
                                                         ========    =======    =======
Basic earnings per common share
Income available to common shareholders before
  extraordinary item and cumulative effect of change in
  accounting principle.................................  $   2.41    $  1.53    $  1.03
Extraordinary item, net of taxes.......................        --      (0.01)     (0.02)
Cumulative effect on prior years of change in
  accounting principle.................................        --         --      (0.01)
                                                         --------    -------    -------
Net income for basic computation.......................  $   2.41    $  1.52    $  1.00
                                                         ========    =======    =======

                      THE SHAW GROUP INC. AND SUBSIDIARIES

                                                         FOR THE YEARS ENDED AUGUST 31,
                                                         -------------------------------
                                                           2002        2001       2000
                                                         ---------   --------   --------
DILUTIVE:
Income available to common shareholders before
  extraordinary item and cumulative effect of change in
  accounting principle.................................  $ 98,367    $61,212    $30,383
Interest on convertible debt, net of taxes.............    10,697         --         --
                                                         --------    -------    -------
Income for diluted computation.........................   109,064     61,212     30,383
Extraordinary item, net of taxes.......................        --       (215)      (553)
Cumulative effect on prior years of change in
  accounting principle.................................        --         --       (320)
                                                         --------    -------    -------
Net income for dilutive computation....................  $109,064    $60,997    $29,510
                                                         ========    =======    =======
Weighted average common shares (basic).................    40,834     40,127     29,636
Effect of dilutive securities:
Convertible debt.......................................     6,556         --         --
Stock options..........................................       848      1,595      1,002
Escrow shares..........................................        --        106        133
                                                         --------    -------    -------
Adjusted weighted average common shares and assumed
  conversions..........................................    48,238     41,828     30,771
                                                         ========    =======    =======
Diluted earnings per common share
Income available to common shareholders before
  extraordinary item and cumulative effect of change in
  accounting principle.................................  $   2.26    $  1.46    $  0.99
Extraordinary item, net of taxes.......................        --         --      (0.02)
Cumulative effect on prior years of change in
  accounting principle.................................        --         --      (0.01)
                                                         --------    -------    -------
Net income for dilutive computation....................  $   2.26    $  1.46    $  0.96
                                                         ========    =======    =======

     The Company had approximately 142,000, 7,500, and 12,000, of stock options at August 31, 2002, 2001, and 2000, respectively, which were excluded from the calculation of diluted income per share because they were antidilutive. Additionally, at August 31, 2001, approximately 2,209,000 incremental shares related to convertible debt were excluded from the calculation of diluted income per share because they were antidilutive.

NOTE 17 -- EMPLOYEE BENEFIT PLANS

     The Company has a 1993 Employee Stock Option Plan ("1993 Plan") under which both qualified and non-qualified options and restricted stock may be granted. As of August 31, 2002, approximately 3,844,000 shares of Common Stock were authorized for issuance under the 1993 Plan. The 1993 Plan is administered by a committee of the Board of Directors (the "Board"), which selects persons eligible to receive options and determines the number of shares subject to each option, the vesting schedule, the exercise price, and the duration of the option. Generally, the exercise price of any option granted under the 1993 Plan cannot be less than 100% of the fair market value of the Company's Common Stock on the date of grant and its duration cannot exceed 10 years. Both qualified options and non-qualified options have been granted under the 1993 Plan. The options awarded vest in 25% annual increments beginning one year from the date of award.

                      THE SHAW GROUP INC. AND SUBSIDIARIES

     Shares of restricted stock are subject to risk of forfeiture during the vesting period. Restrictions related to these shares and the restriction terms are determined by the committee. Holders of restricted stock have the right to vote the shares. At August 31, 2002, there were no restricted shares of stock.

     In conjunction with the Stone & Webster acquisition (see Note 4 of Notes to Consolidated Financial Statements), the Company established the Stone & Webster Acquisition Stock Option Plan ("Stone & Webster Plan"). The purpose of this plan was to award options to Company employees who were not officers of the Company, as defined in the plan documents, and who were either (a) employed by the Company as a result of the Stone & Webster acquisition or (b) instrumental to the Stone & Webster acquisition. At August 31, 2002, 1,071,000 shares of Common Stock were authorized for issuance under this plan. The Stone & Webster Plan is administered by a committee of the Board, which selects persons eligible to receive options and determines the number of shares subject to each option, the vesting schedule, the exercise price, and the duration of the option. The exercise price of any option granted under the Stone & Webster Plan cannot be less than 100% of the fair market value of the Company's Common Stock on the date of grant and its duration cannot exceed 10 years. Only non-qualified options have been granted under the Stone & Webster Plan. The options awarded vest in 25% annual increments beginning one year from the date of award.

     During fiscal 2001, the Company established the 2001 Employee Incentive Compensation Plan ("2001 Plan") under which both qualified and non-qualified stock options, stock appreciation rights, performance shares and restricted stock may be granted. As of August 31, 2002, approximately 2,000,000 shares of Common Stock were authorized for issuance under the 2001 Plan. The 2001 Plan is administered by a committee of the Board, which selects persons eligible to receive awards and determines the number of shares subject to each award, and terms, conditions, performance measures, and other provisions of the award. The exercise price of any option granted under the 2001 Plan cannot be less than 100% of the fair market value of the Company's Common Stock on the date of grant and its duration cannot exceed 10 years. Both qualified options and non-qualified options have been granted under the 2001 Plan. The options awarded under the 2001 Plan vest in 25% annual increments beginning one year from the date of award.

     All options and other grants issued under the Stone & Webster Plan and the 2001 Plan become fully exercisable upon a change in control of the Company.

     In fiscal 1997, the Company adopted a Non-Employee Director Stock Option Plan ("Directors' Plan"). Members of the Board who are not or were not an officer or employee of the Company during the one year period preceding the date the director is first elected to the Board are eligible to participate in the Directors' Plan. A committee of two or more members of the Board who are not eligible to receive grants under the Directors' Plan administer this plan. Upon adoption, options to acquire an aggregate of 40,000 shares of Common Stock were issued. These options vested in 25% annual increments beginning one year from the date of award. Additionally, each eligible director is granted an option to acquire 1,500 shares of Common Stock on an annual basis upon his election or re-election to the Board. These options vest one year after the date of award. A total of 150,000 shares of Common Stock have been authorized for issuance under the Directors' Plan.

     SFAS No. 123, "Accounting for Stock-Based Compensation," provides that companies can either record expense based on the fair value of stock-based compensation upon issuance or elect to recognize no compensation cost upon issuance of a grant if certain requirements are met (as provided for in APB 25). The Company accounts for its stock-based compensation under APB 25. However, pro-forma disclosures, as if the Company adopted the cost recognition requirements under SFAS No. 123, are presented below.

                      THE SHAW GROUP INC. AND SUBSIDIARIES

     Had compensation cost been determined based on the fair value at the grant date consistent with the provisions of SFAS No. 123, the Company's net income and earnings per common share would have approximated the proforma amounts below:

                                                          FOR THE YEARS ENDED AUGUST 31,
                                                          ------------------------------
                                                            2002       2001       2000
                                                          --------   --------   --------
Net income before extraordinary item and cumulative
  effect of change in accounting principle (in
  thousands):
  As reported...........................................  $98,367    $61,212    $30,383
                                                          =======    =======    =======
  Proforma..............................................  $93,295    $57,396    $29,491
                                                          =======    =======    =======
Basic earnings per share before extraordinary item and
  cumulative effect of change in accounting principle:
  As reported...........................................  $  2.41    $  1.53    $  1.03
                                                          =======    =======    =======
  Proforma..............................................  $  2.28    $  1.43    $  1.00
                                                          =======    =======    =======
Diluted earnings per share before extraordinary item and
  cumulative effect of change in accounting principle:
  As reported...........................................  $  2.26    $  1.46    $  0.99
                                                          =======    =======    =======
  Proforma..............................................  $  2.16    $  1.37    $  0.96
                                                          =======    =======    =======

     The following table summarizes the activity in the Company's stock option plans:

                                                                             WEIGHTED
                                                                             AVERAGE
                                                               SHARES     EXERCISE PRICE
                                                              ---------   --------------
Outstanding at August 31, 1999..............................  2,515,500      $ 4.527
  Granted...................................................  2,116,000      $20.722
  Exercised.................................................   (580,764)     $ 3.884
  Canceled..................................................    (65,000)     $ 4.188
                                                              ---------      -------
Outstanding at August 31, 2000..............................  3,985,736      $13.198
  Granted...................................................    115,000      $36.904
  Exercised.................................................   (606,863)     $ 5.389
  Canceled..................................................   (282,500)     $13.186
                                                              ---------      -------
Outstanding at August 31, 2001..............................  3,211,373      $15.503
  Granted...................................................    845,000      $26.283
  Exercised.................................................   (235,190)     $ 9.611
  Canceled..................................................    (21,750)     $21.816
                                                              ---------      -------
Outstanding at August 31, 2002..............................  3,799,433      $18.226
                                                              =========      =======
Exercisable at August 31, 2002..............................  1,505,184      $15.002
                                                              =========      =======

     As of August 31, 2002, 2001, and 2000, the number of shares relating to options exercisable under the stock option plans was 1,505,184; 883,373; and 450,986, respectively, and the weighted average exercise price of those options was $15.002, $13.648, and $5.703, respectively.

     The weighted average fair value at date of grant for options granted during the years ended August 31, 2002, 2001, and 2000, was $15.61, $21.40, and $12.02
per share, respectively. The fair value of

                      THE SHAW GROUP INC. AND SUBSIDIARIES
options granted is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions for the years ended August 31, 2002, 2001, and 2000, respectively: (a) dividend yield of 0.00%, 0.00% and 0.00%; (b) expected volatility of 65%, 60%, and 60%; (c)
risk-free interest rate of 4.1%, 5.3%, and 6.2%; and (d) expected life of 5 years, 5 years and 5 years.

     The following table summarizes information about stock options outstanding as of August 31, 2002:

                           OPTIONS OUTSTANDING              OPTIONS EXERCISABLE
                  --------------------------------------   ----------------------
                                  WEIGHTED      WEIGHTED                 WEIGHTED
                                   AVERAGE      AVERAGE                  AVERAGE
   RANGE OF         NUMBER        REMAINING     EXERCISE     NUMBER      EXERCISE
EXERCISE PRICE    OUTSTANDING   CONTRACT LIFE    PRICE     EXERCISABLE    PRICE
---------------   -----------   -------------   --------   -----------   --------
  $3.375-$8.333      962,183      6.09 Yrs      $ 4.322       540,310    $ 4.348
 $8.334-$13.292       61,000      6.06 Yrs      $10.730        53,500    $10.845
$13.293-$18.250       20,000      9.93 Yrs      $16.980            --         --
$18.251-$23.209    1,844,750      7.90 Yrs      $20.928       880,749    $20.933
$23.210-$28.167      719,000      9.24 Yrs      $25.937         2,500    $24.590
$28.168-$33.126       97,500      9.73 Yrs      $30.621            --         --
$33.127-$38.084       25,000      8.29 Yrs      $33.870         5,000    $33.750
$38.085-$43.043       55,000      8.38 Yrs      $41.500        19,375    $41.500
$43.044-$48.001        7,500      8.42 Yrs      $44.750         1,875    $44.750
$48.002-$52.960        7,500      8.53 Yrs      $51.993         1,875    $51.993
                   ---------                                ---------
                   3,799,433      7.73 Yrs      $18.226     1,505,184    $15.002
                   =========                                =========

     During 1994, the Company adopted a voluntary 401(k) profit sharing plan for substantially all employees who are not subject to collective bargaining agreements. The plan provides for the eligible employee to contribute a percentage of annual compensation, subject to an annual limit as determined under federal law, with the Company matching 50% of the employee's eligible contribution up to 6% of the employee's annual compensation. The Company's expense for this plan for the years ended August 31, 2002, 2001, 2000, was approximately $8,000,000, $5,700,000, and $1,700,000, respectively. The year ended August 31, 2000 total includes approximately $195,000 related to the Stone & Webster subsidiary's 401(k) plan covering the period of July 14, 2000 to August 31, 2000. The Company's 401(k) profit sharing plans offer the employees a number of investment choices, including investments in the Company's Common Stock. The Plan purchases these shares on the open market. At August 31, 2002 and 2001, the Company's 401(k) plan owned 497,238 and 286,129 shares, respectively of the Company's Common Stock.

     The Company has other defined contribution plans at certain of its domestic and foreign locations. These plans allow the employees to contribute a portion of their earnings with the Company matching a percentage of the employee's contributions. The amounts contributed by the Company and employee vary by plan. The Company's expense for these plans was approximately $1,200,000, $700,000, and $325,000, for the years ended August 31, 2002, 2001, and 2000, respectively.

     The Company's subsidiaries in the U.K. and Canada have defined benefit plans covering their employees. The first U.K. plan was acquired November 14, 1997 through an acquisition. It is a salary-related plan for certain employees and admittance to this plan is now closed. The employees in this plan contribute 7% of their salary. The Company contribution depends on length of service, the employee's salary at retirement, and the earnings of the plan's investments. If the plan's earnings are sufficient, the Company makes no contributions. The Canadian plan and second U.K. plan were acquired July 14, 2000 in conjunction with the Stone & Webster acquisition. The Canadian plan is noncontributory and the benefits are based primarily on years of service and employees' career average pay; admittance to this plan

                      THE SHAW GROUP INC. AND SUBSIDIARIES
is now closed. The Company's policy is to make contributions equal to the current year cost-plus amortization of prior service cost. The second U.K. plan is contributory and the benefits are based primarily on years of service and employees' average pay during their last ten years of service. For the years ended August 31, 2002, 2001, and 2000, the Company recognized income (expense) of approximately, $(1,005,000), $533,000, and $145,000 respectively, for these plans.

     Included in the amounts for the year ended August 31, 2002 and 2001 are the two pension plans assumed by the Company in the Stone & Webster acquisition. The projected benefit obligation of these two plans at the date of the acquisition of $59,821,000 and the fair value of the assets at the date of acquisition of $63,419,000 are included in the table below at the start of the 2000 fiscal year.

     At August 31, 2002, the Company had recorded a $10,180,000 liability for its second U.K. defined benefit retirement plan. This liability is required to be recognized on the plan sponsor's balance sheet when the accumulated benefit obligations of the plan exceed the fair value of the plan's assets. In accordance with SFAS No. 87-"Employers Accounting for Pensions", the increase in the minimum liability is recorded through a direct charge to stockholders' equity and is, therefore, reflected, net of tax, as a component of comprehensive income in the Statement of Changes in Stockholders' Equity.

     The following table sets forth the pension cost for the first U.K. plan and the two pension plans assumed by the Company in the Stone & Webster acquisition (from the date of acquisition to August 31, 2002), and the plans' funded status as of August 31, 2002, 2001, and 2000 in accordance with the provisions of SFAS No. 132 -- "Employers' Disclosure about Pensions and Other Postretirement Benefits" (in thousands):

                                                       FOR THE YEARS ENDED AUGUST 31,
                                                     ----------------------------------
                                                        2002        2001        2000
                                                     ----------   ---------   ---------
CHANGE IN PROJECTED BENEFIT OBLIGATION
Projected benefit obligation at the start of the
  year.............................................  $   78,526   $  75,593   $  17,149
Projected benefit obligations acquired in the Stone
  & Webster acquisition............................          --          --      59,821
Service cost.......................................       1,818       1,865         458
Interest cost......................................       4,676       4,675       1,435
Member's contributions.............................         714         659         218
Actuarial loss/(gain)..............................       3,532         403         432
Benefits paid......................................      (3,740)     (4,114)       (971)
Foreign currency exchange rate changes.............       4,597        (555)     (2,949)
                                                     ----------   ---------   ---------
Projected benefit obligation at the end of the
  year.............................................      90,123      78,526      75,593
                                                     ----------   ---------   ---------

                      THE SHAW GROUP INC. AND SUBSIDIARIES

                                                       FOR THE YEARS ENDED AUGUST 31,
                                                     ----------------------------------
                                                        2002        2001        2000
                                                     ----------   ---------   ---------
CHANGE IN PLAN ASSETS
Fair value of the assets at the start of the
  year.............................................      73,554      82,013      19,296
Fair value of assets acquired in the Stone &
  Webster Acquisition..............................          --          --      63,419
Actual return on plan assets.......................      (6,953)     (6,137)      2,861
Employer contributions.............................       1,752       1,868         457
Employee contributions.............................         714         659         218
Benefits Paid......................................      (3,740)     (4,114)       (971)
Foreign currency exchange rate changes.............       3,437        (735)     (3,267)
                                                     ----------   ---------   ---------
Fair value of the assets at the end of the year....      68,764      73,554      82,013
                                                     ----------   ---------   ---------
Funded status......................................     (21,359)     (4,972)      6,420
Unrecognized net loss/(gain).......................      28,396      10,147      (1,378)
Adjustment to recognize minimum liability..........     (10,180)         --          --
                                                     ----------   ---------   ---------
Prepaid (accrued) benefit cost.....................  $   (3,143)  $   5,175   $   5,042
                                                     ==========   =========   =========
WEIGHTED-AVERAGE ASSUMPTIONS
Discount rate at end of the year...................     5.5-6.5%    6.0-6.5%    5.5-6.5%
Expected return on plan assets for the year........   7.75-8.75%   8.0-8.75%   7.0-8.75%
Rate of compensation increase at end of the year...     4.4-5.0%    4.5-5.0%    4.5-5.0%
COMPONENTS OF NET PERIODIC BENEFIT COST
Service cost.......................................  $    1,818   $   1,865   $     458
Interest cost......................................       4,676       4,675       1,435
Expected return on plan assets.....................      (6,291)     (6,924)     (2,038)
Other..............................................         802        (149)         --
                                                     ----------   ---------   ---------
Total net periodic benefit cost (income)...........  $    1,005   $    (533)  $    (145)
                                                     ==========   =========   =========

     The Company has a defined benefit pension plan for employees of its Connex subsidiary. Effective January 1, 1994, no new participants were admitted to the plan. The pension plan's benefit formulas generally base payments to retired employees upon their length of service. The pension plan's assets are invested in fixed income assets, equity based mutual funds, and money market funds. At August 31, 2002 and 2001, the fair market value of the plan assets was $1,185,000 and $1,355,000, respectively, which exceeded the estimated projected benefit obligation.

NOTE 18 -- RELATED PARTY TRANSACTIONS

     The Company has entered into employment agreements with its Chief Executive Officer, Chief Operating Officer, Chief Financial Officer and the President of its Environmental & Infrastructure subsidiary. Under the terms of the agreements, the executives are entitled to receive their base salaries, bonuses and other employee benefit plans and programs for the periods of time specified therein. In the event of termination of employment as a result of certain reasons (including a change in control of the Company), the executives will be entitled to receive their base salaries and certain other benefits for the remaining term of their agreement and all options and similar awards shall become fully vested. Additionally, in the event of an executive's death, his estate is entitled to certain payments and benefits.

                      THE SHAW GROUP INC. AND SUBSIDIARIES

     In 2001, the Company's employment agreement with its Chief Executive Officer was amended to provide a non-compete clause upon the Chief Executive Officer's separation from the Company. The amount of the non-compete payment will be $15,000,000 and was based upon an outside study of the fair value of non-compete provisions. The Company also agreed to set aside $5,000,000, per year, of Company funds in fiscal 2001 through 2003 in order to fund this obligation; and, therefore, as of August 31, 2002 and 2001, $10,000,000 and $5,000,000 are included in other long-term assets in the accompanying consolidated balance sheets. The $15,000,000 payment is due upon the Chief Executive Officer's separation from the Company, or upon change in control. Upon separation from the Company, the Company will amortize the payment over the non-compete period.

     Upon hiring certain senior managers, the Company paid signing bonuses that are repayable should the employee voluntarily terminate prior to a prescribed time. These repayment obligations are evidenced by non-interest bearing loan agreements that are forgiven over time. The impact of discounting such loans to record interest income is not significant. The balance of the senior management loan receivables as of August 31, 2002, 2001, and 2000 was approximately $3,463,000, $789,000, and $272,000, respectively. There are no loans outstanding to the Chief Executive Officer, Chief Operating Officer, Chief Financial Officer or General Counsel. In the ordinary course of business, the Company has also made other loans to other employees. All of these loan balances are included in other assets.

     During fiscal 1996, the Company entered into a non-competition agreement with a key employee of an acquired business. A related asset totaling approximately $314,000 (net of accumulated amortization of $1,654,000) is included in other assets and is being amortized over eight years using the straight-line method. A note payable to the executive for this agreement is included in long-term debt as further discussed in Note 9 of Notes to Consolidated Financial Statements.

     A director of the Company was a managing director of the investment banking firm that was a participating underwriter for the October 2000 public offering of 4,837,338 shares of Common Stock (discussed in Note 2 of Notes to Consolidated Financial Statements) and the November 1999 public offering of 6,900,000 shares of Common Stock (including 900,000 shares to cover over-allotments). The director's investment banking firm earned commissions of approximately $44,000 and $150,000 related to the October 2000 and November 1999 offerings, respectively. The same investment banking firm handled the repurchase of some of the shares of the Company's Common Stock which began in fiscal 1999, earning approximately $74,000 in commissions.

     A director of the Company is the majority owner of a construction company that the Company has used primarily as a subcontractor. He also had a minority interest in a company that provided services to the contractor for one of the Company's leased buildings; the director has since divested himself of this interest. During fiscal 2002, the Company made total payments of approximately $20,825,000 to the two companies and owed one of the companies approximately $7,750,000 as of August 31, 2002. During fiscal 2001, the Company made payments of approximately $266,000 to one of these companies. For fiscal 2000, payments to the director's construction companies were not material.

     Effective August 1, 2002, the Company entered into a five -year watercraft lease with a corporation owned by one of the Company's executive officers. The lease payments are $10,000 per month.

NOTE 19 -- FOREIGN CURRENCY TRANSACTIONS

     As of August 31, 2002, all of the Company's significant foreign subsidiaries maintained their accounting records in their local currency (primarily British pounds, Venezuelan Bolivars, Australian and Canadian dollars, and the Euro). The currencies are converted to U.S. dollars with the effect of the foreign currency translation reflected in "accumulated other comprehensive income (loss)," a component of shareholders' equity, in accordance with SFAS No. 52 -- "Foreign Currency Translation" and

                      THE SHAW GROUP INC. AND SUBSIDIARIES

SFAS No. 130 -- "Reporting Comprehensive Income." Foreign currency transaction gains or losses are credited or charged to income. At August 31, 2002 and 2001, cumulative foreign currency translation adjustments related to these subsidiaries reflected as a reduction to shareholders' equity amounted to $8,941,000 and $6,308,000, respectively; transaction losses reflected in income amounted to $1,158,000 and $41,000 in the years ended August 31, 2002 and 2001, respectively

     Prior to fiscal 2002 the Company had used the U.S. Dollar as opposed to the Venezuelan Bolivar as the functional reporting currency of its Venezuelan subsidiaries because the Venezuela economy was measured as highly inflationary, as defined by SFAS No. 52. Accordingly, pursuant to SFAS No. 52, the Company had previously translated the assets and liabilities of its Venezuelan subsidiaries (which are denominated in Venezuelan Bolivars) into U.S. Dollars using a combination of current and historical exchange rates. The Company began to use the Venezuelan Bolivar as the functional reporting currency of its Venezuelan subsidiaries in fiscal 2002 because the Company had determined that the Venezuelan economy no longer met the criteria of a highly inflationary economy as set forth in SFAS No. 52. As of August 31, 2002 the Company translated all assets and liabilities at the August 31, 2002 exchange rate. The Company's wholly-owned subsidiaries in Venezuela had total assets of approximately $10,500,000 and $17,200,000 denominated in Venezuelan Bolivars as of August 31, 2002 and 2001, respectively. The majority of the decrease in total assets in the fiscal year ended August 31, 2002 was related to the change in method of translating the assets from the Venezuelan Bolivar to the U.S. Dollar.

     During the years ended August 31, 2001 and 2000, the Company recorded losses of approximately $673,000, and $1,756,000, respectively, in translating the assets and liabilities of its Venezuelan subsidiaries into U.S. dollars. These losses are reported as reductions to revenues because they were partially offset by inflationary billing provisions in certain of the Company's contracts. Similar translation losses recorded against income in the first quarter of fiscal 2002 (prior to changing the functional reporting currency to the Venezuelan Bolivar) were not material.

NOTE 20 -- UNBILLED RECEIVABLES, RETAINAGE RECEIVABLES AND COSTS AND ESTIMATED
           EARNINGS ON UNCOMPLETED CONTRACTS

     In accordance with normal practice in the construction industry, the Company includes in current assets and current liabilities amounts related to construction contracts realizable and payable over a period in excess of one year. Costs and estimated earnings in excess of billings on uncompleted contracts represents the excess of contract costs and profits recognized to date on the percentage-of-completion accounting method over billings to date on certain contracts. Billings in excess of costs and estimated earnings on uncompleted contracts represents the excess of billings to date over the amount of contract costs and profits recognized to date on the percentage-of-completion accounting method on the remaining contracts.

     Included in accounts receivable is $35,649,000 and $42,664,000 at August 31, 2002 and 2001, respectively, related to unbilled receivables. Advanced billings on contracts as of August 31, 2002 and 2001 were $15,241,000 and $17,712,000, respectively. Balances under retainage provisions totaled $40,359,000 and $17,623,000 at August 31, 2002 and 2001, respectively, and are also included in accounts receivable in the accompanying consolidated balance sheets.

     The table below shows the components of costs and estimated earnings in excess of billings and billings in excess of costs and estimated earnings on the Company's uncompleted contracts as of August 31, 2002 and 2001 and does not include advanced billings on contracts as of August 31, 2002 and 2001 of $15,241,000 and $17,712,000, respectively. Contracts assumed in the Stone & Webster and IT Group acquisitions include cumulative balances from the origination of these contracts and, therefore, include amounts that were earned prior to the acquisition by the Company. In addition, the amounts below

                      THE SHAW GROUP INC. AND SUBSIDIARIES
do not include accrued contract loss reserves and fair value adjustments of acquired contracts as of August 31, 2002 and 2001. The amounts presented below are (in thousands).

                                                                    AUGUST 31,
                                                            --------------------------
                                                                2002          2001
                                                            ------------   -----------
Costs incurred on uncompleted contracts...................  $  8,563,003   $ 2,762,199
Estimated earnings thereon................................     1,587,055       224,977
                                                            ------------   -----------
                                                              10,150,058     2,987,176
Less: billings applicable thereto.........................   (10,319,543)   (3,129,517)
                                                            ------------   -----------
                                                                (169,485)     (142,341)
Time and materials on a contract..........................         8,362        10,934
                                                            ------------   -----------
                                                            $   (161,123)  $  (131,407)
                                                            ============   ===========
The following amounts are included in the accompanying
  balance sheet:
Costs and estimated earnings in excess of billings on
  uncompleted contracts...................................  $    248,360   $    95,012
Billings in excess of costs and estimated earnings on
  uncompleted contracts...................................      (409,483)     (226,419)
                                                            ------------   -----------
                                                            $   (161,123)  $  (131,407)
                                                            ============   ===========

NOTE 21 -- QUARTERLY FINANCIAL DATA (UNAUDITED)

                                                    FIRST      SECOND     THIRD       FOURTH
                                                   QUARTER    QUARTER    QUARTER     QUARTER
                                                   --------   --------   --------   ----------
                                                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
FISCAL 2002
Revenues.........................................  $453,609   $566,227   $902,640   $1,248,220
                                                   ========   ========   ========   ==========
Gross profit.....................................  $ 62,710   $ 67,742   $ 85,961   $  111,213
                                                   ========   ========   ========   ==========
Income before extraordinary item and cumulative
  effect of change in accounting principle.......  $ 18,952   $ 21,340   $ 26,730   $   31,345
                                                   ========   ========   ========   ==========
Basic income per common share before
  extraordinary item and cumulative effect of
  change in accounting principle.................  $    .46   $    .53   $    .66   $      .76
                                                   ========   ========   ========   ==========
Diluted income per common share before
  extraordinary item and cumulative effect of
  change in accounting principle.................  $    .45   $    .51   $    .61   $      .70
                                                   ========   ========   ========   ==========

                      THE SHAW GROUP INC. AND SUBSIDIARIES

                                                    FIRST      SECOND     THIRD       FOURTH
                                                   QUARTER    QUARTER    QUARTER     QUARTER
                                                   --------   --------   --------   ----------
                                                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
FISCAL 2001
Revenues.........................................  $418,757   $340,283   $394,154   $  385,738
                                                   ========   ========   ========   ==========
Gross profit.....................................  $ 64,068   $ 53,518   $ 65,530   $   63,500
                                                   ========   ========   ========   ==========
Income before extraordinary item and cumulative
  effect of change in accounting principle.......  $ 12,161   $ 11,820   $ 17,890   $   19,341
                                                   ========   ========   ========   ==========
Basic income per common share before
  extraordinary item and cumulative effect of
  change in accounting principle.................  $    .32   $    .29   $    .44   $      .47
                                                   ========   ========   ========   ==========
Diluted income per common share before
  extraordinary item and cumulative effect of
  change in accounting principle.................  $    .31   $    .28   $    .42   $      .45
                                                   ========   ========   ========   ==========

NOTE 22 -- AUDITED CONDENSED CONSOLIDATING FINANCIAL INFORMATION

The following presents summarized audited condensed consolidating financial information for the Company and its subsidiaries of its financial position as of August 31, 2002 and the results of operations and cash flows for the year then ended.

In connection with the Company's sale on March 17, 2003 of its 7 year, 10.75% Senior Notes (the "Senior Notes"), due March 15, 2010, the Company's material wholly-owned domestic subsidiaries issued joint and several guarantees in favor of the holders of the Senior Notes or otherwise assumed the obligations under the indenture governing the Senior Notes. These subsidiaries are referred to as the Guarantor Subsidiaries in the condensed consolidating financial information which is presented below. The Company's subsidiaries which have not issued guarantees for the Senior Notes (primarily foreign subsidiaries) are referred to as the Non-Guarantor Subsidiaries.

                               THE SHAW GROUP INC.
                      CONDENSED CONSOLIDATING BALANCE SHEET
                                 August 31, 2002
                                 (in thousands)

                                                                                      Elimination
                                                                        Non-              and
                                    The Shaw        Guarantor        Guarantor       Consolidation
                                   Group Inc.      Subsidiaries     Subsidiaries        Entries        Consolidated
                                  ------------     ------------     ------------     -------------     ------------
ASSETS

Current assets                    $    278,215     $  1,044,050     $    234,767     $   (106,678)     $  1,450,354
Investment in subsidiaries
     and joint ventures                824,062            9,470           23,661         (819,464)           37,729
Property and equipment                  73,009          117,309           17,682           (1,775)          206,225
Goodwill                                    --          481,633           17,371               --           499,004
Other assets                            40,373           76,728            4,024          (10,237)          110,888
                                  ------------     ------------     ------------     ------------      ------------

    Total Assets                  $  1,215,659     $  1,729,190     $    297,505     $   (938,154)     $  2,304,200
                                  ============     ============     ============     ============      ============


LIABILITIES AND
     STOCKHOLDERS' EQUITY

Current Liabilities               $         37     $    992,929     $    203,796     $   (124,292)     $  1,072,470
Long-term debt and capital
     leases                            521,412              499              236               --           522,147
Other non-current liabilities            1,953            9,221              550            5,602            17,326
                                  ------------     ------------     ------------     ------------      ------------

Total Liabilities                      523,402        1,002,649          204,582         (118,690)        1,611,943

Total Stockholders'
    Equity                             692,257          726,541           92,923         (819,464)          692,257
                                  ------------     ------------     ------------     ------------      ------------

   Total Liabilities and
        Stockholders' Equity      $  1,215,659     $  1,729,190     $    297,505     $   (938,154)     $  2,304,200
                                  ============     ============     ============     ============      ============

                               THE SHAW GROUP INC.
                   CONDENSED CONSOLIDATING STATEMENT OF INCOME
                       For the year ended August 31, 2002
                                 (in thousands)

                                                                                           Elimination
                                                                            Non-              and
                                      The Shaw         Guarantor         Guarantor        Consolidation
                                     Group Inc.       Subsidiaries      Subsidiaries         Entries        Consolidated
                                    ------------      ------------      ------------      -------------     ------------
Revenues                            $         --      $  3,142,108      $    305,171      $   (276,583)     $  3,170,696
Cost of revenue                               --         2,850,614           269,039          (276,583)        2,843,070
                                    ------------      ------------      ------------      ------------      ------------
     Gross profit                             --           291,494            36,132                --           327,626

General and administrative
    Expenses                                (535)          131,471            30,312                --           161,248
                                    ------------      ------------      ------------      ------------      ------------

Operating income                             535           160,023             5,820                --           166,378

Other (expenses)/income                  (23,850)            8,661              (177)               --           (15,366)
Equity in earnings of
     Subsidiaries                        111,375                --                --          (111,375)               --
                                    ------------      ------------      ------------      ------------      ------------

Income before income taxes
     and earnings (losses) from
     Unconsolidated entities              88,060           168,684             5,643          (111,375)          151,012

Provision for income taxes
     (benefit)                            (7,451)           61,006               793                --            54,348
                                    ------------      ------------      ------------      ------------      ------------

Income before earnings/
    (losses) from
     Unconsolidated entities              95,511           107,678             4,850          (111,375)           96,664

Earnings (losses) from
     Unconsolidated
     entities, net of taxes                2,856              (584)             (569)               --             1,703
                                    ------------      ------------      ------------      ------------      ------------


Net income                          $     98,367      $    107,094      $      4,281      $   (111,375)     $     98,367
                                    ============      ============      ============      ============      ============

                               THE SHAW GROUP INC.
                 CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
                       For the year ended August 31, 2002
                                 (in thousands)

                                                                                                Elimination
                                                                                  Non-              and
                                            The Shaw         Guarantor         Guarantor        Consolidation
                                           Group Inc.       Subsidiaries      Subsidiaries         Entries       Consolidated
                                          ------------      ------------      ------------      -------------    ------------
Net cash provided by
     Operations                           $     51,994      $    174,176      $     88,896      $         --     $    315,066
                                          ------------      ------------      ------------      ------------     ------------

Cash flows from investing activities:
  Purchases of marketable
      securities held to maturity             (128,585)               --                --                --         (128,585)
   Maturities of marketable
       securities held to
       maturity                                119,263                --                --                --          119,263
   Investment in subsidiaries                       --          (102,664)               --                --         (102,664)
   Purchases of property and
       equipment                               (45,728)          (25,086)           (3,132)               --          (73,946)
   Purchase of real estate
       option                                  (12,183)               --                --                --          (12,183)
   Investment in
       unconsolidated
       subsidiaries, net of cash
        received                                 2,000              (995)           (1,893)               --             (888)
    Proceeds from sale of assets                    --               717                --                --              717
                                          ------------      ------------      ------------      ------------     ------------
 Net cash used in investing
     activities                                (65,233)         (128,028)           (5,025)               --         (198,286)
                                          ------------      ------------      ------------      ------------     ------------

Cash flows from financing activities:
   Purchase of  treasury stock                 (52,043)               --                --                --          (52,043)
   (Repayment of) proceeds
      from  loans and leases                    (4,240)           (5,067)              236                --           (9,071)
   Repayment of revolving
       loan agreement                               --                --            (2,959)               --           (2,959)
   Issuance of common stock                      2,262                --                --                --            2,262
   Other                                           195              (358)               --                --             (163)
                                          ------------      ------------      ------------      ------------     ------------
Net cash used in
     financing activities                      (53,826)           (5,425)           (2,723)               --          (61,974)
                                          ------------      ------------      ------------      ------------     ------------
Effect of foreign exchange rates
    on cash                                         --                --               154                --              154
                                          ------------      ------------      ------------      ------------     ------------

Net increase (decrease) in cash                (67,065)           40,723            81,302                --           54,960

Cash and cash equivalents at
    the beginning of the period                303,218           115,656            24,430                --          443,304
                                          ------------      ------------      ------------      ------------     ------------
Cash and cash equivalents at
    the end of the period                 $    236,153      $    156,379      $    105,732      $         --     $    498,264
                                          ============      ============      ============      ============     ============

NOTE 23 -- UNAUDITED CONDENSED YEAR ENDED AUGUST 31, 2001 AND AUGUST 31, 2000 CONSOLIDATING FINANCIAL INFORMATION

The following presents summarized unaudited condensed consolidating financial information for the Company and its subsidiaries as of August 31, 2001 with respect to its financial position and for the two years ended August 31, 2001 with respect to its results of operations and cash flows.

In connection with the Company's sale on March 17, 2003 of its 7 year, 10.75% Senior Notes, due March 15, 2010, the Company's material wholly-owned domestic subsidiaries issued joint and several guarantees in favor of the holders of the Senior Notes or otherwise assumed the obligations under the indenture governing the Senior Notes. These subsidiaries are referred to as the Guarantor Subsidiaries in the condensed consolidating financial information which is presented below. The Company's subsidiaries which have not issued guarantees for the Senior Notes (primarily foreign subsidiaries) are referred to as the Non-Guarantor Subsidiaries.

                               THE SHAW GROUP INC.
                      CONDENSED CONSOLIDATING BALANCE SHEET
                                 August 31, 2001
                                   (unaudited)
                                 (in thousands)

                                                                                      Elimination
                                                                        Non-              and
                                    The Shaw        Guarantor        Guarantor       Consolidation
                                   Group Inc.      Subsidiaries     Subsidiaries        Entries         Consolidated
                                  ------------     ------------     ------------     -------------      ------------
ASSETS

Current assets                    $    462,660     $    552,859     $     81,810     $      (1,288)     $  1,096,041
Investment in subsidiaries
     and joint ventures                685,686           14,518            7,853          (683,743)           24,314
Property and equipment                  32,515           78,443           24,722              (478)          135,202
Goodwill                                    --          354,282           14,590                --           368,872
Other assets                            33,754           41,103            2,527                41            77,425
                                  ------------     ------------     ------------     -------------      ------------
     Total Assets                 $  1,214,615     $  1,041,205     $    131,502     $    (685,468)     $  1,701,854
                                  ============     ============     ============     =============      ============

LIABILITIES AND
     STOCKHOLDERS'
     EQUITY

Current Liabilities               $    103,240     $    414,297     $     59,557     $      (2,097)     $    574,997
Long-term debt and capital
     leases                            512,335              567               --               (35)          512,867
Other non-current liabilities              647           14,303              240               407            15,597
                                  ------------     ------------     ------------     -------------      ------------

 Total Liabilities                     616,222          429,167           59,797            (1,725)        1,103,461

 Total Stockholders'
     Equity                            598,393          612,038           71,705          (683,743)          598,393
                                  ------------     ------------     ------------     -------------      ------------

        Total Liabilities and
              Stockholders'
              Equity              $  1,214,615     $  1,041,205     $    131,502     $    (685,468)     $  1,701,854
                                  ============     ============     ============     =============      ============

                               THE SHAW GROUP INC.
                   CONDENSED CONSOLIDATING STATEMENT OF INCOME
                       For the year ended August 31, 2001
                                   (unaudited)
                                 (in thousands)

                                                                                          Elimination
                                                                           Non-              and
                                      The Shaw         Guarantor        Guarantor        Consolidation
                                     Group Inc.       Subsidiaries     Subsidiaries         Entries         Consolidated
                                    ------------      ------------     ------------      -------------      ------------
Revenues                            $         --      $  1,391,565     $    193,804      $     (46,437)     $  1,538,932
Cost of revenue                               --         1,147,474          190,534            (45,692)        1,292,316
                                    ------------      ------------     ------------      -------------      ------------
     Gross profit                                          244,091            3,270               (745)          246,616

General and administrative
     expenses                              1,700           128,148            9,812                 --           139,660
                                    ------------      ------------     ------------      -------------      ------------

Operating income (loss)                   (1,700)          115,943           (6,542)              (745)          106,956

Other (expenses)/income                  (23,711)           15,517              917                 --            (7,277)
Equity in earnings of
     Subsidiaries                         77,894                --               --            (77,894)               --
                                    ------------      ------------     ------------      -------------      ------------

Income before income taxes
     and earnings (losses) from
     unconsolidated entities              52,483           131,460           (5,625)           (78,639)           99,679

Provision for income taxes
     (benefit)                            (9,080)           50,029           (2,295)              (288)           38,366
                                    ------------      ------------     ------------      -------------      ------------

Income before earnings/
     (losses) from
     unconsolidated entities              61,563            81,431           (3,330)           (78,351)           61,313

Earnings  (losses) from
     unconsolidated
     entities, net of taxes                 (566)               --              250                 --              (316)
                                    ------------      ------------     ------------      -------------      ------------

Net income                          $     60,997      $     81,431     $     (3,080)     $     (78,351)     $     60,997
                                    ============      ============     ============      =============      ============

                               THE SHAW GROUP INC.
                   CONDENSED CONSOLIDATING STATEMENT OF INCOME
                       For the year ended August 31, 2000
                                   (unaudited)
                                 (in thousands)

                                                                                           Elimination
                                                                            Non-               and
                                      The Shaw         Guarantor         Guarantor        Consolidation
                                     Group Inc.       Subsidiaries      Subsidiaries         Entries         Consolidated
                                    ------------      ------------      ------------      -------------      ------------
Revenues                            $         --      $    677,446      $    101,127      $     (15,918)     $    762,655
Cost of revenue                               --           561,327            90,170            (15,918)          635,579
                                    ------------      ------------      ------------      -------------      ------------
     Gross profit                             --           116,119            10,957                 --           127,076

General and administrative
     Expenses                             (6,493)           69,974            10,816                 --            74,297
                                    ------------      ------------      ------------      -------------      ------------

Operating income                           6,493            46,145               141                 --            52,779

Other (expenses)/income                  (17,060)            9,478              (202)                --            (7,784)
Equity in earnings of
     Subsidiaries                         38,621                --                --            (38,621)               --
                                    ------------      ------------      ------------      -------------      ------------

Income before income taxes
    and earnings/(losses)  from
    unconsolidated entities
    and cumulative effect of
    change in accounting
    principle                             28,054            55,623               (61)           (38,621)           44,995

Provision for income taxes
     (benefit)                            (1,467)           17,844               (18)                --            16,359
                                    ------------      ------------      ------------      -------------      ------------

Income before earnings/
     (losses) from
     unconsolidated entities              29,521            37,779               (43)           (38,621)           28,636

Earnings/(losses) from
     unconsolidated
     entities, net of taxes                   --                --             1,194                 --             1,194

Cumulative effective of
     change in accounting
     Principle                               (11)             (302)               (7)                --              (320)
                                    ------------      ------------      ------------      -------------      ------------

Net income                          $     29,510      $     37,477      $      1,144      $     (38,621)     $     29,510
                                    ============      ============      ============      =============      ============

                               THE SHAW GROUP INC.
                 CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
                       For the year ended August 31, 2001
                                   (unaudited)
                                 (in thousands)

                                                                                                 Elimination
                                                                                  Non-              and
                                            The Shaw         Guarantor         Guarantor        Consolidation
                                           Group Inc.       Subsidiaries      Subsidiaries         Entries        Consolidated
                                          ------------      ------------      ------------      -------------     ------------
Net cash provided by (used
     in) operations                       $    (50,062)     $     48,806      $     12,661      $          --     $     11,405
                                          ------------      ------------      ------------      -------------     ------------

Cash flows from investing activities:
   Proceeds from sale of assets                  6,559           114,361                --                 --          120,920
   Purchases of marketable
      securities held to maturity              (45,630)               --                --                 --          (45,630)
   Purchases of property and
      Equipment                                (21,193)          (16,434)             (494)                --          (38,121)
   Investment in subsidiaries,
      net of cash received/
      Returned                                  22,590                --                --                 --           22,590
   Investment in
      unconsolidated
      Subsidiaries                              (2,000)           (2,237)               --                 --           (4,237)
   Investment in securities                     (1,241)               --                --                 --           (1,241)
                                          ------------      ------------      ------------      -------------     ------------
Net cash provided by (used
      in) investing activities                 (40,915)           95,690              (494)                --           54,281
                                          ------------      ------------      ------------      -------------     ------------

Cash flows from financing activities:
   Proceeds from issuance of
      Debt                                     492,851                --                --                 --          492,851
   (Repayment of) proceeds
      from loan agreement                     (236,050)               --             1,026                 --         (235,024)
   Issuance of common stock                    148,080                --                --                 --          148,080
   Repayment of debt and
      Leases                                    (8,609)          (40,638)               --                 --          (49,247)
                                          ------------      ------------      ------------      -------------     ------------
Net cash provided by (used
     in) financing activities                  396,272           (40,638)            1,026                 --          356,660
                                          ------------      ------------      ------------      -------------     ------------

Effects of foreign exchange
     rates on cash                                  --                --              (810)                --             (810)
                                          ------------      ------------      ------------      -------------     ------------

Net increase in cash                           305,295           103,858            12,383                 --          421,536

Cash and cash equivalents at
    the beginning of the period                 (2,077)           11,798            12,047                 --           21,768
                                          ------------      ------------      ------------      -------------     ------------
Cash and cash equivalents at
    the end of the period                 $    303,218      $    115,656      $     24,430      $          --     $    443,304
                                          ============      ============      ============      =============     ============

                               THE SHAW GROUP INC.
                 CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
                       For the year ended August 31, 2000
                                   (unaudited)
                                 (in thousands)

                                                                                                 Elimination
                                                                                  Non-               and
                                            The Shaw         Guarantor         Guarantor        Consolidation
                                           Group Inc.       Subsidiaries      Subsidiaries         Entries        Consolidated
                                          ------------      ------------      ------------      -------------     ------------
Net cash provided by (used
     in) operations                       $   (154,307)     $     76,825      $      7,606      $          --     $    (69,876)
                                          ------------      ------------      ------------      -------------     ------------

Cash flows from investing activities:
   Purchases of property and
      equipment                                 (4,200)          (15,865)             (554)                --          (20,619)
   Proceeds from sale of
      assets                                        --             8,715                --                 --            8,715
   Investment in subsidiaries,
      net of cash received                      (2,342)               --                --                 --           (2,342)
   Investment in
      unconsolidated
      subsidiaries                                  --            (1,561)               --                 --           (1,561)
                                          ------------      ------------      ------------      -------------     ------------
Net cash provided by (used
      in) investing activities                  (6,542)           (8,711)             (554)                --          (15,807)
                                          ------------      ------------      ------------      -------------     ------------

Cash flows from financing activities:
   (Repayment of) proceeds
      from revolving
      loan agreement                           148,067                --             2,469                 --          150,536
   Repayment of  loans and
      leases, net of loan
      proceeds                                 (56,336)          (53,776)               --                 --         (110,112)
   Issuance of common stock                     69,742                --                --                 --           69,742
   Increase in outstanding
      checks in excess of
      bank balance                                  --            (6,398)             (212)                --           (6,610)
   Purchase of treasury stock                   (2,392)               --                --                 --           (2,392)
                                          ------------      ------------      ------------      -------------     ------------
Net cash provided by (used
      in) financing activities                 159,081           (60,174)            2,257                 --          101,164
                                          ------------      ------------      ------------      -------------     ------------

Effects of foreign exchange
      rates on  cash                                --                --              (614)                --             (614)
                                          ------------      ------------      ------------      -------------     ------------

Net increase (decrease) in cash                 (1,768)            7,940             8,695                 --           14,867

Cash and cash equivalents at
      the beginning of the period                 (310)            3,860             3,351                 --            6,901
                                          ------------      ------------      ------------      -------------     ------------
Cash and cash equivalents at
    the end of the period                 $     (2,078)     $     11,800      $     12,046      $          --     $     21,768
                                          ============      ============      ============      =============     ============

                      THE SHAW GROUP INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                   (Unaudited)
                                 (In thousands)

                                     ASSETS

                                                                        February 28,    August 31,
                                                                            2003           2002
                                                                        ------------   ------------
Current assets:
     Cash and cash equivalents                                          $    193,893   $    401,764
     Escrowed cash                                                            96,500         96,500
     Marketable securities, held to maturity                                  58,084         54,952
     Accounts receivable, including retainage, net                           425,295        436,747
     Accounts receivable from unconsolidated entity                            1,018             32
     Inventories                                                              95,603         99,009
     Cost and estimated earnings in excess of billings
        on uncompleted contracts                                             201,183        248,360
     Deferred income taxes                                                    67,594         73,903
     Prepaid expenses and other current assets                                34,917         39,087
                                                                        ------------   ------------
             Total current assets                                          1,174,087      1,450,354

Investments in and advances to unconsolidated entities, joint ventures
     and limited partnerships                                                 28,605         37,729

Investments in securities available for sale                                   7,442          7,235

Property and equipment, less accumulated depreciation
     of $103,079 at February 28, 2003 and $84,055 at
     August 31, 2002, respectively                                           201,413        206,225

Goodwill                                                                     501,363        499,004

Other assets                                                                 102,883        103,653
                                                                        ------------   ------------
                                                                        $  2,015,793   $  2,304,200
                                                                        ============   ============

                                   (Continued)

         The accompanying notes are an integral part of these statements.

                      THE SHAW GROUP INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                   (Unaudited)
                        (In thousands, except share data)

                      LIABILITIES AND SHAREHOLDERS' EQUITY

                                                                        February 28,     August 31,
                                                                            2003             2002
                                                                        ------------    ------------
      Accounts payable                                                  $    324,071    $    390,165
      Accrued liabilities                                                    125,577         159,182
      Current maturities of long-term debt                                     2,074           3,102
      Short-term revolving lines of credit                                        --           1,052
      Current portion of obligations under capital leases                      1,601           2,200
      Deferred revenue - prebilled                                            15,726          11,503
      Advanced billings and billings in excess of cost and estimated
         earnings on uncompleted contracts                                   275,348         424,724
      Contract liability adjustments                                          42,307          69,140
      Accrued contract losses and reserves                                    24,338          11,402
                                                                        ------------    ------------
           Total current liabilities                                         811,042       1,072,470

Long-term debt, less current maturities                                      528,694         521,190

Obligations under capital leases, less current obligations                     1,455             957

Deferred income taxes                                                         12,657          15,452

Other liabilities                                                             12,686           1,874

Commitments and contingencies                                                     --              --

Shareholders' equity:
      Preferred stock, no par value, no shares issued and outstanding             --              --
      Common stock, no par value,
         37,742,716 and 40,841,627 shares outstanding, respectively          494,882         494,581
      Retained earnings                                                      274,526         265,945
      Accumulated other comprehensive income (loss)                          (20,236)        (16,193)
      Treasury stock, 5,331,655 and 2,161,050 shares, respectively           (99,913)        (52,076)
                                                                        ------------    ------------
           Total shareholders' equity                                        649,259         692,257
                                                                        ------------    ------------
                                                                        $  2,015,793    $  2,304,200
                                                                        ============    ============


        The accompanying notes are an integral part of these statements.

                      THE SHAW GROUP INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (Unaudited)
                    (In thousands, except per share amounts)

                                                                         Three Months Ended          Six Months Ended
                                                                             February 28,               February 28,
                                                                         2003          2002          2003          2002
                                                                      ----------    ----------    ----------    -----------
Income:
    Revenues                                                          $  720,458    $  566,227    $1,717,364    $ 1,019,836
    Cost of revenues                                                     678,605       498,485     1,593,085        889,384
                                                                      ----------    ----------    ----------    -----------
      Gross profit                                                        41,853        67,742       124,279        130,452

General and administrative expenses                                       49,230        33,026        99,122         63,934
                                                                      ----------    ----------    ----------    -----------

Operating income (loss)                                                   (7,377)       34,716        25,157         66,518

Interest expense                                                          (5,759)       (5,431)      (11,533)       (11,236)
Interest income                                                            2,065         2,399         3,604          5,421
Other income, net                                                            132            77            33            444
                                                                      ----------    ----------    ----------    -----------
                                                                          (3,562)       (2,955)       (7,896)        (5,371)
Income (loss) before income taxes and earnings (losses) from
    unconsolidated entities                                              (10,939)       31,761        17,261         61,147
Provision for income taxes (benefit)                                      (4,456)       11,434         5,696         22,019
                                                                      ----------    ----------    ----------    -----------

Income (loss) before earnings (losses) from unconsolidated entities       (6,483)       20,327        11,565         39,128
Earnings (losses) from unconsolidated entities, net of  taxes             (1,389)        1,013        (2,984)         1,164
                                                                      ----------    ----------    ----------    -----------
Net income (loss)                                                     $   (7,872)   $   21,340    $    8,581    $    40,292
                                                                      ==========    ==========    ==========    ===========


Net income (loss) per common share:
    Basic income (loss) per common share                              $    (0.21)   $     0.53    $     0.23    $      0.99
                                                                      ==========    ==========    ==========    ===========

    Diluted income (loss) per common share                            $    (0.21)   $     0.51    $     0.22    $      0.95
                                                                      ==========    ==========    ==========    ===========


        The accompanying notes are an integral part of these statements.

                      THE SHAW GROUP INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (Unaudited)
                                 (In thousands)

                                                                                   Six Months Ended
                                                                                     February 28,
                                                                                  2003          2002
                                                                               ----------    ----------
Cash flows from operating activities:
     Net income                                                                $    8,581    $   40,292
     Depreciation and amortization                                                 22,908        12,185
     Provision for deferred income taxes                                            5,196        20,323
     Amortization of contract adjustments                                         (14,743)      (14,055)
     Non-cash interest expense                                                     10,329        10,157
     Other operating activities, net                                             (173,477)       60,101
                                                                               ----------    ----------
Net cash provided by (used in) operating activities                              (141,206)      129,003

Cash flows from investing activities:
     Purchases of marketable securities held to maturity                          (94,190)      (42,193)
     Maturities of marketable securities held to maturity                          91,058        71,898
     Purchases of property and equipment                                          (16,615)      (34,921)
     Proceeds from sale of assets                                                   2,948           102
     Investment in subsidiaries                                                    (1,200)           --
     Receipts from unconsolidated entities, net of advances                           415            74
     Proceeds from sale of securities                                                 175            --
     Investment in DIP loan - IT Group                                                 --       (44,000)
     Purchase of real estate option                                                    --       (12,183)
                                                                               ----------    ----------
Net cash used in investing activities                                             (17,409)      (61,223)

Cash flows from financing activities:
     Purchase of treasury stock                                                   (47,837)      (27,131)
     Repayment of debt and leases                                                  (1,187)       (3,701)
     Net proceeds (repayments) on revolving credit agreements                      (1,052)        5,437
     Issuance of common stock                                                         301         1,045
     Deferred credit costs                                                             --          (190)
                                                                               ----------    ----------
Net cash used in financing activities                                             (49,775)      (24,540)
Effect of exchange rate changes on cash                                               519          (768)
                                                                               ----------    ----------

Net increase (decrease) in cash and cash equivalents                             (207,871)       42,472

Cash, cash equivalents and escrowed cash- beginning of period                     498,264       443,304
                                                                               ----------    ----------

Cash, cash equivalents and escrowed cash- end of period                        $  290,393    $  485,776
                                                                               ==========    ==========

Supplemental disclosure:
     Noncash investing and financing activities:
     Property and equipment acquired under capital leases                      $    1,706    $       --
                                                                               ==========    ==========
     Common stock issued as additional consideration for PPM acquisition
           completed in fiscal 2000                                            $       --    $    1,971
                                                                               ==========    ==========
     Investment in securities available for sale acquired in
           lieu of interest payment                                            $       --    $      273
                                                                               ==========    ==========


        The accompanying notes are an integral part of these statements.

                      THE SHAW GROUP INC. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS


Note 1 - Unaudited Financial Information

The accompanying condensed consolidated financial statements and financial information included herein have been prepared in accordance with the interim reporting requirements of Form 10-Q. Consequently, certain information and note disclosures normally included in financial statements prepared annually in accordance with generally accepted accounting principles have been condensed or omitted. Readers of this report should therefore refer to the consolidated financial statements and the notes thereto included in the Annual Report on Form 10-K for the fiscal year ended August 31, 2002 of The Shaw Group Inc.

The financial information of The Shaw Group Inc. and its wholly-owned subsidiaries (collectively, "the Company" or "Shaw") as of February 28, 2003 and for the three-month and six-month periods ended February 28, 2003 and 2002 and included herein is was not audited by the Company's independent auditors. However, the Company's management believes it has made all adjustments (consisting of normal recurring adjustments) which are necessary to fairly present the results of operations for such periods. Results of operations for the interim period are not necessarily indicative of results of operations that will be realized for the fiscal year ending August 31, 2003.

The Company's foreign subsidiaries maintain their accounting records in their local currency (primarily British pounds, Australian and Canadian dollars, Venezuelan Bolivars, the Euro and the Dutch Guilder prior to January 1, 2002.) All of the assets and liabilities of these subsidiaries (including long-term assets, such as goodwill) are converted to U.S. dollars with the effect of the foreign currency translation reflected in "accumulated other comprehensive income," a component of shareholders' equity, in accordance with Statement of Financial Accounting Standards ("SFAS") No. 52 and SFAS No. 130 - "Reporting Comprehensive Income." Foreign currency transaction gains or losses are credited or charged to income.

Certain reclassifications have been made to the prior year's financial statements in order to conform with the current year's presentation.

Note 2 - Stock-Based Compensation

SFAS No. 123, "Accounting for Stock-Based Compensation," allows companies to account for stock-based compensation by either recognizing an expense for the fair value of stock-based compensation upon issuance of a grant as presented in SFAS No. 123 and other SFAS's and interpretations or by the intrinsic value method prescribed in Accounting Principles Board Opinion ("APB") No. 25 and related interpretations.

The Company accounts for its stock-based compensation under APB No. 25 which provides that no stock compensation expense is recognized if stock options and grants are issued at the market value of the underlying stock at the date of grant. However, if the Company had adopted the fair value method of accounting for stock-based compensation and had determined its stock-based compensation cost based on the fair value at the grant date consistent with the provisions of SFAS No. 123, the Company's net income and earnings per common share would have approximated the proforma amounts below (in thousands, except per share amounts):

                                                          Three months ended
                                                             February 28
                                                          2003          2002
                                                       ----------    ----------
Net income (loss)
     As reported                                       $   (7,872)   $   21,340
     Stock based employee compensation, net of taxes       (1,688)       (1,247)
                                                       ----------    ----------
     Proforma                                          $   (9,560)   $   20,093
                                                       ==========    ==========

Basic earnings (loss) per share:
     As reported                                       $    (0.21)   $     0.53
     Stock based employee compensation, net of taxes        (0.04)        (0.03)
                                                       ----------    ----------
     Proforma                                          $    (0.25)   $     0.50
                                                       ==========    ==========

Diluted earnings (loss) per share:
     As reported                                       $    (0.21)   $     0.51
     Stock based employee compensation, net of taxes        (0.04)        (0.03)
                                                       ----------    ----------
     Proforma                                          $    (0.25)   $     0.48
                                                       ==========    ==========

                                                           Six months ended
                                                             February 28
                                                          2003          2002
                                                       ----------    ----------
Net income :
     As reported                                       $    8,581    $   40,292
     Stock based employee compensation, net of taxes       (3,234)       (2,577)
                                                       ----------    ----------
     Proforma                                          $    5,347    $   37,715
                                                       ==========    ==========

Basic earnings per share:
     As reported                                       $     0.23    $     0.99
     Stock based employee compensation, net of taxes        (0.09)        (0.06)
                                                       ----------    ----------
     Proforma                                          $     0.14    $     0.93
                                                       ==========    ==========

Diluted earnings per share:
     As reported                                       $     0.22    $     0.95
     Stock based employee compensation, net of taxes        (0.08)        (0.05)
                                                       ----------    ----------
     Proforma                                          $     0.14    $     0.90
                                                       ==========    ==========


Note 3 - Capital Stock Transactions

In September 2001, the Company's Board of Directors authorized the Company to repurchase shares of its no par value Common Stock ("Common Stock"), depending on market conditions, up to a limit of $100,000,000. The Company has completed its purchases under this program by purchasing 5,331,005 shares at a cost of approximately $99,880,000. This includes 3,170,605 shares purchased at a cost of approximately $47,837,000 during the six months ended February 28, 2003 and 2,160,400 shares purchased at a cost of approximately $52,043,000 during the year ended August 31, 2002. Also included in Treasury Stock is 650 shares valued at approximately $33,000 that were returned in fiscal 2002 in connection with the finalization of an acquisition.

Note 4 - Acquisitions

The operating results of acquisitions are included in the Company's consolidated financial statements from the applicable date of the transaction.

IT Group Acquisition

During fiscal year 2002, the Company acquired substantially all of the operating assets and assumed certain liabilities of The IT Group, Inc. ("IT Group") and its subsidiaries. IT Group and one of its wholly-owned subsidiaries, Beneco, were subject to separate Chapter 11 bankruptcy reorganization proceedings and the acquisition was completed pursuant to the bankruptcy proceedings. The acquisition of the IT Group assets was completed on May 3, 2002 and the acquisition of Beneco's assets was completed on June 15, 2002.

The Company believes, pursuant to the terms of the acquisition agreements, it has assumed only certain liabilities ("assumed liabilities") of the IT Group and Beneco as specified in the acquisition agreements. The Company has estimated that its total of assumed liabilities is approximately $350,000,000. Further, the acquisition agreements also provide that certain other liabilities of the IT Group, including but not limited to, outstanding borrowings, leases, contracts in progress, completed contracts, claims or litigation that relate to acts or events occurring prior to the acquisition date, and certain employee benefit obligations, are specifically excluded ("excluded liabilities") from the Company's transactions. The Company, however, cannot provide assurance that it does not have any exposure to the excluded liabilities because, among other matters, the bankruptcy courts have not finalized their validation of the claims filed with the courts. Additionally, the Company has not completed its review of liabilities that have been submitted to the Company for payment. Accordingly, the Company's estimate of the value of the assumed liabilities may change as a result of the validation of the claims by the bankruptcy courts or other factors which may be identified during its review of liabilities.

The IT Group acquisition was recorded as a purchase, and accordingly, the Company's results of operations include those of the acquired IT Group and Beneco businesses from the respective acquisition dates. The Company has not completed all necessary appraisals of the property and equipment purchased nor has the Company completed the process of obtaining information about the fair value of all of the acquired assets and assumed liabilities. Accordingly, the Company anticipates that there will be further adjustments to the IT Group purchase price during the one year allocation period which will end on May 3, 2003.

The Company acquired a large number of contracts in progress and contract backlog for which the work had not commenced at the acquisition date. Under SFAS 141, "Business Combinations", construction contracts are defined as intangibles that meet the criteria for recognition apart from goodwill. These intangibles, like the acquired assets and liabilities, are required to be recorded at their fair value at the date of acquisition. The Company recorded these contracts at fair value using a market based discounted cash flow approach by recording contract asset and liability adjustments to the balance sheet. As of February 28, 2003 related assets of approximately $9,934,000 and liabilities of $43,908,000 (as adjusted by allocation period adjustments recorded as of February 28, 2003) have been established that are amortized to contract costs over the estimated lives of the underlying contracts and related production backlog. As of February 28, 2003 the amount of the accrued future cash losses on assumed contracts with inherent losses (accrued contract loss reserves) was estimated to be approximately $22,110,000 (including allocation period adjustments). Commencing with the initial recording of these contract adjustments and reserves in the year ended August 31, 2002, the assets and liabilities are amortized as work is performed on the contracts. The net amortization of the contracts adjustments recognized during the three months and six months ended February 28, 2003 was approximately $7,031,000 and $10,055,000 respectively, and has been reflected as a reduction in the cost of revenues, which resulted in a corresponding increase in gross profit. The activity related to these contract assets and liabilities is included in the table at the end of
Note 11.

Stone & Webster Acquisition

On July 14, 2000, the Company purchased substantially all of the operating assets of Stone & Webster, Incorporated ("Stone & Webster"), a global provider of engineering, procurement, construction, consulting and environmental services to the power, process, environmental and infrastructure markets. The acquisition was concluded as part of a proceeding under Chapter 11 of the Bankruptcy Code for Stone & Webster. This transaction was accounted for under the purchase method of accounting.

The Company believes that, pursuant to the terms of the Stone & Webster acquisition agreement, it assumed only certain specified liabilities, which the Company has estimated to be approximately $740,000,000. The Company believes that liabilities excluded from this acquisition include liabilities associated with certain contracts in progress, completed contracts, claims or litigation that relate to acts or events occurring prior to the acquisition date, and certain employee benefit obligations, including Stone & Webster's U.S. defined benefit plan (collectively, the "excluded items"). The Company, however, cannot provide assurance that it has no exposure with respect to the excluded items because, among other things, the bankruptcy court has not finalized its validation of claims filed with the court. The final amount of assumed liabilities may change as a result of the validation of the claims process; however, the Company believes, based on its review of claims filed, that any such adjustment to the assumed liabilities and future operating results will not be material.

LFG&E Acquisition

During the six months ended February 28, 2003 the Company's Environmental and Infrastructure segment acquired the assets of LFG&E, International, Inc. for a cash payment of approximately $1,200,000. Approximately $355,000 of goodwill was recognized on this transaction. LFG&E International, Inc. provides gas well drilling services to landfill owners and operators.

Note 5 - Inventories

The major components of inventories consist of the following as of the dates indicated (in thousands):

                         February 28, 2003               August 31, 2002
                  ------------------------------   ------------------------------
                  Weighted                         Weighted
                   Average     FIFO      Total      Average     FIFO      Total
                  --------   --------   --------   --------   --------   --------
Finished Goods    $ 32,583   $     --   $ 32,583   $ 33,583   $     --   $ 33,583
Raw Materials        2,977     52,570     55,547      3,144     51,249     54,393
Work In Process        636      6,837      7,473        878     10,155     11,033
                  --------   --------   --------   --------   --------   --------
                  $ 36,196   $ 59,407   $ 95,603   $ 37,605   $ 61,404   $ 99,009
                  ========   ========   ========   ========   ========   ========


Note 6 - Investment in Unconsolidated Entities

During the three and six months ended February 28, 2003, the Company recognized losses of approximately $1,400,000 and $3,000,000, respectively, from operations of its unconsolidated joint ventures which are accounted for on the equity method. These losses were primarily attributable to the Entergy/Shaw joint venture.

Additionally, as is common in the engineering, procurement and construction industries, the Company executed certain contracts jointly with third parties through joint ventures, limited partnerships and limited liability companies. The investments included on the accompanying Condensed Consolidated Balance Sheets as of February 28, 2003 and August 31, 2002 are approximately $14,375,000 and $18,255,000 respectively, which generally represents the Company's cash contributions and earnings from these investments.

Note 7 - Debt

Revolving Lines of Credit

The Company's primary credit facility ("Credit Facility"), dated July 2000 is for a three-year term, and provides that both revolving credit loans and letters of credit may be issued within the $350,000,000 limits of this facility. The Credit Facility allows the Company to borrow either at interest rates (i) in a range of 1.50% to 2.25% over the London Interbank Offered Rate ("LIBOR") or (ii) from the prime rate to 0.75% over the prime rate. The Company selects the interest rate index, while the spread over the index is dependent upon certain financial ratios of the Company. The Credit Facility is secured by, among other things, (i) guarantees by the Company's domestic subsidiaries; (ii) a pledge of all of the capital stock of the Company's domestic subsidiaries and 66% of the capital stock in certain of the Company's foreign subsidiaries; and (iii) a security interest in all property of the Company and its domestic subsidiaries (except real estate and equipment). The Credit Facility also contains restrictive covenants and other restrictions, which include but are not limited to the maintenance of specified ratios and minimum capital levels and limits on other borrowings, capital expenditures and investments. Additionally, the Credit Facility established a $25,000,000 aggregate limit on the amount of the Company's Common Stock repurchases and/or LYONs repurchases (see below) made subsequent to February 28, 2002, without prior consent. Subsequent consent was provided to allow the Company to complete in October 2002 the $100,000,000 Common Stock repurchase program which was authorized by the Company's Board of Directors in September 2001 (see Note 3 of Notes to Condensed Consolidated Financial Statements). As of February 28, 2003, the Company was in compliance with these covenants or had obtained the necessary waivers. At February 28, 2003 the Company did not have any outstanding borrowings under the Credit Facility, but had outstanding letters of credit of approximately $180,790,000.

The Credit Facility was amended and restated on March 17, 2003 (see Note 13 to Notes to Condensed Consolidated Financial Statements -"Subsequent Events").

As of February 28, 2003, the Company's foreign subsidiaries had short-term revolving lines of credit permitting borrowings totaling approximately $25,500,000. These subsidiaries did not have any outstanding borrowings under these lines at February 28, 2003, but had letters of credit outstanding against these lines of approximately $3,600,000.

LYONs Convertible Securities

Effective May 1, 2001, the Company issued and sold $790,000,000 (including $200,000,000 to cover over-allotments) of 20-year, zero-coupon, unsecured, convertible debt, Liquid Yield Option Notes ("LYONs", "debt" or "the securities"). The debt was issued at an original discount price of $639.23 per $1,000 maturity value and has a yield to maturity of 2.25%. The debt is senior unsecured obligations of the Company and is convertible into the Company's Common Stock at a fixed ratio of 8.2988 shares per $1,000 maturity value or an effective conversion price of $77.03 at the date of issuance. Under the terms of the issue, the conversion rate may be adjusted for certain factors as defined in the agreement including but not limited to dividends or distributions payable on Common Stock, but will not be adjusted for accrued original issue discount. The Company realized net proceeds, after expenses, from the issuance of these securities of approximately $490,000,000.

The holders of the debt have the right to require the Company to repurchase the debt on May 1, 2004, May 1, 2006, May 1, 2011 and May 1, 2016 at the then accreted value. The Company has the right to fund such repurchases with shares of its Common Stock, at the current market value, cash, or a combination of Common Stock, and cash. The debt holders also have the right to require the Company to repurchase the debt for cash, at the accreted value, if there is a change in control of the Company, as defined, occurring on or before May 1, 2006. The Company may redeem all or a portion of the debt at the accreted value, through cash payments, at any time after May 1, 2006. (On March 31, 2003 the Company purchased LYONs with an amortized value of approximately $256,700,000 ($384,600,000) aggregate principal value) pursuant to a Tender Offer - see Note 13 to Notes to Condensed Consolidated Financial Statements - "Subsequent Events").

Note 8 - Comprehensive Income

Comprehensive income for a period encompasses net income and all other changes in a company's equity other than from transactions with the company's owners. Comprehensive income was comprised of the following for the periods indicated (in thousands):

                                                                            Three Months Ended      Six Months Ended
                                                                               February 28,           February 28,
                                                                             2003         2002       2003        2002
                                                                           --------    --------    --------    --------
Net income (loss)                                                          $ (7,872)   $ 21,340    $  8,581    $ 40,292

Additional pension liability not yet recognized in periodic
    pension expense, net of taxes                                            (6,300)         --      (6,300)         --
Foreign currency translation adjustments                                        489      (1,516)      1,785      (2,543)
Unrealized net gains (losses) on hedging activities, net of taxes                43         (88)        226        (177)
Unrealized gains (losses) on securities available for sale, net of taxes        (79)         (1)        294        (149)
   Less: Reclassification adjustments for gains included in net income          (48)         --         (48)         --
                                                                           --------    --------    --------    --------
Total comprehensive income (loss)                                          $(13,767)   $ 19,735    $  4,538    $ 37,423
                                                                           ========    ========    ========    ========


As of February 28, 2003, the Company recorded a $6,300,000 net of tax liability for one of its United Kingdom (U.K.) defined benefit retirement plans and its Canadian defined benefit retirement plan. This liability is required to be recognized on the plan sponsor's balance sheet when the accumulated benefit obligations of the plan exceed the fair value of the plan's assets. In accordance with SFAS No. 87 - "Employers Accounting For Pensions" the increase in the minimum liability is recorded through a direct charge to stockholders' equity and is, therefore, reflected, net of tax, as a component of accumulated other comprehensive income (loss) on the Condensed Consolidated Balance Sheet. This liability will require the Company to increase its future contributions to the plan.

The foreign currency translation adjustments relate to the varying strength of the U.S. dollar in relation to the British pound, Venezuelan Bolivar, Australian and Canadian dollars and the Euro (prior to January 1, 2002, the Dutch guilder).

The Company's hedging activities (which are generally limited to foreign exchange transactions) during the three months and six months ended February 28, 2003 and 2002 were not material.

Note 9 - Business Segments

During the quarter ended February 28, 2003 the Company reorganized its operations, which resulted in a change in its operating segments. The Company has segregated its business activities into three operating segments: ECM (Engineering, Construction and Maintenance) segment, Environmental and Infrastructure segment, and Fabrication, Manufacturing and Distribution segment. The primary change from the Company's previously reported segments is that the pipe fabrication and related operations were moved from the segment previously reported as the Integrated EPC Services segment to the segment previously reported as the Manufacturing and Distribution segment resulting in the new ECM segment and the Fabrication, Manufacturing and Distribution segment, respectively.

The following table presents information about segment results of operations and assets for the periods indicated. Certain reclassifications, primarily related to the new Environmental and Infrastructure segment established with the acquisition of the IT Group, Inc. and the changes discussed in the prior paragraph, have been made to conform the February 2002 information to the February 28, 2003 presentation basis (in thousands):

                                                                            FABRICATION,
                                                           ENVIRONMENTAL   MANUFACTURING
                                                                  &             AND
                                              ECM         INFRASTRUCTURE    DISTRIBUTION      CORPORATE           TOTAL
                                        --------------    --------------   --------------   --------------    --------------
THREE MONTHS ENDED FEBRUARY 28, 2003
Revenues from external customers        $      387,009    $      269,028   $       64,421   $           --    $      720,458
Intersegment revenues                           10,287             1,182            2,467               --            13,936
Net income (loss) before income taxes          (21,171)           21,261            3,541          (14,570)          (10,939)
Total assets                                   854,324           512,953          301,841          395,655         2,064,773

THREE MONTHS ENDED FEBRUARY 28, 2002
Revenues from external customers        $      432,651    $       35,336   $       98,240   $           --    $      566,227
Intersegment revenues                               29                --              465               --               494
Net income before income taxes                  26,044             3,444           13,744          (11,471)           31,761
Total assets                                   906,335            60,159          308,802          614,070         1,889,366

SIX MONTHS ENDED FEBRUARY 28, 2003
Revenues from external customers        $    1,001,430    $      574,707   $      141,227   $           --    $    1,717,364
Intersegment revenues                           20,027             3,334            6,226               --            29,587
Net income (loss) before income taxes           (7,513)           44,231           13,283          (32,740)           17,261

SIX MONTHS ENDED FEBRUARY 28, 2002
Revenues from external customers        $      759,472    $       72,480   $      187,884   $           --    $    1,019,836
Intersegment revenues                              126                --            1,991               --             2,117
Net income before income taxes                  50,408             7,106           24,514          (20,881)           61,147


Segment net income before income taxes does not include any Corporate management charges. Corporate had charged $11,589,000 and $22,067,000 to its segments for the three and six month periods ending February 28, 2002. As previously stated, the Company has restated prior year's data to conform with the current year presentation, including the elimination of these management charges. In fiscal 2003, Corporate began allocating certain depreciation to its segments; however, the assets remain at Corporate. The total depreciation allocated is as follows (in thousands).

                                                                            FABRICATION,
                                                           ENVIRONMENTAL   MANUFACTURING
                                                                 &               AND
                                              ECM         INFRASTRUCTURE    DISTRIBUTION      CORPORATE           TOTAL
                                        --------------    --------------   --------------   --------------    --------------
THREE MONTHS ENDED FEBRUARY 28, 2003    $        3,052    $           11   $           --   $       (3,063)   $           --
SIX MONTHS ENDED FEBRUARY 28, 2003               6,104                22               --           (6,126)               --

A reconciliation of total segment assets to consolidated total assets follows (in thousands):

                                                          FEBRUARY 28,
                                                   ------------------------
                                                      2003          2002
                                                   ----------    ----------
Total segment assets                               $2,064,773    $1,889,366
Elimination of intercompany payables                  (30,793)      (57,145)
Income tax entries not allocated to segments          (15,623)       (1,377)
Other consolidation adjustments and eliminations       (2,564)       (8,749)
                                                   ----------    ----------
Total consolidated assets                          $2,015,793    $1,822,095
                                                   ==========    ==========

Note 10 - Earnings (loss) Per Common Share

Computations of basic and diluted earnings (loss) per share are presented below (in thousands, except per share amounts).

                                                  Three Months Ended     Six Months Ended
                                                      February 28,         February 28,
                                                   2003        2002       2003       2002
                                                 --------    --------   --------   --------
BASIC:
Income (loss) available to common shareholders   $ (7,872)   $ 21,340   $  8,581   $ 40,292
                                                 ========    ========   ========   ========
Weighted average common shares                     37,741      40,299     38,081     40,610
                                                 ========    ========   ========   ========
Basic earnings (loss) per common share           $  (0.21)   $   0.53   $   0.23   $   0.99
                                                 ========    ========   ========   ========

DILUTIVE:
Income (loss) available to common shareholders   $ (7,872)   $ 21,340   $  8,581   $ 40,292
Interest on convertible debt, net of taxes             --       2,652         --      5,284
                                                 --------    --------   --------   --------
Income (loss) for diluted computation            $ (7,872)   $ 23,992   $  8,581     45,576
                                                 ========    ========   ========   ========
Weighted average common shares (basic)             37,741      40,299     38,081     40,610
Effect of dilutive securities:
Stock options                                          --         600        426        828
Convertible debt                                       --       6,556         --      6,556
                                                 ========    ========   ========   ========
Adjusted weighted average common shares and
   assumed conversions                             37,741      47,455     38,507     47,994
                                                 ========    ========   ========   ========
Diluted earnings (loss) per common share         $  (0.21)   $   0.51   $   0.22   $   0.95
                                                 ========    ========   ========   ========

For the three months and six months ended February 28, 2003 the Company had approximately 4,800,000 and 3,500,000 weighted-average incremental shares related to stock options that were excluded from the calculation of diluted income per share because they were antidilutive. For the three month and six months ended February 28, 2002 the Company had approximately 614,000 and 542,000 weighted-average incremental shares related to stock options that were excluded from the calculation of diluted income per share because they were antidilutive. Additionally, for the three months and six months ended February 28, 2003, the effect of the LYONs convertible debt has been excluded from the calculation of diluted income per share because it is antidilutive.

Note 11 - Goodwill and Other Intangibles

Goodwill

The following table reflects the changes (in thousands) in the carrying value of goodwill from September 1, 2002 to February 28, 2003. Refer to Note 4 of Notes to Condensed Consolidated Financial Statements for a more detailed discussion of the accounting related to these acquisitions.

          Balance at September 1, 2002                                 $ 499,004
          Allocation period adjustments, net  - IT Group acquisition       2,590
          LFG&E  acquisition                                                 355
          Allocation period adjustments - Psycor                            (466)
          Currency translation adjustment                                   (120)
                                                                       ---------
          Balance at February 28, 2003                                 $ 501,363
                                                                       =========

Goodwill associated with the IT Group acquisition which was completed in the year ended August 31, 2002 has been preliminarily calculated as of February 28, 2003. The Company expects to revise these balances during the one year allocation period as the Company has not obtained all appraisals of the property and equipment it purchased nor has it completed all of its other review and valuation procedures of the assets acquired and the liabilities assumed.

Amortizable Intangibles and Accrued Contract Loss Reserves

The Company's intangible assets include construction contract adjustments and contract loss reserves established in purchase accounting, (related to the acquisitions of the IT Group and Stone & Webster) and its proprietary ethylene technology acquired in the Stone & Webster transaction, which is being amortized over 15 years on a straight-line basis. The Company is still evaluating a customer relationship intangible acquired in the IT Group acquisition - see Note 4 to Notes to Condensed Consolidated Financial Statements.

The following table presents the additions to and utilization/amortization of intangible assets and accrued contract loss reserves for the periods indicated (in thousands):

                                                             ASSET OR        COST OF
                                            DECEMBER 1,      LIABILITY       REVENUES      FEBRUARY 28,
Three months ended February 28, 2003          2002           INCREASE/       INCREASE/         2003
------------------------------------         BALANCE         DECREASE       (DECREASE)       BALANCE
                                           ------------    ------------    ------------    ------------
Contract (asset) adjustments               $     (7,317)   $     (1,020)   $        759    $     (7,578)
Contract liability adjustments                   56,812          (4,790)         (9,715)         42,307

Accrued contract loss reserves                   13,899          11,250            (811)         24,338
                                           ------------    ------------    ------------    ------------
Total contract related items                     63,394           5,440          (9,767)         59,067
Ethylene technology                             (24,311)             --             477         (23,834)
                                           ------------    ------------    ------------    ------------
Total                                      $     39,083    $      5,440    $     (9,290)   $     35,233
                                           ============    ============    ============    ============


                                                             ASSET OR        COST OF
                                            SEPTEMBER 1,     LIABILITY       REVENUES      FEBRUARY 28,
Six months ended February 28, 2003             2002          INCREASE/       INCREASE/         2003
----------------------------------            BALANCE        DECREASE       (DECREASE)       BALANCE
                                           ------------    ------------    ------------    ------------
Contract (asset) adjustments               $    (12,150)   $      2,216    $      2,356    $     (7,578)
Contract liability adjustments                   69,140          (9,734)        (17,099)         42,307
Accrued contract loss reserves                   11,402          14,650          (1,714)         24,338
                                           ------------    ------------    ------------    ------------
Total contract related items                     68,392           7,132         (16,457)         59,067
Ethylene technology                             (24,788)             --             954         (23,834)
                                           ------------    ------------    ------------    ------------
Total                                      $     43,604    $      7,132    $    (15,503)   $     35,233
                                           ============    ============    ============    ============

                                                             ASSET OR        COST OF
                                            DECEMBER 1,      LIABILITY       REVENUES      FEBRUARY 28,
Three months ended February 28, 2002          2001           INCREASE/       INCREASE/         2002
------------------------------------         BALANCE         DECREASE       (DECREASE)       BALANCE
                                           ------------    ------------    ------------    ------------
Contract liability adjustments             $     35,743    $         --   $     (5,997)   $     29,746
Accrued contract loss reserves                    5,703              --           (769)          4,934
                                           ------------    ------------   ------------    ------------
Total contract related items                     41,446              --         (6,766)         34,680
Ethylene technology                             (26,217)             --            477         (25,740)
                                           ------------    ------------   ------------    ------------
Total                                      $     15,229    $         --   $     (6,289)   $      8,940
                                           ============    ============   ============    ============

                                                             ASSET OR        COST OF
                                            SEPTEMBER 1,     LIABILITY       REVENUES      FEBRUARY 28,
Six months ended February 28, 2002             2001          INCREASE/       INCREASE/         2002
----------------------------------            BALANCE        DECREASE       (DECREASE)       BALANCE
                                           ------------    ------------    ------------    ------------
Contract liability adjustments             $     43,801    $         --   $    (14,055)   $     29,746
Accrued contract loss reserves                    6,906              --         (1,972)          4,934
                                           ------------    ------------   ------------    ------------
Total contract related items                     50,707              --        (16,027)         34,680
Ethylene technology                             (26,694)             --            954         (25,740)
                                           ------------    ------------   ------------    ------------
Total                                      $     24,013    $         --   $    (15,073)   $      8,940
                                           ============    ============   ============    ============


The Company previously referred to the fair value of the acquired contract liability adjustments resulting from the Stone & Webster acquisition as gross margin reserves. The increases/decreases in the contract (asset) and contract liability adjustments for the six months ended February 28, 2003 represent allocation period adjustments made with respect to the IT Group acquisition. The contract (asset) adjustments are included in other current assets in the accompanying condensed consolidated balance sheets. The $14,650,000 increase in the accrued contract loss reserves for the six months ended February 28, 2003 was comprised of a $13,650,000 allocation period adjustment for the IT Group acquisition and a $1,000,000 expense to accrue for anticipated losses on current contracts not related to purchase accounting. The annual amortization related to the ethylene technology is $1,906,000.

Note 12- Contingencies

Contingencies and Subsequent Developments Associated with Domestic Power Market EPC Projects

In fiscal 2002 and 2001 the Company entered into several significant EPC contracts for new domestic gas-fired combined cycle power plants. During fiscal 2002 and 2001, the Company recognized revenues of approximately $1,500,000,000 and $250,000,000, respectively, related to these contracts. For the three months and six months ended February 28, 2003 and 2002, the Company recognized revenues of approximately $223,000,000 and $611,000,000 in fiscal 2003 and $217,000,000 and $329,000,000 in fiscal 2002, respectively, related to these contracts. The Company's customers for these power plants are major utility companies and independent power producers ("IPPs"), several of which where wholly or partially owned subsidiaries of major utilities. In fiscal 2002, demand for new capacity in the domestic power market significantly decreased, resulting in, among other things, financial distress among many participants in the domestic power markets, particularly the IPPs. At the time the Company entered into these contracts, all of these customers had investment grade credit ratings. During 2002, all of the Company's IPP customers received downgrades to their credit ratings, reducing their credit ratings below investment grade. The condition of the national power market, these credit downgrades and other factors resulted in three projects being canceled or suspended. For one of these projects, Pike, discussed further below, the Company was notified by the customer of their intention to not make a scheduled milestone payment on its required due date. As of February 28, 2003, the Company has approximately $393,000,000 remaining in backlog related to gas-fired combined cycle power plant projects: $89,000,000 for IPPs on five projects with the remaining $304,000,000 for major utility companies on three projects. Approximately $52,000,000 of the IPP backlog is with NEG for the Covert and Harquahala projects that are discussed below. The backlog does not include amounts that may be received for settlements of claims on the NEG Contracts.

In addition, under the terms of one contract with an IPP, the customer, at its option, can pay a portion of the contract price in subordinated notes or cash. The Company believes that the amount payable in subordinated notes will not exceed $27,000,000 under the terms of the contract. The subordinated notes, if issued, would bear interest at prime plus 4% and mature in October 2009. However, if any amounts under the notes are unpaid 8 months following final acceptance of the project, the unpaid notes, plus a cash payment of the amounts, if any, paid on the notes through the conversion date, is convertible at the option of the Company into a 49.9% equity interest in the related project. The payments that could be made with these notes would be due in the first half of calendar 2003 and final acceptance of the project is expected in the first half of calendar 2003. As of February 28, 2003 the Company had recorded receivables of approximately $ 13,000,000 related to claims and disputed changes orders with respect to this contract.

Any potential loss on any of these projects will be recognized (charged to earnings) in the period when it becomes evident that a loss has occurred and amount of the loss can be reasonably estimated.

The Pike Project

During the fourth quarter of 2002, one of the Company's customers, LSP-Pike Energy, LLC ("Pike") notified the Company of its intention to not pay a scheduled milestone billing on the required due date of August 4, 2002. Pike is a subsidiary of NRG Energy, Inc. ("NRG"), which is owned by Xcel Energy, Inc. ("Xcel"). In accordance with the terms of the contract, on September 4, 2002, the Company notified the customer it was in breach of the terms of the contract for nonpayment and, therefore, the contract was terminated. No amounts are included in backlog related to this project.

Prior to the contract termination, the Company had executed commitments/agreements to purchase equipment for the project and had also entered into agreements with subcontractors to perform work on the project. Certain of these commitments and agreements contain cancellation clauses and related payment or settlement provisions. The Company has entered into discussions with its vendors and subcontractors to determine the final amounts owed based on the termination of the project. While the Company believes that, pursuant to the terms of the contract with Pike, the Company has retained ownership of a significant amount of equipment that was to be installed on the project, the project lenders have advised the Company that they may have an interest in certain of this equipment. Under the terms of the contract between the Company and Pike, Pike is obligated to reimburse the Company for all of the costs incurred by the Company, whether before or after the termination, and a fee for the work performed prior to the termination. The Company believes that it is owed approximately $130,000,000 in costs and fees over the amounts already paid under the contract.

The Company is actively pursuing alternatives to collect all amounts owed under the Pike contract. A lien has been filed on the project. On October 17, 2002, the Company filed an involuntary petition for liquidation of Pike, under Chapter 7 of the U.S. Bankruptcy Code to protect its rights, claims, and security interests in and to the assets of Pike. In December 2002, Pike disputed the bankruptcy petition in court and discovery is currently proceeding. On March 20, 2003 the Court approved an agreed order submitted by the Company, Pike, and its lenders, which allowed the Company to dispose of the equipment in its possession, reserving the parties' rights with respect to any proceeds from disposition. The Company also filed suit against NRG in U.S. District Court in Mississippi to collect amounts due under a $100 million guarantee, and against NRG and Xcel, along with certain of their officers for additional damages, and costs under various legal theories including substantive consolidation, alter-ego, and piercing the corporate veil. The Company has also joined in an involuntary bankruptcy proceeding instituted against NRG by former executives in Bankruptcy Court in Minnesota. In addition to the legal proceedings, the Company is continuing discussions with Pike and its lenders in an effort to resolve collection of the amounts owed.

The Company believes it will ultimately recover the costs it incurred and will incur under the terms of the contract and the profit it had previously recognized on the project. Because that contract was terminated on September 4, 2002 no revenue or profit related to Pike was recognized for the six months ended February 28, 2003. The Company will not recognize any additional profit it is owed under this contract until it is probable it will collect that additional amount.

Although the Company expects to recover amounts owed to it (including final vendor and subcontractor settlements), it is also reasonably possible that the Company will not recover all of its costs and profit recognized on the project; particularly if NRG's financial condition continues to deteriorate and if (i) any dispute regarding the ownership of the equipment in the possession of the Company is resolved adversely to the Company; or (ii) such equipment cannot be used on another similar project or liquidated by the Company to recover all or a portion of the amount owed. NRG has announced that it is in default on certain of its debt facilities, has failed to make certain principal and interest payments, and is currently working on a comprehensive restructuring plan. Xcel announced on March 26, 2003 that its Board of Directors had approved a tentative settlement agreement with holders of NRG's long term notes and the steering committee representing NRG's lenders. The settlement is subject to certain conditions, including the approval of a majority of the NRG lenders and long-term noteholders and definitive documentation. The terms of the settlement call for Xcel to make payments to NRG over the next 13 months totaling up to $752 million for the benefit of NRG's creditors in partial consideration for their waiver of any existing and potential claims against Xcel. The amount, if any, that the Company may not be able to recover is dependent upon the final amounts to be expended by the Company related to the project, the amount to be realized upon disposition of the equipment related to the project, the financial wherewithal of the customer and NRG in the future, which is dependent upon its ability to restructure and/or reach agreement with its creditors and or to obtain additional funding from its parent company.


    The Company has, in connection with its evaluation of the Pike project, estimated that (i) it has or will incur costs of approximately $75,000,000 to $80,000,000 over the amounts that have been previously collected from Pike and
(ii) equipment that was to be installed on the project could be liquidated for approximately $40,000,000 to $60,000,000. Although the Company does not believe a loss has been incurred as of February 28, 2003, based on these estimates, if the Company is unable to collect additional amounts from its customer (or its affiliates), the Company's potential future loss on the Pike project could range from $15,000,000 to $40,000,000. As of February 28, 2003 the Company has recorded $46,600,000 included in accounts receivable for costs incurred over amounts received on the projects.


The Covert & Harquahala Projects

On October 10, 2002, the parent company, PG&E Corp. ("PG&E") of a customer, PG&E National Energy Group, Inc. ("NEG") announced it had notified its lenders it did not intend to make further equity contributions as required under the credit facility to fund two projects, Covert and Harquahala, on which the Company is the EPC contractor. As of February 2003, these two projects were each over 80% complete.

Three related agreements for each project combine to effect the target price contracts. One agreement with each NEG project entity provides for a fixed price subject to increase based on change orders and claims, while the other agreements provide for payment from NEG of costs in excess of the fixed price. As of March 31, 2003 the Company's cost estimates indicate total costs for the two projects will exceed the combined original target prices by approximately $95 million, a portion of which the Company believes will be recovered through change orders and claims. Approved change orders and claims are recoverable under fixed price agreements from the project entities or the lender in the event of assignment. Any costs in excess of the fixed price as revised for approved change orders and claims, are nevertheless recoverable from NEG. Although these costs will remain due from NEG, we may not be able to collect all these costs from NEG if NEG is unable to pay. During the three months ended November 30, 2002, the Company reversed $7,700,000 of profit previously recognized on these projects, due to increases in cost estimates.

On December 13, 2002, the Company filed suit in the U.S. District Court in Delaware seeking a declaration that NEG had repudiated the contracts and that the Company was entitled to adequate assurances of performance and payment under these contracts. The suit further requested that in the event adequate assurance was not provided, the Company be relieved of its obligation to complete the EPC services on these projects. In addition, the Company provided a notice of default under the agreements to NEG and its lenders, and of its right to terminate the contracts as early as January 15, 2003, unless adequate assurance of payment under the contracts was made.

The Company continued discussions with NEG and its lenders towards a mutually agreeable resolution of contract issues and continued to work on the projects while in discussions. On March 13, 2003, the Company filed a Notice of Dismissal of its suit. On March 16, 2003, the Company notified NEG and its lenders that it had terminated the Covert and Harquahala contracts, although the Company continued to work on the projects. The Company elected to terminate the contracts in order to preserve, and better enable the Company to assert certain legal rights under the contracts.

On March 18, 2003, NEG's lenders filed suit against the Company in the U.S. District Court for the District of Delaware claiming wrongful termination by the Company of these projects and seeking damages "expected to be in excess of $100 million." The Company denies the allegations in this suit.

On April 10, 2003, after extensive negotiations with NEG's project entities, NEG, and the lenders, all parties executed a term sheet that provides for settlement of claims related to the Covert and Harquahala projects. The proposed settlement provides for the amendment of the fixed price EPC contracts to increase the total contract prices for both projects by a total of $65,000,000, dismissal of the pending suit by the lenders, release by the Company of claims based on change orders and the incurrence of other additional costs, revises the schedule for completion of the projects, and generally addresses related issues. The revised schedule would provide for the Company to complete the Harquahala project in September 2003, and the Covert project in December 2003. The other agreements which provided for recovery of costs in excess of the fixed price contracts would be terminated. While this term sheet is non-binding and subject to definitive documentation and ultimate approval of the lenders, the parties are working diligently to that end, and expect this settlement to be consummated before April 30, 2003. Based on this expected resolution and the Company's revised estimated total costs to complete these projects, the Company took a charge to earnings in the second quarter ended February 28, 2003 in the amount of $30,000,000 to reflect settlement of the Company's claims amd change orders for completion of the projects.

At March 31, 2003, the Company had recorded a net receivable of approximately $17,500,000 related to these projects.

The Company believes that it has first lien rights, superior to the primary lenders, on the partially completed projects. In the event this settlement is not consummated and the Company stops work on the projects, although no assurances can be made, the Company believes it will recover all amounts owed to it under these terminated contracts including amounts related to change orders and claims previously approved by NEG, through collection from NEG, the project entities or their lenders or ultimately through its lien rights on the projects. It is reasonably possible however, that, if the settlement is not consummated, the Company may not collect all amounts owed to it under these projects, which could have a material adverse effect on operating results in the period when the uncollectible amounts would be recognized. Further, in the event termination of the contracts is determined to have been wrongful, the Company could be subject to claims for damages for breach of contract by NEG or its lenders, which claims for damages could include the cost of third parties to complete the projects. As previously noted, the suit by NEG's lenders claims damages in excess of $100 million. Such claims for damages could exceed our own estimates of the costs to complete such projects. In such an event, any claims by NEG or its lenders would likely be determined in a legal proceeding in which our claims against the project entities, NEG, and its lenders would also be determined. We would also be subject to the risks inherent in litigation as well as the risks inherent in collecting any award we receive in litigation.

Guarantees

In November 2002 the Financial Accounting Standards Board issued FASB Interpretation No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees Including Indirect Guarantees of Indebtness of Others" ("FIN 45"). FIN 45 requires that upon issuance of a guarantee, the guarantor must recognize a liability for the fair value of the obligation it assumes under that guarantee. In addition, FIN 45 requires additional disclosures about the guarantees that an entity has issued. The initial recognition and measurement provisions of FIN 45 are applicable on a prospective basis to guarantees issued or modified after December 31, 2002 and the disclosure requirements of FIN 45 are effective for financial statements of interim or annual periods ending after December 15, 2002. The recognition and measurement provisions of FIN 45 are not expected to have a material effect on the Company's financial position, results of operations or cash flows.

The Company's lenders issue letters of credit on its behalf to customers or sureties in connection with its contract performance and in limited circumstances certain other obligations of third parties. The Company is required to reimburse the issuers of these letters of credit for any payments which they make pursuant to these letters of credit. At February 28, 2003 the amount of outstanding letters of credit was approximately $180,790,000.

The Company has also provided guarantees to certain of its joint ventures which are reported under the equity method and are not consolidated on the accompanying balance sheet. At February 28, 2003 the Company had guaranteed approximately $12,000,000 of bank debt or letters of credit and $42,000,000 of performance bonds with respect to its unconsolidated joint ventures.

Note 13 - Subsequent Events

Senior Notes and Tender Offer for LYONs

On March 17, 2003, the Company issued and sold $ 253,029,000, aggregate principal amount at maturity, of 7-year 10.75% Senior Notes ("Senior Notes" or "notes"), which mature on March 15, 2010. The Senior Notes were issued at original discount price of $988.03 per $1,000 maturity value and have a yield to maturity of 11.00%. The notes have a call (repurchase) feature that allows the Company to repurchase all or a portion of the notes at the following prices (as a percentage of maturity value) and dates.

                                  Price As Percentage of
Repurchase (Call) Dates               Maturity Value
------------------------------    ----------------------
March 15, 2007                           105.375 %
March 15, 2008                           102.688 %
March 15, 2009 until maturity            100.000 %


Additionally, prior to March 15, 2006, the Company may, at its option, utilize the net cash proceeds from one or more specified equity offerings, within ninety days of the Company's receipt of the equity funds, to repurchase up to 35% of the then outstanding amount of Senior Notes at a price of 110.75% of the maturity value of the notes. Prior to March 15, 2007 the Company may, at its option, repurchase not less than all of the then outstanding notes at a price equal to the principal amount of the notes plus a specified applicable premium. Although the notes are unsecured, they are guaranteed by the Company's material domestic subsidiaries.

On March 31, 2003 the Company completed the purchase of LYONs with an amortized value of approximately $256,700,000 and an aggregate principal value of approximately $384,600,000 for a cost of approximately $248,100,000, resulting in a net gain after expenses and write-off of unamortized debt costs of approximately $1,700,000. The Company used the total net proceeds, after fees, from the sale of the Senior Notes of approximately $243,000,000 and internal funds of approximately $5,100,000 to effect this repurchase. The LYONs were purchased pursuant to a tender offer which commenced on February 26, 2003.

Amended Credit Facility

On March 17, 2003, concurrent with the closing of the Senior Notes offering, the Company amended and restated its Credit Facility ("Amended Credit Facility") and extended its term to March 16, 2006. The Amended Credit Facility has a $250,000,000 credit limit. The Company may, by March 16, 2004, increase the credit limit to a maximum of $300,000,000 by allowing one or more lenders to increase their commitment or by adding new lenders.

Under the Amended Credit Facility, interest will be computed, at the Company's option, using either the defined base rate or the defined LIBOR rate, plus an applicable margin. The terms "base rate" and "LIBOR rate" have meanings customary for financings of this type. The applicable margin is adjusted pursuant to a pricing grid based on ratings by Standard and Poor's Rating Services and Moody's Investor Services for the Amended Credit Facility or, if the Amended Credit Facility is not rated, the ratings from these services applicable to the Company's senior, unsecured long-term indebtedness. The margins for Credit Facility loans may be in a range of (i) 1.00% to 3.00% over the LIBOR or (ii) from the base rate to 1.50 % over the base rate.

The Company is required, with certain exceptions, to prepay loans outstanding under the Amended Credit Facility with (i) the proceeds of new indebtedness;
(ii) net cash proceeds from equity sales to third parties (if not used for acquisitions or other general corporate purposes within 90 days after receipt), and (iii) insurance proceeds or condemnation awards in excess of $5,000,000 that are not used to purchase a similar asset or for a like business purpose.

The collateral requirements did not change significantly as a result of the amendment and restatement. The Amended Credit Facility contains certain financial covenants, including a leverage ratio (which changes after May 1, 2004 representing the initial date LYONs may be submitted by LYONs holders for repurchase by the Company - see Note7 to Notes to Condensed Consolidated Financial Statements) and a minimum fixed charge coverage ratio, which requires achievement of levels of defined net worth and EBITDA. Further, the Company is required to obtain the consent of the lenders to prepay the Senior Notes or amend the terms of the Senior Notes. The Amended Credit Facility permits the Company to repurchase $10,000,000 of its LYONs obligations. Additional LYONs repurchases are also permitted if (after giving effect to the repurchases), the Company has the availability to borrow up to $50,000,000 million under the Amended Credit Facility and the Company has the required amounts of cash and cash equivalents. Prior to May 1, 2004, $100,000,000 of cash and cash equivalents is required for purposes of this test and thereafter not less than $75,000,000. Under the Amended Credit Facility, cash and cash equivalents for purposes of this test consist of balances not otherwise pledged or escrowed under the Company's Amended Credit Facility and are reduced by amounts borrowed under the Amended Credit Facility.

At February 28, 2003, the interest rate on the Amended Credit Facility would have been either 5.25% (if the prime rate index had been chosen) or 3.84% (if the LIBOR rate index had been chosen).

Envirogen Acquisition

On March 21, 2003 the Company acquired all of the common stock of Envirogen, Inc. for a cost of approximately $3,600,000. Envirogen, Inc. was a publicly traded company and is a provider of soil and water remediation services to commercial customers and specializes in remediating complex contaminants. It is also a provider of contractual environmental research services to both commercial and governmental customers.

Note 14 -- Unaudited Condensed Consolidating Financial Information - Interim Periods Ended February 28, 2003 and February 28, 2002

The following presents summarized unaudited condensed consolidating financial information for the Company and its subsidiaries as of February 28, 2003 with respect to its financial position and for the six months ended February 28, 2003 and February 28, 2002 with respect to its results of operations and cash flows.

In connection with the Company's sale on March 17, 2003 of its 7 year, 10.75% Senior Notes, due March 15, 2010, the Company's material wholly-owned domestic subsidiaries issued joint and several guarantees in favor of the holders of the Senior Notes or otherwise assumed the obligations under the indenture governing the Senior Notes. These subsidiaries are referred to as the Guarantor Subsidiaries in the condensed consolidating financial information which is presented below. The Company's subsidiaries which have not issued guarantees for the Senior Notes (primarily foreign subsidiaries) are referred to as the Non-Guarantor Subsidiaries.

                               THE SHAW GROUP INC.
                      CONDENSED CONSOLIDATING BALANCE SHEET
                                February 28, 2003
                                   (unaudited)
                                 (in thousands)

                                                                                     Elimination and
                                     The Shaw          Guarantor     Non-Guarantor    Consolidation
                                    Group Inc.       Subsidiaries     Subsidiaries       Entries         Consolidated
                                   ------------      ------------    -------------   ---------------     ------------

ASSETS

Current assets                     $    219,672      $    786,830     $    214,718     $    (47,133)     $  1,174,087
Investment in subsidiaries
     and joint ventures                 833,620             5,787           23,402         (834,204)           28,605
Property and equipment                   69,149           117,907           15,933           (1,576)          201,413
Goodwill                                     --           458,891           42,472                            501,363
Other assets                             38,260            79,602            2,841          (10,378)          110,325
                                   ------------      ------------     ------------     ------------      ------------

   Total Assets                    $  1,160,701      $  1,449,017     $    299,366     $   (893,291)     $  2,015,793
                                   ============      ============     ============     ============      ============

LIABILITIES AND
    STOCKHOLDERS'
    EQUITY

Current Liabilities                $    (21,087)     $    704,793     $    192,128     $    (64,792)     $    811,042
Long-term debt and capital
     leases                             527,639             2,303              207               --           530,149
Other non-current liabilities             4,890             8,448            6,300            5,705            25,343
                                   ------------      ------------     ------------     ------------      ------------

Total Liabilities                       511,442           715,544          198,635          (59,087)        1,366,534

Total Stockholders'
   Equity                               649,259           733,473          100,731         (834,204)          649,259
                                   ------------      ------------     ------------     ------------      ------------

    Total Liabilities and
        Stockholders' Equity       $  1,160,701      $  1,449,017     $    299,366     $   (893,291)     $  2,015,793
                                   ============      ============     ============     ============      ============

                               THE SHAW GROUP INC.
                   CONDENSED CONSOLIDATING STATEMENT OF INCOME
                   For the six months ended February 28, 2003
                                   (unaudited)
                                 (in thousands)

                                                                                              Elimination and
                                              The Shaw          Guarantor     Non-Guarantor    Consolidation
                                             Group Inc.       Subsidiaries     Subsidiaries       Entries         Consolidated
                                            ------------      ------------    -------------   ---------------     ------------

Revenues                                    $         --      $  1,577,753     $    191,297      $    (51,686)     $  1,717,364
Cost of revenue                                       --         1,479,395          165,376           (51,686)        1,593,085
                                            ------------      ------------     ------------      ------------      ------------
     Gross profit                                     --            98,358           25,921                --           124,279

General and administrative
     expenses                                        518            84,781           13,823                --            99,122
                                            ------------      ------------     ------------      ------------      ------------

Operating income (loss)                             (518)           13,577           12,098                --            25,157

Other (expenses)/income                          (15,961)            6,989            1,076                --            (7,896)
Equity in earnings of
     subsidiaries                                 23,199                --               --           (23,199)               --
                                            ------------      ------------     ------------      ------------      ------------

Income before income taxes
     and earnings (losses) from
     Unconsolidated entities                       6,720            20,566           13,174           (23,199)           17,261

Provision for income taxes
     (benefit)                                    (4,913)            8,538            2,071                --             5,696
                                            ------------      ------------     ------------      ------------      ------------

Income before earnings/
     (losses) from
     unconsolidated entities                      11,633            12,028           11,103           (23,199)           11,565

Earnings (losses) from
     unconsolidated
     entities, net of taxes                       (3,052)              196             (128)               --            (2,984)
                                            ------------      ------------     ------------      ------------      ------------

Net income                                  $      8,581      $     12,224     $     10,975      $    (23,199)     $      8,581
                                            ============      ============     ============      ============      ============

                               THE SHAW GROUP INC.
                   CONDENSED CONSOLIDATING STATEMENT OF INCOME
                   For the six months ended February 28, 2002
                                   (unaudited)
                                 (in thousands)


                                                                                              Elimination and
                                              The Shaw          Guarantor     Non-Guarantor    Consolidation
                                             Group Inc.       Subsidiaries     Subsidiaries       Entries         Consolidated
                                            ------------      ------------    -------------   ---------------     ------------

Revenues                                    $         --      $    964,659     $    122,111      $    (66,934)     $  1,019,836
Cost of revenue                                       --           851,300          105,218           (67,134)          889,384
                                            ------------      ------------     ------------      ------------      ------------
     Gross profit                                     --           113,359           16,893               200           130,452

General and administrative
     expenses                                     (5,306)           56,437           12,803                --            63,934
                                            ------------      ------------     ------------      ------------      ------------

Operating income                                   5,306            56,922            4,090               200            66,518

Other (expenses)/income                          (10,721)            5,114              236                --            (5,371)
Equity in earnings of
     Subsidiaries                                 42,480                --               --           (42,480)               --
                                            ------------      ------------     ------------      ------------      ------------

Income before income taxes
     and earnings (losses) from
     unconsolidated entities                      37,065            62,036            4,326           (42,280)           61,147

Provision for income taxes
     (benefit)                                    (2,063)           22,426            1,584                72            22,019
                                            ------------      ------------     ------------      ------------      ------------

Income before earnings/
     (losses) from
     unconsolidated entities                      39,128            39,610            2,742           (42,352)           39,128

Earnings (losses) from
     unconsolidated
     entities, net of taxes                        1,164              (438)             438                --             1,164
                                            ------------      ------------     ------------      ------------      ------------

Net income                                  $     40,292      $     39,172     $      3,180      $    (42,352)     $     40,292
                                            ============      ============     ============      ============      ============

                               THE SHAW GROUP INC.
                 CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
                   For the six months ended February 28, 2003
                                   (unaudited)
                                 (in thousands)

                                                                                              Elimination and
                                              The Shaw          Guarantor     Non-Guarantor    Consolidation
                                             Group Inc.       Subsidiaries     Subsidiaries       Entries         Consolidated
                                            ------------      ------------    -------------   ---------------     ------------

Net cash provided by (used in) operations   $    (27,218)     $   (114,889)    $        901      $         --      $   (141,206)
                                            ------------      ------------     ------------      ------------      ------------

Cash flows from investing activities:
   Purchases of marketable
      securities held to maturity                (94,190)               --               --                --           (94,190)
   Maturities of marketable                       91,058                --               --                --            91,058
      securities held to maturity
   Purchases of property and
      equipment                                   (5,305)          (10,009)          (1,301)               --           (16,615)
   Proceeds from sale of assets                       --             1,081            1,867                --             2,948
   Investment in subsidiary                           --            (1,200)              --                --            (1,200)
   Investment in unconsolidated
      subsidiaries and joint
      ventures, net of cash
      received                                        --               415               --                --               415
   Proceeds from sale of
      securities                                     175                --               --                --               175
                                            ------------      ------------     ------------      ------------      ------------
Net cash provided by (used
     In) investing activities                     (8,262)           (9,713)             566                --           (17,409)
                                            ------------      ------------     ------------      ------------      ------------

Cash flows from financing activities:
   Purchase of treasury stock                    (47,837)               --               --                --           (47,837)
   (Repayment of) proceeds
      from loans and leases                       (1,925)               33              705                --            (1,187)
   Repayment of revolving
      loan agreement                                  --                --           (1,052)               --            (1,052)
Issuance of common stock                             301                --               --                                 301
                                            ------------      ------------     ------------      ------------      ------------
Net cash provided by (used
     In) financing activities                    (49,461)               33             (347)               --           (49,775)
                                            ------------      ------------     ------------      ------------      ------------

Effects of foreign exchange
     rates on cash                                    --                --              519                --               519
                                            ------------      ------------     ------------      ------------      ------------

Net increase (decrease) in cash                  (84,941)         (124,569)           1,639                --          (207,871)

Cash and cash equivalents at
    the beginning of the period                  236,153           156,379          105,732                             498,264
                                            ------------      ------------     ------------      ------------      ------------
Cash and cash equivalents at
    the end of the period                   $    151,212      $     31,810     $    107,371      $         --      $    290,393
                                            ============      ============     ============      ============      ============

                               THE SHAW GROUP INC.
                 CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
                   For the six months ended February 28, 2002
                                   (unaudited)
                                 (in thousands)

                                                                                              Elimination and
                                              The Shaw          Guarantor     Non-Guarantor    Consolidation
                                             Group Inc.       Subsidiaries     Subsidiaries       Entries         Consolidated
                                            ------------      ------------    -------------   ---------------     ------------
Net cash provided by (used in) operations   $     27,369      $     (9,198)    $    110,832      $         --      $    129,003
                                            ------------      ------------     ------------      ------------      ------------

Cash flows from investing activities:
   Maturities of marketable
      securities held to maturity                 71,898                --               --                --            71,898
   Purchases of marketable
      securities held to
      maturity                                   (42,193)               --               --                --           (42,193)
   Investment in DIP loan, IT
      Group, Inc.                                (44,000)               --               --                --           (44,000)
   Purchases of property and
      Equipment                                  (23,031)          (11,397)            (493)               --           (34,921)
   Purchase of real estate
      option                                     (12,183)               --               --                             (12,183)
   Proceeds from sale of assets                       --               102               --                                 102
   Receipts from
      unconsolidated
      Subsidiaries, net of
      investments                                     --                74               --                --                74

                                            ------------      ------------     ------------      ------------      ------------
Net cash used in investing
    Activities                                   (49,509)          (11,221)            (493)               --           (61,223)
                                            ------------      ------------     ------------      ------------      ------------

Cash flows from financing activities:
  Purchase of treasury stock
  Proceeds from revolving                        (27,131)               --               --                --           (27,131)
       loan agreement                                 --                --            5,437                --             5,437
  Repayment of loans and
       leases                                     (3,422)             (279)              --                --            (3,701)
  Issuance of common stock                         1,045                --               --                --             1,045
  Other                                             (190)               --               --                --              (190)
                                            ------------      ------------     ------------      ------------      ------------
Net cash provided by (used
    in) financing activities                     (29,698)             (279)           5,437                --           (24,540)
                                            ------------      ------------     ------------      ------------      ------------

Effect of foreign exchange
    rates on cash                                     --                --             (768)               --              (768)
                                            ------------      ------------     ------------      ------------      ------------

Net increase (decrease) in cash                  (51,838)          (20,698)         115,008                --            42,472

Cash and cash equivalents at
    the beginning of the period                  303,218           115,656           24,430                             443,304
                                            ------------      ------------     ------------      ------------      ------------
Cash and cash equivalents at
    the end of the period                   $    251,380      $     94,958     $    139,438      $         --      $    485,776
                                            ============      ============     ============      ============      ============

                                                                         ANNEX A

                              LETTER OF TRANSMITTAL
                                    TO TENDER
                    OUTSTANDING 10.75% SENIOR NOTES DUE 2010
                                       OF
                               THE SHAW GROUP INC.
      PURSUANT TO THE EXCHANGE OFFER AND PROSPECTUS DATED ________ __, 2003

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON ________________, 2003 (THE "EXPIRATION DATE"), UNLESS THE EXCHANGE OFFER IS EXTENDED BY THE COMPANY.

                  The Exchange Agent for the Exchange Offer is:

                              The Bank of New York

                           101 Barclay Street - 7 East
                            New York, New York 10286
                           Attention: Corporate Trust
                        Operations - Reorganization Unit
                            Facsimile: (212) 298-1915
                            Telephone: (212) 815-2742

IF YOU WISH TO EXCHANGE CURRENTLY OUTSTANDING 10.75% SENIOR NOTES DUE 2010 (THE "OUTSTANDING NOTES") FOR AN EQUAL AGGREGATE PRINCIPAL AMOUNT OF NEW 10.75% SENIOR NOTES DUE 2010 PURSUANT TO THE EXCHANGE OFFER, YOU MUST VALIDLY TENDER (AND NOT WITHDRAW) OUTSTANDING NOTES TO THE EXCHANGE AGENT PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE BY CAUSING AN AGENT'S MESSAGE TO BE RECEIVED BY THE EXCHANGE AGENT PRIOR TO SUCH TIME.

   The undersigned hereby acknowledges receipt and review of the Prospectus, dated May , 2003 (the "Prospectus"), of The Shaw Group Inc., a Louisiana corporation (the "Company"), and this Letter of Transmittal (the "Letter of Transmittal"), which together describe the Company's offer (the "Exchange Offer") to exchange its 10.75% Senior Notes Due 2010 (the "New Notes") that have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for a like principal amount of its issued and outstanding 10.75% Senior Notes Due 2010 (the "Outstanding Notes"). Capitalized terms used but not defined herein have the respective meaning given to them in the Prospectus.

   The Company reserves the right, at any time or from time to time, to extend the Exchange Offer at its discretion, in which event the term "Expiration Date" shall mean the latest date to which the Exchange Offer is extended. The Company shall notify the Exchange Agent and each registered holder of the Outstanding Notes of any extension by oral or written notice prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date.

   This Letter of Transmittal is to be used by holders of the Outstanding Notes. Tender of Outstanding Notes is to be made according to the Automated Tender Offer Program ("ATOP") of the Depository Trust Company ("DTC") pursuant to the procedures set forth in the prospectus under the caption "The Exchange Offer - Procedures for Tendering." DTC participants that are accepting the Exchange Offer must transmit their acceptance to DTC, which will verify the acceptance and execute a book-entry delivery to the Exchange Agent's DTC account. DTC will then send a computer generated message known as an "agent's message" to the exchange agent for its acceptance. For you to validly tender your Outstanding Notes in the Exchange Offer, the Exchange Agent must receive, prior to the Expiration Date, an agent's message under the ATOP procedures that confirms that:

   -  DTC has received your instructions to tender your Outstanding Notes; and

   -  You agree to be bound by the terms of this Letter of Transmittal.

BY USING THE ATOP PROCEDURES TO TENDER OUTSTANDING NOTES, YOU WILL NOT BE REQUIRED TO DELIVER THIS LETTER OF TRANSMITTAL TO THE EXCHANGE AGENT. HOWEVER, YOU WILL BE BOUND BY ITS TERMS, AND YOU WILL BE DEEMED TO HAVE MADE THE ACKNOWLEDGMENTS AND THE REPRESENTATIONS AND WARRANTIES IT CONTAINS, JUST AS IF YOU HAD SIGNED IT.

             PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.

Ladies and Gentlemen:

      1. By tendering Outstanding Notes in the Exchange Offer, you acknowledge receipt of the Prospectus and this Letter of Transmittal.

      2. By tendering Outstanding Notes in the Exchange Offer, you represent and warrant that you have full authority to tender the Outstanding Notes described above and will, upon request, execute and deliver any additional documents deemed by the Company to be necessary or desirable to complete the tender of Outstanding Notes.

      3. You understand that the tender of the Outstanding Notes pursuant to all of the procedures set forth in the Prospectus will constitute an agreement between you and the Company as to the terms and conditions set forth in the Prospectus.

      4. By tendering Outstanding Notes in the Exchange Offer, you acknowledge that the Exchange Offer is being made in reliance upon interpretations contained in no-action letters issued to third parties by the staff of the Securities and Exchange Commission (the "SEC"), including Exxon Capital Holdings Corp., SEC No-Action Letter (available April 13, 1989), Morgan Stanley & Co., Inc., SEC No-Action Letter (available June 5, 1991) and Shearman & Sterling, SEC No-Action Letter (available July 2, 1993), that the New Notes issued in exchange for the Outstanding Notes pursuant to the Exchange Offer may be offered for resale, resold and otherwise transferred by holders thereof (other than a broker-dealer who purchased Outstanding Notes exchanged for such New Notes directly from the Company to resell pursuant to Rule 144A or any other available exemption under the Securities Act of 1933, as amended (the "Securities Act") and any such holder that is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act), without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Notes are acquired in the ordinary course of such holders' business and such holders are not participating in, and have no arrangement with any person to participate in, the distribution of such New Notes.

      5. By tendering Outstanding Notes in the Exchange Offer, you represent and warrant that:

      a. the New Notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of your business, whether or not you are the holder;

      b. neither you nor any such other person is engaging in or intends to engage in a distribution of such New Notes;

      c. neither you nor any such other person has an arrangement or understanding with any person to participate in the distribution of such New Notes; and

      d. neither the holder nor any such other person is an "affiliate," as such term is defined under Rule 405 promulgated under the Securities Act, of the Company.

      6. You may, if you are unable to make all of the representations and warranties contained in Item 5 above and as otherwise permitted in the Registration Rights Agreement (as defined below), elect to have your Outstanding Notes registered in the shelf registration statement described in the Registration Rights Agreement, dated as of March 17, 2003 (the "Registration Rights Agreement"), by and among the Company, the Subsidiary Guarantors (as defined therein) and the Initial Purchasers (as defined therein). Such election may be made only by notifying the Company in writing at 4171 Essen Lane, Baton Rouge, Louisiana 70809, Attention: General Counsel. By making such election, you agree, as a holder of Outstanding Notes participating in a shelf registration, to indemnify and hold harmless the Company, each of the directors of the Company, each of the officers of the Company who signs such shelf registration statement, each person who controls the Company within the meaning of either the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and each other holder of Outstanding Notes, from and against any and all losses, claims, damages or liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in any shelf registration statement or prospectus, or in any supplement thereto or amendment thereof, or caused by the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; but only with respect to information relating to the undersigned furnished in writing by or on behalf of the undersigned expressly for use in a shelf registration statement, a prospectus or any amendments or supplements thereto. Any such indemnification shall be governed by the terms and subject to the conditions set forth in the Registration Rights Agreement, including, without limitation, the provisions regarding notice, retention of counsel, contribution and payment of expenses set forth therein. The above summary of the indemnification provision of the Registration Rights Agreement is not intended to be exhaustive and is qualified in its entirety by the Registration Rights Agreement.

7. If you are a broker-dealer that will receive New Notes for its own account in exchange for Outstanding Notes that were acquired as a result of market-making activities or other trading activities, you acknowledge, by tendering Outstanding Notes in the Exchange Offer, that you will deliver a prospectus in connection with any resale of such New Notes; however, by so acknowledging and by delivering a prospectus, you will not be deemed to admit that you are an "underwriter" within the meaning of the Securities Act. If you are a broker-dealer and Outstanding Notes held for your own account were not acquired as a result of market-making or other trading activities, such Outstanding Notes cannot be exchanged pursuant to the Exchange Offer.

8. Any of your obligations hereunder shall be binding upon your successors, assigns, executors, administrators, trustees in bankruptcy and legal and personal representatives of the undersigned.

                                 INSTRUCTIONS

        FORMING PART OF THE TERMS AND CONDITIONS OF THE EXCHANGE OFFER



      1.    Book-Entry Confirmations.

      Any confirmation of a book-entry transfer to the Exchange Agent's account at DTC of Outstanding Notes tendered by book-entry transfer (a "Book-Entry Confirmation"), as well as an agent's message, and any other documents required by this Letter of Transmittal, must be received by the Exchange Agent at its address set forth herein prior to 5:00 P.M., New York City time, on the Expiration Date.

      2.    Partial Tenders.

      Tenders of Outstanding Notes will be accepted only in integral multiples of $1,000. THE ENTIRE PRINCIPAL AMOUNT OF OUTSTANDING NOTES DELIVERED TO THE EXCHANGE AGENT WILL BE DEEMED TO HAVE BEEN TENDERED UNLESS OTHERWISE COMMUNICATED TO THE EXCHANGE AGENT. IF THE ENTIRE PRINCIPAL AMOUNT OF ALL OUTSTANDING NOTES IS NOT TENDERED, THEN OUTSTANDING NOTES FOR THE PRINCIPAL AMOUNT OF OUTSTANDING NOTES NOT TENDERED AND NOTES ISSUED IN EXCHANGE FOR ANY OUTSTANDING NOTES ACCEPTED WILL BE DELIVERED TO THE HOLDER VIA THE FACILITIES OF DTC PROMPTLY AFTER THE OUTSTANDING NOTES ARE ACCEPTED FOR EXCHANGE.

      3.    Validity of Tenders.

      All questions as to the validity, form, eligibility (including time of receipt), acceptance, and withdrawal of tendered Outstanding Notes will be determined by the Company, in its sole discretion, which determination will be final and binding. The Company reserves the absolute right to reject any or all tenders not in proper form or the acceptance for exchange of which may, in the opinion of counsel for the Company, be unlawful. The Company also reserves the absolute right to waive any of the conditions of the Exchange Offer or any defect or irregularity in the tender of any Outstanding Notes. The Company's interpretation of the terms and conditions of the Exchange Offer (including the instructions on this Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Outstanding Notes must be cured within such time as the Company shall determine. Although the Company intends to notify holders of defects or irregularities with respect to tenders of Outstanding Notes, neither the Company, the Exchange Agent, nor any other person shall be under any duty to give notification of any defects or irregularities in tenders or incur any liability for failure to give such notification. Tenders of Outstanding Notes will not be deemed to have been made until such defects or irregularities have been cured or waived. Any Outstanding Notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering holders via the facilities of DTC, as soon as practicable following the Expiration Date.

      4.    Waiver of Conditions.

      The Company reserves the absolute right to waive, in whole or part, up to the expiration of the exchange offer any of the conditions to the Exchange Offer set forth in the Prospectus or in this Letter of Transmittal.

      5.    No Conditional Tender.

      No alternative, conditional, irregular or contingent tender of Outstanding Notes will be accepted.

      6.    Request for Assistance or Additional Copies.

      Requests for assistance or for additional copies of the Prospectus or this Letter of Transmittal may be directed to the Exchange Agent at the address or telephone number set forth on the cover page of this Letter of Transmittal. Holders may also contact their broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Exchange Offer.

      7.    Withdrawal.

      Tenders may be withdrawn only pursuant to the limited withdrawal rights set forth in the Prospectus under the caption "Exchange Offer -- Withdrawal of Tenders."

      8.    No Guarantee of Late Delivery.

      There is no procedure for guarantee of late delivery in the Exchange
Offer.

IMPORTANT: BY USING THE ATOP PROCEDURES TO TENDER OUTSTANDING NOTES, YOU WILL NOT BE REQUIRED TO DELIVER THIS LETTER OF TRANSMITTAL TO THE EXCHANGE AGENT. HOWEVER, YOU WILL BE BOUND BY ITS TERMS, AND YOU WILL BE DEEMED TO HAVE MADE THE ACKNOWLEDGMENTS AND THE REPRESENTATIONS AND WARRANTIES IT CONTAINS, JUST AS IF YOU HAD SIGNED IT.

                                   PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF OFFICERS AND DIRECTORS

   Section 83 of the Louisiana Business Corporation Law or the LBCL, provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another business, foreign or nonprofit corporation, partnership, joint venture or other enterprise. The indemnity may include expenses, including attorney fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 83 further provides that a Louisiana corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions except that no indemnification is permitted without judicial approval if the director or officer shall have been adjudged to be liable for willful or intentional misconduct in the performance of his duty to the corporation. Where an officer or director is successful on the merits or otherwise in any defense of any action referred to above or any claim therein, the corporation must indemnify him against such expenses that such officer or directly actually incurred. Section 83 permits a corporation to pay expenses incurred by the officer or director in defending an action, suit or proceeding in advance of the final disposition thereof if approved by the board of directors.

   Pursuant to Section 83 of the LBCL, the Company has adopted provisions in its articles of incorporation which require the Company to indemnify its directors and officers to the fullest extent permitted by the LBCL.

   The Company has entered into indemnification agreements with its directors and certain of its officers which provide that the Company will, if certain conditions are met and the director or officer acted in accordance with the applicable and standards and subject to certain procedures and exceptions, indemnify the persons for claims, judgments and related expenses resulting from their services on behalf of the Company and its affiliated entities in any pending, threatened or completed action, suit or proceeding, whether civil, administrative or criminal, except where (1) the Company is prohibited by law from providing such indemnification; (2) payment of the indemnification amounts has been made under an insurance policy; or (3) the director or officer gained a personal profit to which he or she was not legally entitled including profits arising from the violation of certain securities laws.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a) Exhibits. The following exhibits are filed herewith pursuant to the requirements of Item 601 of Regulation S-K:

   3.1 Composite of the Restatement of the Articles of Incorporation of The Shaw Group Inc., as amended by (i) Articles of Amendment dated
              January 22, 2001 and (ii) Articles of Amendment dated July 31,
              2001 (incorporated by reference to the designated Exhibit to the Company's Annual Report on Form 10-K for the fiscal year ended
              August 31, 2001).
   3.2 Articles of Amendment of the Restatement of the Articles of Incorporation of The Shaw Group Inc. dated January 22, 2001
              (incorporated by reference to the designated Exhibit to the Company's Quarterly Report on Form 10-Q for the quarter ended
              February 28, 2001).
   3.3 Articles of Amendment to Restatement of the Articles of Incorporation of The Shaw Group Inc. dated July 31, 2001
              (incorporated by reference to the designated Exhibit to The Shaw
              Group Inc.'s Registration Statement on Form 8-A filed on July 30,
              2001).
   3.4        Amended and Restated By-Laws of The Shaw Group Inc. dated December
              8, 1993 (incorporated by reference to the designated Exhibit to The Shaw Group Inc.'s Annual Report on Form 10-K for the fiscal year ended August 31, 1994, as amended).

   4.1        Specimen Common Stock Certificate (incorporated by reference to the designated Exhibit to the Company's Registration Statement on Form S-1 filed on October 22, 1993, as amended (No.
              33-70722)).
   4.2        Indenture dated as of May 1, 2001, between The Shaw Group Inc. and
              United States Trust Company of New York including Form of Liquid
              Yield Option(TM) NoteDue2021 (Zero Coupon-Senior) (Exhibits A-1
              and A-2) (incorporated herein by reference to the designated
              Exhibit to the Company's Current Report on Form 8-K filed on May
              11, 2001).
   4.3        Rights Agreement, dated as of July 9, 2001, between The Shaw
              Group Inc. and First Union National Bank, as Rights Agent,
              including the Form of Articles of Amendment to the Restatement
              of the Articles of Incorporation of the Company as Exhibit A,
                                                                 ---------
              the form of Rights Certificate as Exhibit B and the form of the
                                                ---------
              Summary of Rights to Purchase Preferred Shares as Exhibit C
                                                                ---------
              (incorporated by reference to the designated Exhibit to the
              Company's Registration Statement on Form 8-A filed on July 30,
              2001).
   4.4        Indenture dated as of March 17, 2003, by and among The Shaw Group
              Inc., the Subsidiary Guarantors party thereto, and The Bank of New
              York, as trustee (incorporated by reference to the designated
              Exhibit to the Company's Quarterly Report on Form 10-Q for the
              quarter ended February 28, 2003).
   4.5        Registration Rights Agreement dated as of March 17, 2003, by and among The Shaw Group Inc. and Credit Suisse First Boston LLC,
              UBS Warburg LLC, BMO Nesbit Burns Corp., Credit Lyonnais
              Securities (USA) Inc., BNP Paribas Securities Corp. and U.S.
              Bancorp Piper Jaffray Inc. (incorporated by reference to the designated Exhibit to the Company's Quarterly Report on Form
              10-Q for the quarter ended February 28, 2003).
   4.6        Form of 10-3/4% Senior Note Due 2010 (Included as Exhibit I to the
              Indenture incorporated by reference as Exhibit 4.4 hereto).
   5.1        Opinion of Vinson & Elkins L.L.P. regarding the validity of the securities being registered (filed herewith).
   5.2        Opinion of Kantrow, Spaht, Weaver & Blitzer (A Professional Law
              Corporation) regarding the validity of the securities being registered (filed herewith).
   10.1       The Shaw Group Inc. 1993 Employee Stock Option Plan, amended and restated through October 8, 2001 (incorporated by reference to the designated Exhibit to the Company's Annual Report on Form 10-K for
              the fiscal year ended August 31, 2001).
   10.2       The Shaw Group Inc. 1996 Non-Employee Director Stock Option Plan,
              amended and restated through October 8, 2001 (incorporated by reference to the designated Exhibit to the Company's Annual Report on Form 10-K for the fiscal year ended August 31, 2001).
   10.3       The Shaw Group Inc. 2001 Employee Incentive Compensation Plan,
              amended and restated through October 8, 2001 (incorporated by reference to the designated Exhibit to the Company's Annual Report on Form 10-K for the fiscal year ended August 31, 2001).
   10.4       The Shaw Group Inc. Stone & Webster Acquisition Stock Option
              Plan  (incorporated by reference to the to the Company's
              Registration Statement on Form S-8 filed on June 12, 2001 (No
              333-62856)).
   10.5       Second Amended and Restated Credit Agreement dated as of
              February 28, 2002, among The Shaw Group Inc. Bank One, NA,
              Firstar Bank, N.A., Credit Lyonnais New York Branch and Union
              Planters Bank, N.A. (incorporated by reference to the designated
              Exhibit of the Company's Quarterly Report on Form 10-Q for the
              quarter ended February 28, 2002).
   10.6       Employment Agreement dated as of April 10, 2001, by and between
              The Shaw Group Inc. and J.M. Bernhard, Jr.  (incorporated by reference to the designated Exhibit to the Company's Annual
              Report on From 10-K for the fiscal year ended August 31, 2001).
   10.7       Employment Agreement dated as of May 5, 2000, by and between The
              Shaw Group Inc. and Richard F. Gill and amended January 10,
              2001(incorporated by reference to the designated Exhibit to the
              Company's Annual Report on Form 10-K for the fiscal year ended
              August 31, 2001).

   10.8       Employment Agreement dated as of May 1, 2000, by and between The
              Shaw Group Inc. and Robert L. Belk (incorporated by reference to the designated Exhibit to the Company's Annual Report on Form 10-K
              for the fiscal year ended August 31, 2000).
   10.9       Employment Agreement dated as of July 10, 2002, by and between
              The Shaw Group Inc. and T. A. Barfield, Jr. (incorporated by reference to the designated Exhibit to the Company's Annual
              Report on Form 10-K for the fiscal year ended August 31, 2002).
   10.10      Asset Purchase Agreement, dated as of July 14, 2000, among Stone &
              Webster, Incorporated, certain subsidiaries of Stone & Webster,
              Incorporated and The Shaw Group Inc. (incorporated by reference to the designated Exhibit to the Company's Current Report on Form 8-K
              filed on July 28, 2000).
   10.11      Composite Asset Purchase Agreement, dated as of January 23,
              2002, by and among The Shaw Group Inc., The IT Group, Inc. and certain subsidiaries of The IT Group, Inc., including the
              following amendments: (i) Amendment No. 1, dated January 24,
              2002, to Asset Purchase Agreement, (ii) Amendment No. 2, dated
              January 29, 2002, to Asset Purchase Agreement, and (iii) a
              letter agreement amending Section 8.04(a)(ii) of the Asset
              Purchase Agreement, dated as of April 30, 2002, between The IT
              Group, Inc. and The Shaw Group Inc.  (incorporated herein by reference to designated Exhibit to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on
              May 16, 2002).  Pursuant to Item 601(b)(2) of Regulation S-K,
              the exhibits and schedules referred to in the Asset Purchase
              Agreement are omitted.  The Registrant hereby undertakes to furnish supplementally a copy of any omitted schedule or exhibit to the Commission upon request.
   10.12      Amendment No. 3, dated May 2, 2002, to Asset Purchase Agreement by and among The Shaw Group Inc., The IT Group, Inc. and certain subsidiaries of The IT Group, Inc. (incorporated herein by reference to the designated Exhibit to the Company's Current
              Report on Form 8-K filed with the Securities and Exchange
              Commission on May 16, 2002).  Pursuant to Item 601(b)(2) of
              Regulation S-K, the exhibits and schedules referred to in
              Amendment No. 3 are omitted.  The Registrant hereby undertakes to furnish supplementally a copy of any omitted schedule or exhibit to the Commission upon request.
   10.13      Amendment No. 4, dated May 3, 2002, to Asset Purchase Agreement by and among The Shaw Group Inc., The IT Group, Inc. and certain subsidiaries of The IT Group, Inc. (incorporated herein by reference to the designated Exhibit to the Company's Current
              Report on Form 8-K filed with the Securities and Exchange
              Commission on May 16, 2002.)
   10.14      Third Amended and Restated Credit Agreement, dated as of March 17,
              2003, by and among The Shaw Group Inc., as borrower, Credit
              Lyonnais New York Branch, as a joint arranger and sole book runner, Credit Suisse First Boston, as joint arranger, Harris
              Trust and Savings Bank and BNP Paribas co-syndication agents, U.S.
              Bank National Association, as documentation agent, and the other lenders signatory thereto. (incorporated herein by reference to
              Exhibit 99.1 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on March 19, 2003).
  12.1        Computation of Ratios of Earnings and Fixed Charges (incorporated herein by reference to the designated Exhibit to the Company's
              Annual Report on Form 10-K for the fiscal year ended August 31,
              2002.)
  21.1        Subsidiaries of Shaw (incorporated herein by reference to the designated Exhibit to the Company's Annual Report on Form 10-K for
              the fiscal year ended December 31, 2002).
  23.1        Consent of Ernst & Young LLP (filed herewith).
  23.6        Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1).
  23.7        Consent of Kantrow, Spaht, Weaver & Blitzer (A Professional Law
              Corporation) (included in Exhibit 5.2).
  24.1        Power of Attorney (included in the signature pages of this
              Registration Statement).
  25.1*       Statement of Eligibility on Form T-1 of The Bank of New York.

----------

* To be filed by amendment.

------------------------

(b) Financial Statement Schedules. Incorporated herein by reference to Item 8 of Shaw's annual report on Form 10-K for the year ended August 31, 2002

ITEM 22.  UNDERTAKINGS

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of any Registrant, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by any Registrant of expenses incurred or paid by a director, officer or controlling person of such Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

      Each registrant hereby undertakes

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (a) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

      (b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

      (c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; and

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(6) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in this Registration Statement when it became effective.

                                  SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana on May 16, 2003.
                                    THE SHAW GROUP INC.


                                    By:  /s/ Gary P. Graphia
                                         ---------------------------------------
                                         Gary P. Graphia
                                         Secretary and General Counsel

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert L. Belk and Gary P. Graphia, and each of them (with full power to each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign on his behalf individually and in each capacity stated below any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and either of the, or their substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on May 16, 2003.

              SIGNATURE                                CAPACITY
              ---------                                --------
/s/ J. M. Bernhard, Jr.                   Chief Executive Officer and
--------------------------------
         J. M. Bernhard, Jr.              Chairman of the Board of
                                          Directors (Principal Executive
                                          Officer)

/s/ Robert L. Belk                        Executive Vice President and
--------------------------------
           Robert L. Belk                 Chief Financial Officer
                                          (Principal Financial and
                                          Principal Accounting Officer)

/s/ Albert McAlister                      Director
--------------------------------
          Albert McAlister

/s/  L. Lane Grigsby                      Director
--------------------------------
           L. Lane Grigsby

/s/ David W. Hoyle                        Director
--------------------------------
           David W. Hoyle

/s/ John W. Sinders, Jr.                  Director
--------------------------------
        John W. Sinders, Jr.

/s/ William H. Grigg                      Director
--------------------------------
          William H. Grigg



/s/ Charles E. Roemer, III               Director
--------------------------------
       Charles E. Roemer, III

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana on May 16, 2003.

                                    B.F. SHAW, INC.
                                    SHAW CONNEX, INC.


                                    By: /s/ Robert L. Belk
                                       -----------------------------------------
                                    Name:  Robert L. Belk
                                    Title: Vice President and Treasurer


      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert L. Belk and Gary P. Graphia, and each of them (with full power to each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign on his behalf individually and in each capacity stated below any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and either of the, or their substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on May 16, 2003.


               SIGNATURE                            CAPACITY
               ---------                            --------

/s/  Jeff Ottosen, Sr.                    President (Principal
------------------------------------
           Jeff Ottosen, Sr.              Executive Officer)

/s/ Robert L. Belk                        Vice President, Treasurer
------------------------------------
            Robert L. Belk                and Director (Principal
                                          Financial and Accounting
                                          Officer)

/s/ Gary P. Graphia                       Director
------------------------------------
            Gary P. Graphia

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana on May 16, 2003.

                                    C.B.P. ENGINEERING CORP.
                                    PROSPECT INDUSTRIES (HOLDINGS), INC.
                                    SHAW PIPE SHIELDS, INC.


                                    By:    /s/ Robert L. Belk
                                           -------------------------------------
                                    Name:  Robert L. Belk
                                    Title: Vice President and Treasurer

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert L. Belk and Gary P. Graphia, and each of them (with full power to each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign on his behalf individually and in each capacity stated below any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and either of the, or their substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on May 16, 2003.

              SIGNATURE                             CAPACITY
              ---------                             --------
/s/ Richard F. Gill                      President and Director
------------------------------------     (Principal Executive Officer)
           Richard F. Gill

/s/ Robert L. Belk                       Vice President, Treasurer and
------------------------------------     Director (Principal Financial
            Robert L. Belk               and Accounting Officer)

/s/ Gary P. Graphia                      Director
------------------------------------
           Gary P. Graphia

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana on May 16, 2003.

                                    FIELD SERVICES, INC.
                                    SHAW A/DE, INC.
                                    SHAW ALLOY PIPING PRODUCTS, INC.
                                    SHAW FCI, INC.
                                    SHAW GRP OF CALIFORNIA
                                    SHAW INTELLECTUAL PROPERTY HOLDINGS, INC.
                                    SHAW MANAGED SERVICES, INC.
                                    SHAW MANAGEMENT SERVICES ONE, INC.
                                    SHAW PIPE SUPPORTS, INC.
                                    SHAW PROCESS AND INDUSTRIAL GROUP, INC.
                                    SHAW PROCESS FABRICATORS, INC.
                                    SHAW WORD INDUSTRIES FABRICATORS, INC.
                                    STONE & WEBSTER ASIA, INC.
                                    STONE & WEBSTER HOLDING ONE, INC.
                                    STONE & WEBSTER HOLDING TWO, INC.
                                    STONE & WEBSTER INTERNATIONAL, INC.
                                    STONE & WEBSTER INTERNATIONAL
                                       HOLDINGS, INC.
                                    STONE & WEBSTER PROCESS TECHNOLOGY, INC.


                                    By:   /s/ Robert L. Belk
                                          --------------------------------------
                                    Name: Robert L. Belk
                                    Title: Vice President and Treasurer

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert L. Belk and Gary P. Graphia, and each of them (with full power to each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign on his behalf individually and in each capacity stated below any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and either of the, or their substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on May 16, 2003.

             SIGNATURE                             CAPACITY
             ---------                             --------

/s/ Richard F. Gill                    President (Principal Executive
--------------------------------       Officer)
          Richard F. Gill

/s/ Robert L. Belk                     Vice President, Treasurer and
--------------------------------       Director (Principal Financial
           Robert L. Belk              and Accounting Officer)

/s/ Gary P. Graphia                    Director
------------------------------------
          Gary P. Graphia

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana on May 16, 2003.

                                         EMCON/OWT, INC.


                                         By: /s/ Richard Peluso
                                            ------------------------------------
                                         Name:    Richard Peluso
                                         Title:   President

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert L. Belk and Gary P. Graphia, and each of them (with full power to each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign on his behalf individually and in each capacity stated below any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and either of the, or their substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on May 16, 2003.

              SIGNATURE                              CAPACITY
              ---------                              --------

/s/ Richard Peluso                         President (Principal Executive Officer)
------------------------------------
           Richard Peluso

                                           Executive Vice President, Treasurer and
/s/ Mary Geiger                            Chief Financial Officer (Principal
------------------------------------       Financial and Accounting Officer)
             Mary Geiger


/s/ T. A. Barfield, Jr.
------------------------------------       Director
        T. A. Barfield, Jr.


/s/ Gary P. Graphia
------------------------------------       Director
          Gary P. Graphia


                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana on May 16, 2003.

                                          POWER TECHNOLOGIES, INC.


                                          By: /s/ Reynolds M. Delgado
                                             -----------------------------------
                                          Name:    Reynolds M. Delgado
                                          Title:   President

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert L. Belk and Gary P. Graphia, and each of them (with full power to each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign on his behalf individually and in each capacity stated below any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and either of the, or their substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on May 16, 2003.

            SIGNATURE                                     CAPACITY
            ---------                                     --------
/s/ Reynolds M. Delgado                   President and Director (Principal
------------------------------------      Executive Officer)
         Reynolds M. Delgado


/s/ Ronald Cayon                          Secretary, Treasurer and Director
------------------------------------      (Principal Financial and Accounting
            Ronald Cayon                  Officer)

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana on May 16, 2003.

                              SHAW BENECO, INC.


                              By: /s/ Robert L. Belk
                                 -----------------------------------------------
                              Name:    Robert L. Belk
                              Title:   Executive Vice President and Treasurer

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert L. Belk and Gary P. Graphia, and each of them (with full power to each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign on his behalf individually and in each capacity stated below any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and either of the, or their substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on May 16, 2003.

              SIGNATURE                                  CAPACITY
              ---------                                  --------

                                          Chief Executive Officer and Chairman of the
/s/ T. A. Barfield, Jr.                   Board of Directors (Principal Executive
------------------------------------      Officer)
         T. A. Barfield, Jr.


/s/ Robert L. Belk                        Executive Vice President and Treasurer
------------------------------------      (Principal Financial and Accounting Officer)
          Robert L. Belk

/s/ Gary P. Graphia
------------------------------------      Director
         Gary P. Graphia

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana on May 16, 2003.

                                  SHAW CAPITAL, INC.


                                  By:  /s/ Robert L. Belk
                                       -----------------------------------------
                                  Name:    Robert L. Belk
                                  Title:   Vice President and Treasurer

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert L. Belk and Gary P. Graphia, and each of them (with full power to each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign on his behalf individually and in each capacity stated below any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and either of the, or their substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on May 16, 2003.

                  SIGNATURE                                      CAPACITY
                  ---------                                      --------

/s/ J. M. Bernhard, Jr.                               President (Principal Executive Officer)
----------------------------------------------
               J. M. Bernhard, Jr.


/s/ Robert L. Belk                                    Vice President, Treasurer and Director (Principal
----------------------------------------------        Financial and Accounting Officer)
                 Robert L. Belk

/s/ Gary P. Graphia
----------------------------------------------        Director
                 Gary P. Graphia

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana on May 16, 2003.

                                          SHAW CMS, INC.


                                          By: /s/ T. A. Barfield, Jr.
                                             -------------------------------
                                          Name:    T. A. Barfield, Jr.
                                          Title:   President

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert L. Belk and Gary P. Graphia, and each of them (with full power to each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign on his behalf individually and in each capacity stated below any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and either of the, or their substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on May 16, 2003.

                    SIGNATURE                                         CAPACITY
                    ---------                                         --------

/s/ T. A. Barfield, Jr.                                 President and Director (Principal Executive
----------------------------------------------          Officer)
               T. A. Barfield, Jr.


/s/ Scott LaGrange                                      Executive Vice President and Treasurer
----------------------------------------------          (Principal Financial and Accounting Officer)
                 Scott LaGrange

Daniel J. Shapiro
----------------------------------------------          Director
                Daniel J. Shapiro


                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana on May 16, 2003.

                                                     SHAW CONSTRUCTORS, INC.


                                                     By: /s/ Ronnie Volentine
                                                        ------------------------
                                                     Name:    Ronnie Volentine
                                                     Title:   President

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert L. Belk and Gary P. Graphia, and each of them (with full power to each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign on his behalf individually and in each capacity stated below any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and either of the, or their substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on May 16, 2003.

                    SIGNATURE                                             CAPACITY
                    ---------                                             --------

/s/ Ronnie Volentine                                  President and Director (Principal Executive
----------------------------------------------        Officer)
                Ronnie Volentine


/s/ Lee Barnett                                       Treasurer (Principal Financial and Accounting
----------------------------------------------        Officer)
                   Lee Barnett

/s/ Michael L. Thomas
----------------------------------------------        Director
                Michael L. Thomas


                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, each Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana on May 16, 2003.

                              SHAW E&I INVESTMENT HOLDINGS, INC.
                              SHAW ENVIRONMENTAL & INFRASTRUCTURE, INC.
                              SHAW FACILITIES, INC.
                              SHAW INFRASTRUCTURE, INC.
                              SHAW PROPERTY HOLDINGS, INC.
                              STONE & WEBSTER - IT RUSSIA MANAGEMENT
                                   CONSULTANTS, INC.


                              By: /s/ Robert L. Belk
                                  ----------------------------------------------
                              Name:    Robert L. Belk
                              Title:   Executive Vice President and Treasurer

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert L. Belk and Gary P. Graphia, and each of them (with full power to each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign on his behalf individually and in each capacity stated below any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and either of the, or their substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on May 16, 2003.

              SIGNATURE                                             CAPACITY
              ---------                                             --------

/s/ T. A. Barfield, Jr.                                 President and Director
----------------------------------------------          (Principal Executive Officer)
                T. A. Barfield, Jr.


/s/ Robert L. Belk                                      Executive Vice President and Treasurer
----------------------------------------------          (Principal Financial and Accounting Officer)
                  Robert L. Belk

/s/ Gary P. Graphia
----------------------------------------------           Director
                  Gary P. Graphia

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana on May 16, 2003.

                                         SHAW ENVIRONMENTAL, INC.


                                         By: /s/ Robert L. Belk
                                            ------------------------------------
                                         Name:    Robert L. Belk
                                         Title:   Vice President and Treasurer

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert L. Belk and Gary P. Graphia, and each of them (with full power to each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign on his behalf individually and in each capacity stated below any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and either of the, or their substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on May 16, 2003.

              SIGNATURE                                             CAPACITY
              ---------                                             --------

/s/ T. A. Barfield, Jr.                                   President and Director
----------------------------------------------            (Principal Executive Officer)
                 T. A. Barfield, Jr.

                                                          Vice President and Treasurer (Principal
/s/ Robert L. Belk                                        Financial and Accounting Officer)
----------------------------------------------
                    Robert L. Belk

/s/ Gary P. Graphia
----------------------------------------------            Director
                   Gary P. Graphia

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana on May 16, 2003.

                                    SHAW FABRICATORS, INC.


                                    By: /s/ Robert L. Belk
                                       ----------------------------------------
                                    Name:    Robert L. Belk
                                    Title:   Vice President and Treasurer

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert L. Belk and Gary P. Graphia, and each of them (with full power to each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign on his behalf individually and in each capacity stated below any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and either of the, or their substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on May 16, 2003.

              SIGNATURE                                              CAPACITY
              ---------                                              --------

/s/Michael Boudreaux                                  President (Principal Executive Officer)
----------------------------------------------
                Michael Boudreaux


/s/ Robert L. Belk                                    Vice President, Treasurer and Director (Principal
----------------------------------------------        Financial and Accounting Officer)
                 Robert L. Belk

/s/ Gary P. Graphia
----------------------------------------------        Director
                 Gary P. Graphia

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana on May 16, 2003.

                                      SHAW FVF, INC.


                                      By: /s/ Robert L. Belk
                                         -----------------------------------
                                      Name:    Robert L. Belk
                                      Title:   Vice President and Treasurer

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert L. Belk and Gary P. Graphia, and each of them (with full power to each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign on his behalf individually and in each capacity stated below any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and either of the, or their substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on May 16, 2003.

                     SIGNATURE                                             CAPACITY
                     ---------                                             --------

/s/ David L. Landers                                    President (Principal Executive Officer)
----------------------------------------------
                 David L. Landers


/s/ Robert L. Belk                                      Vice President, Treasurer and Director
----------------------------------------------          (Principal Financial and Accounting Officer)
                  Robert L. Belk

/s/ Gary P. Graphia
----------------------------------------------          Director
                  Gary P. Graphia

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana on May 16, 2003.

                                    SHAW GLOBAL ENERGY SERVICES, INC.


                                    By: /s/ Robert L. Belk
                                       -----------------------------------
                                    Name:    Robert L. Belk
                                    Title:   Vice President and Treasurer

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert L. Belk and Gary P. Graphia, and each of them (with full power to each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign on his behalf individually and in each capacity stated below any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and either of the, or their substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on May 16, 2003.

                     SIGNATURE                                             CAPACITY
                     ---------                                             --------

/s/ Mitchell A. Rayner                                  President and Director
----------------------------------------------          (Principal Executive Officer)
                Mitchell A. Rayner


                                                        Vice President and Treasurer (Principal
/s/ Robert L. Belk                                      Financial and Accounting Officer)
----------------------------------------------
                  Robert L. Belk

/s/ Gary P. Graphia
----------------------------------------------          Director
                  Gary P. Graphia


                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana on May 16, 2003.

                                    SHAW HEAT, INC.
                                    SHAW NAPTECH, INC.
                                    SHAW SSS FABRICATORS, INC.
                                    SHAW SUNLAND FABRICATORS, INC.


                                    By: /s/ Robert L. Belk
                                        ---------------------------------------
                                    Name:    Robert L. Belk
                                    Title:   Vice President and Treasurer

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert L. Belk and Gary P. Graphia, and each of them (with full power to each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign on his behalf individually and in each capacity stated below any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and either of the, or their substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on May 16, 2003.

                    SIGNATURE                                              CAPACITY
                    ---------                                              --------

/s/ Mitchell A. Rayner                                  President (Principal Executive Officer)
----------------------------------------------
               Mitchell A. Rayner


/s/ Robert L. Belk                                      Vice President, Treasurer and Director
----------------------------------------------          (Principal Financial and Accounting Officer)
                 Robert L. Belk

/s/ Gary P. Graphia
----------------------------------------------          Director
                 Gary P. Graphia

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana on May 16, 2003.

                                    SHAW INDUSTRIAL SUPPLY CO., INC.


                                    By: /s/ Robert L. Belk
                                        ----------------------------------------
                                    Name:    Robert L. Belk
                                    Title:   Vice President and Treasurer

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert L. Belk and Gary P. Graphia, and each of them (with full power to each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign on his behalf individually and in each capacity stated below any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and either of the, or their substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on May 16, 2003.

                    SIGNATURE                                              CAPACITY
                    ---------                                              --------

/s/ Louis V. Stuart                                     President (Principal Executive Officer)
----------------------------------------------
                 Louis V. Stuart


/s/ Robert L. Belk                                      Vice President, Treasurer and Director
----------------------------------------------          (Principal Financial and Accounting Officer)
                 Robert L. Belk

/s/ Gary P. Graphia
-----------------------------------------------         Director
                 Gary P. Graphia


                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana on May 16, 2003.

                                     SHAW INTERNATIONAL, INC.


                                     By: /s/ Robert L. Belk
                                        ----------------------------------------
                                     Name:    Robert L. Belk
                                     Title:   Vice President and Treasurer

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert L. Belk and Gary P. Graphia, and each of them (with full power to each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign on his behalf individually and in each capacity stated below any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and either of the, or their substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on May 16, 2003.

                    SIGNATURE                                              CAPACITY
                    ---------                                              --------

/s/ Michael H. Wootton                                 President (Principal Executive Officer)
----------------------------------------------
               Michael H. Wootton


/s/ Robert L. Belk                                      Vice President, Treasurer and Director
----------------------------------------------          (Principal Financial and Accounting Officer)
                 Robert L. Belk

/s/ Richard F. Gill
----------------------------------------------          Director
                 Richard F. Gill

/s/ Gary P. Graphia
----------------------------------------------          Director
                 Gary P. Graphia

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana on May 16, 2003.

                                    SHAW MAINTENANCE, INC.


                                    By:  /s/ Robert L. Belk
                                       -----------------------------------------
                                    Name:    Robert L. Belk
                                    Title:   Vice President and Treasurer

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert L. Belk and Gary P. Graphia, and each of them (with full power to each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign on his behalf individually and in each capacity stated below any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and either of the, or their substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on May 16, 2003.


                     SIGNATURE                                            CAPACITY
                     ---------                                            --------

           /s/ N. Andrew Dupuy, Jr.                     President (Principal Executive Officer)
----------------------------------------------
               N. Andrew Dupuy, Jr.


              /s/ Robert L. Belk                        Vice President, Treasurer and Director
----------------------------------------------          (Principal Financial and Accounting Officer)
                  Robert L. Belk

              /s/ Gary P. Graphia
----------------------------------------------          Director
                  Gary P. Graphia


                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana on May 16, 2003.

                                    SHAW POWER SERVICES, INC.


                                    By:  /s/ Robert L. Belk
                                        ----------------------------------------
                                    Name:    Robert L. Belk
                                    Title:   Vice President and Treasurer

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert L. Belk and Gary P. Graphia, and each of them (with full power to each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign on his behalf individually and in each capacity stated below any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and either of the, or their substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on May 16, 2003.

                     SIGNATURE                                             CAPACITY

               /s/ Frank Fronek                         President (Principal Executive Officer)
----------------------------------------------
                   Frank Fronek


              /s/ Robert L. Belk                        Vice President, Treasurer and Director
----------------------------------------------          (Principal Financial and Accounting Officer)
                  Robert L. Belk

              /s/ Gary P. Graphia
----------------------------------------------          Director
                  Gary P. Graphia


                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana on May 16, 2003.

                                    STONE & WEBSTER CONSTRUCTION, INC.


                                    By:  /s/ Robert L. Belk
                                       -------------------------------------
                                    Name:    Robert L. Belk
                                    Title:   President

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert L. Belk and Gary P. Graphia, and each of them (with full power to each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign on his behalf individually and in each capacity stated below any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and either of the, or their substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on May 16, 2003.

                    SIGNATURE                                        CAPACITY
                    ---------                                        --------

             /s/ Robert L. Belk                         President and Director
----------------------------------------------          (Principal Executive Officer)
                 Robert L. Belk


             /s/ Gary P. Graphia                        Vice President, Secretary, Treasurer and
----------------------------------------------          Director (Principal Financial and Accounting
                 Gary P. Graphia                        Officer)


                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana on May 16, 2003.

                                    STONE & WEBSTER, INC.


                                    By: /s/ Robert L. Belk
                                      ------------------------------------------
                                    Name:    Robert L. Belk
                                    Title:   Vice President and Treasurer

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert L. Belk and Gary P. Graphia, and each of them (with full power to each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign on his behalf individually and in each capacity stated below any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and either of the, or their substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on May 16, 2003.


              SIGNATURE                                             CAPACITY
              ---------                                             --------

/s/ Richard F. Gill                                   President and Director
----------------------------------------------        (Principal Executive Officer)
                 Richard F. Gill


/s/ Robert L. Belk                                    Vice President, Treasurer and Director
----------------------------------------------        (Principal Financial and Accounting Officer)
                 Robert L. Belk


                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana on May 16, 2003.

                                    STONE & WEBSTER - JSC MANAGEMENT
                                       CONSULTANTS, INC.


                                    By: /s/ Robert L. Belk
                                       -----------------------------------------
                                    Name:    Robert L. Belk
                                    Title:   Senior Vice President and Treasurer

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert L. Belk and Gary P. Graphia, and each of them (with full power to each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign on his behalf individually and in each capacity stated below any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and either of the, or their substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on May 16, 2003.

                    SIGNATURE                                              CAPACITY

/s/ Reynolds M. Delgado                                 President and Director (Principal Executive
----------------------------------------------          Officer)
               Reynolds M. Delgado


/s/ Robert L. Belk                                      Senior Vice President and Treasurer (Principal
----------------------------------------------          Financial and Accounting Officer)
                 Robert L. Belk


/s/T. A. Barfield, Jr.                                   Director
----------------------------------------------
               T. A. Barfield, Jr.



                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana on May 16, 2003.

                                    STONE & WEBSTER MANAGEMENT
                                         CONSULTANTS, INC.


                                    By: /s/ Robert L. Belk
                                        ----------------------------------------
                                    Name:    Robert L. Belk
                                    Title:   Vice President and Treasurer

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert L. Belk and Gary P. Graphia, and each of them (with full power to each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign on his behalf individually and in each capacity stated below any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and either of the, or their substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on May 16, 2003.

                    SIGNATURE                                              CAPACITY
                    ---------                                              --------

/s/ Reynolds M. Delgado                                 President and Director (Principal Executive
----------------------------------------------          Officer)
               Reynolds M. Delgado


/s/ Robert L. Belk                                      Vice President and Treasurer (Principal
----------------------------------------------          Financial and Accounting Officer)
                 Robert L. Belk

/s/ Reynolds M. Delgado
----------------------------------------------          Director
                 Richard F. Gill



                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana on May 16, 2003.

                                           STONE & WEBSTER MASSACHUSETTS, INC.


                                           By: /s/ Robert L. Belk
                                              ----------------------------------
                                           Name:    Robert L. Belk
                                           Title:   Vice President and Treasurer

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert L. Belk and Gary P. Graphia, and each of them (with full power to each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign on his behalf individually and in each capacity stated below any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and either of the, or their substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on May 16, 2003.

                SIGNATURE                                        CAPACITY
                ---------                                        --------

/s/ Gerald R. Doton                                     President and Director
----------------------------------------------          (Principal Executive Officer)
                  Gerald R. Doton


/s/ Robert L. Belk                                      Vice President and Treasurer (Principal
----------------------------------------------          Financial and Accounting Officer)
                  Robert L. Belk

/s/ Richard F. Gill
----------------------------------------------          Director
                  Richard F. Gill

/s/ Joseph A. Green
----------------------------------------------          Director
                  Joseph A. Green

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana on May 16, 2003.

                                         STONE & WEBSTER MICHIGAN, INC.


                                         By: /s/ Richard M. Grieve
                                            ------------------------------------
                                         Name:    Richard M. Grieve
                                         Title:   President

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert L. Belk and Gary P. Graphia, and each of them (with full power to each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign on his behalf individually and in each capacity stated below any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and either of the, or their substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on May 16, 2003.

                     SIGNATURE                                          CAPACITY
                     ---------                                          --------

/s/ Richard M. Grieve                                   President and Director (Principal Executive
----------------------------------------------          Officer)
                 Richard M. Grieve


/s/ Robert L. Belk                                      Treasurer (Principal Financial and Accounting
----------------------------------------------          Officer)
                  Robert L. Belk

/s/ Richard F. Gill
----------------------------------------------          Director
                  Richard F. Gill

/s/ A. Stanley Lucks
----------------------------------------------          Director
                 A. Stanley Lucks

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana on May 16, 2003.

                   THE LANDBANK GROUP, INC.


                   By:  /s/ T. A. Barfield, Jr.
                        --------------------------------------------------------
                   Name:    T. A. Barfield, Jr.
                   Title:   Chief Executive Officer and Chairman of the Board

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert L. Belk and Gary P. Graphia, and each of them (with full power to each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign on his behalf individually and in each capacity stated below any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and either of the, or their substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on May 16, 2003.

                SIGNATURE                                             CAPACITY
                ---------                                             --------

/s/ T. A. Barfield, Jr.                               Chief Executive Officer and Chairman of the
----------------------------------------------        Board of Directors (Principal Executive Officer)
               T. A. Barfield, Jr.


/s/ Dirk J. Wild                                      Executive Vice President, Treasurer and Director
----------------------------------------------        (Principal Financial and Accounting Officer)
                  Dirk J. Wild

/s/ Daniel J. Shapiro
----------------------------------------------        Director
                Daniel J. Shapiro



                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana on May 16, 2003.

                          AMERICAN PLASTIC PIPE AND SUPPLY, L.L.C.
                          SO-GLEN GAS CO., LLC


                          By:      EMCON/OWT, INC.
                                   As Sole Member

                          By: /s/ Robert L. Belk
                             ---------------------------------------------------
                          Name:    Robert L. Belk
                          Title:   Executive Vice President, Assistant Treasurer
                                   and Assistant Chief Financial Officer

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert L. Belk and Gary P. Graphia, and each of them (with full power to each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign on his behalf individually and in each capacity stated below any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and either of the, or their substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on May 16, 2003.

                      SIGNATURE                                               CAPACITY
                      ---------                                               --------


/s/ Richard Peluso                                      President (Principal Executive Officer) of
----------------------------------------------          EMCON/OWT, Inc., the sole member of the above named
                    Richard Peluso                      entities

                                                        Executive Vice President, Treasurer and Chief
/s/ Mary Geiger                                         Financial Officer (Principal Financial and
----------------------------------------------          Accounting Officer) of EMCON/OWT, Inc., the sole
                     Mary Geiger                        member of the above named entities




/s/ T. A. Barfield, Jr.                                 Director of EMCON/OWT, Inc., the sole member of the
----------------------------------------------          above named entities
                 T. A. Barfield, Jr.



/s/ Gary P. Graphia                                     Director of EMCON/OWT, Inc., the sole member of the
----------------------------------------------          above named entities
                   Gary P. Graphia

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana on May 16, 2003.

                                  ARLINGTON AVENUE E VENTURE, LLC
                                  CAMDEN ROAD VENTURE, LLC
                                  GREAT SOUTHWEST PARKWAY VENTURE, LLC


                                  By:  LANDBANK PROPERTIES, L.L.C.
                                       As Sole Member

                                  By:  /s/ T. A. Barfield, Jr.
                                      -----------------------------------------
                                  Name:   T. A. Barfield, Jr.
                                  Title:  Chief Executive Officer and Chairman

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert L. Belk and Gary P. Graphia, and each of them (with full power to each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign on his behalf individually and in each capacity stated below any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and either of the, or their substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on May 16, 2003.

                      SIGNATURE                                                 CAPACITY
                      ---------                                                 --------

                                                        Chief Executive Officer and Chairman (Principal
                                                        Executive Officer) of LandBank Properties, L.L.C., the
                                                        sole member of the above named entities, and Director of
                                                        The LandBank Group, Inc., the sole member of LandBank
    /s/ T. A. Barfield, Jr.                             Properties, L.L.C., the sole member of the above named
   ----------------------------------                   entities
          T. A. Barfield, Jr.

                                                        Executive Vice President and Treasurer (Principal
                                                        Financial and Accounting Officer) of LandBank
                                                        Properties, L.L.C., the sole member of the above named
                                                        entities, and Director of The LandBank Group, Inc., the
                                                        sole member of LandBank Properties, L.L.C., the sole
    /s/ Dirk J. Wild                                    member of the above named entities
   ----------------------------------
            Dirk J. Wild

                                                        Director of The LandBank Group, Inc., the sole member of
                                                        LandBank Properties, L.L.C., the sole member of the
    /s/ Daniel J. Shapiro                               above named entities
   ----------------------------------
        Daniel J. Shapiro

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana on May 16, 2003.

                                  BENECIA NORTH GATEWAY II, L.L.C.
                                  CHIMENTO WETLANDS, L.L.C.
                                  HL NEWHALL II, L.L.C.
                                  JERNEE MILL ROAD, L.L.C.
                                  KATO ROAD II, L.L.C.
                                  KIP I, L.L.C.
                                  LANDBANK BAKER, L.L.C.
                                  MILLSTONE RIVER WETLAND SERVICES, L.L.C.
                                  OTAY MESA VENTURES II, L.L.C.
                                  PLATTSBURG VENTURE, L.L.C.
                                  RARITAN VENTURE I, L.L.C.


                                  By:  /s/ T. A. Barfield, Jr.
                                      -----------------------------------------
                                  Name:   T. A. Barfield, Jr.
                                  Title:  President

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert L. Belk and Gary P. Graphia, and each of them (with full power to each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign on his behalf individually and in each capacity stated below any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and either of the, or their substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on May 16, 2003.

            SIGNATURE                                                 CAPACITY
            ---------                                                 --------
                                                     President (Principal Executive Officer) of the above
                                                     named entities and Director of The LandBank Group, Inc.,
                                                     the sole member of LandBank Properties, L.L.C., the sole
    /s/ T. A. Barfield, Jr.                          member of the above named entities
   ----------------------------------
         T. A. Barfield, Jr.

                                                     Executive Vice President and Treasurer (Principal
                                                     Financial and Accounting Officer) of the above named
                                                     entities and Director of The LandBank Group, Inc., the
                                                     sole member of LandBank Properties, L.L.C., the sole
    /s/ Dirk J. Wild                                 member of the above named entities
   ----------------------------------
            Dirk J. Wild

                                                     Director of The LandBank Group, Inc., the sole member of
                                                     LandBank Properties, L.L.C., the sole member of the
     /s/ Daniel J. Shapiro                           above named entities
   ----------------------------------
         Daniel J. Shapiro

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana on May 16, 2003.

                                  LANDBANK PROPERTIES, L.L.C.


                                  By:  /s/ T. A. Barfield, Jr.
                                      -----------------------------------------
                                  Name:   T. A. Barfield, Jr.
                                  Title:  Chief Executive Officer and Chairman

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert L. Belk and Gary P. Graphia, and each of them (with full power to each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign on his behalf individually and in each capacity stated below any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and either of the, or their substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on May 16, 2003.

                     SIGNATURE                                             CAPACITY
                     ---------                                             --------

                                                        Chief Executive Officer and Chairman
                                                        (Principal Executive Officer) of the above
    /s/ T. A. Barfield, Jr.                             named entity and Director of The LandBank
    ----------------------------------                  Group, Inc., the sole member of the above
          T. A. Barfield, Jr.                           named entity

                                                        Executive Vice President and Treasurer
                                                        (Principal Financial and Accounting Officer)
                                                        of the above named entity and Director of The
    /s/ Dirk J. Wild                                    LandBank Group, Inc., the sole member of the
   ----------------------------------                   above named entity
            Dirk J. Wild


     /s/ Daniel J. Shapiro                              Director of The LandBank Group, Inc., the sole
    ----------------------------------                  member of the above named entity
            Daniel J. Shapiro

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana on May 16, 2003.

                                  LFG SPECIALITIES, L.L.C.

                                  By: /s/ Robert L. Belk
                                      -----------------------------------------
                                  Name:   Robert L. Belk
                                  Title:  Executive Vice President and Treasurer

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert L. Belk and Gary P. Graphia, and each of them (with full power to each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign on his behalf individually and in each capacity stated below any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and either of the, or their substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on May 16, 2003.

                     SIGNATURE                                             CAPACITY
                     ---------                                             --------

                                                        President (Principal Executive Officer) of the
                                                        above named entity and Director of EMCON/OWT,
    /s/ T. A. Barfield, Jr.                             Inc., the sole member of the above named entity
   ----------------------------------
           T. A. Barfield, Jr.

                                                        Executive Vice President and Treasurer
    /s/ Robert L. Belk                                  (Principal Financial and Accounting Officer)
   ----------------------------------                   of the above named entity
           Robert L. Belk

    /s/ Gary P. Graphia                                 Director of EMCON/OWT, Inc., the sole member
   ----------------------------------                   of the above named entity
          Gary P. Graphia

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana on May 16, 2003.

                                  NORWOOD VENTURE I, L.L.C.

                                  By:  /s/ T. A. Barfield, Jr.
                                      -----------------------------------------
                                  Name:   T. A. Barfield, Jr.
                                  Title:  President


         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert L. Belk and Gary P. Graphia, and each of them (with full power to each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign on his behalf individually and in each capacity stated below any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and either of the, or their substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on May 16, 2003.

                     SIGNATURE                                               CAPACITY
                     ---------                                               --------

                                                          President (Principal Executive Officer) of the
                                                          above named entity and Director of The
                                                          LandBank Group, Inc., the sole member of
     /s/ T. A. Barfield, Jr.                              LandBank Properties, L.L.C., the sole member
   ----------------------------------                     of the above named entity
          T. A. Barfield, Jr.

                                                          Executive Vice President of Special Projects
                                                          and Treasurer (Principal Financial and
                                                          Accounting Officer) of the above named entity
                                                          and Director of The LandBank Group, Inc., the
     /s/ Dirk J. Wild                                     sole member of LandBank Properties, L.L.C.,
   ----------------------------------                     the sole member of the above named entity
             Dirk J. Wild

                                                          Director of The LandBank Group, Inc., the sole
     /s/ Daniel J. Shapiro                                member of LandBank Properties, L.L.C., the
   ----------------------------------                     sole member of the above named entity
                 Daniel J. Shapiro

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana on May 16, 2003.

                                  S C WOODS, L.L.C.

                                  By:  STONE & WEBSTER, INC.
                                       As Sole Member

                                  LFG SPECIALITIES, L.L.C.

                                  By: /s/ Robert L. Belk
                                      -----------------------------------------
                                  Name:   Robert L. Belk
                                  Title:  Executive Vice President and Treasurer

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert L. Belk and Gary P. Graphia, and each of them (with full power to each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign on his behalf individually and in each capacity stated below any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and either of the, or their substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on May 16, 2003.

                    SIGNATURE                                             CAPACITY
                    ---------                                             --------

                                                      President (Principal Executive Officer) and
   /s/ Richard F. Gill                                Director of Stone & Webster, Inc., the sole
   ----------------------------------                 member of the above named entity
            Richard F. Gill

                                                      Vice President, Treasurer (Principal Financial
   /s/ Robert L. Belk                                 and Accounting Officer) and Director of Stone &
   ----------------------------------                 Webster, Inc., the sole member of the above
            Robert L. Belk                            named entity


                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana on May 16, 2003.

                                  SHAW CALIFORNIA, L.L.C.

                                  By:  /s/ T. A. Barfield, Jr.
                                      -----------------------------------------
                                  Name:   T. A. Barfield, Jr.
                                  Title:  President

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert L. Belk and Gary P. Graphia, and each of them (with full power to each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign on his behalf individually and in each capacity stated below any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and either of the, or their substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on May 16, 2003.

                    SIGNATURE                                              CAPACITY
                    ---------                                              --------

                                                        President (Principal Executive Officer) of the
                                                        above named entity and Director of Shaw
    /s/ T. A. Barfield, Jr.                             Environmental, Inc., the sole member of the
   ----------------------------------                   above named entity
          T. A. Barfield, Jr.

                                                        Executive Vice President and Treasurer
    /s/ Dirk J. Wild                                    (Principal Financial and Accounting Officer)
   ----------------------------------                   of the above named entity
            Dirk J. Wild

    /s/ Gary P. Graphia                                 Director of Shaw Environmental, Inc., the sole
   ----------------------------------                   member of the above named entity
             Gary P. Graphia

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana on May 16, 2003.

                                  SHAW ENVIRONMENTAL LIABILITY
                                   SOLUTIONS, L.L.C.


                                  By: /s/ T. A. Barfield, Jr.
                                      -----------------------------------------
                                  Name:   T. A. Barfield, Jr.
                                  Title:  Chief Executive Officer and Chairman

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert L. Belk and Gary P. Graphia, and each of them (with full power to each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign on his behalf individually and in each capacity stated below any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and either of the, or their substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on May 16, 2003.

                     SIGNATURE                                                 CAPACITY
                     ---------                                                 --------

                                                          Chief Executive Officer and Chairman (Principal
                                                          Executive Officer) of the above named entity and
   /s/ T. A. Barfield, Jr.                                Director of Shaw E&I Investment Holdings, Inc.,
   ----------------------------------                     the sole member of the above named entity
           T. A. Barfield, Jr.

                                                          Executive Vice President and Treasurer (Principal
    /s/ Scott LaGrange                                    Financial and Accounting Officer) of the above
   ----------------------------------                     named entity
             Scott LaGrange

    /s/ Gary P. Graphia                                   Director of Shaw E&I Investment Holdings, Inc.,
   ----------------------------------                     the sole member of the above named entity
            Gary P. Graphia

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana on May 16, 2003.

                                  SHAW JV HOLDINGS, L.L.C.

                                  By: /s/ Robert L. Belk
                                      -----------------------------------------
                                  Name:   Robert L. Belk
                                  Title:  Executive Vice President and Treasurer

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert L. Belk and Gary P. Graphia, and each of them (with full power to each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign on his behalf individually and in each capacity stated below any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and either of the, or their substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on May 16, 2003.

                    SIGNATURE                                              CAPACITY
                    ---------                                              --------
   /s/ James T. Early                                 President (Principal Executive Officer) of the
   ----------------------------------                 above named entity
                 James T. Early
                                                      Executive Vice President and Treasurer (Principal
    /s/ Robert L. Belk                                Financial and Principal Accounting Officer) of
   ----------------------------------                 the above named entity
                 Robert L. Belk

                                                      Chairman of the Board of Directors of The Shaw
    /s/ J.M. Bernhard, Jr.                            Group Inc., the sole member of the above named entity
   ----------------------------------
               J.M. Bernhard, Jr.


    /s/ William H. Grigg                              Director of The Shaw Group Inc., the sole member
   ----------------------------------                 of the above named entity
                William H. Grigg


    /s/ L. Lane Grigsby                               Director of The Shaw Group Inc., the sole member
   ----------------------------------                 of the above named entity
                 L. Lane Grigsby


    /s/ David W. Hoyle                                Director of The Shaw Group Inc., the sole member
   ----------------------------------                 of the above named entity
                 David W. Hoyle

   /s/ Albert McAlister                               Director of The Shaw Group Inc., the sole member
   ----------------------------------                 of the above named entity
                Albert McAlister


   /s/ Charles E. Roemer, III                         Director of The Shaw Group Inc., the sole member
   ----------------------------------                 of the above named entity
             Charles E. Roemer, III


   /s/ John W. Sinders, Jr.                           Director of The Shaw Group Inc., the sole member
   ----------------------------------                 of the above named entity
              John W. Sinders, Jr.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana on May 16, 2003.

                                  SHAW POWER SERVICES GROUP, L.L.C.
                                  SHAW SERVICES, L.L.C.

                                  By: /s/ Robert L. Belk
                                      -----------------------------------------
                                  Name:   Robert L. Belk
                                  Title:  Executive Vice President and Treasurer

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert L. Belk and Gary P. Graphia, and each of them (with full power to each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign on his behalf individually and in each capacity stated below any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and either of the, or their substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on May 16, 2003.

                    SIGNATURE                                               CAPACITY
                    ---------                                               --------

   /s/ Richard F. Gill                                  President (Principal Executive Officer) of the
   ----------------------------------                   above named entities
            Richard F. Gill

                                                        Executive Vice President and Treasurer
   /s/ Robert L. Belk                                   (Principal Financial and Principal Accounting
   ----------------------------------                   Officer) of the above named entities
           Robert L. Belk

                                                        Chairman of the Board of Directors of The Shaw
   /s/ J.M. Bernhard, Jr.                               Group Inc., the sole member of the above named
   ----------------------------------                   entities
         J.M. Bernhard, Jr.

   /s/ William H. Grigg                                 Director of The Shaw Group Inc., the sole
   ----------------------------------                   member of the above named entities
         William H. Grigg


   /s/ L. Lane Grigsby                                  Director of The Shaw Group Inc., the sole
   ----------------------------------                   member of the above named entities
         L. Lane Grigsby


   /s/ David W. Hoyle                                   Director of The Shaw Group Inc., the sole
   ----------------------------------                   member of the above named entities
         David W. Hoyle

   /s/ Albert McAlister                                 Director of The Shaw Group Inc., the sole
   ----------------------------------                   member of the above named entities
             Albert McAlister

   /s/ Charles E. Roemer, III                           Director of The Shaw Group Inc., the sole
   ----------------------------------                   member of the above named entities
          Charles E. Roemer, III

   /s/ John W. Sinders, Jr.                             Director of The Shaw Group Inc., the sole
   ----------------------------------                   member of the above named entities
          John W. Sinders, Jr.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana on May 16, 2003.

                                  SHAW REMEDIATION SERVICES, L.L.C.

                                  By: /s/ T. A. Barfield, Jr.
                                      -----------------------------------------
                                  Name:   T. A. Barfield, Jr.
                                  Title:  President

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert L. Belk and Gary P. Graphia, and each of them (with full power to each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign on his behalf individually and in each capacity stated below any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and either of the, or their substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on May 16, 2003.

                    SIGNATURE                                               CAPACITY
                    ---------                                               --------

   /s/ T. A. Barfield, Jr.                              President (Principal Executive Officer) of the
   ----------------------------------                   above named entity
               T. A. Barfield, Jr.
                                                        Executive Vice President and Treasurer
   /s/ Dirk J. Wild                                     (Principal Financial and Principal Accounting
   ----------------------------------                   Officer) of the above named entity
                  Dirk J. Wild

                                                        Chairman of the Board of Directors of The Shaw
   /s/ J.M. Bernhard, Jr.                               Group Inc., the sole member of the above named
   ----------------------------------                   entity
               J.M. Bernhard, Jr.


   /s/ William H. Grigg                                 Director of The Shaw Group Inc., the sole
   ----------------------------------                   member of the above named entity
              William H. Grigg


   /s/ L. Lane Grigsby                                  Director of The Shaw Group Inc., the sole
   ----------------------------------                   member of the above named entity
              L. Lane Grigsby


   David W. Hoyle                                       Director of The Shaw Group Inc., the sole
   ----------------------------------                   member of the above named entity
              David W. Hoyle


   /s/ Albert McAlister                                 Director of The Shaw Group Inc., the sole
   ----------------------------------                   member of the above named entity
            Albert McAlister

   /s/ Charles E. Roemer, III                           Director of The Shaw Group Inc., the sole
   ----------------------------------                   member of the above named entity
         Charles E. Roemer, III

   /s/ John W. Sinders, Jr.                             Director of The Shaw Group Inc., the sole
   ----------------------------------                   member of the above named entity
          John W. Sinders, Jr.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana on May 16, 2003.

                                  STONE & WEBSTER CONSTRUCTION
                                    SERVICES, L.L.C.

                                  By: /s/ Robert L. Belk
                                      -----------------------------------------
                                  Name:   Robert L. Belk
                                  Title:  President

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert L. Belk and Gary P. Graphia, and each of them (with full power to each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign on his behalf individually and in each capacity stated below any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and either of the, or their substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on May 16, 2003.

                     SIGNATURE                                                CAPACITY
                     ---------                                                --------

                                                           President (Principal Executive Officer) of
                                                           the above named entity and Director of Stone
   /s/ Robert L. Belk                                      & Webster Construction, Inc., the sole member
   ----------------------------------                      of the above named entity
            Robert L. Belk

                                                           Vice President, Secretary, Treasurer
                                                           (Principal Financial and Accounting Officer)
                                                           of the above named entity and Director of
   /s/ Gary P. Graphia                                     Stone & Webster Construction, Inc., the sole
   ----------------------------------                      member of the above named entity
           Gary P. Graphia

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana on May 16, 2003.

                                  STONE & WEBSTER SERVICES, L.L.C.

                                  By: /s/ Robert L. Belk
                                      -----------------------------------------
                                  Name:   Robert L. Belk
                                  Title:  Executive Vice President and Treasurer

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert L. Belk and Gary P. Graphia, and each of them (with full power to each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign on his behalf individually and in each capacity stated below any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and either of the, or their substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on May 16, 2003.

                    SIGNATURE                                              CAPACITY
                    ---------                                              --------

                                                        President (Principal Executive Officer) of the
                                                        above named entity and Director of Stone &
   /s/ Richard F. Gill                                  Webster, Inc., the sole member of the above
   ----------------------------------                   named entity
             Richard F. Gill

                                                        Executive Vice President
                                                        and Treasurer (Principal
                                                        Financial and Accounting
                                                        Officer) of the above
                                                        named entity and
                                                        Director of
   /s/ Robert L. Belk                                   Stone & Webster, Inc., the sole member of the
   ----------------------------------                   above named entity
             Robert L. Belk

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana on May 16, 2003.

                                  SWINC ACQUISITION FIVE, L.L.C.

                                  By: /s/ Robert L. Belk
                                      -----------------------------------------
                                  Name:   Robert L. Belk
                                  Title:  Executive Vice President and Treasurer

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert L. Belk and Gary P. Graphia, and each of them (with full power to each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign on his behalf individually and in each capacity stated below any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and either of the, or their substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on May 16, 2003.

                    SIGNATURE                                              CAPACITY
                    ---------                                              --------
                                                        Chairman and President (Principal Executive
                                                        Officer) of the above named entity and
   /s/ Richard F. Gill                                  Director of Stone & Webster, Inc., the sole
   ----------------------------------                   member of the above named entity
            Richard F. Gill

                                                        Executive Vice President
                                                        and Treasurer (Principal
                                                        Financial and Accounting
                                                        Officer) of the above
                                                        named entity and
                                                        Director ofStone & Webster, Inc.,
    /s/ Robert L. Belk                                  the sole member of the
   ----------------------------------                   above named entity
            Robert L. Belk

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana on May 16, 2003.

                                  WHIPPANY VENTURE I, L.L.C.


                                  By:  /s/ William P. Lynott
                                      -----------------------------------------
                                  Name:   William P. Lynott
                                  Title:  President

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert L. Belk and Gary P. Graphia, and each of them (with full power to each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign on his behalf individually and in each capacity stated below any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and either of the, or their substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on May 16, 2003.

                    SIGNATURE                                               CAPACITY
                    ---------                                               --------

   /s/ William P. Lynott                                President (Principal Executive Officer) of the
   ----------------------------------                   above named entity
          William P. Lynott

   /s/ Steve Betts                                      Treasurer (Principal Financial and Accounting
   ----------------------------------                   Officer) of the above named entity
            Steve Betts

   /s/ T. A. Barfield, Jr.                              Director of The LandBank Group, Inc., the sole
   ----------------------------------                   member of LandBank Properties, L.L.C., the sole
        T. A. Barfield, Jr.                             member of the above named entity

                                                        Director of The LandBank Group, Inc., the sole
   /s/ Daniel J. Shapiro                                member of LandBank Properties, L.L.C., the sole
   ----------------------------------                   member of the above named entity
           Daniel J. Shapiro

                                                        Director of The LandBank Group, Inc., the sole
   /s/ Dirk J. Wild                                     member of LandBank Properties, L.L.C., the sole
   ----------------------------------                   member of the above named entity
            Dirk J. Wild

                               INDEX TO EXHIBITS


3.1      Composite of the Restatement of the Articles of Incorporation of The
         Shaw Group Inc., as amended by (i) Articles of Amendment dated January
         22, 2001 and (ii) Articles of Amendment dated July 31, 2001
         (incorporated by reference to the designated Exhibit to the Company's
         Annual Report on Form 10-K for the fiscal year ended August 31, 2001).

3.2 Articles of Amendment of the Restatement of the Articles of Incorporation of The Shaw Group Inc. dated January 22, 2001
         (incorporated by reference to the designated Exhibit to the Company's
         Quarterly Report on Form 10-Q for the quarter ended February 28, 2001).

3.3 Articles of Amendment to Restatement of the Articles of Incorporation of The Shaw Group Inc. dated July 31, 2001 (incorporated by reference to the designated Exhibit to The Shaw Group Inc.'s Registration
         Statement on Form 8-A filed on July 30, 2001).

3.4      Amended and Restated By-Laws of The Shaw Group Inc. dated December 8,
         1993 (incorporated by reference to the designated Exhibit to The Shaw
         Group Inc.'s Annual Report on Form 10-K for the fiscal year ended
         August 31, 1994, as amended).

4.1 Specimen Common Stock Certificate (incorporated by reference to the designated Exhibit to the Company's Registration Statement on Form S-1 filed on October 22, 1993, as amended (No. 33-70722)).

4.2      Indenture dated as of May 1, 2001, between The Shaw Group Inc. and
         United States Trust Company of New York including Form of Liquid Yield
         Option(TM) Note Due 2021 (Zero Coupon-Senior) (Exhibits A-1 and A-2)
         (incorporated herein by reference to the designated Exhibit to the Company's Current Report on Form 8-K filed on May 11, 2001).

4.3      Rights Agreement, dated as of July 9, 2001, between The Shaw Group Inc.
         and First Union National Bank, as Rights Agent, including the Form of
         Articles of Amendment to the Restatement of the Articles of Incorporation of the Company as Exhibit A, the form of Rights
         Certificate as Exhibit B and the form of the Summary of Rights to Purchase Preferred Shares as Exhibit C (incorporated by reference to the designated Exhibit to the Company's Registration Statement on Form
         8-A filed on July 30, 2001).

4.4 Indenture dated as of March 17, 2003, by and among The Shaw Group Inc., the Subsidiary Guarantors party thereto, and The Bank of New York, as trustee (incorporated by reference to the designated Exhibit to the Company's Quarterly Report on Form 10-Q for the quarter ended February
         28, 2003).

4.5      Registration Rights Agreement dated as of March 17, 2003, by and among
         The Shaw Group Inc. and Credit Suisse First Boston LLC, UBS Warburg
         LLC, BMO Nesbit Burns Corp., Credit Lyonnais Securities (USA) Inc., BNP
         Paribas Securities Corp. and U.S. Bancorp Piper Jaffray Inc.
         (incorporated by reference to the designated Exhibit to the Company's
         Quarterly Report on Form 10-Q for the quarter ended February 28, 2003).

4.6      Form of 10-3/4% Senior Note Due 2010 (Included as Exhibit I to the
         Indenture incorporated by reference as Exhibit 4.4 hereto).

5.1 Opinion of Vinson & Elkins L.L.P. regarding the validity of the securities being registered (filed herewith).

5.2      Opinion of Kantrow, Spaht, Weaver & Blitzer (A Professional Law
         Corporation) regarding the validity of the securities being registered
         (filed herewith).


10.1 The Shaw Group Inc. 1993 Employee Stock Option Plan, amended and restated through October 8, 2001 (incorporated by reference to the designated Exhibit to the Company's Annual Report on Form 10-K for the fiscal year ended August 31, 2001).

10.2 The Shaw Group Inc. 1996 Non-Employee Director Stock Option Plan, amended and restated through October 8, 2001 (incorporated by reference to the designated Exhibit to the Company's Annual Report on Form 10-K for the fiscal year ended August 31, 2001).

10.3 The Shaw Group Inc. 2001 Employee Incentive Compensation Plan, amended and restated through October 8, 2001 (incorporated by reference to the designated Exhibit to the Company's Annual Report on Form 10-K for the fiscal year ended August 31, 2001).

10.4     The Shaw Group Inc. Stone & Webster Acquisition Stock Option Plan
         (incorporated by reference to the to the Company's Registration
         Statement on Form S-8 filed on June 12, 2001 (No 333-62856)).

10.5     Second Amended and Restated Credit Agreement dated as of February 28,
         2002, among The Shaw Group Inc. Bank One, NA, Firstar Bank, N.A.,
         Credit Lyonnais New York Branch and Union Planters Bank, N.A.
         (incorporated by reference to the designated Exhibit of the Company's
         Quarterly Report on Form 10-Q for the quarter ended February 28, 2002).

10.6     Employment Agreement dated as of April 10, 2001, by and between The
         Shaw Group Inc. and J.M. Bernhard, Jr. (incorporated by reference to the designated Exhibit to the Company's Annual Report on From 10-K for the fiscal year ended August 31, 2001).

10.7     Employment Agreement dated as of May 5, 2000, by and between The Shaw
         Group Inc. and Richard F. Gill and amended January 10,
         2001(incorporated by reference to the designated Exhibit to the Company's Annual Report on Form 10-K for the fiscal year ended August
         31, 2001).

10.8     Employment Agreement dated as of May 1, 2000, by and between The Shaw
         Group Inc. and Robert L. Belk (incorporated by reference to the designated Exhibit to the Company's Annual Report on Form 10-K for the fiscal year ended August 31, 2000).

10.9     Employment Agreement dated as of July 10, 2002, by and between The Shaw
         Group Inc. and T. A. Barfield, Jr. (incorporated by reference to the designated Exhibit to the Company's Annual Report on Form 10-K for the fiscal year ended August 31, 2002).

10.10    Asset Purchase Agreement, dated as of July 14, 2000, among Stone &
         Webster, Incorporated, certain subsidiaries of Stone & Webster,
         Incorporated and The Shaw Group Inc. (incorporated by reference to the designated Exhibit to the Company's Current Report on Form 8-K filed on July 28, 2000).

10.11 Composite Asset Purchase Agreement, dated as of January 23, 2002, by and among The Shaw Group Inc., The IT Group, Inc. and certain subsidiaries of The IT Group, Inc., including the following amendments:
         (i) Amendment No. 1, dated January 24, 2002, to Asset Purchase
         Agreement, (ii) Amendment No. 2, dated January 29, 2002, to Asset
         Purchase Agreement, and (iii) a letter agreement amending Section
         8.04(a)(ii) of the Asset Purchase Agreement, dated as of April 30,
         2002, between The IT Group, Inc. and The Shaw Group Inc. (incorporated herein by reference to designated Exhibit to the Company's Current
         Report on Form 8-K filed with the Securities and Exchange Commission on May 16, 2002). Pursuant to Item 601(b)(2) of Regulation S-K, the exhibits and schedules referred to in the Asset Purchase Agreement are omitted. The Registrant hereby undertakes to furnish supplementally a copy of any omitted schedule or exhibit to the Commission upon request.

10.12 Amendment No. 3, dated May 2, 2002, to Asset Purchase Agreement by and among The Shaw Group Inc., The IT Group, Inc. and certain subsidiaries of The IT Group, Inc. (incorporated herein by reference to the designated Exhibit to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on May 16, 2002). Pursuant to Item 601(b)(2) of Regulation S-K, the exhibits and schedules referred to in Amendment No. 3 are omitted. The Registrant hereby undertakes to furnish supplementally a copy of any omitted schedule or exhibit to the Commission upon request.


10.13 Amendment No. 4, dated May 3, 2002, to Asset Purchase Agreement by and among The Shaw Group Inc., The IT Group, Inc. and certain subsidiaries of The IT Group, Inc. (incorporated herein by reference to the designated Exhibit to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on May 16, 2002.)

10.14    Third Amended and Restated Credit Agreement, dated as of March 17,
         2003, by and among The Shaw Group Inc., as borrower, Credit Lyonnais
         New York Branch, as a joint arranger and sole book runner, Credit
         Suisse First Boston, as joint arranger, Harris Trust and Savings Bank and BNP Paribas co-syndication agents, U.S. Bank National Association, as documentation agent, and the other lenders signatory thereto.
         (incorporated herein by reference to Exhibit 99.1 to the Company's
         Current Report on Form 8-K filed with the Securities and Exchange
         Commission on March 19, 2003).

12.1 Computation of Ratios of Earnings and Fixed Charges (incorporated herein by reference to the designated Exhibit to the Company's Annual
         Report on Form 10-K for the fiscal year ended August 31, 2002.)

21.1 Subsidiaries of Shaw (incorporated herein by reference to the designated Exhibit to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002).

23.1     Consent of Ernst & Young LLP (filed herewith).

23.6     Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1).

23.7     Consent of Kantrow, Spaht, Weaver & Blitzer (A Professional Law
         Corporation) (included in Exhibit 5.2).

24.1     Power of Attorney (included in the signature pages of this Registration
         Statement).

25.1*    Statement of Eligibility on Form T-1 of The Bank of New York.

----------

* To be filed by amendment.